Exhibit 10.1

Execution Version

SECOND INCREMENTAL COMMITMENT AMENDMENT AND
THIRD AMENDMENT TO CREDIT AGREEMENT

THIS SECOND INCREMENTAL COMMITMENT AMENDMENT AND THIRD AMENDMENT TO CREDIT AGREEMENT, dated as of February 21, 2025 (this “Amendment”), is entered into by and among ABE INVESTMENT HOLDINGS, INC., a Delaware corporation (the “Parent Borrower”), GETTY IMAGES, INC., a Delaware corporation (the “Getty Borrower”; and the Getty Borrower together with the Parent Borrower, the “Borrowers”), JPMORGAN CHASE BANK, N.A. (“JPMorgan”), as Administrative Agent (as defined in the Existing Credit Agreement referred to below), as L/C Issuer (as defined in the Existing Credit Agreement referred to below) and as Swing Line Lender (as defined in the Existing Credit Agreement referred to below), each of the Lenders (as defined in the Existing Credit Agreement referred to below) party hereto (including the Exchanging Euro Term B-1 Lenders) and the other Loan Parties party hereto.

RECITALS:

WHEREAS, reference is hereby made to the Credit Agreement, dated as of February 19, 2019 (as amended by the First Amendment to Credit Agreement, dated as of February 3, 2023, the Incremental Commitment Amendment and Second Amendment to Credit Agreement, dated as of May 4, 2023, and as further amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among the Borrowers, GRIFFEY MIDCO (DE), LLC, a Delaware limited liability company (“Holdings”), the Lenders party thereto from time to time, and JPMorgan, as Administrative Agent, as Collateral Agent, as Swing Line Lender and as L/C Issuer. The Existing Credit Agreement as amended by this Amendment is referred to herein as the “Amended Credit Agreement”;

WHEREAS, pursuant to Section 2.14 of the Existing Credit Agreement and clause (c) of the definition “Incremental Amount” of the Existing Credit Agreement, the Borrowers have requested, and (i) each Dollar Fixed Rate Term B-1 Lender (as defined below) has agreed to provide fixed rate Incremental Term Loan Commitments denominated in Dollars in an aggregate principal amount equal to $580,000,000 (the “Dollar Fixed Rate Term B-1 Commitments”; and the Loans in respect thereof, the “Dollar Fixed Rate Term B-1 Loans”) and (ii) each (x) Additional Euro Term B-1 Lender (as defined below) and (y) Exchanging Euro Term B-1 Lender (as defined below) has agreed to provide, in cash or by way of cashless exchange, in each case as further described herein, Incremental Term Loan Commitments denominated in Euros in an aggregate principal amount equal to €440,000,000 (the “Euro Term B-1 Commitments”; the Euro Term B-1 Commitments together with the Dollar Fixed Rate Term B-1 Commitments, collectively, the “Term B-1 Commitments”; the Loans in respect of the Euro Term B-1 Commitments (including, for the avoidance of doubt, the Exchanged Euro Term B-1 Loans (as defined below) and the Additional Euro Term B-1 Loans (as defined below)), the “Euro Term B-1 Loans”; and the Euro Term B-1 Loans together with the Dollar Fixed Rate Term B-1 Loans, collectively, the “Term B-1 Loans”));

WHEREAS, the proceeds of the Term B-1 Loans will be used to (i) refinance in full all Initial Term Loans outstanding on the Third Amendment Effective Date (as defined below) immediately prior to giving effect to this Amendment (the “Initial Term Loan Refinancing”) and (ii) pay fees and expenses incurred in connection with this Amendment, the arrangement and funding of the Term B-1 Loans and the Initial Term Loan Refinancing, all as more fully set forth in the Amended Credit Agreement;

WHEREAS, pursuant to Section 2.14(d) of the Existing Credit Agreement, an Incremental Commitment Amendment may, with the consent of the Borrowers, each Lender providing Incremental Commitments, each Additional Lender providing Incremental Commitments and the Administrative Agent, but without the consent of any other Lenders, effect such amendments to any Loan Documents as may be necessary or appropriate, in the opinion of the Borrower Representative and the Administrative Agent, to effect the provisions of Section 2.14 of the Existing Credit Agreement;

WHEREAS, on the date hereof, immediately after giving effect to the Term B-1 Loans effected pursuant to Section 2.14(d) of the Existing Credit Agreement and the consummation of the Initial Term Loan Refinancing, each Lender holding Term B-1 Loans and the Revolving Credit Lenders party hereto, which Lenders constitute all Revolving Credit Lenders under the Existing Credit Agreement, and the Borrowers desire, pursuant to Section 10.01 of the Existing Credit Agreement, to further amend the Existing Credit Agreement as set forth in the pages of the Amended Credit Agreement attached hereto as Exhibit A; and

WHEREAS, JPMorgan, BofA Securities, Inc., Citigroup Global Markets Inc., U.S. Bank National Association and UBS Securities LLC are acting as joint lead arrangers and joint bookrunners (in such capacities, the “Third Amendment Lead Arrangers”), in each case, in connection with the Term B-1 Loans.

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

Section I. Amendments. On the Third Amendment Effective Date, immediately following the incurrence of the Term B-1 Loans and the consummation of the Initial Term Loan Refinancing:

(a) the Existing Credit Agreement shall be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Amended Credit Agreement attached hereto as Exhibit A;

(b) Schedules 1, 5.12, 7.01, 7.02, 7.03, 7.06(n), 7.08 and 7.09 to the Existing Credit Agreement shall be amended and restated in their entirety as set forth in Exhibit B attached hereto (such amended and restated schedules, the “Amended and Restated Schedules”); and

(c) Exhibit D to the Existing Credit Agreement shall be amended and restated in its entirety as set forth in Exhibit C attached hereto.

Section II. Term B-1 Commitments.

(a) Dollar Fixed Rate Term B-1 Commitments. On the Third Amendment Effective Date, each Person listed on Schedule I attached hereto as a “Dollar Fixed Rate Term B-1 Lender” (each a “Dollar Fixed Rate Term B-1 Lender”) hereby commits to provide Incremental Term Loans in the form of Dollar Fixed Rate Term B-1 Loans in the principal amount set forth opposite such Dollar Fixed Rate Term B-1 Lender’s name on Schedule I attached hereto. The Dollar Fixed Rate Term B-1 Loans shall constitute a new Tranche of Term Loans and a new Facility for all purposes under the Amended Credit Agreement.

(b) Euro Term B-1 Commitments.

(i) On the Third Amendment Effective Date, each existing Term Lender holding Initial Euro Term Loans that executes a consent (a “Cashless Exchange Consent”) in the form of Annex A to this Amendment (each such Lender, an “Exchanging Euro Term B-1 Lender”) hereby commits to provide Incremental Term Loans in the form of Euro Term B-1 Loans in a principal amount equal to 100% of the principal amount of Initial Euro Term Loans held by such Exchanging Euro Term B-1 Lender immediately prior to the Third Amendment Effective Date (or such lesser amount as may be allocated to such Exchanging Euro Term B-1 Lender by the Administrative Agent and the Borrowers in their sole discretion) by exchanging on a cashless settlement basis its existing Initial Euro Term Loans for new Euro Term B-1 Loans (the Euro Term B-1 Loans resulting from such exchange, the “Exchanged Euro Term B-1 Loans”). Each Exchanging Euro Term B-1 Lender hereby consents to the Amendment and agrees to accept, as satisfaction in full of its right to receive payment on its existing Initial Euro Term Loans in a principal amount equal to its allocated amount of Exchanged Euro Term B-1 Loans, the right to receive Exchanged Euro Term B-1 Loans for no additional consideration in accordance herewith. To the extent any Exchanging Euro Term B-1 Lender is allocated less in aggregate principal amount of Exchanged Euro Term B-1 Loans than the outstanding principal amount of its existing Initial Euro Term Loans immediately prior to the Third Amendment Effective Date, the excess of such Exchanging Euro Term B-1 Lender’s outstanding Initial Euro Term Loans immediately prior to the Third Amendment Effective Date over such Exchanging Euro Term B-1 Lender’s allocated amount of Exchanged Euro Term B-1 Loans will be repaid in full together with accrued interest thereon on the Third Amendment Effective Date.

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(ii) On the Third Amendment Effective Date, each existing Term Lender holding Initial Euro Term Loans that executes a consent (a “Reallocation Consent”; and the Cashless Exchange Consents and the Reallocation Consents, collectively, the “Consents”) in the form of Annex B to this Amendment (each such Lender, an “Cash Settlement Euro Lender”) hereby consents to the Amendment and agrees to have its existing Initial Euro Term Loans repaid in full together with accrued interest thereon on the Third Amendment Effective Date and to purchase by assignment (or cause one or more Affiliates to purchase by assignment) from the Additional Euro Term B-1 Lender, a principal amount of Euro Term B-1 Loans equal to 100% of the outstanding principal amount of the Initial Euro Term Loans held by such Cash Settlement Euro Lender immediately prior to the Third Amendment Effective Date (or such lesser amount as may be allocated to such Cash Settlement Euro Lender by the Administrative Agent and the Borrowers in their sole discretion).

(iii) On the Third Amendment Effective Date, JPMorgan Chase Bank, N.A. (in such capacity, the “Additional Euro Term B-1 Lender”) hereby commits to provide Incremental Term Loans in the form of Euro Term B-1 Loans (the “Additional Euro Term B-1 Loans”) in the principal amount set forth opposite the Additional Euro Term B-1 Lender’s name on Schedule I attached hereto.

(iv) Upon the cashless exchange of the Exchanged Euro Term B-1 Loans and the funding in cash of the Additional Euro Term B-1 Loans, in each case, on the Third Amendment Effective Date, the Euro Term B-1 Loans shall constitute a single new Tranche of Term Loans and a new Facility for all purposes under the Amended Credit Agreement. For U.S. federal income tax purposes, the Borrowers, each Euro Term B-1 Lender and the Administrative Agent shall treat all of the Euro Term B-1 Loans (whether issued for cash or in exchange for Initial Euro Term Loans) as one fungible tranche.

(c) Effective as of the Third Amendment Effective Date, (i) the Term B-1 Loans shall constitute “Term Loans” and “Loans” for all purposes of the Loan Documents and (ii) each Term B-1 Lender shall become a “Term Lender” and a “Lender” and shall have all the rights and obligations of a Term Lender holding Term Loans, in each case, for all purposes of the Loan Documents.

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(d) The execution and delivery of this Amendment shall constitute a deemed delivery of a prepayment notice pursuant to Section 2.05(a) of the Existing Credit Agreement and shall be deemed to satisfy any requirement under the Existing Credit Agreement to provide a notice of prepayment.

Section III. Amendment Effectiveness. This Amendment shall become effective and the Term B-1 Loans shall be funded and/or cashlessly exchanged on the date (the “Third Amendment Effective Date”) that each of the conditions below are satisfied, at which time the Existing Credit Agreement as in effect prior to the date hereof shall be replaced in its entirety by the Amended Credit Agreement:

(a) Counterparts. The Administrative Agent (or its counsel) shall have received copies of executed counterparts of (i) this Amendment from each Loan Party party hereto, the Swing Line Lender, the L/C Issuer, the Dollar Fixed Rate Term B-1 Lender, the Additional Euro Term B-1 Lender and each Revolving Credit Lender, (ii) the Cashless Exchange Consent from each Exchanging Euro Term B-1 Lender and (iii) the Reallocation Consent from each Cash Settlement Euro Lender.

(b) Fees. The Administrative Agent shall have received all fees required to be paid on the Third Amendment Effective Date pursuant to that certain Amended and Restated Engagement Letter, dated as of February 18, 2025 (as amended, amended and restated, supplemented or otherwise modified prior to the Third Amendment Effective Date, the “Third Amendment Engagement Letter”), by and among the Borrowers and the Third Amendment Lead Arrangers. All reasonable and documented out-of-pocket expenses required to be paid on the Third Amendment Effective Date pursuant to the Third Amendment Engagement Letter, to the extent invoiced at least three Business Days prior to the Third Amendment Effective Date, shall have been paid.

(c) Legal Opinions. The Administrative Agent shall have received copies of (i) a customary legal opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Loan Parties, and (ii) a customary legal opinion of Perkins Coie LLP, Washington counsel to Getty Images (Seattle), Inc., in each case, in form and substance reasonably satisfactory to the Administrative Agent.

(d) “Know Your Customer” Information. Holdings, the Parent Borrower, the Getty Borrower and each Subsidiary Guarantor shall have provided the documentation and other information reasonably requested in writing at least 10 days prior to the Third Amendment Effective Date by the Term B-1 Lenders that they reasonably determine is required by regulatory authorities under applicable “know your customer” and anti-money-laundering rules and regulations, including the PATRIOT Act and 31 C.F.R. § 1010.230, in each case at least three days prior to the Third Amendment Effective Date (or such shorter period as the Administrative Agent shall otherwise agree); provided that, upon the execution and delivery by such Term B-1 Lender of its signature page to this Amendment, the condition set forth in this clause (d) shall be deemed to be satisfied or waived with respect to any such requests by such Term B-1 Lender).

(e) Beneficial Ownership Regulation. To the extent that any Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least three days prior to the Third Amendment Effective Date (or such shorter period as the Administrative Agent shall otherwise agree), any Term B-1 Lender that has requested, in a written notice to the Borrower Representative at least 10 days prior to the Third Amendment Effective Date, Beneficial Ownership Certifications with respect to the Borrowers pursuant to the requirements of 31 C.F.R. § 1010.230 (provided that, upon the execution and delivery by such Term B-1 Lender of its signature page to this Amendment, the condition set forth in this clause (e) shall be deemed to be satisfied or waived with respect to any such requests by such Term B-1 Lender).

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(f) Officer’s Certificate. The Administrative Agent shall have received a copy of a certificate signed by a Responsible Officer of the Parent Borrower certifying as to the representations and warranties of each Loan Party contained in Section IV below being true and correct in all material respects on and as of the Third Amendment Effective Date after giving effect to this Amendment.

(g) Closing Certificates. The Administrative Agent shall have received copies of:

(i) such customary certifications of authorizing resolutions or similar authorizing action, incumbency certificates or other certificates of Responsible Officers of each of Holdings, the Parent Borrower, the Getty Borrower and each Subsidiary Guarantor as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment; and

(ii) such customary documents and certifications (including Organization Documents and, if applicable, good standing certificates (to the extent such concept is applicable in the relevant jurisdiction) from each Loan Party’s jurisdiction of incorporation, formation or organization, as applicable) as the Administrative Agent may reasonably require to evidence that each of Holdings, the Parent Borrower, the Getty Borrower and each Subsidiary Guarantor is duly organized or formed, and that each of them is validly existing and, to the extent such concept is applicable in the relevant jurisdiction, in good standing, except to the extent that failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

(h) Solvency Certificate. The Administrative Agent shall have received a copy of a solvency certificate from a Responsible Officer of the Parent Borrower (after giving effect to this Amendment) substantially in the form attached as Exhibit I to the Existing Credit Agreement.

(i) Refinancing of Initial Term Loans. On the Third Amendment Effective Date, substantially concurrently with the funding of the Term B-1 Loans, the Administrative Agent shall have received payment of all outstanding principal (other than principal in respect of any Initial Euro Term Loans cashlessly converted into Exchanged Euro Term B-1 Loans in accordance with Section II(b)(i) of this Amendment, which principal amount shall be deemed satisfied upon consummation of such exchange in accordance herewith), interest and fees in connection with the Initial Term Loans outstanding under the Existing Credit Agreement immediately prior to the Third Amendment Effective Date.

(j) Committed Loan Notice. The Administrative Agent shall have received a Committed Loan Notice in respect of the Term B-1 Loans to be made (including by way of cashless exchange) on the Third Amendment Effective Date.

Section IV. Representations and Warranties, No Default. Each Loan Party represents and warrants to the Administrative Agent that, as of the date hereof:

(a) the representations and warranties contained in Article V of the Amended Credit Agreement and the other Loan Documents are true and correct in all material respects (provided that any representation and warranty that is qualified by “materiality,” “material adverse effect” or similar language is true and correct in all respects (after giving effect to any such qualification therein)) on and as of the Third Amendment Effective Date after giving effect to this Amendment, except to the extent that any representation and warranty specifically refers to an earlier date or period, in which case it is true and correct in all material respects (provided that any representation and warranty that is qualified by “materiality,” “material adverse effect” or similar language is true and correct in all respects (after giving effect to any such qualification therein)) as of such earlier date or for such earlier period; provided that all references in the representations set forth in Sections 5.02, 5.03 and 5.04 of the Amended Credit Agreement to “Loan Documents” shall be deemed to be references to this Amendment and the other Loan Documents (including the Existing Credit Agreement) as amended by this Amendment; and

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(b) at the time of and immediately after the effectiveness of this Amendment, no Default shall have occurred and be continuing.

Section V. Effect of Amendment; Confirmation of Guaranties and Security Interests.

(a) This Amendment shall constitute an “Incremental Commitment Amendment” for all purposes of the Amended Credit Agreement and the other Loan Documents, and the Term B-1 Commitments shall constitute “Incremental Term Loan Commitments” for all purposes of the Amended Credit Agreement and the other Loan Documents.

(b) From and after the Third Amendment Effective Date, each reference in the Existing Credit Agreement to “hereunder,” “hereof,” “this Agreement” or words of like import and each reference in the other Loan Documents to “Credit Agreement,” “thereunder,” “thereof” or words of like import shall, unless the context otherwise requires, mean and be a reference to the Amended Credit Agreement. This Amendment is a Loan Document.

(c) The Loan Documents, and the obligations of the Borrowers and the Guarantors under the Loan Documents, are hereby ratified and confirmed and shall remain in full force and effect according to their terms.

(d) Each of the Borrowers and each Guarantor (i) acknowledges and consents to all of the terms and conditions of this Amendment, (ii) affirms all of its obligations under the Loan Documents, (iii) agrees that, except to the extent of the express terms of the Amended Credit Agreement, this Amendment and all documents executed in connection herewith do not operate to reduce or discharge its obligations under the Loan Documents, (iv) agrees that the Collateral Documents continue to be in full force and effect and are not impaired or adversely affected in any manner whatsoever, (v) confirms its grant of security interests pursuant to the Collateral Documents to which it is a party as Collateral for the Obligations, and (vi) acknowledges that all Liens granted (or purported to be granted) pursuant to the Collateral Documents remain and continue in full force and effect in respect of, and to secure, the Obligations. Each Guarantor hereby reaffirms its obligations under the Guaranty and agrees that its obligation to guarantee the Obligations is in full force and effect as of the date hereof.

(e) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

(f) In the event of any conflict between the terms of this Amendment and the terms of the Existing Credit Agreement or the other Loan Documents, the terms hereof shall control.

Section VI. No Novation. This Amendment shall not constitute a novation of the Existing Credit Agreement or any other Loan Document.

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Section VII. Miscellaneous.

(a) Amendment, Modification and Waiver. This Amendment may not be amended, modified or waived except in accordance with Section 10.01 of the Amended Credit Agreement.

(b) Entire Agreement. This Amendment, the Amended Credit Agreement and the other Loan Documents, and those provisions of the Third Amendment Engagement Letter that, by its terms, survive the termination or expiration of the Third Amendment Engagement Letter and/or the execution and delivery of the definitive documentation for the New Term Facility (as defined in the Third Amendment Engagement Letter), constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

(c) GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(d) WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AMENDMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AMENDMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AMENDMENT OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AMENDMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS CLAUSE (D) WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

(e) Severability. If any provision of this Amendment is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Amendment and the other Loan Documents shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this clause (e), if and to the extent that the enforceability of any provisions in this Amendment relating to Defaulting Lenders shall be limited by Debtor Relief Laws, then such provisions shall be deemed to be in effect only to the extent not so limited.

(f) Execution in Counterparts. This Amendment may be executed in one or more counterparts (and by different parties hereto in different counterparts), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier or other electronic transmission of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment. The Administrative Agent may also require that any such documents and signatures delivered by telecopier or other electronic transmission be confirmed by a manually-signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier or other electronic transmission. The words “execution,” “signed,” “signature,” and words of like import in or relating to any document to be signed in connection with this Amendment shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(g) Incorporation by Reference. The terms and provisions of Sections 10.02 (“Notices; Electronic Communications”) and 10.16(b) – (d) (“Submission to Jurisdiction”; “Waiver of Venue”; “Service of Process”) of the Amended Credit Agreement are hereby incorporated herein by reference, mutatis mutandis, with the same force and effect as if fully set forth herein and shall apply to the activities of JPMorgan as the Administrative Agent in connection with this Amendment, and the parties hereto agree to such terms.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

ABE INVESTMENT HOLDINGS, INC., as Parent Borrower

By:	/s/ Christopher N. Hoel
	Name:	Christopher N. Hoel
	Title:	Vice President and Treasurer

GETTY IMAGES, INC., as Getty Borrower

By:	/s/ Christopher N. Hoel
	Name:	Christopher N. Hoel
	Title:	Vice President and Treasurer

[Signature Page to Second Incremental Commitment Amendment and Third Amendment to Credit Agreement]

GRIFFEY MIDCO (DE), LLC
GETTY IMAGES (SEATTLE), INC.
GETTY IMAGES (US), INC.
GETTY IMAGES NEWS SERVICES (PRC), INC.,
each as a Guarantor

By:	/s/ Christopher N. Hoel
	Name:	Christopher N. Hoel
	Title:	Vice President and Treasurer

[Signature Page to Second Incremental Commitment Amendment and Third Amendment to Credit Agreement]

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent, as Swing Line Lender, as L/C Issuer, as Dollar Fixed Rate Term B-1 Lender, as Additional Euro Term B-1 Lender and as a Revolving Credit Lender

By:	/s/ Inderjeet Aneja
	Name:	Inderjeet Aneja
	Title:	Executive Director

[Signature Page to Second Incremental Commitment Amendment and Third Amendment to Credit Agreement]

GOLDMAN SACHS BANK USA,
as a Revolving Credit Lender

By:	/s/ Priyankush Goswami
	Name:	Priyankush Goswami
	Title:	Authorized Signatory

[Signature Page to Second Incremental Commitment Amendment and Third Amendment to Credit Agreement]

BANK OF AMERICA, N.A.,
as a Revolving Credit Lender

By:	/s/ Kurt Fuess
	Name:	Kurt Fuess
	Title:	Vice President

[Signature Page to Second Incremental Commitment Amendment and Third Amendment to Credit Agreement]

Citibank N.A.,
as a Revolving Credit Lender

By:	/s/ Brian Hoatson
	Name:	Brian Hoatson
	Title:	Authorized Signatory

[Signature Page to Second Incremental Commitment Amendment and Third Amendment to Credit Agreement]

U.S. Bank, National Association, as a Revolving Credit Lender

By:	/s/ James R. Rice
	Name:	James R. Rice
	Title:	Senior Vice President

[Signature Page to Second Incremental Commitment Amendment and Third Amendment to Credit Agreement]

UBS AG STAMFORD BRANCH, as a Revolving Credit Lender

By:	/s/ Muhammad Afzal
	Name:	Muhammad Afzal
	Title:	Director

By:	/s/ Larcy Naval
	Name:	Larcy Naval
	Title:	Director

[Signature Page to Second Incremental Commitment Amendment and Third Amendment to Credit Agreement]

THE NORTHERN TRUST COMPANY, as a Revolving Credit Lender

By:	/s/ Sam Lincoln
	Name:	Sam Lincoln
	Title:	Vice President

[Signature Page to Second Incremental Commitment Amendment and Third Amendment to Credit Agreement]

Annex A

CASHLESS CONSENT (this “Consent”) to that certain Second Incremental Commitment Amendment and Third Amendment to Credit Agreement (the “Amendment”), to be dated as of the Third Amendment Effective Date (as defined in the Amendment) among ABE INVESTMENT HOLDINGS, INC., a Delaware corporation (the “Parent Borrower”), GETTY IMAGES, INC., a Delaware corporation (the “Getty Borrower”; and the Getty Borrower together with the Parent Borrower, the “Borrowers”), JPMORGAN CHASE BANK, N.A. (“JPMorgan”), as Administrative Agent, as L/C Issuer and as Swing Line Lender, each of the Lenders party thereto and the other Loan Parties party thereto, which amends that certain Credit Agreement, dated as of February 19, 2019 (as amended by the First Amendment to Credit Agreement, dated as of February 3, 2023, the Incremental Commitment Amendment and Second Amendment to Credit Agreement, dated as of May 4, 2023, and as further amended, restated, amended and restated, supplemented or otherwise modified prior to the Third Amendment Effective Date, the “Credit Agreement”), by and among the Borrowers, GRIFFEY MIDCO (DE), LLC, a Delaware limited liability company (“Holdings”), the Lenders party thereto from time to time, and JPMorgan, as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer. Capitalized terms used in this Consent but not defined in this Consent have the meanings assigned to such terms in the Amendment or the Credit Agreement, as applicable.

Delivery and execution of this Consent prior to 12:00 p.m. UKT on February 12, 2025 shall be deemed to constitute agreement by the undersigned Lender, effective upon the Third Amendment Effective Date, to (i) approve the Amendment and (ii) exchange, on a cashless settlement basis, a principal amount of Initial Euro Term Loans equal to the lesser of (x) the undersigned Lender’s principal amount of Initial Euro Term Loans outstanding immediately prior to the Third Amendment Effective Date and (y) such principal amount of Euro Term B-1 Loans allocated to the undersigned Lender by the Administrative Agent and the Borrowers in their sole discretion (this clause (ii), the “Exchange”).

The undersigned Lender irrevocably and unconditionally approves the Amendment and consents to the Exchange.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has caused this Consent to be executed and delivered by a duly authorized officer as of the date first written above.

as a Lender (type name of the legal entity)

By:
Name:
Title:

If a second signature is necessary:

By:
Name:
Title:

[Signature Page to Second Incremental Commitment Amendment and Third Amendment to Credit Agreement]

Annex B

REALLOCATION CONSENT (this “Consent”) to that certain Second Incremental Commitment Amendment and Third Amendment to Credit Agreement (the “Amendment”), to be dated as of the Third Amendment Effective Date (as defined in the Amendment) among ABE INVESTMENT HOLDINGS, INC., a Delaware corporation (the “Parent Borrower”), GETTY IMAGES, INC., a Delaware corporation (the “Getty Borrower”; and the Getty Borrower together with the Parent Borrower, the “Borrowers”), JPMORGAN CHASE BANK, N.A. (“JPMorgan”), as Administrative Agent, as L/C Issuer and as Swing Line Lender, each of the Lenders party thereto and the other Loan Parties party thereto, which amends that certain Credit Agreement, dated as of February 19, 2019 (as amended by the First Amendment to Credit Agreement, dated as of February 3, 2023, the Incremental Commitment Amendment and Second Amendment to Credit Agreement, dated as of May 4, 2023, and as further amended, restated, amended and restated, supplemented or otherwise modified prior to the Third Amendment Effective Date, the “Credit Agreement”), by and among the Borrowers, GRIFFEY MIDCO (DE), LLC, a Delaware limited liability company (“Holdings”), the Lenders party thereto from time to time, and JPMorgan, as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer. Capitalized terms used in this Consent but not defined in this Consent have the meanings assigned to such terms in the Amendment or the Credit Agreement, as applicable.

Delivery and execution of this Consent prior to 12:00 p.m. UKT on February 12, 2025 shall be deemed to constitute agreement by the undersigned Lender, effective upon the Third Amendment Effective Date, to (i) approve the Amendment and (ii) purchase by assignment (or cause one or more Affiliates to purchase by assignment) from the Additional Euro Term B-1 Lender, a principal amount of Euro Term B-1 Loans equal to 100% of the outstanding principal amount of the Initial Euro Term Loans held by the undersigned Lender immediately prior to the Third Amendment Effective Date (or such lesser amount as may be allocated to the undersigned Lender by the Administrative Agent and the Borrowers in their sole discretion) (this clause (ii), the “Reallocation”).

The undersigned Lender irrevocably and unconditionally approves the Amendment and consents to the Reallocation.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has caused this Consent to be executed and delivered by a duly authorized officer as of the date first written above.

as a Lender (type name of the legal entity)

By:
Name:
Title:

If a second signature is necessary:

By:
Name:
Title:

[Signature Page to Second Incremental Commitment Amendment and Third Amendment to Credit Agreement]

SCHEDULE I
TO SECOND INCREMENTAL COMMITMENT AMENDMENT AND
THIRD AMENDMENT TO CREDIT AGREEMENT

Term B-1 Commitments

Dollar Fixed Rate Term B-1 Lender	Dollar Fixed Rate Term B-1 Commitment
JPMorgan Chase Bank, N.A.	$580,000,000
Total:	$580,000,000

Euro Term B-1 Lender	Euro Term B-1 Commitment
JPMorgan Chase Bank, N.A.	€319,740,900.88
Exchanging Euro Term B-1 Lenders (names on file with the Administrative Agent)	€120,259,099.12
Total:	€440,000,000

EXHIBIT A
TO SECOND INCREMENTAL COMMITMENT AMENDMENT AND
THIRD AMENDMENT TO CREDIT AGREEMENT

Amended Credit Agreement

[Attached]

Exhibit A to Second Incremental Commitment Amendment and
~~Second~~Third Amendment to Credit Agreement

CREDIT AGREEMENT

dated as of February 19, 2019,

as amended by the First Amendment to Credit Agreement, dated as of February 3, 2023,
~~and~~  as further amended by the Incremental Commitment Amendment and Second Amendment to Credit Agreement, dated as of May 4, 2023, and as further amended by the Second Incremental Commitment Amendment and Third Amendment to Credit Agreement, dated as of February 21, 2025 among

ABE INVESTMENT HOLDINGS, INC.
and
GETTY IMAGES, INC.,
as the Borrowers,

GRIFFEY MIDCO (DE), LLC,
as Holdings,

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent, as Collateral Agent, as Swing Line Lender and as an L/C Issuer,

The Other Lenders Party Hereto,

JPMORGAN CHASE BANK, N.A. ~~and CREDIT SUISSE LOAN FUNDING LLC~~, GOLDMAN SACHS BANK USA, BOFA SECURITIES, INC., CITIGROUP GLOBAL MARKETS INC. and U.S. BANK NATIONAL ASSOCIATION,
as Joint Lead Arrangers ~~for the Initial Dollar Term Loans, the Initial Euro Term Loans and the Term Commitments,~~and Joint Bookrunners for the 2023 Revolving Facility

~~JPMORGAN CHASE BANK, N.A.,~~
~~as Syndication Agent and Documentation Agent for the Initial Dollar Term Loans, the Initial Euro Term Loans and the Term Commitments,~~

and

JPMORGAN CHASE BANK, N.A., ~~GOLDMAN SACHS BANK USA,~~ BOFA SECURITIES, INC., CITIGROUP GLOBAL MARKETS INC. ~~and~~, U.S. BANK NATIONAL ASSOCIATION AND UBS SECURITIES LLC,
as Joint Lead Arrangers and Joint Bookrunners for the ~~2023 Revolving Facility~~Term B-1 Loans

A-1

Page
ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS
Section 1.01	Defined Terms	2
Section 1.02	Other Interpretive Provisions	~~78~~86
Section 1.03	Accounting Terms	~~78~~86
Section 1.04	Rounding	~~79~~87
Section 1.05	References to Agreements and Laws	~~79~~87
Section 1.06	Times of Day	~~79~~87
Section 1.07	Timing of Payment or Performance	~~79~~87
Section 1.08	Currency Equivalents Generally	~~79~~88
Section 1.09	Letter of Credit Amounts	~~80~~88
Section 1.10	Pro Forma Calculations	~~80~~88
Section 1.11	Calculation of Baskets	~~81~~89
Section 1.12	Borrower Representative	~~81~~90
Section 1.13	Limited Condition Transactions	90
Section 1.14	Interest Rates; Benchmark Notification	91
Section 1.15	Funding Through Applicable Lending Offices	91
Section 1.16	Divisions	92
Section 1.17	Consummation of the Merger and Contribution	92

ARTICLE II

THE COMMITMENTS AND CREDIT EXTENSIONS

Section 2.01	The Loans	~~83~~92
Section 2.02	Borrowings, Conversions and Continuations of Loans	~~84~~93
Section 2.03	Letters of Credit	~~87~~94
Section 2.04	Swing Line Loans	~~95~~103
Section 2.05	Prepayments	~~98~~106

i

(continued)

Page
Section 2.06	Termination or Reduction of Commitments	~~104~~111
Section 2.07	Repayment of Loans	~~105~~113
Section 2.08	Interest	~~106~~114
Section 2.09	Fees	~~107~~115
Section 2.10	Computation of Interest and Fees	~~107~~115
Section 2.11	Evidence of Indebtedness	~~108~~116
Section 2.12	Payments Generally; Administrative Agent’s Clawback	~~109~~116
Section 2.13	Sharing of Payments	~~111~~119
Section 2.14	Incremental Facilities	~~112~~119
Section 2.15	Extension of Term Loans and Revolving Credit Commitments	~~114~~122
Section 2.16	Permitted Debt Exchanges	~~118~~125
Section 2.17	New Incremental Notes	~~119~~127
Section 2.18	Cash Collateral	~~120~~128
Section 2.19	Defaulting Lenders	~~121~~129
Section 2.20	Specified Refinancing Debt	~~123~~130

ARTICLE III

TAXES, INCREASED COSTS PROTECTION AND ILLEGALITY

Section 3.01	Taxes	~~125~~132
Section 3.02	Illegality	~~128~~134
Section 3.03	Inability to Determine Rates.	~~128~~135
Section 3.04	Increased Cost and Reduced Return; Capital Adequacy.	~~128~~136
Section 3.05	Funding Losses	~~131~~137
Section 3.06	Matters Applicable to All Requests for Compensation.	~~132~~138
Section 3.07	Replacement of Lenders under Certain Circumstances.	~~133~~139
Section 3.08	Survival	~~134~~140

(continued)

Page
ARTICLE IV

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

Section 4.01	Conditions to Closing Date	~~134~~140
Section 4.02	Conditions to All Credit Extensions	~~137~~143

ARTICLE V

REPRESENTATIONS AND WARRANTIES

Section 5.01	Existence, Qualification and Power; Compliance with Laws	~~138~~144
Section 5.02	Authorization; No Contravention	~~138~~144
Section 5.03	Governmental Authorization; Other Consents	~~139~~144
Section 5.04	Binding Effect	~~139~~144
Section 5.05	Financial Statements; No Material Adverse Effect	~~139~~145
Section 5.06	Litigation	~~140~~145
Section 5.07	Use of Proceeds	~~140~~145
Section 5.08	[Reserved.]	~~140~~146
Section 5.09	Environmental Compliance	~~140~~146
Section 5.10	Taxes	~~141~~147
Section 5.11	ERISA Compliance.	~~142~~147
Section 5.12	Subsidiaries; Equity Interests	~~143~~148
Section 5.13	Margin Regulations; Investment Company Act.	~~143~~148
Section 5.14	Disclosure.	~~143~~148
Section 5.15	Compliance with Laws	~~144~~149
Section 5.16	Intellectual Property; Licenses, Etc.	~~144~~149
Section 5.17	Solvency	~~144~~149
Section 5.18	[Reserved.]	~~144~~149
Section 5.19	Perfection, Etc.	~~144~~149
Section 5.20	Anti-Terrorism Law	~~145~~150
Section 5.21	OFAC	150
Section 5.22	FCPA	150
Section 5.23	Outbound Investment Rules	150

(continued)

Page
ARTICLE VI

AFFIRMATIVE COVENANTS

Section 6.01	Financial Statements	~~145~~151
Section 6.02	Certificates; Other Information	~~147~~152
Section 6.03	Notices	~~149~~154
Section 6.04	Payment of Taxes	~~149~~154
Section 6.05	Preservation of Existence, Etc.	~~149~~154
Section 6.06	Maintenance of Properties	~~149~~154
Section 6.07	Maintenance of Insurance.	~~149~~154
Section 6.08	Compliance with Laws	~~150~~155
Section 6.09	Books and Records	~~150~~155
Section 6.10	Inspection Rights; Quarterly Lender Calls	~~151~~155
Section 6.11	Use of Proceeds	~~151~~156
Section 6.12	Covenant to Guarantee Obligations and Give Security.	~~151~~156
Section 6.13	Compliance with Environmental Laws	~~154~~158
Section 6.14	Further Assurances	~~154~~159
Section 6.15	Maintenance of Ratings	~~154~~159
Section 6.16	Post-Closing Undertakings	~~154~~159

ARTICLE VII

NEGATIVE COVENANTS

Section 7.01	Liens	~~155~~159
Section 7.02	Investments	~~160~~164
Section 7.03	Indebtedness	~~165~~169
Section 7.04	Fundamental Changes	~~169~~173
Section 7.05	Dispositions	~~170~~175
Section 7.06	Restricted Payments	~~173~~178
Section 7.07	Change in Nature of Business	~~177~~182

(continued)

Page
Section 7.08	Transactions with Affiliates	~~178~~183
Section 7.09	Burdensome Agreements	~~179~~184
Section 7.10	Use of Proceeds	~~180~~185
Section 7.11	Financial Covenant	~~180~~185
Section 7.12	Accounting Changes	~~181~~186
Section 7.13	Prepayments, Etc. of Indebtedness; Amendments	~~181~~186
Section 7.14	Holding Company	~~182~~187
Section 7.15	Parent Borrower	~~183~~187
Section 7.16	Outbound Investment Rules	188

ARTICLE VIII

EVENTS OF DEFAULT AND REMEDIES

Section 8.01	Events of Default	~~184~~188
Section 8.02	Remedies Upon Event of Default	~~186~~190
Section 8.03	Right to Cure	~~187~~192
Section 8.04	Application of Funds	~~188~~193

ARTICLE IX

ADMINISTRATIVE AGENT AND OTHER AGENTS

Section 9.01	Appointment and Authorization of Agents.	~~190~~195
Section 9.02	Delegation of Duties	~~191~~196
Section 9.03	Liability of Agents.	~~191~~196
Section 9.04	Reliance by Agents.	~~191~~196
Section 9.05	Notice of Default	~~192~~197
Section 9.06	Credit Decision; Disclosure of Information by Agents	~~192~~197
Section 9.07	Indemnification of Agents	~~192~~198
Section 9.08	Agents in their Individual Capacities	~~193~~198
Section 9.09	Successor Agents.	~~193~~198
Section 9.10	Administrative Agent May File Proofs of Claim	~~194~~199

v

(continued)

Page
Section 9.11	Acknowledgements of Lenders and L/C Issuers	200
Section ~~9.11~~9.12	Collateral and Guaranty Matters	~~195~~202
Section ~~9.12~~9.13	Secured Cash Management Agreements and Secured Hedge Agreements	~~196~~203
Section ~~9.13~~9.14	Other Agents; Lead ~~Arranger~~Arrangers and Managers	~~197~~203
Section ~~9.14~~9.15	Additional Indebtedness	~~197~~204
Section ~~9.15~~9.16	Withholding Taxes	~~197~~204
Section 9.17	Certain ERISA Matters.	205

ARTICLE X

MISCELLANEOUS

Section 10.01	Amendments, Etc.	~~199~~206
Section 10.02	Notices; Electronic Communications.	~~203~~210
Section 10.03	No Waiver; Cumulative Remedies; Enforcement	~~205~~212
Section 10.04	Expenses and Taxes	~~205~~213
Section 10.05	Indemnification by the Borrowers	~~206~~214
Section 10.06	Payments Set Aside	~~208~~215
Section 10.07	Successors and Assigns.	~~208~~215
Section 10.08	Confidentiality	~~216~~223
Section 10.09	Setoff	~~217~~224
Section 10.10	Interest Rate Limitation	~~218~~224
Section 10.11	Counterparts	~~218~~225
Section 10.12	Integration; Effectiveness	~~218~~225
Section 10.13	Survival of Representations and Warranties	~~219~~225
Section 10.14	Severability	~~219~~225
Section 10.15	Tax Forms.	~~219~~226
Section 10.16	Governing Law; Jurisdiction; Etc.	~~221~~227
Section 10.17	WAIVER OF RIGHT TO TRIAL BY JURY	~~223~~229
Section 10.18	Binding Effect	~~223~~229
Section 10.19	No Advisory or Fiduciary Responsibility	~~223~~229
Section 10.20	Affiliate Activities	~~224~~230
Section 10.21	Electronic Execution of Assignments and Certain Other Documents	~~224~~230
Section 10.22	USA PATRIOT ACT	~~224~~230
Section 10.23	Joint and Several Liability of the Borrowers	~~225~~231
Section 10.24	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	231
Section 10.25	Acknowledgement Regarding Any Supported QFCs	231

SCHEDULES

1	Subsidiary Guarantors
1.01(a)	~~Pro Forma Consolidated Financial Statements~~[reserved]
2.01	Commitments and Pro Rata Shares
2.03	Existing Letters of Credit
4.01(a)	Jurisdictions of Local Counsel Opinions
5.09	Environmental Matters
5.12	Subsidiaries and Other Equity Investments
6.16	Post-Closing Undertakings
7.01	Existing Liens
7.02	Existing Investments
7.03	Existing Indebtedness
7.06	Restricted Payments
7.06(n)	Specified Litigation
7.08	Transactions with Affiliates
7.09	Burdensome Agreements
10.02	Administrative Agent’s Office, Certain Addresses for Notices
10.07(b)(v)	Disqualified Lenders
10.07(d)	Ineligible Participants

EXHIBITS

Form of

A-1	Committed Loan Notice
A-2	Request for L/C Credit Extension
B	Swing Line Loan Notice
C-1	Term Note
C-2	Revolving Credit Note
D	Compliance Certificate
E-1	Assignment and Assumption
E-2	Affiliate Lender Assignment and Assumption
E-3	Administrative Questionnaire
F	Guaranty
G-1	Security Agreement
G-2	Pledge Agreement
H	Form of Mortgage
I	Solvency Certificate
J	[Reserved.]
K	[Reserved.]
L	Intercreditor Agreement
M-1	Increase Supplement
M-2	Lender Joinder Agreement
N	Intercompany Note
O	U.S. Tax Compliance Certificate

This CREDIT AGREEMENT (this “Agreement”) is entered into as of February 19, 2019, by and among ABE INVESTMENT HOLDINGS, INC., a Delaware corporation (the “Parent Borrower”), GETTY IMAGES, INC., a Delaware corporation (“Getty Images” or the “Getty Borrower”, and together with the Parent Borrower, the “Borrowers”), GRIFFEY MIDCO (DE), LLC, a Delaware limited liability company (“Holdings”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and JPMORGAN CHASE BANK, N.A. (“JPM”), as Administrative Agent, as Collateral Agent, as Swing Line Lender and as L/C Issuer.

PRELIMINARY STATEMENTS

WHEREAS, on the Closing Date the Borrowers entered into this Agreement to (A) (x) borrow ~~Initial~~Original Dollar Term Loans in an aggregate principal amount of $1,040,000,000 and ~~Initial~~Original Euro Term Loans in an aggregate principal amount of €450,000,000, and (y) obtain the Original Revolving Credit Facility in an aggregate principal amount of $80,000,000 pursuant to which Revolving Credit Loans could be borrowed and Letters of Credit could be issued from time to time, and (B) issue senior unsecured notes (the “Senior Notes Offering”), under the Senior Notes Indenture, generating aggregate gross proceeds of up to $300,000,000;

WHEREAS, (i) Griffey Global Holdings, Inc., a Delaware corporation ~~(“Intermediate Holdco 1”)~~, issued preferred stock and ~~Super Holdco~~Griffey Investors, L.P., a Delaware limited partnership, issued partnership units (collectively, the “Preferred Equity Offering”), under that certain Securities Purchase Agreement, dated as of the Closing Date, generating aggregate gross proceeds of up to $500,000,000 and (ii) ~~Super Holdco~~Griffey Investors, L.P., a Delaware limited partnership, issued partnership units (the “Common Equity Offering”), generating aggregate gross proceeds of up to $100,000,000;

WHEREAS, on the Closing Date, (i) the Borrowers effected the refinancing of (x) the Existing Credit Agreement (y) that certain Indenture, dated as of October 18, 2012 (as supplemented by that certain First Supplemental Indenture, dated as of October 18, 2012, that certain Second Supplemental Indenture, dated as of October 18, 2012, and as further amended, restated, amended and restated, supplemented or otherwise modified on or prior to the Closing Date), by and among Griffey Intermediate, Inc. and Griffey Finance Sub, LLC as issuers and Wilmington Trust, National Association, as trustee and (z) that certain Indenture, dated as of December 10, 2015 (as supplemented by that certain First Supplemental Indenture, dated as of December 10, 2015, and as further amended, restated, amended and restated, supplemented or otherwise modified on or prior to the Closing Date), by and among the Borrowers as issuers, and Wilmington Trust, National Association, as trustee (the refinancing of the indebtedness under the documents referred to in subclauses (x) through (z) collectively, the “Existing Indebtedness Refinancing”) and (ii) each of the other Loan Parties entered into the various Loan Documents to which it was to be a party as of the Closing Date; ~~and~~

WHEREAS, on the Second Amendment Effective Date, the Borrowers effected the refinancing of the Original Revolving Credit Facility with the 2023 Revolving Facility~~.~~; and

WHEREAS, on the Third Amendment Effective Date, the Borrowers borrowed Dollar Fixed Rate Term B-1 Loans in an aggregate principal amount of $580,000,000 and Euro Term B-1 Loans in an aggregate principal amount of €440,000,000, the proceeds of which were used to, among other things, effect the refinancing of the Original Dollar Term Loans and the Original Euro Term Loans.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

Section 1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“2023 Revolving Commitment” means, as to each 2023 Revolving Lender, its obligation to (a) make 2023 Revolving Loans to the Borrowers pursuant to Section 2.01(b), (b) purchase participations in L/C Obligations and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 of the Second Amendment under the caption “2023 Revolving Commitment” or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The aggregate 2023 Revolving Commitment of all Revolving Credit Lenders is $150,000,000 on the Second Amendment Effective Date, as such amount may be adjusted from time to time in accordance with the terms of this Agreement.

“2023 Revolving Facility” means the 2023 Revolving Commitment and the extensions of credit made thereunder.

“2023 Revolving Lender” means, at any time, any Lender that has a 2023 Revolving Commitment at such time.

“2023 Revolving Loan” has the meaning specified in Section 2.01(b).

“Acquired EBITDA” means, with respect to any Acquired Entity or Business or any Converted Restricted Subsidiary (any of the foregoing, a “Pro Forma Entity”) for any period, the amount for such period of Consolidated EBITDA of such Pro Forma Entity (determined as if references to the Getty Borrower and its Restricted Subsidiaries in the definition of the term “Consolidated EBITDA” were references to such Pro Forma Entity and its Subsidiaries which will become Restricted Subsidiaries), all as determined on a consolidated basis for such Pro Forma Entity.

“Acquired Entity or Business” has meaning provided in the definition of the term “Consolidated EBITDA.”

“Additional Lender” has the meaning specified in Section 2.14(b).

“Adjusted Eurodollar Rate” means, with respect to any Eurodollar Rate Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the Eurodollar Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided that if the Adjusted Eurodollar Rate as so determined would be less than zero for any Interest Period, such rate shall be deemed to be zero for such Interest Period for the purposes of this Agreement.

“Adjusted Term SOFR Rate” means, for any Interest Period, an interest rate per annum equal to (a) the Term SOFR Rate for such Interest Period, plus (b) ~~0.10~~(i) with respect to any Revolving Credit Loan, 0.10%, and (ii) with respect to any Term Loan, 0.00%; provided that if the Adjusted Term SOFR Rate as so determined would be less than zero for any Interest Period, such rate shall be deemed to be equal to zero for such Interest Period for the purposes of this Agreement.

“Administrative Agent” means JPM (including its branches and affiliates), in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent permitted by the terms hereof.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify the Borrower Representative and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit E-3 or any other form approved by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Affiliate Borrower Lender” means Holdings, the Parent Borrower or any Subsidiary of the Parent Borrower that becomes an assignee pursuant to Section 10.07(j).

“Affiliate Lender Assignment and Assumption” has the meaning specified in Section 10.07(i)(i).

“Affiliate Lenders” means, collectively, the Getty Investors and their respective Affiliates.

“Agent-Related Persons” means each Agent, together with its Related Parties.

“Agents” means, collectively, the Administrative Agent, the Collateral Agent, the Lead Arranger, the Syndication Agent, and the Documentation Agent.

“Aggregate Commitments” means the Commitments of all the Lenders under this Agreement.

“Agreement” has the meaning specified in the introductory paragraph to this Agreement.

“Agreement Currency” has the meaning specified in Section 10.16(e).

“All-in Yield” means, as to any Indebtedness on any date of determination, the effective yield paid by the Borrowers on such Indebtedness as determined by the Borrower Representative and the Administrative Agent in a manner consistent with generally accepted financial practices, taking into account (a) the applicable interest rate margins, (b) any interest rate “floors” (the effect of which floors shall be determined in a manner set forth in the proviso below and assuming that, if interest on such Indebtedness is calculated on the basis of a floating rate, that the “EURIBOR” or similar component (including, any credit spread adjustment or similar adjustment applicable thereto) of such formula is included in the calculation of All-in Yield) or similar devices, (c) any amendment to the relevant interest rate margins and interest rate floors prior to the applicable date of determination and (d) all fees, including upfront or similar fees or OID (amortized over the shorter of (x) the remaining Weighted Average Life to Maturity of such Indebtedness and (y) the four years following the date of incurrence thereof) payable generally by or on behalf of the Borrowers to lenders providing such Indebtedness, but excluding arrangement fees, structuring fees, commitment fees, underwriting fees, closing payments or other similar fees, in each case payable to any lead arranger, bookrunner, manager, agent or Person in a similar capacity (or their affiliates) in connection with the commitment, syndication, marketing or offering of such Indebtedness and not payable to all lenders, and customary consent or amendment fees paid generally to consenting lenders (and regardless of whether any such fees are paid to, or shared in whole or in part with, any lenders), ticking fees accruing prior to the funding of any such Indebtedness and any other fees of the type not paid or payable generally by or on behalf of the Borrowers to lenders or other institutions in connection with the commitment, marketing or offering of such Indebtedness; provided that, with respect to any Indebtedness that includes a “floor”, (A) to the extent that EURIBOR or similar component on the date that the All-in Yield is being calculated is less than such floor, the amount of such difference shall be deemed added to the interest rate margin for such Indebtedness for the purpose of calculating the All-in Yield and (B) to the extent that EURIBOR on the date that the All-in Yield is being calculated is greater than such floor, then the floor shall be disregarded in calculating the All-in Yield.

“~~Anticipated Cure Deadline~~Anti-Terrorism Laws” has the meaning specified in Section ~~8.03~~5.20.

“~~Anti-Terrorism Laws~~Anticipated Cure Deadline” has the meaning specified in Section ~~5.20~~8.03.

“Applicable Bund Rate” means, as of any date of prepayment, repayment or assignment, the rate per annum equal to the equivalent yield to maturity as of such date of prepayment, repayment or assignment of the Comparable German Bund Issue, assuming a price for the Comparable German Bund Issue (expressed as a percentage of its principal amount) equal to the Comparable German Bund Price for such relevant date.

“Applicable Commitment Fee” means a percentage per annum equal to (a) from the Second Amendment Effective Date to, but not including, the third Business Day immediately following the date on which a Compliance Certificate is delivered pursuant to Section 6.02(b) in respect of the first fiscal quarter ending after the Second Amendment Effective Date (the “Initial Adjustment Date”), 0.50% per annum, and (b) from and after the Initial Adjustment Date, the applicable percentage per annum set forth below, as determined by reference to the Consolidated Total Debt to Consolidated EBITDA Ratio, as set forth in the most recent Compliance Certificate delivered to the Administrative Agent pursuant to Section 6.02(b):

Applicable Commitment Fee
Pricing Level	Consolidated Total Debt to Consolidated EBITDA Ratio	Applicable Commitment Fee
1	< 3.50:1.00	0.30%
2	≥ 3.50:1.00 but < 4.00:1.00	0.40%
3	≥ 4.00:1.00	0.50%

Any increase or decrease in the Applicable Commitment Fee resulting from a change in the Consolidated Total Debt to Consolidated EBITDA Ratio shall become effective as of the third Business Day immediately following the date the applicable Compliance Certificate is delivered pursuant to Section 6.02(b); provided, however, that, following the written election of the Required Revolving Lenders, “Pricing Level 3” shall apply without regard to the Consolidated Total Debt to Consolidated EBITDA Ratio at any time after the date on which any annual or quarterly financial statement was required to have been delivered pursuant to Section 6.01(a) or Section 6.01(b) but was not delivered, commencing with the third Business Day immediately following the date of such election and continuing until the third Business Day immediately following the date on which such financial statement is delivered.

“Applicable Discount” has the meaning set forth in the definition of “Dutch Auction.”

“Applicable Rate” means a percentage per annum equal to:

(a) (i)  with respect to the ~~Initial Dollar Term Loan, 4.50% per annum for Term Benchmark Loans, and 3.50% per annum for Base Rate Loans and (ii) with respect to the Initial Euro Term Loans, 5.00%, and~~Euro Term B-1 Loans, 6.00% per annum, and

(b) with respect to the 2023 Revolving Facility, (i) from the Second Amendment Effective Date to, but not including, the Initial Adjustment Date, 4.00% per annum for Term Benchmark Loans, and 3.00% per annum for Base Rate Loans and (ii) from and after the Initial Adjustment Date, the applicable percentage per annum set forth below, as determined by reference to the Consolidated Total Debt to Consolidated EBITDA Ratio, as set forth in the most recent Compliance Certificate delivered to the Administrative Agent pursuant to Section 6.02(b):

Applicable Rate
Pricing Level	Consolidated Total Debt to Consolidated EBITDA Ratio	Term Benchmark Loans	Base Rate Loans
1	< 3.50:1.00	3.50%	2.50%
2	≥ 3.50:1.00 but < 4.00:1.00	3.75%	2.75%
3	≥ 4.00:1.00	4.00%	3.00%

Any increase or decrease in the Applicable Rate with respect to the 2023 Revolving Facility resulting from a change in the Consolidated Total Debt to Consolidated EBITDA Ratio shall become effective as of the third Business Day immediately following the date the applicable Compliance Certificate is delivered pursuant to Section 6.02(b); provided, however, that, at the written election of the Required Revolving Lenders, “Pricing Level 3” shall apply with respect to the 2023 Revolving Facility without regard to the Consolidated Total Debt to Consolidated EBITDA Ratio at any time after the date on which any annual or quarterly financial statement was required to have been delivered pursuant to Section 6.01(a) or Section 6.01(b) but was not delivered, commencing with the third Business Day immediately following the date of such election and continuing until the third Business Day immediately following the date on which such financial statement is delivered.

“Applicable Treasury Rate” means, the weekly average for each Business Day during the most recent week that has ended at least two Business Days prior to the redemption date of the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the Federal Reserve Statistical Release H.15 (or, if such statistical release is not so published or available, any publicly available source of similar market data selected by the Borrowers in good faith)) most nearly equal to the period from the redemption date to February 21, 2027; provided, however, that if the period from the redemption date to February 21, 2027 is not equal to the constant maturity of a United States Treasury security for which a yield is given, the Applicable Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to such applicable date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Appropriate Lenders” means, at any time, (a) with respect to Loans of any Tranche, the Lenders of such Tranche (or in the case of any Revolving Credit Facility, the Lenders that have Commitments or Loans with respect to such Revolving Credit Facility), (b) with respect to the Letter of Credit Sublimit, (i) each L/C Issuer and (ii) if any Letters of Credit have been issued pursuant to Section 2.03(a), the Revolving Credit Lenders, and (c) with respect to the Swing Line Facility, (i) the Swing Line Lender and (ii) if any Swing Line Loans are outstanding pursuant to Section 2.04(a), the Revolving Credit Lenders.

“Approved Fund” means any Fund that is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages a Lender.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit E-1, or otherwise in form and substance reasonably acceptable to the Administrative Agent.

“Auction” has the meaning set forth in the definition of “Dutch Auction.”

“Auction Amount” has the meaning set forth in the definition of “Dutch Auction.”

“Auction Notice” has the meaning set forth in the definition of “Dutch Auction.”

“Audited Financial Statements” means (a) prior to the Third Amendment Effective Date, the audited consolidated balance sheet of Getty Images and its Subsidiaries for the fiscal year ended December 31, 2017, and the related consolidated statements of accretion operations, cash flows and equity and total comprehensive income (loss) for such fiscal year of Getty Images and its Subsidiaries, including the notes thereto~~.~~ and (b) on and after the Third Amendment Effective Date, the audited consolidated balance sheet of Getty Images and its Subsidiaries for the fiscal year ended December 31, 2023, and the related consolidated statements of accretion operations, cash flows and equity and total comprehensive income (loss) for such fiscal year of Getty Images and its Subsidiaries, including the notes thereto.

“Auto-Renewal Letter of Credit” has the meaning specified in Section 2.03(b)(iii).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable ~~EEA~~ Resolution Authority in respect of any liability of an ~~EEA~~Affected Financial Institution.

“Bail-In Legislation” means~~,~~ (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule~~.~~ and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Base Rate” means, for any day, a fluctuating rate per annum equal to the highest of (a) the NYFRB Rate plus 1/2 of 1%, (b) the Prime Rate and (c) the Adjusted Term SOFR Rate for a one month Interest Period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day) plus 1.00%; provided that for the purpose of this definition, the Adjusted Term SOFR Rate for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m. Chicago time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate, respectively. If the Base Rate is being used as an alternate rate of interest pursuant to Section 3.03, then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Base Rate as determined pursuant to the foregoing would be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Basket” means any amount, threshold, exception or value (including by reference to the Consolidated Total Debt to Consolidated EBITDA Ratio, the Consolidated Total First Lien Debt to Consolidated EBITDA Ratio or Consolidated EBITDA) permitted or prescribed with respect to any Lien, Indebtedness, Disposition, Investment, Restricted Payment, prepayment in respect of Junior Financing, transaction, action, judgment or amount under any provision in this Agreement.

“Beneficial Ownership Certification” has the meaning specified in Section 4.01(h).

“Beneficial Ownership Regulation” means 31 C.F.R. Section 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Bona Fide Debt Fund” means any fund or investment vehicle that is primarily engaged in the making, purchasing, holding or otherwise investing in commercial loans, bonds and other similar extensions of credit in the ordinary course.

“Borrower Materials” has the meaning specified in Section 6.02.

“Borrower Parties” means the collective reference to the Parent Borrower and the Restricted Subsidiaries, and “Borrower Party” means any one of them.

“Borrower Representative” has the meaning specified in Section 1.12.

“Borrowers” has the meaning specified in the introductory paragraph to this Agreement.

“Borrowing” means a Revolving Credit Borrowing, a Swing Line Borrowing or a Term Borrowing, as the context may require.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located (as may be modified pursuant to an amendment entered into in accordance with the terms of Section 3.03 or 10.01); provided that, (i) when used in connection with any Loans referencing the Adjusted Term SOFR Rate and any interest rate settings, fundings, disbursements, settlements or payments of any such Loans referencing the Adjusted Term SOFR Rate or any other dealings of such Loans referencing the Adjusted Term SOFR Rate, the term “Business Day” shall also exclude any day that is not a U.S. Government Securities Business Day, and (ii) when used in connection with any Loans denominated in Euros and in relation to the calculation or computation of EURIBOR Screen Rate, the term “Business Day” shall also include any day which is a TARGET Day.

“Capital Expenditures” means, for any period, the aggregate of, without duplication, all expenditures (whether paid in cash or accrued as liabilities and including in all events all amounts expended or capitalized in connection with Capitalized Lease Obligations or Capitalized Software Expenditures) by the Getty Borrower and its Restricted Subsidiaries during such period that, in conformity with GAAP, are or are required to be included as, capital expenditures on the consolidated statement of cash flows for such period.

“Capitalized Lease Obligations” means, as applied to any Person, all obligations of such Person under leases of property that have been or should be, in accordance with GAAP, recorded as capitalized leases of such Person, in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP; provided that any change in GAAP that becomes effective after the Closing Date will not cause any obligation that was not or would not have been a Capitalized Lease Obligation prior to such change to be deemed a Capitalized Lease Obligation following such change.

“Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by the Getty Borrower and its Restricted Subsidiaries during such period in respect of purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of the Getty Borrower and its Restricted Subsidiaries.

“Captive Insurance Subsidiary” means any Subsidiary that is subject to regulation as an insurance company (or any Subsidiary thereof).

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent, L/C Issuer or Swing Line Lender (as applicable) and the Lenders, as collateral for L/C Obligations, Obligations in respect of Swing Line Loans, or obligations of Lenders to fund participations in respect of either thereof (as the context may require), cash or deposit account balances or, if the L/C Issuer or Swing Line Lender benefiting from such collateral shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to (a) the Administrative Agent and (b) the applicable L/C Issuer or the Swing Line Lender, as applicable (which documents are hereby consented to by the Lenders). “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means:

(a) Dollars and, with respect to any Foreign Subsidiaries, other currencies held by such Foreign Subsidiary, in each case in the ordinary course of business;

(b) securities issued or unconditionally guaranteed or insured by the United States government or any agency or instrumentality thereof, in each case having maturities of not more than 24 months from the date of acquisition thereof;

(c) securities issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority of any such state, commonwealth or territory or any public instrumentality thereof or any political subdivision or taxing authority of any such state, commonwealth or territory or any public instrumentality thereof having maturities of not more than 24 months from the date of acquisition thereof and, at the time of acquisition, having an investment grade rating generally obtainable from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, then from another nationally recognized rating service);

(d) commercial paper or variable or fixed rate notes issued by or guaranteed by any Lender or any bank holding company owning any Lender;

(e) commercial paper or variable or fixed rate notes maturing no more than 12 months after the date of creation thereof and, at the time of acquisition, having an investment grade a rating generally obtainable from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service);

(f) time deposits with, or domestic and Eurodollar certificates of deposit or bankers’ acceptances maturing no more than two years after the date of acquisition thereof issued by, any Lender or any other bank having combined capital and surplus of not less than $250,000,000 in the case of domestic banks and $100,000,000 (or the Dollar ~~equivalent~~Equivalent thereof) in the case of foreign banks;

(g) repurchase agreements with a term of not more than 30 days for underlying securities of the type described in clauses (b), (c) and (f) above entered into with any bank meeting the qualifications specified in clause (f) above or securities dealers of recognized national standing;

(h) marketable short-term money market and similar securities having a rating of at least A-2 or P-2 from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service);

(i) shares of investment companies that are registered under the Investment Company Act of 1940 and invest solely in one or more of the types of securities described in clauses (a) through (h) above;

(j) in the case of investments by any Foreign Subsidiary or investments made in a country outside the United States, other customarily utilized high-quality investments in the country where such Foreign Subsidiary is located or in which such investment is made; and

(k) solely with respect to any Captive Insurance Subsidiary, any investment that a Captive Insurance Subsidiary is not prohibited to make in accordance with applicable law.

“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit, purchasing or debit card, electronic funds transfer and other cash management arrangements to any Loan Party.

“Cash Management Bank” means any Person that (i) at the time it enters into a Cash Management Agreement, is a Lender or an Agent or an Affiliate of a Lender or an Agent, (ii) within 30 days after the time it enters into a Cash Management Agreement, becomes a Lender or an Agent or an Affiliate of a Lender or an Agent; provided that no such Person (other than the Administrative Agent and its Affiliates) shall be considered a Cash Management Bank or a Secured Party until such time as it shall have delivered written notice to the Administrative Agent that such Person has become a Lender or an Agent or an Affiliate of a Lender or an Agent or (iii) in the case of any Cash Management Agreement in effect on or prior to the Closing Date, is, as of the Closing Date, a Lender or an Agent or an Affiliate of a Lender or an Agent and a party to a Cash Management Agreement.

“Casualty Event” means any event that gives rise to the receipt by Holdings, the Parent Borrower or any Restricted Subsidiary of any casualty insurance proceeds (for the avoidance of doubt, excluding any proceeds with respect to any business interruption insurance policy) or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace, restore or repair, or compensate for the loss of, such equipment, fixed assets or real property.

“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980.

“CERCLIS” means the Comprehensive Environmental Response, Compensation, and Liability Information System maintained by the U.S. Environmental Protection Agency.

“Change of Control” means: (a) for any reason whatsoever Holdings shall cease to own, directly or indirectly, 100% of the Equity Interests of the Parent Borrower; (b) ~~at any time prior to a Qualified IPO and for any reason whatsoever, Permitted Holders shall cease to own, directly or indirectly, at least 50.1% of the Equity Interests of the Relevant Parent Entity having the power, directly or indirectly, to designate (and do so designate) a majority of the board of directors of the Relevant Parent Entity; (c) at any time after a Qualified IPO and~~[reserved]; (c) for any reason whatsoever, (i) a majority of the board of directors of Holdings shall not be Continuing Directors, or (ii) any “person” or “group” (within the meaning of Rule 13d-5 of the Exchange Act as in effect on the Closing Date) other than Permitted Holders shall beneficially own a percentage of the then outstanding Voting Equity Interests of the Relevant Parent Entity that is more than the greater of (A) 35% of the outstanding Voting Equity Interests of the Relevant Parent Entity or (B) the percentage of such Voting Equity Interests owned, directly or indirectly, beneficially by Permitted Holders or (d) any “Change of Control” (or any comparable term) in any document pertaining to the Senior Notes or any Permitted Refinancing thereof to the extent the aggregate outstanding principal amount of the Senior Notes or such Permitted Refinancing thereof is in excess of the Threshold Amount.

“Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with such Section 4.01.

“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means all of the “Collateral” referred to in the Collateral Documents and all of the other property and assets that are or are required under the terms of the Collateral Documents to be subject to Liens in favor of the Collateral Agent for the benefit of the Secured Parties.

“Collateral Agent” means JPM, in its capacity as collateral agent under any of the Loan Documents, or any successor collateral agent permitted by the terms hereof.

“Collateral Documents” means, collectively, the Security Agreement, the Pledge Agreement, the Intellectual Property Security Agreements, any Mortgages, security agreements, pledge agreements or other similar agreements delivered to the Administrative Agent and the Lenders pursuant to Section 6.12 or 6.16, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Collateral Agent for the benefit of the Secured Parties.

“Commitment” means a Term Commitment or a Revolving Credit Commitment, as the context may require.

“Committed Loan Notice” means a notice of (a) a Term Borrowing, (b) a Revolving Credit Borrowing, (c) a conversion of Loans from one Type to the other or (d) a continuation of Term Benchmark Loans or Eurodollar Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A-1.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

“Common Equity Offering” has the meaning specified in the preliminary statements to this Agreement.

“Comparable German Bund Issue” means the German Bundesanleihe security selected by any Reference German Bund Dealer having a fixed maturity of one year and that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of Euro-denominated corporate debt securities in a principal amount approximately equal to the then outstanding principal amount of the Euro Term B-1 Loans and of a maturity most nearly equal to February 21, 2026.

“Comparable German Bund Price” means, with respect to any relevant date, the average of all Reference German Bund Dealer Quotations for such date (which, in any event, must include at least two such quotations), after excluding the highest and lowest such Reference German Bund Dealer Quotations, or if the Borrower Representative obtains fewer than four such Reference German Bund Dealer Quotations, the average of all such quotations.

“Compliance Certificate” means a certificate substantially in the form of Exhibit D or such other form as may be agreed between the Borrower Representative and the Administrative Agent.

“Consolidated EBITDA” means, for any period, the Consolidated Net Income for such period, plus:

(a) without duplication and to the extent already deducted (and not added back) in arriving at such Consolidated Net Income (or, in the case of amounts pursuant to clauses (xi), (xv), (xvi), (xvii), (xviii) or (xix) below, to the extent not already included in such Consolidated Net Income), the sum of the following amounts for such period:

(i) total interest expense and, to the extent not reflected in such total interest expense, any losses on Swap Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, net of interest income and gains on such Swap Obligations or such derivative instruments, and bank and letter of credit fees and costs of surety bonds in connection with financing activities,

(ii) provision for taxes based on income, profits or capital, including federal, foreign, state, franchise, excise and similar taxes paid or accrued during such period (including in respect of repatriated funds),

(iii) depreciation and amortization (including amortization of intangible assets established through purchase accounting and amortization of deferred financing fees or costs),

(iv) Non-Cash Charges (provided that, in each case, if any Non-Cash Charge represents an accrual or reserve for any potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent),

(v) extraordinary losses,

(vi) unusual or non-recurring charges (including any unusual or non-recurring operating expenses directly attributable to the implementation of cost savings initiatives), severance costs, relocation costs, integration and facilities’ opening costs, public company costs, signing costs, retention or completion bonuses, transition costs, costs related to closure/consolidation of facilities, costs associated with renegotiation of rents, costs associated with tax projects/audits and costs consisting of professional, consulting or other fees relating to any of the foregoing,

(vii) restructuring charges, accruals or reserves (including restructuring costs related to acquisitions after the Closing Date),

(viii) the amount of any minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non-wholly owned Subsidiary,

(ix) (A) the amount of management, monitoring, consulting and advisory fees, indemnities and related expenses paid or accrued in such period to (or on behalf of) Permitted Holders or any of their respective Affiliates and (B) the amount of expenses relating to payments made to option holders (or employees holding other rights tied to the equity value of the Parent Borrower or any of its direct or indirect parent companies), including those payments set forth on Schedule 7.06~~)~~  of the Parent Borrower or any of its direct or indirect parent companies in connection with, or as a result of, any distribution being made to shareholders of such Person or its direct or indirect parent companies, which payments are being made to compensate such option holders as though they were shareholders at the time of, and entitled to share in, such distribution, in each case to the extent permitted in this Agreement,

(x) losses on asset sales, disposals or abandonments (other than asset sales, disposals or abandonments in the ordinary course of business),

(xi) the amount of “run rate” cost savings projected by the Borrower Representative in good faith (which determination shall be conclusive) to be realized as a result of specified actions taken or to be taken, in either case within ~~12~~6 months after the consummation of any acquisition or operational change (which cost savings shall be added to Consolidated EBITDA until fully realized and calculated on a Pro Forma Basis as though such cost savings had been realized on the first day of the relevant period), net of the amount of actual benefits realized from such actions; provided that (A) such cost savings are reasonably identifiable and factually supportable ~~and~~, (B) no cost savings shall be added pursuant to this clause (xi) to the extent duplicative of any expenses or charges relating to such cost savings that are included in clauses (vi) and (vii) above or in the definition of the term “Pro Forma Adjustment”~~,~~ and (C) amounts included in determining Consolidated EBITDA pursuant to this clause (xi) and pursuant to the definition of the term “Pro Forma Adjustment” shall not, in the aggregate, exceed 20.0% of Consolidated EBITDA (prior to giving effect to such adjustments) for such period,

(xii) the amount of any losses from discontinued operations,

(xiii) any non-cash loss attributable to the mark-to-market movement in the valuation of Swap Obligations (excluding Swap Obligations entered into for the purpose of hedging against fluctuations in the price or availability of any commodity) (to the extent the cash impact resulting from such loss has not been realized) or other derivative instruments pursuant to Accounting Standards Codification 815,

(xiv) any loss relating to amounts paid in cash prior to the stated settlement date of any Swap Obligation (excluding Swap Obligations entered into for the purpose of hedging against fluctuations in the price or availability of any commodity) that has been reflected in Consolidated Net Income for such period,

(xv) any gain relating to Swap Obligations (excluding Swap Obligations entered into for the purpose of hedging against fluctuations in the price or availability of any commodity) associated with transactions realized in the current period that has been reflected in Consolidated Net Income in prior periods and excluded from Consolidated EBITDA pursuant to clauses (b)(v) and (b)(vi) below,

(xvi) cash receipts (or any netting arrangements resulting in reduced cash expenses) not included in Consolidated EBITDA in any period to the extent non-cash gains relating to such receipts were deducted in the calculation of Consolidated EBITDA pursuant to paragraph (b) below for any previous period and not added back,

(xvii) any expenses, charges or losses that are covered by indemnification, refunding or other reimbursement provisions in connection with any Investment, acquisition or any sale, conveyance, transfer or other Disposition of assets permitted under this Agreement, to the extent actually reimbursed or paid, or, so long as the Borrower Representative has received notification from the applicable Person that it intends to reimburse or pay such expenses, charges or losses; provided that to the extent that such amount is not in fact reimbursed or paid within 18 months of the date of such notification, any such amount not paid within such 18 month period that was added back pursuant to this clause (xvii) shall be deducted in the next period to the extent not so reimbursed or paid, such expenses, charges or losses,

(xviii)  to the extent covered by insurance and actually reimbursed or paid, or, so long as the Borrower Representative has made a determination that such amount will in fact be reimbursed or paid by the insurer and only to the extent that such amount is in fact reimbursed or paid within 18 months of the date of such determination (with a deduction for any amount so added back to the extent not so reimbursed or paid within such 18 month period), expenses, charges or losses with respect to liability or casualty event or business interruption; plus

(xix) the amount necessary to account for any adjustments on or prior to March 31, 2021, necessary to address the effects of changes in revenue recognition requirements pursuant to ASC 606 (as determined in good faith by the Borrower Representative, which determination shall be conclusive) during such period;

less

(b) without duplication and to the extent included in arriving at such Consolidated Net Income (or, in the case of amounts pursuant to clauses (vii) and (viii) below, to the extent not already deducted from Consolidated Net Income), the sum of the following amounts for such period:

(i) extraordinary gains and unusual or non-recurring gains,

(ii) non-cash gains,

(iii) gains on asset sales, disposals or abandonments (other than asset sales, disposals or abandonments in the ordinary course of business),

(iv) the amount of any gain from discontinued operations,

(v) any non-cash gain attributable to the mark-to-market movement in the valuation of Swap Obligations (excluding Swap Obligations entered into for the purpose of hedging against fluctuations in the price or availability of any commodity) (to the extent the cash impact resulting from such gain has not been realized) or other derivative instruments pursuant to Accounting Standards Codification 815,

(vi) any gain relating to amounts received in cash prior to the stated settlement date of any Swap Obligation (excluding Swap Obligations entered into for the purpose of hedging against fluctuations in the price or availability of any commodity) that has been reflected in Consolidated Net Income in such period,

(vii) any loss relating to Swap Obligations (excluding Swap Obligations entered into for the purpose of hedging against fluctuations in the price or availability of any commodity) associated with transactions realized in the current period that has been reflected in Consolidated Net Income in prior periods and excluded from Consolidated EBITDA pursuant to clauses (a)(xiii) and (a)(xiv) above, and

(viii) the amount of any minority interest income consisting of Subsidiary loss attributable to minority equity interests of third parties in any non-wholly owned Subsidiary,

in each case, as determined on a consolidated basis for the Getty Borrower and its Restricted Subsidiaries in accordance with GAAP; provided that, to the extent included in Consolidated Net Income,

(i) there shall be excluded in determining Consolidated EBITDA, without duplication, any net unrealized gains and losses relating to mark-to-market of amounts denominated in foreign currencies resulting from the application of FASB ASC 830;

(ii) there shall be included in determining Consolidated EBITDA for any period, without duplication, (A) the Acquired EBITDA of any Person, property, business or asset acquired by the Getty Borrower or any Restricted Subsidiary of the Getty Borrower during such period (other than any Unrestricted Subsidiary) (each such Person, property, business or asset acquired, including pursuant to a transaction consummated prior to the Closing Date, and not subsequently so disposed of, an “Acquired Entity or Business”), and the Acquired EBITDA of any Unrestricted Subsidiary that is converted into a Restricted Subsidiary during such period (each, a “Converted Restricted Subsidiary”), in each case based on the Acquired EBITDA of such Pro Forma Entity for such period (including the portion thereof occurring prior to such acquisition or conversion) determined on a historical Pro Forma Basis and (B) an adjustment equal to the amount of the Pro Forma Adjustment for such period (including the portion thereof occurring prior to such acquisition or conversion); and

(iii) there shall be excluded in determining Consolidated EBITDA for any period the Disposed EBITDA of any Person, property, business or asset (other than any Unrestricted Subsidiary) sold, transferred or otherwise disposed of, closed or classified as discontinued operations by the Getty Borrower or any Restricted Subsidiary of the Getty Borrower during such period (each such Person, property, business or asset so sold, transferred or otherwise disposed of, closed or classified, a “Sold Entity or Business”), and the Disposed EBITDA of any Restricted Subsidiary of the Getty Borrower that is converted into an Unrestricted Subsidiary during such period (each, a “Converted Unrestricted Subsidiary”), in each case based on the Disposed EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary for such period (including the portion thereof occurring prior to such sale, transfer, disposition, closure, classification or conversion) determined on a historical Pro Forma Basis~~;~~.

~~provided that, notwithstanding anything to the contrary herein, it is agreed that for the purpose of calculating the Consolidated Total Debt to Consolidated EBITDA Ratio, the Consolidated Total First Lien Debt to Consolidated EBITDA Ratio and the Consolidated Total Secured Debt to Consolidated EBITDA Ratio for any period that includes the fiscal quarters ended September 30, 2018, June 30, 2018, March 31, 2018 or December 31, 2017, (i) Consolidated EBITDA for the fiscal quarter ended September 30, 2018, shall be deemed to be $73,513,810, (ii) Consolidated EBITDA for the fiscal quarter ended June 30, 2018 shall be deemed to be $75,407,217, (iii) Consolidated EBITDA for the fiscal quarter ended March 31, 2018, shall be deemed to be $69,845,048 and (iv) Consolidated EBITDA for the fiscal quarter ended December 31, 2017, shall be deemed to be $75,866,712, as adjusted pursuant to clauses (i) through (iii) of the immediately preceding proviso, and subject to any Pro Forma Adjustments or other Pro Forma Basis adjustments.~~

“Consolidated Net Income” means, for any period, the net income (loss) of the Getty Borrower and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, excluding, without duplication,

(a) [reserved],

(b) the cumulative effect of a change in accounting principles during such period to the extent included in Consolidated Net Income,

(c) Transaction Costs,

(d) any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, investment, asset disposition, issuance or repayment of debt, issuance or redemption of equity securities (including in connection with any Qualified IPO), refinancing transaction or amendment or other modification of any equity securities or debt or the documentation therefor (in each case, including any such transaction consummated prior to the Closing Date and any such transaction undertaken but not completed) and any charges incurred during such period as a result of any such transaction,

(e) any income (loss) for such period attributable to the early extinguishment of Indebtedness, Swap Contracts or other derivative instruments (other than commodity Swap Contracts),

(f) accruals and reserves that are established or adjusted as a result of the Transactions in accordance with GAAP or changes as a result of the adoption or modification of accounting policies during such period,

(g) stock-based, partnership interest-based and similar incentive-based compensation award or arrangement expenses (including with respect to any profits interest relating to membership interests in any partnership or limited liability company),

(h) any income (loss) from investments recorded using the equity method and

(i) any income (loss) for such period resulting from the purchase or acquisition, and subsequent cancellation, of any Term Loans hereunder by any Affiliate Borrower Lender pursuant to the provisions of Section 10.07(j).

There shall be included in Consolidated Net Income, without duplication, (i) the amount of any cash tax benefits related to the tax amortization of intangible assets in such period and (ii) the amount of any cash received from investments recorded using the equity method.

There shall be excluded from Consolidated Net Income for any period the effects from applying purchase accounting, including applying purchase accounting to inventory, property and equipment, software and other intangible assets and deferred revenue required or permitted by GAAP and related authoritative pronouncements (including the effects of such adjustments pushed down to the Getty Borrower and its Restricted Subsidiaries), as a result any acquisition consummated prior to the Closing Date and any permitted acquisitions or the amortization or write-off of any amounts thereof.

“Consolidated Total Assets” means, the consolidated total assets of the Getty Borrower and its Restricted Subsidiaries as set forth on the consolidated balance sheet of the Getty Borrower as of the most recently ended Test Period~~; provided that, at all times prior to the first delivery of financial statements pursuant to Section 6.01(a) or (b), this definition shall be applied based on the pro forma consolidated balance sheet of the Getty Borrower and its Subsidiaries set forth on Schedule 1.01(a) hereto.~~.

“Consolidated Total Debt” means, as of any date of determination, (a) the aggregate principal amount of indebtedness of the Getty Borrower and its Restricted Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of indebtedness resulting from the application of purchase accounting in connection with any Permitted Acquisition or similar Investment), consisting of indebtedness for borrowed money, Capitalized Lease Obligations and debt obligations evidenced by promissory notes or similar instruments, minus (b) cash and Cash Equivalents in an aggregate amount not to exceed ~~$100,000,000,~~, (i) for any determination made prior to the Merger Closing Date, $150,000,000, and (ii) for any determination on or after the Merger Closing Date, the greater of $150,000,000 and 50% of Consolidated EBITDA as of the most recently ended Test Period, in each case excluding cash and Cash Equivalents which are listed as “restricted” on the consolidated balance sheet of the Getty Borrower and its Restricted Subsidiaries as of such date (other than cash and Cash Equivalents listed as “restricted” in connection with any of the Obligations or any Pari Passu Lien Debt or Junior Lien Debt that, pursuant to the terms of this Agreement, are permitted to be secured by liens on such cash and Cash Equivalents on a pari passu or junior basis with the liens securing the Obligations).

“Consolidated Total Debt to Consolidated EBITDA Ratio” means, as of any date of determination, the ratio of (a) Consolidated Total Debt as of the last day of the relevant Test Period to (b) Consolidated EBITDA for such Test Period.

“Consolidated Total First Lien Debt” means, as of any date of determination, (a) an amount equal to Consolidated Total Secured Debt (without regard to clause (b) of the definition thereof and excluding any Consolidated Total Secured Debt secured by a Lien on Collateral ranking junior to the Lien securing the Obligations as of such date that is then secured by Liens on property or assets of the Getty Borrower and its Restricted Subsidiaries), minus (b) the aggregate amount of cash and Cash Equivalents in an aggregate amount not to exceed ~~$100,000,000~~, (i) for any determination made prior to the Merger Closing Date, $150,000,000, and (ii) for any determination made on or after the Merger Closing Date, the greater of $150,000,000 and 50% of Consolidated EBITDA as of the most recently ended Test Period, in each case, excluding cash and Cash Equivalents which are listed as “restricted” on the consolidated balance sheet of the Getty Borrower and its Restricted Subsidiaries as of such date (other than cash and Cash Equivalents listed as “restricted” in connection with any of the Obligations or any Pari Passu Lien Debt or Junior Lien Debt that, pursuant to the terms of this Agreement, are permitted to be secured by liens on such cash and Cash Equivalents on a pari passu or junior basis with the liens securing the Obligations).

“Consolidated Total First Lien Debt to Consolidated EBITDA Ratio” means, as of any date of determination, the ratio of (a) Consolidated Total First Lien Debt as of the last day of the relevant Test Period to (b) Consolidated EBITDA for such Test Period.

“Consolidated Total Secured Debt” means, as of any date of determination, (a) an amount equal to Consolidated Total Debt (without regard to clause (b) of the definition thereof) as of such date that in each case is then secured by Liens on property or assets of the Getty Borrower and its Restricted Subsidiaries (other than property or assets held in a defeasance or similar trust or arrangement for the benefit of the Indebtedness secured thereby), minus (b) the aggregate amount of cash and Cash Equivalents in an aggregate amount not to exceed ~~$100,000,000~~, (i) for any determination made prior to the Merger Closing Date, $150,000,000, and (ii) for any determination made on or after the Merger Closing Date, the greater of $150,000,000 and 50% of Consolidated EBITDA as of the most recently ended Test Period, excluding cash and Cash Equivalents which are listed as “restricted” on the consolidated balance sheet of the Getty Borrower and its Restricted Subsidiaries as of such date (other than cash and Cash Equivalents listed as “restricted” in connection with any of the Obligations or any Pari Passu Lien Debt or Junior Lien Debt that, pursuant to the terms of this Agreement, are permitted to be secured by liens on such cash and Cash Equivalents on a pari passu or junior basis with the liens securing the Obligations).

~~“Consolidated Total Secured Debt to Consolidated EBITDA Ratio” means, as of any date of determination, the ratio of (a) Consolidated Total Secured Debt as of the last day of the relevant Test Period to (b) Consolidated EBITDA for such Test Period.~~

“Consolidated Working Capital” means, at any date, the excess of (a) the sum of all amounts (other than cash and Cash Equivalents) that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of the Getty Borrower and its Restricted Subsidiaries at such date less (b) the sum of all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of the Getty Borrower and its Restricted Subsidiaries on such date, including deferred revenue but excluding, without duplication, (i) the current portion of any Funded Debt, (ii) all Indebtedness (including L/C Obligations) under any Revolving Credit Facility, to the extent otherwise included therein, (iii) the current portion of interest, (iv) the current portion of current and deferred taxes, (v) Non-Cash Compensation Liabilities, (vi) any other liabilities that are not Indebtedness and will not be settled in cash or Cash Equivalents during the next succeeding twelve month period after such date, (vii) accrued settlement costs and (viii) the effects from applying purchase accounting.

~~“Consulting Services Agreement” means that certain Consulting Services Agreement between Super Holdco and/or one or more of its subsidiaries, on the one hand, and one or more of the Getty Investors, on the other hand, entered into on October 18, 2012, as amended by that certain First Amendment to Consulting Services Agreement dated September 13, 2018, and as the same may be amended, restated, modified or replaced, from time to time, to the extent such amendment, modification or replacement is not less advantageous to the Lenders in any material respect than such Consulting Service Agreement as in effect on the Closing Date.~~

“Continuing Directors” shall mean the directors of Holdings on the Closing Date, and each other director, if, in each case, such other director’s nomination for election to the board of directors of Holdings is recommended by at least a majority of the then Continuing Directors or such other director receives the vote of the Sponsor or the Getty Investors in his or her election by the stockholders of Holdings.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Contribution” means, the contribution by a Parent Holding Company of 100% of the Equity Interests of Shutterstock (or its applicable successor in interest pursuant to the transactions described in the Merger Agreement) and its subsidiaries, which is understood to represent Shutterstock’s business, to the Parent Borrower or a Restricted Subsidiary of the Parent Borrower that is a Loan Party such that Shutterstock (or its applicable successor in interest pursuant to the transactions described in the Merger Agreement) and its subsidiaries are Restricted Subsidiaries hereunder required to comply with Section 6.12 (to the extent applicable).

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise, and “Controlling” and “Controlled” have meanings correlative thereto.

“Control Investment Affiliate” means, as to any Person, any other Person that (a) directly or indirectly, is in Control of, is Controlled by, or is under common Control with, such Person and (b) is organized by such Person primarily for the purpose of making equity investments in one or more companies.

“Converted Restricted Subsidiary” has the meaning provided in the definition of the term “Consolidated EBITDA.”

“Converted Unrestricted Subsidiary” has the meaning provided in the definition of the term “Consolidated EBITDA.”

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning specified in Section 10.25.

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“Cumulative Credit” means, at any date, an amount, not less than zero in the aggregate, determined on a cumulative basis equal to:

(a) [~~Reserved~~reserved],

(b) 50% of Consolidated Net Income (calculated on a Pro Forma Basis) as of the last day of the most recently ended Test Period on or prior to such date, commencing with the fiscal quarter ending December 31, ~~2018~~2024, plus

(c) the Net Cash Proceeds of any Permitted Equity Issuance after the ~~Closing~~Third Amendment Effective Date (other than Cure Amounts, equity contributed to incur Indebtedness pursuant to Section 7.03(u) and any amounts contributed pursuant to Section 7.02(b)(ii)), but including issuances of Indebtedness or Disqualified Equity Interests after the ~~Closing~~Third Amendment Effective Date which shall have been subsequently exchanged for or converted into Permitted Equity Issuances) at such time Not Otherwise Applied, plus

(d) in the event that all or a portion of the Cumulative Credit has been applied to make an Investment pursuant to Section 7.02(s) in connection with the designation of a Restricted Subsidiary as an Unrestricted Subsidiary, the acquisition of Equity Interests of an Unrestricted Subsidiary or any other Investment, an amount equal to the aggregate amount received by the Parent Borrower or any Restricted Subsidiary in cash and Cash Equivalents from: (i) the sale (other than to the Parent Borrower or any Restricted Subsidiary) of any such Equity Interests of any such Unrestricted Subsidiary or any such Investment, (ii) any dividend or other distribution by any such Unrestricted Subsidiary or received in respect of any such Investment or (iii) interest, returns of principal, repayments and similar payments by any such Unrestricted Subsidiary or received in respect of any such Investment, plus

(e) in the event that all or a portion of the Cumulative Credit has been applied to make an Investment pursuant to Section 7.02(s) in connection with the designation of a Restricted Subsidiary as an Unrestricted Subsidiary and such Unrestricted Subsidiary is thereafter redesignated as a Restricted Subsidiary or is merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, the Parent Borrower or any Restricted Subsidiary, an amount equal to the ~~fair market value~~Fair Market Value of the Investments of the Parent Borrower and the Restricted Subsidiaries in such Unrestricted Subsidiary at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable); plus

(f) any Declined Amounts arising from prepayments of Term Loans pursuant to Section 2.05(b)(ii) only;

as such amount may be reduced from time to time to the extent that all or a portion of the Cumulative Credit is applied to make Investments, Restricted Payments or prepayments of Junior Financing to the extent permitted hereunder.

“Cure Amount” has the meaning specified in Section 8.03.

“Cure Right” has the meaning specified in Section 8.03.

“Debt Fund Affiliate” means any Affiliate of a Permitted Holder (other than Holdings and its Subsidiaries) that is primarily engaged in, or advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit or securities in the ordinary course and with respect to which such Permitted Holder does not, directly or indirectly, possesses the power to direct or cause the direction of the investment policies of any such Affiliate.

“Debt Issuance” means the issuance by any Person of any Indebtedness for borrowed money.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Declined Amounts” has the meaning specified in Section 2.05(c).

“Declining Lender” has the meaning set forth in Section 2.05(c).

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means an interest rate equal to (after as well as before judgment), (a) with respect to any overdue principal, the applicable interest rate plus 2.00% per annum and (b) with respect to any other overdue amount, including overdue interest, the interest rate applicable to Base Rate Loans that are Term Loans plus 2.00% per annum, in each case, to the fullest extent permitted by applicable Laws.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means, subject to Section 2.19(b), any Lender that, (a) has failed to perform any of its funding obligations hereunder, including in respect of its Loans or participations in respect of Letters of Credit or Swing Line Loans within three Business Days of the date required to be funded by it hereunder (other than as a result of good faith disputes thereon), (b) has notified the Borrower Representative or the Administrative Agent that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or, solely with respect to a Revolving Credit Lender, under other syndicated credit agreements generally in which it commits to extend credit (other than as a result of good faith disputes thereof), (c) has failed, within three Business Days after reasonable request by the Administrative Agent, to confirm in a manner satisfactory to the Administrative Agent that it will comply with its funding obligations (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower Representative) or (d) has, or has a direct or indirect parent company that has (A) (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it or (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment; provided that no Lender shall be a Defaulting Lender solely by virtue of (x) the ownership or acquisition by a Governmental Authority of any equity interest in that Lender or any direct or indirect parent company thereof or (y) the occurrence of any of the events described in clause (d)(A)(i), (d)(A)(ii) or (d)(A)(iii) of this definition which in each case has been dismissed or terminated prior to the date of this Agreement or (B) become the subject of a Bail-In Action.

“Designated Non-Cash Consideration” means the Fair Market Value of non-cash consideration received by the Parent Borrower or any Restricted Subsidiary in connection with a Disposition made pursuant to Section 7.05(s) that is designated as “Designated Non-Cash Consideration” pursuant to a certificate of a Responsible Officer of the Borrower Representative setting forth the basis of such Fair Market Value (with the amount of Designated Non-Cash Consideration in respect of any Disposition being reduced for purposes of Section 7.05(s) to the extent the Parent Borrower or any Restricted Subsidiary converts the same to cash or Cash Equivalents within 180 days following the closing of the applicable Disposition).

“Designation Date” has the meaning specified in Section 2.15(f).

“Discount Range” has the meaning set forth in the definition of “Dutch Auction.”

“Disposed EBITDA” means, with respect to any Sold Entity or Business or Converted Unrestricted Subsidiary for any period, the amount for such period of Consolidated EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary (determined as if references to the Getty Borrower and its Restricted Subsidiaries in the definition of the term “Consolidated EBITDA” (and in the component financial definitions used therein) were references to such Sold Entity or Business and its Subsidiaries or to Converted Unrestricted Subsidiary and its Subsidiaries), all as determined on a consolidated basis for such Sold Entity or Business.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (whether effected pursuant to a Division or otherwise) of any property by any Person (including any sale and leaseback transaction and any issuance of Equity Interests by a Restricted Subsidiary of such Person), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith; provided, however, that “Disposition” and “Dispose” shall not be deemed to include any issuance by the Parent Borrower of any of its Equity Interests to another Person.

“Disqualified Equity Interests” means any Equity Interest which, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Equity Interests that are not Disqualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable), (b) is redeemable at the option of the holder thereof (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable), in whole or in part, (c) provides for the scheduled payments of dividends in cash or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is 91 days after the Latest Term Loan Maturity Date in effect at the time of issuance of such Equity Interests; provided that if such Equity Interests are issued pursuant to a plan for the benefit of officers, directors, employees, consultants or independent contractors of Holdings (or any Parent Holding Company), the Parent Borrower or any Restricted Subsidiary or by any such plan to any such Person, such Equity Interests shall not constitute Disqualified Equity Interests solely because they may be required to be repurchased by the Parent Borrower or a Restricted Subsidiary or any other Person in order to satisfy applicable statutory or regulatory obligations or as a result of such Person’s termination, death or disability.

“Disqualified Lender” has the meaning specified in Section 10.07(b).

“Dividing Person” has the meaning assigned to it in the definition of “Division”.

“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.

“Division Successor” means any Person that, upon the consummation of a Division of a Dividing Person, holds all or any portion of the assets, liabilities and/or obligations previously held by such Dividing Person immediately prior to the consummation of such Division. A Dividing Person which retains any of its assets, liabilities and/or obligations after a Division shall be deemed a Division Successor upon the occurrence of such Division.

“Documentation Agent” means JPM, in its capacity as documentation agent under this Agreement.

“Dollar” and “$” mean lawful money of the United States.

“Dollar Equivalent” means, for any amount, at the time of determination thereof, (a) if such amount is expressed in Dollars, such amount, (b) if such amount is expressed in Euros, the equivalent of such amount in Dollars determined by using the rate of exchange for the purchase of Dollars with Euros last provided (either by publication or otherwise provided to the Administrative Agent) by the applicable Thomson Reuters Corp. (“Reuters”) source on the Business Day (New York City time) immediately preceding the date of determination or if such service ceases to be available or ceases to provide a rate of exchange for the purchase of dollars with Euros, as provided by such other publicly available information service which provides that rate of exchange at such time in place of Reuters chosen by the Administrative Agent in its sole discretion (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in Dollars as determined by the Administrative Agent using any method of determination it deems appropriate in its reasonable discretion) and (c) if such amount is denominated in any other currency, the equivalent of such amount in Dollars as determined by the Administrative Agent using any method of determination it deems appropriate in its reasonable discretion.

“Dollar Fixed Rate Term B-1 Commitment” means, as to each Term Lender, its obligation to make ~~Initial~~ Dollar Fixed Rate Term B-1 Loans to the Borrowers pursuant to Section 2.01(a)(i) in an aggregate principal amount not to exceed the amount set forth opposite such Term Lender’s name on Schedule ~~2.01~~I of the Third Amendment under the caption “Dollar Fixed Rate Term B-1 Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Term Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The initial aggregate amount of the Dollar Fixed Rate Term B-1 Commitments as of the Third Amendment Effective Date is $~~1,040,000,000~~580,000,000.

“Dollar Fixed Rate Term B-1 Lenders” means, at any time, any Lender that has a Dollar Fixed Rate Term B-1 Commitment or holds Dollar Fixed Rate Term B-1 Loans at such time.

“Dollar Fixed Rate Term B-1 Loans” has the meaning specified in the Third Amendment.

“Dollar Prepayment Premium” has the meaning set forth in Section 2.05(a)(iv).

“Domestic Subsidiary” means any Subsidiary of the Parent Borrower that (i) is organized under the laws of the United States, any state thereof or the District of Columbia and (ii) is not (a) a Foreign Subsidiary or (b) a FSHCO.

“Dutch Auction” means an auction (an “Auction”) conducted by Holdings or one of its Subsidiaries in order to purchase Term Loans in accordance with the following procedures or such other procedures as may be agreed to between the Administrative Agent and the Borrower Representative:

(a) Notice Procedures. In connection with any Auction, the Borrower Representative shall provide notification to the Administrative Agent (for distribution to the Appropriate Lenders) of the Tranche of Term Loans that will be the subject of the Auction (an “Auction Notice”). Each Auction Notice shall be in a form reasonably acceptable to the Administrative Agent and shall specify (i) the total cash value of the bid, in a minimum amount of $10,000,000 with minimum increments of $2,000,000 in excess thereof (the “Auction Amount”) and (ii) the discounts to par, which shall be expressed as a range of percentages of the par principal amount of such Term Loans at issue (the “Discount Range”), representing the range of purchase prices that could be paid in the Auction.

(b) Reply Procedures. In connection with any Auction, each applicable Lender may, in its sole discretion, participate in such Auction by providing the Administrative Agent with a notice of participation (the “Return Bid”) which shall be in a form reasonably acceptable to the Administrative Agent and shall specify (i) a discount to par that must be expressed as a price (the “Reply Discount”), which must be within the Discount Range, and (ii) a principal amount of the applicable Loans such Lender is willing to sell, which must be in increments of $2,000,000 or in an amount equal to such Lender’s entire remaining amount of the applicable Loans (the “Reply Amount”). Lenders may only submit one Return Bid per Auction. In addition to the Return Bid, each Lender wishing to participate in such Auction must execute and deliver, to be held in escrow by the Administrative Agent, an assignment and acceptance agreement in a form reasonably acceptable to the Administrative Agent.

(c) Acceptance Procedures. Based on the Reply Discounts and Reply Amounts received by the Administrative Agent, the Administrative Agent, in consultation with the Borrower Representative, will determine the applicable discount (the “Applicable Discount”) for the Auction, which shall be the lowest Reply Discount for which Holdings or its Subsidiary, as applicable, can complete the Auction at the Auction Amount; provided that, in the event that the Reply Amounts are insufficient to allow Holdings or its Subsidiary, as applicable, to complete a purchase of the entire Auction Amount (any such Auction, a “Failed Auction”), Holdings or such Subsidiary shall either, at its election, (i) withdraw the Auction or (ii) complete the Auction at an Applicable Discount equal to the highest Reply Discount. Holdings or its Subsidiary, as applicable, shall purchase the applicable Loans (or the respective portions thereof) from each applicable Lender with a Reply Discount that is equal to or greater than the Applicable Discount (“Qualifying Bids”) at the Applicable Discount; provided that if the aggregate proceeds required to purchase all applicable Loans subject to Qualifying Bids would exceed the Auction Amount for such Auction, Holdings or its Subsidiary, as applicable, shall purchase such Loans at the Applicable Discount ratably based on the principal amounts of such Qualifying Bids (subject to adjustment for rounding as specified by the Administrative Agent). Each participating Lender will receive notice of a Qualifying Bid as soon as reasonably practicable but in no case later than five Business Days from the date the Return Bid was due.

(d) Additional Procedures. Once initiated by an Auction Notice, Holdings or its Subsidiary, as applicable, may not withdraw an Auction other than a Failed Auction. Furthermore, in connection with any Auction, upon submission by a Lender of a Qualifying Bid, such Lender will be obligated to sell the entirety or its allocable portion of the Reply Amount, as the case may be, at the Applicable Discount.

“EEA Financial Institution” means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Election Period” has the meaning set forth in Section 2.08(a).

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.07(b) (subject to receipt of such consents, if any, as may be required for the assignment of the applicable Loan to such Person under Section 10.07(b)(iii)).

“EMU” means the economic and monetary union as contemplated in the Treaty on European Union.

“Engagement Letter” means the Engagement Letter, dated as of August 25, 2018 and as amended by that certain Fee Letter and Amendment to Bank Engagement Letter dated as of February 19, 2019, by and among the Borrowers and JPM.

“Environmental Laws” means any and all federal, state, local and foreign statutes, laws, including applicable common law, regulations, ordinances, rules, judgments, orders, decrees, permits, licenses or governmental restrictions relating to pollution, the protection of the environment, the release of Hazardous Materials into the environment and human exposure to Hazardous Materials, including those related to hazardous materials, substances or wastes, air emissions and discharges to public pollution control systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, monitoring or oversight by a Governmental Authority, fines, penalties or indemnities), of the Borrowers, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) any actual or alleged violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) human exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other binding consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equity Interests” means, with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities).

“ERISA” means the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder, each as amended or modified from time to time.

“ERISA Affiliate” means any Person who together with any Loan Party is treated as a single employer within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Plan; (b) the withdrawal of any Loan Party or any ERISA Affiliate from a Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Loan Party or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA) or insolvent (within the meaning of Section 4245 of ERISA) or is in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA); (d) the filing of a notice of intent to terminate or the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, respectively, (e) the institution by the PBGC of proceedings to terminate a Plan or Multiemployer Plan; (f) the imposition of any liability under Sections 4062, 4063, 4064, 4069, 4201 or ~~4204upon~~4204 upon any Loan Party or any ERISA Affiliate; (g) the conditions for the imposition of a lien under Section 430(k) of the Code or Section 303(k) of ERISA shall have been met with respect to any Plan; (h) any Foreign Benefit Event or (i) any other similar event or condition with respect to a Plan or Multiemployer Plan that could reasonably be expected to result in liability of the Parent Borrower or any Subsidiary.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“EURIBOR Screen Rate” means the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period displayed (before any correction, recalculation or republication by the administrator) on page EURIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters as of 11:00 a.m. Brussels time two TARGET Days prior to the commencement of such Interest Period. If such page or service ceases to be available, the Administrative Agent may specify another page or service displaying the relevant rate after consultation with the Borrower Representative. If the EURIBOR Screen Rate shall be less than zero, the EURIBOR Screen Rate shall be deemed to be zero for purposes of this Agreement.

~~“Eurodollar Rate” means, with respect to any Eurodollar Rate Borrowing for any Interest Period, the EURIBOR Screen Rate at approximately 11:00 a.m., Brussels time, two Business Days prior to the commencement of such Interest Period; provided that if the EURIBOR Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) then the Eurodollar Rate shall be the Interpolated Rate.~~

~~“Eurodollar Rate Loan” means a Loan that bears interest at the Eurodollar Rate. All Eurodollar Rate Loans shall be denominated in Euros.~~

“Euro” or “€” means the official lawful currency of the participating member states of the EMU.

“Euro Prepayment Premium” has the meaning set forth in Section 2.05(a)(iv).

“Euro Term B-1 Commitment” means, as to each Term Lender, its obligation to make ~~Initial~~ Euro Term B-1 Loans to the Borrowers pursuant to Section 2.01(a)(ii) in an aggregate principal amount not to exceed the amount set forth opposite such Term Lender’s name on Schedule ~~2.01~~I of the Third Amendment under the caption “Euro Term B-1 Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Term Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The initial aggregate amount of the Euro Term B-1 Commitments as of the Third Amendment Effective Date is €~~450,000,000~~440,000,000.00.

“Euro Term B-1 Loans” has the meaning specified in the Third Amendment.

“Eurodollar Rate” means, with respect to any Eurodollar Rate Borrowing for any Interest Period, the EURIBOR Screen Rate at approximately 11:00 a.m., Brussels time, two Business Days prior to the commencement of such Interest Period; provided that if the EURIBOR Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) then the Eurodollar Rate shall be the Interpolated Rate.

“Eurodollar Rate Loan” means a Loan that bears interest at the Eurodollar Rate. All Eurodollar Rate Loans shall be denominated in Euros.

“Event of Default” has the meaning specified in Section 8.01.

“Excess Cash Flow” means, for any period, an amount equal to the excess of

(a) the sum, without duplication, of:

(i) Consolidated Net Income for such period;

(ii) an amount equal to the amount of all Non-Cash Charges to the extent deducted in arriving at such Consolidated Net Income;

(iii) decreases in Consolidated Working Capital (except as a result of the reclassification of items from short-term to long-term or vice versa), decreases in long-term accounts receivable and increases in the long-term portion of deferred revenue for such period (other than any such decreases or increases, as applicable, arising from acquisitions or Dispositions of assets, business units or property by the Getty Borrower or any of its Restricted Subsidiaries completed during such period);

(iv) an amount equal to the aggregate net non-cash loss on the sale, transfer or other Disposition of assets, business units or property by the Getty Borrower and its Restricted Subsidiaries during such period (other than sales, transfers or other Dispositions in the ordinary course of business) to the extent deducted in arriving at such Consolidated Net Income;

(v) cash payments received in respect of Swap Contracts during such period to the extent not included in arriving at such Consolidated Net Income; and

(vi) income tax expense to the extent deducted in arriving at such Consolidated Net Income;

minus

(b) the sum, without duplication, of:

(i) an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income and cash expenses, charges or losses excluded from Consolidated Net Income pursuant to clauses (a) through (i) of the definition of “Consolidated Net Income”;

(ii) without duplication of amounts deducted pursuant to clause (xi) below in prior fiscal years, the amount of Capital Expenditures made in cash or accrued during such period, except to the extent that such Capital Expenditures were financed by the issuance or incurrence of Indebtedness (other than revolving Indebtedness) by, or the issuance of Equity Interests by, or the making of capital contributions to, the Getty Borrower or any of its Restricted Subsidiaries or using the proceeds of any Disposition outside the ordinary course of business or other proceeds not in included in Consolidated Net Income;

(iii) the aggregate amount of all principal payments and repayments of Indebtedness of the Getty Borrower and its Restricted Subsidiaries (including, without limitation: (A) the principal component of payments in respect of Capitalized Lease Obligations ~~and~~, (B) the amount of any mandatory prepayment of Term Loans actually made pursuant to Section 2.05(b)(ii) and any mandatory redemption or prepayment of Indebtedness secured by the Collateral on a pari passu basis with the Obligations to the extent made with proceeds that resulted in an increase to Consolidated Net Income and not in excess of the amount of such increase and (C) the amount of any such Indebtedness purchased by Holdings or any of its Subsidiaries and subsequently cancelled) but excluding (1) all ~~other~~ prepayments and/or redemptions of Term Loans and such other Indebtedness to the extent deducted in determining the amount of the mandatory prepayment for such period pursuant to Section 2.05(b)(i) ~~and~~, (2) all prepayments of revolving credit loans and swing line loans permitted hereunder made during such period (other than in respect of any revolving credit facility to the extent there is an equivalent permanent reduction in commitments thereunder)~~)~~, ~~except~~and (3) all such payments to the extent financed by Indebtedness (other than revolving Indebtedness) by, or the issuance of Equity Interests by, or the making of capital contributions to, the Getty Borrower or any of its Restricted Subsidiaries or using the proceeds of any Disposition outside the ordinary course of business or other proceeds not in included in Consolidated Net Income;

(iv) an amount equal to the aggregate net non-cash gain on the sale, transfer or other Dispositions of property by the Getty Borrower and its Restricted Subsidiaries during such period (other than a Disposition in the ordinary course of business) to the extent included in arriving at such Consolidated Net Income;

(v) increases in Consolidated Working Capital (except as a result of the reclassification of items from short term to long term or vice versa), increases in long term accounts receivable and decreases in the long-term portion of deferred revenue for such period (other than any such increases or decreases, as applicable, arising from acquisitions or Dispositions by the Getty Borrower and its Restricted Subsidiaries during such period);

(vi) cash payments by the Getty Borrower and its Restricted Subsidiaries during such period in respect of long-term liabilities of the Getty Borrower and its Restricted Subsidiaries other than Indebtedness, except to the extent that such payments were financed by the issuance or incurrence of Indebtedness (other than revolving Indebtedness) by, or the issuance of Equity Interests by, or the making of capital contributions to, the Getty Borrower or any of its Restricted Subsidiaries or using the proceeds of any Disposition outside the ordinary course of business or other proceeds not in included in Consolidated Net Income to the extent such payments were not deducted in calculating Consolidated Net Income for such period;

(vii) without duplication of amounts deducted pursuant to clause (xi) below in prior fiscal years, the amount of Investments (other than Investments made pursuant to Section 7.02(a), (c), (h), (l), (q), (r), (v), (z)~~, (cc)~~  or (ff)) and acquisitions made during such period, except to the extent that such Investments and acquisitions were financed by the issuance or incurrence of Indebtedness (other than revolving Indebtedness) by, or the issuance of Equity Interests by, or the making of capital contributions to, the Getty Borrower or any of its Restricted Subsidiaries or using the proceeds of any Disposition outside the ordinary course of business or other proceeds not in included in Consolidated Net Income;

(viii) the amount of Restricted Payments paid in cash during such period (other than pursuant to Section 7.06(a)~~)~~  (with respect to payments made to the Getty Borrower or any Restricted Subsidiary), (c), (f) (other than any Restricted Payment in the form of a cash distribution to any Parent Holding Company that is (i) made in connection with the Merger Agreement or any of the transactions contemplated thereby (including any fees, expenses or charges related thereto or with respect to the incurrence, refinancing or repayment of any Indebtedness) or (ii) used to fund any other expenditure of any Parent Holding Company), or (k)), except to the extent that such Restricted Payments were financed by the issuance or incurrence of Indebtedness (other than revolving Indebtedness) by, or the issuance of Equity Interests by, or the making of capital contributions to, the Getty Borrower or any of its Restricted Subsidiaries or using the proceeds of any Disposition outside the ordinary course of business or other proceeds not in included in Consolidated Net Income;

(ix) the aggregate amount of expenditures actually made by the Getty Borrower and its Restricted Subsidiaries in cash during such period (including expenditures for the payment of financing fees) to the extent that such expenditures are not expensed during such period and were not otherwise deducted in calculating Consolidated Net Income for such period, except to the extent that such expenditures were financed by the issuance or incurrence of Indebtedness (other than revolving Indebtedness) by, or the issuance of Equity Interests by, or the making of capital contributions to, the Getty Borrower or any of its Restricted Subsidiaries or using the proceeds of any Disposition outside the ordinary course of business or other proceeds not in included in Consolidated Net Income;

(x) the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by the Getty Borrower and its Restricted Subsidiaries during such period that are required to be made in connection with any prepayment of Indebtedness, except to the extent that such payments were financed by the issuance or incurrence of Indebtedness (other than revolving Indebtedness) by, or the issuance of Equity Interests by, or the making of capital contributions to, the Getty Borrower or any of its Restricted Subsidiaries or using the proceeds of any Disposition outside the ordinary course of business or other proceeds not in included in Consolidated Net Income;

(xi) without duplication of amounts deducted from Excess Cash Flow in other periods, at the option of the Getty Borrower, (A) the aggregate consideration required to be paid in cash ~~by~~(the “Contract Consideration”) by (1) the Getty Borrower or any of its Affiliates pursuant to the Merger Agreement or otherwise in connection with the Merger, or (2) the Getty Borrower or any of its Restricted Subsidiaries pursuant to other binding contracts ~~(the “Contract Consideration”)~~ entered into prior to or during such period relating to Investments (other than Investments made pursuant to Section 7.02(a), (c), (h), (l), (q), (r), (v), (z), ~~(cc)~~ or (ff)) ~~or~~, Capital Expenditures or acquisitions of Intellectual Property or other assets and (B) any other planned cash expenditures (the “Planned Expenditures”) by the Getty Borrower or any of its Affiliates in connection with the Merger Agreement and the transactions contemplated thereby (including any fees, expenses or charges related thereto or with respect to the incurrence, refinancing or repayment of any Indebtedness), in each case, to be consummated or made during the period of four consecutive fiscal quarters of the Getty Borrower following the end of such period; provided that to the extent that the aggregate amount of cash actually utilized to finance such ~~Investments or Capital Expenditures~~payments during such period of four consecutive fiscal quarters (except to the extent financed by the issuance or incurrence of Indebtedness (other than revolving Indebtedness) by, or the issuance of Equity Interests by, or the making of capital contributions to, the Getty Borrower or any of its Restricted Subsidiaries or using the proceeds of any Disposition outside the ordinary course of business or other proceeds not in included in Consolidated Net Income) is less than the Contract Consideration and the Planned Expenditures, the amount of such shortfall shall be added to the calculation of Excess Cash Flow, at the end of such period of four consecutive fiscal quarters;

(xii) income taxes (including penalties and interest) paid in cash in such period; and

(xiii) cash expenditures made in respect of Swap Contracts during such period to the extent not deducted in calculating Consolidated Net Income for such period.

“Excess Cash Flow Period” means any fiscal year of the Getty Borrower, commencing with the fiscal year ending on December 31, ~~2019~~2025.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Equity Interests” shall mean (i) Equity Interests to the extent the grant of a security interest therein is prohibited by Law or requires a consent not obtained of any Governmental Authority pursuant to such Law; (ii) Equity Interests in any Person, other than the Borrower and wholly owned Restricted Subsidiaries, to the extent not permitted by the terms of such Person’s Organization Documents or joint venture documents; (iii) Equity Interests to the extent a security interest in such Equity Interests would result in material adverse tax consequences (including as a result of the operation of Section 956 of the Code or any similar Law in any applicable jurisdiction) as determined in good faith by the Borrower Representative in writing in consultation with the Collateral Agent; (iv) Equity Interests as to which the Collateral Agent and the Borrower Representative reasonably agree in writing that the cost of obtaining such a security interest or perfection thereof are excessive in relation to the benefit to the Lenders of the security to be afforded thereby; (v) all Voting Equity Interests in excess of 65% of the Voting Equity Interests of (A) any Foreign Subsidiaries or (B) any FSHCO; and (vi) all Equity Interests of (A) indirect Foreign Subsidiaries (other than, for the avoidance of doubt, first tier Foreign Subsidiaries), (B) any direct or indirect Domestic Subsidiary that is not a Guarantor that is a Subsidiary of a Foreign Subsidiary, (C) any Immaterial Subsidiary that is not a Guarantor or (D) any Unrestricted Subsidiary.

“Excluded Information” has the meaning specified in Section 10.07(k).

“Excluded Property” shall mean (a) any Excluded Equity Interest, (b) any fee-owned real property that does not constitute Material Real Property and all leasehold interests in real property, (c) vehicles and other assets subject to certificates of title, (d) letter of credit rights with a value (as determined in good faith by the Borrower Representative, which determination shall be conclusive) of less than $7,500,000, (e) Commercial Tort ~~Claims~~Action (as defined in the Security Agreement) with a value of less than $7,500,000 (as determined in good faith by the Borrower Representative, which determination shall be conclusive), (f) any asset or property to the extent the grant of a security interest therein is prohibited by Law or requires a consent not obtained of any Governmental Authority pursuant to such Law, (g) assets to the extent a security interest in such assets would result in material adverse tax consequences (including as a result of the operation of Section 956 of the Code or any similar Law in any applicable jurisdiction) as reasonably determined by the Borrower Representative in writing in consultation with the ~~Administrative~~Collateral Agent, (h) any lease, license or other agreement or contract or any property subject to a purchase money security interest or similar arrangement to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement or contract or purchase money arrangement or create a right of termination in favor of any other party thereto (other than the Parent Borrower or a wholly owned Subsidiary) after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code of any applicable jurisdiction and other than Proceeds (as defined in the Security Agreement) and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code of any applicable jurisdiction notwithstanding such prohibition, (i) those assets as to which the Collateral Agent and the Borrower Representative agree in writing that the cost of obtaining such a security interest or perfection thereof are excessive in relation to the benefit to the Lenders of the security to be afforded thereby, (j) any governmental licenses or state or local franchises, charters and authorizations, to the extent security interests in such licenses, franchises, charters or authorizations are prohibited or restricted thereby after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code of any applicable jurisdiction and (k) “intent-to-use” trademark or service mark applications.

“Excluded Subsidiary” means any Subsidiary that is (a) a Foreign Subsidiary, (b) an Unrestricted Subsidiary, (c) a FSHCO, (d) not wholly owned directly by the Borrower Representative or one or more of its wholly owned Restricted Subsidiaries, (e) an Immaterial Subsidiary that is designated as such by the Parent Borrower, (f) established or created pursuant to Section 7.02(x) and meeting the requirements of the proviso thereto; provided that such Subsidiary shall only be an Excluded Subsidiary for the period immediately prior to such acquisition, (g) a Permitted Receivables Financing Subsidiary, (h) a Subsidiary that is prohibited by applicable Law from guaranteeing the Facilities, or which would require governmental (including regulatory) consent, approval, license or authorization to provide a guarantee unless, such consent, approval, license or authorization has been received, (i) a subsidiary that is prohibited from guaranteeing the Facilities by any Contractual Obligation in existence on the Closing Date (or, in the case of any newly acquired Subsidiary, in existence at the time of acquisition but not entered into in contemplation thereof), (j) a Subsidiary with respect to which the provision of such guarantee of the Obligations would result in adverse tax consequences to Holdings, the Parent Borrower or one of its Subsidiaries (as determined in good faith by the Borrower Representative and notified in writing to the Administrative Agent), (k) a not-for-profit Subsidiary, (l) any Captive Insurance Subsidiary, or (m) any Subsidiary to the extent the cost of providing such guarantee is excessive in relation to the value afforded thereby as reasonably agreed by the Borrower Representative and the Administrative Agent; provided that the Borrower Representative, in its sole discretion, may cause any Restricted Subsidiary that is a Domestic Subsidiary and qualifies as an Excluded Subsidiary to become a Guarantor in accordance with the definition thereof and thereafter such Subsidiary shall not constitute an “Excluded Subsidiary”.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Excluded Taxes” has the meaning set forth in Section 3.01(a).

“Executive Order” has the meaning specified in Section 5.20.

“Existing Credit Agreement” means that certain Credit Agreement, dated as of October 18, 2012 (as amended by that certain First Amendment to Credit Agreement, dated as of December 20, 2013, that certain Second Amendment to Credit Agreement, dated as of October 17, 2017, that certain Third Amendment to Credit Agreement, dated as of March 22, 2018, and as may be further amended, restated, amended and restated, supplemented or otherwise modified on or prior to the date hereof), by and among the Borrowers, the several lenders from time to time party thereto, and JPM (as successor to Barclays Bank PLC), as administrative agent.

“Existing Indebtedness Refinancing” has the meaning given to such term in the ~~definition of Transactions~~preliminary statements to this Agreement.

“Existing Loans” has the meaning specified in Section 2.15(a).

“Existing Revolving Loans” has the meaning specified in Section 2.15(a).

“Existing Revolving Tranche” has the meaning specified in Section 2.15(a).

“Existing Term Loans” has the meaning specified in Section 2.15(a).

“Existing Term Tranche” has the meaning specified in Section 2.15(a).

“Existing Tranche” has the meaning specified in Section 2.15(a).

“Extended Loans” has the meaning specified in Section 2.15(a).

“Extended Revolving Commitments” has the meaning specified in Section 2.15(a).

“Extended Revolving Loan” has the meaning specified in Section 2.15(a).

“Extended Revolving Tranche” has the meaning specified in Section 2.15(a).

“Extended Term Loans” has the meaning specified in Section 2.15(a).

“Extended Term Tranche” has the meaning specified in Section 2.15(a).

“Extended Tranche” has the meaning specified in Section 2.15(a).

“Extending Lender” has the meaning specified in Section 2.15(b).

“Extension” has the meaning specified in Section 2.15(b).

“Extension Amendment” has the meaning specified in Section 2.15(c).

“Extension Date” has the meaning specified in Section 2.15(d).

“Extension Election” has the meaning specified in Section 2.15(b).

“Extension Request” has the meaning specified in Section 2.15(a).

“Facility” means the ~~Initial~~ Dollar Fixed Rate Term B-1 Loans, the ~~Initial~~ Euro Term B-1 Loans and the Term Commitments with respect thereto, the 2023 Revolving Facility, and any other facility hereunder, as the context may require.

“Failed Auction” has the meaning set forth in the definition of “Dutch Auction.”

“Fair Market Value” means, with respect to any asset or group of assets on any date of determination, the value of the consideration obtainable in a sale of such asset at such date of determination assuming a sale by a willing seller to a willing purchaser dealing at arm’s length and arranged in an orderly manner over a reasonable period of time having regard to the nature and characteristics of such asset, as determined in good faith by the Borrower Representative (which determination shall be conclusive).

“FATCA” has the meaning specified in Section 3.01(a).

“FCPA” has the meaning specified in Section 5.22.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as the NYFRB shall set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to zero for the purposes of this Agreement.

“Financial Covenant Event of Default” has the meaning specified in Section 8.01(b).

“First Amendment” means that certain First Amendment to Credit Agreement, dated as of February 3, 2023, by and among the Borrowers, the Administrative Agent and the other Loan Parties party thereto.

“First Amendment Effective Date” has the meaning specified in the First Amendment.

“Fixed Basket” has the meaning specified in Section 1.11(c).

“Fixed Rate” has the meaning set forth in Section 2.08(a).

“Flood Insurance Laws” means, collectively, (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statue thereto, (iii) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto, (iv) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (v) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.

“Foreign Asset Sale” has the meaning specified in Section 2.05(d).

“Foreign Benefit Event” means, with respect to any Foreign Plan, (a) the existence of unfunded liabilities in excess of the amount permitted under any applicable Law, or in excess of the amount that would be permitted absent a waiver from a Governmental Authority, (b) the failure to make the required contributions or payments, under any applicable Law, on or before the due date for such contributions or payments, (c) the receipt of a notice from a Governmental Authority relating to the intention to terminate any such Foreign Plan or to appoint a trustee or similar official to administer any such Foreign Plan, or alleging the insolvency of any such Foreign Plan, (d) the incurrence of any liability by the Parent Borrower or any of its Subsidiaries under applicable Law on account of the complete or partial termination of such Foreign Plan or the complete or partial withdrawal of any participating employer therein or (e) the occurrence of any transaction that is prohibited under any applicable Law and that could reasonably be expected to result in the incurrence of any liability by the Parent Borrower or any of its Subsidiaries, or the imposition on the Parent Borrower or any of its Subsidiaries of, any fine, excise tax or penalty resulting from any noncompliance with any applicable Law.

“Foreign Lender” has the meaning specified in Section 10.15(b)~~(i)~~.

“Foreign Plan” means any benefit plan established, maintained or contributed to by the Parent Borrower or any of its Subsidiaries and subject to the Law of any jurisdiction other than the United States (other than a plan maintained exclusively by a Governmental Authority).

“Foreign Recovery Event” has the meaning specified in Section 2.05(d).

“Foreign Subsidiary” means any Subsidiary of the Parent Borrower which is neither (a) organized under the laws of the United States, any state thereof or the District of Columbia nor (b) a FSHCO. Notwithstanding anything to the contrary in this Agreement, any Subsidiary of a Person described in the immediately preceding sentence shall be deemed to be a Foreign Subsidiary under this Agreement.

“FRB” means the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to an L/C Issuer, such Defaulting Lender’s Pro Rata Share of the outstanding L/C Obligations (other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof) and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Pro Rata Share of Swing Line Loans (other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof).

“FSHCO” means any Subsidiary (i) that is organized under the laws of the United States, any state thereof or the District of Columbia and (ii) has no material assets other than Equity Interests (or Equity Interests and Indebtedness) of one or more Foreign Subsidiaries (or Subsidiaries thereof), intellectual property relating to such Foreign Subsidiaries (or Subsidiaries thereof) and other assets (including cash and Cash Equivalents) incidental to an ownership interest in any such securities, Indebtedness, intellectual property or Subsidiaries.

“Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“Funded Debt” means all indebtedness of the Getty Borrower and its Restricted Subsidiaries for borrowed money that matures more than one year from the date of its creation or matures within one year from such date that is renewable or extendable, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including Indebtedness in respect of the Loans.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, as in effect from time to time.

“Getty Borrower” has the meaning specified in the introductory paragraph to this Agreement.

“Getty Images” has the meaning specified in the introductory paragraph to this Agreement.

“Getty Investors” means, collectively, Getty Investments, L.L.C., October 1993 Trust, Mark H. Getty, The Options Settlement, or any lineal descendant of J. Paul Getty (including (x) children of any such lineal descendant by adoption and step children, and (y) the spouse of any such lineal descendant), or any Affiliate of the foregoing, or any trusts, partnerships or limited liability companies for the benefit of any of the foregoing, or any of their heirs, executors, successors and legal representatives, who at any date beneficially own or have the right to acquire, directly or indirectly, Equity Interests of Holdings or any Parent Holding Company.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Granting Lender” has the meaning specified in Section 10.07(g).

“Guarantee” means, as to any Person, without duplication, any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any such obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance of such Indebtedness or other monetary obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other monetary obligation or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term “Guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary or reasonable indemnity obligations in effect on the Closing Date, or entered into in connection with any acquisition or Disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith (which determination shall be conclusive). The term “Guarantee” as a verb has a corresponding meaning.

“Guarantors” means, collectively, Holdings and the Restricted Subsidiaries of the Parent Borrower listed on Schedule 1 (such Restricted Subsidiaries of the Parent Borrower not to include the Getty Borrower or any Excluded Subsidiary) and each other Restricted Subsidiary of the Parent Borrower that executes and delivers a guaranty or guaranty supplement pursuant to Section 6.12 (including any Domestic Subsidiary designated as a Guarantor by the Parent Borrower).

“Guaranty” means the Guaranty, made by each Guarantor in favor of the Collateral Agent for the benefit of the Secured Parties, substantially in the form of Exhibit F.

“Hazardous Materials” means any hazardous or toxic chemicals, materials, substances or waste which is listed, classified or regulated by any Governmental Authority as “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” “toxic wastes,” “contaminants” or “pollutants,” or words of similar import, under any Environmental Law, including petroleum or petroleum products (including gasoline, crude oil or any fraction thereof), asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas and urea formaldehyde.

“Hedge Bank” means any Person that (i) at the time it enters into a Swap Contract, is a Lender or an Agent or an Affiliate of a Lender or an Agent, (ii) within 30 days after the time it enters into a Swap Contract, becomes a Lender or an Agent or an Affiliate of a Lender or an Agent; provided that no such Person (other than the Administrative Agent and its Affiliates) shall be considered a Hedge Bank or a Secured Party until such time as it shall have delivered written notice to the Administrative Agent that such Person has become a Lender or an Agent or an Affiliate of a Lender or an Agent, or (iii) with respect to Swap Contracts in effect as of the Closing Date, is, as of the Closing Date, a Lender or an Agent or an Affiliate of a Lender or an Agent and a party to a Swap Contract, in each case, in its capacity as a party to such Swap Contract.

“Holdings” has the meaning specified in the introductory paragraph to this Agreement. In the event Holdings consummates any merger, amalgamation or consolidation in accordance with Section 7.14, the surviving Person in such merger, amalgamation or consolidation shall be deemed to be “Holdings” for all purposes of this Agreement and the other Loan Documents.

“Honor Date” has the meaning specified in Section 2.03(c)(i).

“Immaterial Subsidiary” means any Subsidiary of the Getty Borrower that, as of the last day of the most recently ended Test Period on or prior to the date of determination, does not have (a) assets (when combined with the assets of all other Immaterial Subsidiaries, after eliminating intercompany obligations) in excess of 5.0% of Consolidated Total Assets or (b) revenues for the period of four consecutive fiscal quarters ending on such date (when combined with the revenues of all Immaterial Subsidiaries, after eliminating intercompany obligations) in excess of 5.0% of the consolidated revenues of the Getty Borrower and its Restricted Subsidiaries for such period.

“Impacted Interest Period” has the meaning assigned to it in the definition of “Eurodollar Rate.”

“Impositions” has the meaning ~~set forth~~specified in Section 3.01(a).

“Increase Supplement” has the meaning specified in Section 2.14(c).

“Incremental Amount” means the sum of (a) ~~$125,000,000 (~~on and after the Merger Closing Date, the greater of $150,000,000 and 50% of Consolidated EBITDA as of the most recently ended Test Period, less (i) the aggregate amount of any and all prior Incremental Commitments and issuances of New Incremental Notes pursuant to Section 2.14 and Section 2.17, respectively~~)~~, less (ii) the aggregate amount of Senior Notes (or direct or indirect refinancing Indebtedness in respect thereof that is not secured by the Collateral on a pari passu basis with the Liens securing the Obligations) that have been, or substantially concurrently with any incurrence of Indebtedness pursuant to this clause (a) are, modified, refinanced, refunded, renewed, replaced, exchanged or extended with Indebtedness secured by the Collateral on a pari passu basis with the Liens securing the Obligations; provided that this clause (a) shall not be available for any refinancing of the Senior Notes (or of any direct or indirect refinancing Indebtedness in respect of the Senior Notes that is not secured by the Collateral on a pari passu basis with the Liens securing the Obligations) with Indebtedness secured by the Collateral on a pari passu basis with the Liens securing the Obligations, (b) the sum of (i) the amount of any voluntary prepayments of Terms Loans pursuant to Section 2.05(a), (ii) the amount of any permanent reduction of any Commitment pursuant to Section 2.06(a) and (iii) the aggregate principal amount of any reduction in the outstanding principal amount of the Term Loans resulting from assignments to (and purchases by) Holdings, the Parent Borrower or any of its Restricted Subsidiaries pursuant to Section 10.07(j), (iv) the amount of any voluntary prepayment, repurchase or redemption of New Incremental Notes by Holdings, the Parent Borrower or any of its Restricted Subsidiaries, in each case, except to the extent funded with proceeds of Funded Debt (other than revolving Funded Debt) and (v) $30,000,000; provided that this clause (v) shall only be available for Incremental Revolving Commitments and not for any other purpose ~~and~~, (c) an amount equal to the Permitted Merger Closing Date Basket Amount; provided that such amount (x) shall be available to be incurred on the Merger Closing Date only (other than with respect to Incremental Loans or New Incremental Notes funded into escrow pending consummation of the Merger, which Incremental Loans or New Incremental Notes shall not be permitted to be released from escrow prior to the Merger Closing Date, except to the extent such release is substantially concurrent), (y) shall be used solely for Permitted Merger Closing Date Uses, and (z) shall only be permitted to be relied upon if, on the Merger Closing Date, the Borrowers shall have first used all capacity to incur Incremental Facilities under either clause (d)(i) or clause (d)(ii)(B) of this definition, as applicable, and (d), (i) in the case of any Incremental Commitment or New Incremental Notes secured on a pari passu basis with the Term B-1 Loans, an additional unlimited amount if the Consolidated Total First Lien Debt to Consolidated EBITDA Ratio as of the most recently ended Test Period prior to the incurrence of any such Incremental Commitment or issuance of such New Incremental Notes, calculated on a Pro Forma Basis, after giving effect to such incurrence or issuance (or ~~after~~, in the case of Incremental Revolving Commitments, after giving Pro Forma Effect to the incurrence of the entire committed amount of such additional amount), including the application of the proceeds thereof (without “netting” the cash proceeds of the applicable Incremental Commitment or New Incremental Notes) as if such incurrence or issuance had occurred on the first day of such Test Period, shall be no greater than ~~4.50~~3.00:1.00 and (ii) in the case of any Incremental Commitment or New Incremental Notes that are unsecured or secured on a junior lien basis to the Term B-1 Loans, an additional unlimited amount if the Consolidated Total Debt to Consolidated EBITDA Ratio as of the most recently ended Test Period prior to the incurrence of such Incremental Commitment or issuance of New Incremental Notes, calculated on a Pro Forma Basis, after giving effect to such incurrence or issuance (or in the case of Incremental Revolving Commitments, after giving Pro Forma Effect to the incurrence of the entire committed amount of such additional amount), including the application of the proceeds thereof (without “netting” the cash proceeds of the applicable Incremental Commitment or New Incremental Notes) as if such incurrence or issuance had occurred on the first day of such Test Period, (A) prior to the Merger Closing Date, shall be no greater than 5.00:1.00 and (B) on and after the Merger Closing Date, shall be no greater than 4.00:1.00 (it being understood that (i) if Pro Forma Effect is given to the entire committed amount of any such additional amount, such committed amount may thereafter be borrowed and reborrowed, in whole or in part, from time to time, without further compliance with this clause and (ii) ~~for purposes of calculating the~~if any such Incremental Commitments are being incurred in respect of delayed draw term loans, at the election of the Borrower Representative, calculation of such Consolidated Total First Lien Debt to Consolidated EBITDA Ratio~~, any additional amount incurred pursuant to clause (a) through (c) shall be treated as if such amount is~~ or Consolidated Total ~~First Lien~~ Debt~~, regardless of whether such amount is actually secured on a pari passu basis with the Obligations~~ to Consolidated EBITDA Ratio, as applicable, may be tested on each date of incurrence of such delayed draw term loans rather than on the date of incurrence of such Incremental Commitments); provided, that solely for purposes of such calculation, (x) if any Incremental Commitment or New Incremental Note is intended to be incurred or issued under clause (~~c~~d) above and any other clause of this paragraph in a single transaction or series of related transactions, (I) the permissibility of the portion of such Incremental Commitment or New Incremental ~~Note~~Notes to be incurred or issued, as applicable, under clause (~~c~~d) above shall first be determined without giving effect to any ~~New~~ Incremental Commitment or New Incremental ~~Note~~Notes to be incurred or issued, as applicable, under any other clause of this paragraph, but giving full Pro Forma Effect to the use of proceeds of the entire amount of such Incremental Commitment or New Incremental ~~Note~~Notes and the related transactions (without “netting” the cash proceeds of the applicable Incremental Commitment or New Incremental ~~Note~~Notes), and (II) the permissibility of the portion of such Incremental Commitment or New Incremental ~~Note~~Notes to be incurred or issued, as applicable, under the other applicable clauses of this paragraph shall be determined thereafter and (y) in the case of any Incremental Commitment then being incurred, a full drawing of Loans under such Incremental Commitment shall be assumed.

“Incremental Commitment Amendment” has the meaning specified in Section 2.14(d).

“Incremental Commitments” has the meaning specified in Section 2.14(a).

“Incremental Loans” has the meaning specified in Section 2.14(d).

“Incremental Revolving Commitments” has the meaning specified in Section 2.14(a).

“Incremental Revolving Loan” means Loans made pursuant to Incremental Revolving Commitments.

“Incremental Term Loan” means Loans made pursuant to Incremental Term Loan Commitments.

“Incremental Term Loan Commitments” has the meaning specified in Section 2.14(a).

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all indebtedness of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements, or other similar instruments;

(b) the maximum amount of (i) all letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, and (ii) surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person;

(c) net obligations of such Person under any Swap Contract;

(d) all obligations of such Person to pay the deferred purchase price of property (other than (i) trade accounts payable in the ordinary course of business, (ii) any such obligations incurred under ERISA, (iii) any earn-out obligation except to the extent such earn-out obligation has been determined by such Person in good faith to be due and payable and is not paid within 60 days after the date of such determination (in the amount so determined to be due and payable and remaining unpaid), (iv) expenses and other liabilities accrued in the ordinary course of business, (v) obligations resulting from take-or pay contracts entered into in the ordinary course of business and (vi) obligations due within six months of the date of incurrence);

(e) Indebtedness of any other Person secured by a Lien on property owned or being purchased by such Person, whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f) all Capitalized Lease Obligations;

(g) all obligations of such Person in respect of Disqualified Equity Interests; and

(h) all Guarantees of such Person in respect of any of the foregoing obligations of another Person~~.~~;

provided that Indebtedness shall not include (i) prepaid or deferred revenue arising in the ordinary course of business and (ii) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase price of an asset to satisfy warranties or other unperformed obligations of the seller of such asset.

For all purposes hereof, the Indebtedness of any Person shall (A) include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company or the foreign equivalent thereof) in which such Person is a general partner or a joint venturer, except to the extent such Person’s liability for such Indebtedness is otherwise limited and only to the extent such Indebtedness would be included in the calculation of Consolidated Total Debt of such Person and (B) in the case of Holdings, the Parent Borrower and its Subsidiaries, exclude all intercompany Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of Indebtedness of any Person for purposes of clause (e) above shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the Fair Market Value of the property encumbered thereby as determined by such Person in good faith.

~~“Indemnification Agreement” means, collectively, that certain (i) Indemnification Agreement between Super Holdco and/or one or more of its subsidiaries, on the one hand, and one or more of the Getty Investors, on the other hand, entered into on October 18, 2012, as the same may be amended, restated, modified or replaced, from time to time, to the extent such amendment, modification or replacement is not less advantageous to the Lenders in any material respect than such agreement as of the Closing Date and (ii) Indemnification Agreement between Super Holdco and/or one or more of its subsidiaries, on the one hand, and one or more of the Getty Investors, on the other hand, entered into on or about the date hereof, as the same may be amended, restated, modified or replaced, from time to time, to the extent such amendment, modification or replacement is not less advantageous to the Lenders in any material respect than such agreement as of the Closing Date.~~

“Indemnified Liabilities” has the meaning ~~set forth~~specified in Section 10.05.

“Indemnitees” has the meaning ~~set forth~~specified in Section 10.05.

“Information” has the meaning specified in Section 10.08.

“Initial Adjustment Date” has the meaning specified in the definition of “Applicable Commitment Fee”.

“Initial ~~Dollar Term Loans~~Fixed Rate” has the meaning ~~specified~~set forth in Section ~~2.01~~2.08(a).

“Initial Prepayment Premium” means the greater of (A) 1.0% of the principal amount of the applicable Term B-1 Loans and (B) on any date of an applicable prepayment, repayment or assignment, the excess (to the extent positive) of:

(1) with respect to the Dollar Fixed Rate Term B-1 Loans:

(a) the present value at such date of prepayment, repayment or assignment of Dollar Fixed Rate Term B-1 Loans of (i) 105.625% of the outstanding principal amount of Dollar Fixed Rate Term B-1 Loans subject to such prepayment, repayment or assignment, plus (ii) all required interest payments due on such Dollar Fixed Rate Term B-1 Loans to and including the second anniversary of the Third Amendment Effective Date (excluding accrued but unpaid interest, if any), computed upon the date of prepayment, repayment or assignment using a discount rate equal to the Applicable Treasury Rate plus 50 basis points; over

(b) the outstanding principal amount of the Dollar Fixed Rate Term B-1 Loans subject to the applicable prepayment, repayment or assignment; and

~~“Initial~~ (2) with respect to the Euro Term B-1 Loans~~” has the meaning specified in Section 2.01(a)(ii).~~:

(a) the present value at such date of prepayment, repayment or assignment of Euro Term B-1 Loans of (i) 101.000% of the outstanding principal amount of the Euro Term B-1 Loans subject to such prepayment, repayment or assignment, plus (ii) all required interest payments due on such Euro Term B-1 Loans to and including the first anniversary of the Third Amendment Effective Date (excluding accrued but unpaid interest, if any), computed upon the date of prepayment, repayment or assignment using a discount rate equal to the Applicable Bund Rate plus 50 basis points; over

 (b) the outstanding principal amount of the Euro Term B-1 Loans subject to the applicable prepayment, repayment or assignment.

“Initial Term Loans” means the “Initial Dollar Term Loans” and the “Initial Euro Term Loans” that were refinanced on the Third Amendment Effective Date with the proceeds of the Term B-1 Loans.

“Intellectual Property Security Agreements” has the meaning given to such term in the Security Agreement.

“Intercompany Note” means the Intercompany Subordinated Note, dated as of the Closing Date and as supplemented from time to time, substantially in the form of Exhibit N hereto executed by Holdings, the Parent Borrower and each other Restricted Subsidiary of the Parent Borrower.

“Intercreditor Agreement” means an intercreditor agreement (i) in substantially the form of Exhibit L or (ii) in such other form as may be reasonably agreed by the Borrower Representative and the Administrative Agent.

“Interest Payment Date” means, (a) as to any Loan other than a Base Rate Loan or Dollar Fixed Rate Term B-1 Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; provided, however, that if any Interest Period for a Eurodollar Rate Loan or Term Benchmark Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan or Dollar Fixed Rate Term B-1 Loan (including a Swing Line Loan), the last Business Day of each March, June, September and December and the Maturity Date of the Facility under which such Loan was made.

“Interest Period” means, (i) as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter ~~(~~or, ~~in the case of a Eurodollar Rate Loan made on the Closing Date, ending on March 29, 2019) or~~ to the extent consented to by all Appropriate Lenders, twelve months thereafter as selected by the Borrower Representative in a Committed Loan Notice, and (ii) as to each Term Benchmark Loan, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter (in each case, subject to the availability for the benchmark applicable to the relevant Loan or Commitment), as the Borrower Representative may elect; provided that:

(a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the ~~next~~immediately preceding Business Day;

(b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; ~~and~~

(c) no Interest Period shall extend beyond the scheduled Maturity Date of the Facility under which such Loan was made~~.~~; and

(d) in the case of the Euro Term B-1 Loans borrowed on the Third Amendment Effective Date, the first Interest Period in respect thereof shall end on March 31, 2025.

“Intermediate Holdco 1” ~~has the meaning specified in the preliminary statements to this Agreement~~means GGH Holdco, LLC, a Delaware limited liability company.

“Intermediate Holdco 2” means GGH Operating, LLC, a Delaware limited liability company.

“Intermediate Holdco ~~2~~3” means Griffey Holdings, Inc., a Delaware corporation.

“Interpolated Rate” means, with respect to any Eurodollar Rate Loan, at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the EURIBOR Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the EURIBOR Screen Rate for the longest period (for which the EURIBOR Screen Rate is available) that is shorter than the Impacted Interest Period; and (b) the EURIBOR Screen Rate for the shortest period (for which the EURIBOR Screen Rate is available) that exceeds the Impacted Interest Period, in each case, at such time.

“Investment” means, as to any Person, any direct or indirect investment by such Person, by means of (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor incurs debt of the type referred to in clause (h) of the definition of Indebtedness in respect of such Person, (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such other Person or (d) the acquisition of another Person as the Division Successor pursuant to the Division of any Person that was not a wholly-owned Subsidiary prior to such Division. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment but giving effect to any returns or distributions of capital or repayment of principal actually received in cash by such other Person with respect thereto.

“Investors” means (a) prior to the Merger Closing Date, (i) the Getty Investors and their respective Control Investment Affiliates and (ii) the Management Group and (b) on and after the Merger Closing Date, (i) the Getty Investors and their respective Control Investment Affiliates, (ii) the Oringer Investors and their respective Control Investment Affiliates and (iii) the Management Group.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the applicable L/C Issuer and the Parent Borrower (or any applicable Restricted Subsidiary) or in favor of such L/C Issuer and relating to such Letter of Credit.

“Joint Venture” means (a) any Person which would constitute an “equity method investee” of the Parent Borrower or any of its Subsidiaries and (b) any Person in whom the Parent Borrower or any of its Subsidiaries beneficially owns any Equity Interest that is not a Subsidiary.

“JPM” has the meaning specified in the introductory paragraph to this Agreement.

“Judgment Currency” has the meaning specified in Section 10.16(e).

“Junior Financing” has the meaning specified in Section 7.13.

“Junior Financing Documentation” means any documentation governing any Junior Financing.

“Junior Lien Debt” means Indebtedness permitted by this Agreement that is secured by Liens on Collateral on a junior basis to the Liens that secure any of the Obligations, subject to an applicable Intercreditor Agreement.

~~“Latest Term Loan Maturity Date” means, at any date of determination, the latest maturity date applicable to any Tranche of Term Loans hereunder at such time, in each case as extended in accordance with this Agreement from time to time.~~

~~“Laws” means, collectively, all applicable international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.~~

“L/C Advance” means, with respect to each Revolving Credit Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Pro Rata Share.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed by the Borrowers on the date required under Section 2.03(c)(i) or refinanced as a Revolving Credit Borrowing.

“L/C Commitment” means, with respect to each L/C Issuer, the commitment of such L/C Issuer to issue Letters of Credit hereunder. The amount of each L/C Issuer’s L/C Commitment is set forth on Schedule 2.01 to the Second Amendment, or if an L/C Issuer has entered into an Assignment and Assumption or has otherwise assumed an L/C Commitment after the Second Amendment Effective Date, the amount set forth for such L/C Issuer as its L/C Commitment in the Register. The L/C Commitment of an L/C Issuer may be modified from time to time by agreement between such L/C Issuer and the Borrowers, and notified to the Administrative Agent.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof; provided that an amendment, renewal or extension of any Letter of Credit that does not increase the face amount thereof shall not constitute an “L/C Credit Extension” for purposes of Section 4.02.

“L/C Issuer” means (a) JPM in its capacity as an issuer of standby Letters of Credit hereunder (it being understood that JPM shall not be obligated to issue any commercial letters of credit hereunder) and (b) any other Lender reasonably acceptable to the Borrower Representative and the Administrative Agent that agrees to issue Letters of Credit pursuant hereto, in each case in its capacity as an issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Latest Term Loan Maturity Date” means, at any date of determination, the latest maturity date applicable to any Tranche of Term Loans hereunder at such time, in each case as extended in accordance with this Agreement from time to time.

“Laws” means, collectively, all applicable international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.

“LCT Election” has the meaning specified in Section 1.13.

“LCT Test Date” has the meaning specified in Section 1.13.

“Lead Arrangers” means (x) JPM ~~and Credit Suisse Loan Funding~~, BofA Securities, Inc., Citigroup Global Markets Inc., U.S. Bank National Association and UBS Securities LLC in their capacity as joint lead arrangers and bookrunners for the ~~Initial~~ Dollar Fixed Rate Term B-1 Loans, the ~~Initial~~ Euro Term B-1 Loans and the Term Commitments and (y) JPM, Goldman Sachs Bank USA, BofA Securities, Inc., Citigroup Global Markets Inc. and U.S. Bank National Association in their capacity as joint lead arrangers and bookrunners for the 2023 Revolving Facility.

“Lender” has the meaning specified in the introductory paragraph to this Agreement and, as the context requires, includes each L/C Issuer and the Swing Line Lender.

“Lender Joinder Agreement” has the meaning specified in Section 2.14(c).

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Parent Borrower and the Administrative Agent.

“Letter Agreement” means that certain letter agreement dated as of the Closing Date among the Borrowers and JPM.

“Letter of Credit” means any letter of credit issued hereunder. A Letter of Credit may be a commercial letter of credit or a standby letter of credit.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the applicable L/C Issuer, together with a request for L/C Credit Extension, substantially in the form of Exhibit A-2 hereto.

“Letter of Credit Expiration Date” means the day that is three Business Days prior to the scheduled Maturity Date then in effect for the Revolving Credit Facility (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Sublimit” means an amount equal to $15,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Credit Facility.

“Lien” means any mortgage, pledge, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any leases evidencing Capitalized Lease Obligations having substantially the same economic effect as any of the foregoing); provided that, for the avoidance of doubt, in no event shall an operating lease in and of itself be deemed to constitute a Lien.

“Limited Condition Transaction” means (~~x~~a) any incurrence of Indebtedness requiring irrevocable notice (which may be conditional) in advance thereof, (b) any Restricted Payment requiring irrevocable notice (which may be conditional) in advance thereof, (c) any prepayment of Junior Financing requiring irrevocable notice (which may be conditional) in advance of such prepayment, (d) any acquisition or other Investment whose consummation is not conditioned on the availability of, or on obtaining, third party financing or (y) any prepayment, redemption, purchase, defeasance or other satisfaction of Indebtedness requiring irrevocable notice (which may be conditional) in advance of such prepayment, redemption, purchase, defeasance or other satisfaction of Indebtedness.

~~“Limited Partnership Agreement” means the Second Amended and Restated Limited Partnership Agreement of Super Holdco, dated as of September 13, 2018, as the same may be amended, restated, modified or replaced, from time to time.~~

“LLC” means any Person that is a limited liability company under the laws of its jurisdiction of formation.

“Loan” means an extension of credit by a Lender to the Borrowers under Article II in the form of ~~an Initial~~a Term B-1 Loan, an Incremental Term Loan, an Extended Term Loan, a Specified Refinancing Term Loan, a 2023 Revolving Loan, an Incremental Revolving Loan, an Extended Revolving Loan, a Specified Refinancing Revolving Loan or a Swing Line Loan.

“Loan Documents” means, collectively, (i) this Agreement, (ii) the Letter Agreement (iii) the Notes, (iv) the Guaranty and (v) the Collateral Documents.

“Loan Parties” means, collectively, the Borrowers and each Guarantor.

“Majority Dollar Lenders” means, as of any date of determination, Lenders having more than 50% of the sum of the (a) Total Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition), (b) aggregate unused Term Commitments and (c) aggregate unused Revolving Credit Commitments, in each case of the foregoing clauses (a)-(c), other than in respect of the ~~Initial~~ Euro Term B-1 Loans and Euro Term B-1 Commitments; provided that the (x) unused Term Commitments, (y) unused Revolving Credit Commitment of and (z) portion of the Total Outstandings, in each case, other than in respect of the ~~Initial~~ Euro Term B-1 Loans and Euro Term B-1 Commitments, held or deemed held by, any Defaulting Lender or any Affiliate Lender (other than any Debt Fund Affiliate) shall in each case be excluded for purposes of making a determination of Majority Dollar Lenders.

“Management Group” means directors and members of management of Holdings (or any Parent Holding Company) and its Subsidiaries that have ownership interests in Holdings (or such Parent Holding Company) or (in each case) family members or relatives thereof, or trusts, partnerships or limited liability companies for the benefit of any of the foregoing, or any of their heirs, executors, successors and legal representatives, who at any date beneficially own or have the right to acquire, directly or indirectly, Equity Interests of Holdings or any Parent Holding Company (for so long as the ownership interests held by such Persons (other than the Getty Investors and the Oringer Investors) are less than the ownership interests cumulatively held by the Getty Investors and the Oringer Investors).

“Material Adverse Effect” means (a) a material adverse effect on the business, assets, financial condition or results of operations of the Parent Borrower and the Restricted Subsidiaries, taken as a whole, (b) a material adverse effect on the ability of the Loan Parties (taken as a whole) to perform their respective payment obligations under the Loan Documents or (c) a material adverse effect on the rights and remedies (taken as a whole) of the Lenders or Agents under the Loan Documents.

“Material Intellectual Property” means intellectual property that is material to the business of the Parent Borrower and the Restricted Subsidiaries, taken as a whole.

“Material Real Property” means any parcel of real property (other than a parcel with a Fair Market Value of less than $10,000,000) owned in fee by a Loan Party; provided, however, that one or more parcels owned in fee by such Loan Party and located adjacent to, contiguous with, or in close proximity to, and comprising one property with a common street address, any other parcels owned in fee by such Loan Party may, in the reasonable discretion of the Administrative Agent, be deemed to be one parcel for the purposes of this definition.

“Material Subsidiary Guarantor” means any Subsidiary Guarantor which individually constitutes (a) at least 5% of the Getty Borrower’s Consolidated Total Assets as of the end of the most recently completed fiscal quarter or (b) at least 5% of the consolidated revenues of the Getty Borrower and its Restricted Subsidiaries for the period of the four most recently completed fiscal quarters.

“Maturity Date” means:

(a) with respect to the 2023 Revolving Facility, the earliest of:

(i) May 4, 2028,

(ii) the date of termination in whole of the 2023 Revolving Commitments, the Letter of Credit Commitments and Commitments in respect of the Swing Line Facility pursuant to Section 2.06(a) or 8.02(b), and

(iii) if more than $100,000,000 aggregate principal amount of ~~Initial~~ Term B-1 Loans and/or Senior Notes (or, in each case, any refinancing Indebtedness in respect thereof), individually or in aggregate, remains outstanding with a maturity date no later than the date that is 180 days after May 4, 2028, the date that is 180 days prior to the maturity of such ~~Initial~~ Term B-1 Loans and/or Senior Notes (or, in each case, the applicable refinancing Indebtedness in respect thereof), as applicable (whichever is earliest); and

(b) with respect to the ~~Initial~~Dollar Fixed Rate Term B-1 Loans, the earliest of (i) February ~~19~~21, ~~2026~~2030, (ii) the date of termination in whole of the Dollar Fixed Rate Term B-1 Commitments pursuant to Section 2.06(a) prior to any ~~Term~~ Borrowing of Dollar Fixed Rate Term Loans and (iii) the date that the Dollar Fixed Rate Term Loans are declared due and payable pursuant to Section 8.02~~.~~; and

(c) with respect to the Euro Term B-1 Loans, the earliest of:

(i)  February 21, 2030,

(ii)  the date of termination in whole of the Euro Term B-1 Commitments pursuant to Section 2.06(a) prior to any Borrowing of Euro Term B-1 Loans;

(iii) the date that the Euro Term B-1 Loans are declared due and payable pursuant to Section 8.02; and

(iv) if Senior Notes (or any refinancing Indebtedness in respect thereof) in an aggregate principal amount of more than $25,000,000 remain outstanding with a maturity date earlier than the date that is 91 days after February 21, 2030, the date that is 91 days prior to the maturity of such Senior Notes (or the applicable refinancing Indebtedness in respect thereof).

“Maximum Fixed Rate” has the meaning set forth in Section 2.08(a).

“Maximum Rate” has the meaning specified in Section 10.10.

“MD&A” has the meaning specified in Section 6.01(a).

“Merger” means the proposed merger involving Getty Images Holdings, Inc., a Delaware corporation and an indirect parent company of the Borrowers, and Shutterstock, pursuant to the Merger Agreement.

“Merger Agreement” means that certain Agreement and Plan of Merger, dated as of January 6, 2025, by and among, inter alios, Getty Images Holdings, Inc. and Shutterstock.

“Merger Closing Date” means the closing date of the Merger (i.e. the Closing Date (as defined in the Merger Agreement)).

“MFN Provision” has the meaning specified in Section 2.14(d).

“Minimum Exchange Tender Condition” has the meaning specified in Section 2.16(b).

“Minimum Extension Condition” has the meaning specified in Section 2.15(g).

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgage” means, collectively, the deeds of trust, trust deeds and mortgages made by the Loan Parties in favor of the Collateral Agent for the benefit of the Secured Parties substantially in the form of Exhibit H (with such changes as may be customary to account for local Law matters) or otherwise in form and substance reasonably satisfactory to the Administrative Agent.

“Mortgage Policies” has the meaning specified in Section 6.12(a)(v).

“Mortgaged Properties” means any Material Real Property with respect to which a Mortgage is required pursuant to Section 6.12.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate makes or is obligated to make contributions.

“Net Cash Proceeds” means an amount equal to:

(a) with respect to the Disposition of any asset by the Parent Borrower or any Restricted Subsidiary (other than any Disposition of any Permitted Receivables Financing Assets by the Parent Borrower or any Restricted Subsidiary to a Permitted Receivables Financing Subsidiary) or any Casualty Event, the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such Disposition or Casualty Event (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received and, with respect to any Casualty Event, any insurance proceeds or condemnation awards in respect of such Casualty Event received by or paid to or for the account of the Parent Borrower or any Restricted Subsidiary and including any proceeds received as a result of unwinding any related Swap Contract in connection with such related transaction) over (ii) the sum of (A) the principal amount of, premium or penalty, if any, and interest and other amounts owing in respect of any Indebtedness that is secured by the asset subject to such Disposition or Casualty Event and that is required to be repaid in connection with such Disposition or Casualty Event (other than Indebtedness under the Loan Documents and, if such asset constitutes Collateral, any Indebtedness secured by such asset with a Lien that is expressly subordinated to the Lien securing the Obligations), (B) the out-of-pocket expenses incurred by the Parent Borrower or such Restricted Subsidiary in connection with such Disposition or Casualty Event (including attorneys’ fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary or reasonable fees actually incurred in connection therewith), (C) taxes paid or estimated in good faith by the Borrower Representative (which determination shall be conclusive) to be payable in connection with such Disposition or Casualty Event (or any tax distribution that the Parent Borrower may be required to make as a result of such Disposition or Casualty Event) and any repatriation costs (other than taxes) associated with receipt by the applicable taxpayer of such proceeds, (D) any costs associated with unwinding any related Swap Contract in connection with such transaction, (E) any reserve for adjustment in respect of (x) the sale price of the property that is the subject of such Disposition established in accordance with GAAP and (y) any liabilities associated with such property and retained by the Parent Borrower or any Restricted Subsidiary after such Disposition, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction, (F) any customer deposits required to be returned as a result of such Disposition and (G) the pro rata portion of the net cash proceeds of any Disposition or Casualty Event by any non-wholly owned Restricted Subsidiary (calculated without regard to this clause (G)) attributable to minority interests and not available for distribution to or for the account of the Parent Borrower or a wholly owned Restricted Subsidiary as a result thereof, and it being understood that “Net Cash Proceeds” shall include, without limitation, any cash or Cash Equivalents (i) received upon the Disposition of any noncash consideration received by the Parent Borrower or any Restricted Subsidiary in any such Disposition and (ii) upon the reversal (without the satisfaction of any applicable liabilities in cash in a corresponding amount, or any offsetting other reserve) of any reserve described in clause (E) above;

(b) with respect to the issuance of any Equity Interest by the Parent Borrower or any Restricted Subsidiary, the excess of (i) the sum of the cash and Cash Equivalents received in connection with such issuance and in connection with unwinding any related Swap Contract in connection therewith over (ii) the investment banking fees, underwriting discounts, upfront fees, commitment fees, commissions, and other costs and expenses incurred or directly or indirectly funded by the Parent Borrower or such Restricted Subsidiary, in connection with such issuance and any costs associated with unwinding any related Swap Contract in connection therewith;

(c) with respect to the incurrence or issuance of any Indebtedness by the Parent Borrower or any Restricted Subsidiary, the excess, if any, of (i) the sum of the cash received in connection with such incurrence or issuance and in connection with unwinding any related Swap Contract in connection therewith over (ii) the investment banking fees, underwriting discounts, upfront fees, commitment fees, commissions, taxes paid or estimated in good faith by the Borrower Representative (which determination shall be conclusive) to be payable, and other costs and expenses incurred or directly or indirectly funded by the Parent Borrower or such Restricted Subsidiary, in connection with such incurrence or issuance and any costs associated with unwinding any related Swap Contract in connection therewith; and

(d) with respect to the Disposition of any Permitted Receivables Financing Assets by the Parent Borrower or any Restricted Subsidiary to a Permitted Receivables Financing Subsidiary, the excess, if any, of (x) the cash and Cash Equivalents that at any time exceed (when taken together with all amounts that at such time have been received by a Permitted Receivables Financing Subsidiary pursuant to Section 7.02(y) and not repaid) $25,000,000 received in connection with (i) any sale of Permitted Receivables Financing Assets by the Parent Borrower or any Restricted Subsidiary, (ii) the repayment to the Parent Borrower or any Restricted Subsidiary of any loan solely to finance the purchase from the Parent Borrower or any Restricted Subsidiary of Permitted Receivables Financing Assets and (iii) any return of capital invested by the Parent Borrower or any Restricted Subsidiary in a Permitted Receivables Financing Subsidiary for such Permitted Receivables Financing over (y) the investment banking fees, underwriting discounts, upfront fees, commitment fees, commissions, taxes paid or estimated in good faith by the Borrower Representative (which determination shall be conclusive) to be payable, and other costs and expenses, in each case incurred in connection with such Permitted Receivables Financing and not already deducted from the amounts received pursuant to clause (x) above.

“New Incremental Notes” has the meaning specified in Section 2.17(a).

“New LMT Debt” has the meaning specified to such term in the definition of “Priming Financing/Liability Management Transaction”.

“New Term Facility” has the meaning specified in Section 2.14(a).

“Non-Cash Charges” means (a) any impairment charge or asset write-off or write-down related to intangible assets (including goodwill), long-lived assets, and investments pursuant to GAAP, (b) all losses from investments recorded using the equity method, (c) all Non-Cash Compensation Expenses, (d) the non-cash impact of purchase accounting, (e) the non-cash impact of accounting changes or restatements, including changes in underlying methodologies, (f) the noncash portion of “straight line” rent expense and (g) all other non-cash charges.

“Non-Cash Compensation Expense” means any non-cash expenses and costs that result from the issuance of stock-based awards, partnership interest-based awards and similar incentive-based compensation awards or arrangements.

“Non-Cash Compensation Liabilities” means any liabilities recorded in connection with stock-based awards, partnership interest-based awards and similar incentive based compensation awards or arrangements.

“Non-Consenting Lender” has the meaning specified in Section 3.07(d).

“Non-Extending Lender” has the meaning specified in Section 2.15(e).

“Non-Fixed Basket” has the meaning specified in Section 1.11(c).

“Not Otherwise Applied” means, with reference to any proceeds of any transaction or event or of Excess Cash Flow or the Cumulative Credit that is proposed to be applied to a particular use or transaction, that such amount (a) was not required to prepay Loans pursuant to Section 2.05(b) and (b) has not previously been (and is not simultaneous being) applied to anything other than such particular use or transaction (including any application thereof as a Cure Right pursuant to Section 8.03).

“Note” means a Term Note or a Revolving Credit Note, as the context may require.

“NPL” means the National Priorities List under CERCLA.

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Obligations” means all advances to, and debts, liabilities, obligations of, any Loan Party arising under any Loan Document or otherwise, in respect of any Loan, Letter of Credit, Secured Cash Management Agreement or Secured Hedge Agreement (excluding any Excluded Swap Obligations of such Guarantor), in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, fees and expenses that accrue after the commencement by or against any Loan Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest, fees and expenses are allowed claims in such proceeding; provided that (a) obligations of the Parent Borrower or any of its Subsidiaries under any Secured Cash Management Agreement or Secured Hedge Agreement shall be secured and guaranteed pursuant to the Collateral Documents only to the extent that, and for so long as, the other Obligations are so secured and guaranteed and (b) any release of Collateral or Guarantors effected in the manner permitted by this Agreement shall not require the consent of holders of obligations under Secured Hedge Agreements or any Cash Management Agreements. Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents include (a) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, indemnities and other amounts payable by any Loan Party under any Loan Document and (b) the obligation of any Loan Party to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of such Loan Party in accordance with the terms of this Agreement.

“OFAC” has the meaning specified in Section 5.21.

“OID” has the meaning specified in Section 2.14(d).

“Option Agreement” means that certain Restated Option Agreement, dated February 9, 1998, by and between Getty Investments, L.L.C., Getty Images, Inc. and Getty Communications PLC, as amended by Waiver and Amendment to Restated Option Agreement, dated February 24, 2008, Second Amendment to Restated Option Agreement, dated July 2, 2008, Waiver and Third Amendment to Restated Option Agreement, dated August 14, 2012 ~~and~~, the Consent Letter to Restated Option Agreement, dated February 19, 2019 and Fourth Amendment to Option Agreement, dated December 9, 2021, as the same may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time; provided that no such amendment, restatement, supplement or other modification following the ~~Closing~~Third Amendment Effective Date shall expand or provide for additional circumstances pursuant to which Getty Investments, L.L.C. may exercise the option set forth in Section 2 thereof.

~~“Original Revolving Credit Commitments” means the “Initial Revolving Credit Commitments” outstanding under this Agreement immediately prior to the Second Amendment Effective Date.~~

~~“Original Revolving Credit Facility” means the Original Revolving Credit Commitments and the extensions of credit made thereunder.~~

~~“Original Revolving Credit Lender” means any Lender that has an Original Revolving Credit Commitment at such time.~~

~~“Original Revolving Credit Loans” means the “Initial Revolving Credit Loans” outstanding under this Agreement immediately prior to the Second Amendment Effective Date.~~

“Organization Documents” means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction), (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating or limited liability company agreement (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction) and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture, trust or other applicable agreement of formation or organization and, if applicable, any agreement or instrument with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Original Dollar Term Loans” means the “Initial Dollar Term Loans” outstanding under this Agreement immediately prior to giving effect to the Third Amendment on the Third Amendment Effective Date.

“Original Euro Term Loans” means the “Initial Euro Term Loans” outstanding under this Agreement immediately prior to giving effect to the Third Amendment on the Third Amendment Effective Date.

“Original Revolving Credit Commitments” means the “Initial Revolving Credit Commitments” outstanding under this Agreement immediately prior to the Second Amendment Effective Date.

“Original Revolving Credit Facility” means the Original Revolving Credit Commitments and the extensions of credit made thereunder.

“Original Revolving Credit Lender” means any Lender that has an Original Revolving Credit Commitment at such time.

“Original Revolving Credit Loans” means the “Initial Revolving Credit Loans” outstanding under this Agreement immediately prior to the Second Amendment Effective Date.

“Oringer Investors” means, collectively, Jonathan Oringer or any lineal descendant of Jonathan Oringer (including (x) children of any such lineal descendant by adoption and step children, and (y) the spouse of any such lineal descendant), or any Affiliate of the foregoing, or any trusts, partnerships or limited liability companies for the benefit of any of the foregoing, or any of their heirs, executors, successors and legal representatives, who at any date beneficially own or have the right to acquire, directly or indirectly, Equity Interests of Holdings or any Parent Holding Company.

“Other Affiliate” means any Getty Investor and any Affiliate of a Getty Investor, other than Holdings, any Subsidiary of Holdings and any natural person.

“Other Taxes” has the meaning specified in Section 3.01(b).

“Outbound Investment Rules” means the regulations administered and enforced, together with any related public guidance issued, by the United States Treasury Department under U.S. Executive Order 14105 of August 9, 2023, or any similar law or regulation; as of the date of this Agreement, and as codified at 31 C.F.R. § 850.101 et seq.

“Outstanding Amount” means: (a) with respect to any Tranche of Loans or Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Loans (including any refinancing of outstanding unpaid drawings under Letters of Credit or L/C Credit Extensions as a Revolving Credit Borrowing), occurring on such date; and (b) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit (including any refinancing of outstanding unpaid drawings under Letters of Credit or L/C Credit Extensions as a Revolving Credit Borrowing) or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in Dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

“Parent Borrower” has the meaning specified in the introductory paragraph to this Agreement. In the event the Parent Borrower consummates any merger, amalgamation or consolidation in accordance with Section 7.15, the surviving Person in such merger, amalgamation or consolidation shall be deemed to be the “Parent Borrower” for all purposes of this Agreement and the other Loan Documents.

“Parent Holding Company” means (a) Super Holdco, (b) Intermediate Holdco 1, (c) Intermediate Holdco 2, (d) ~~Holdings~~Intermediate Holdco 3, (e) Holdings, (f) any other Person that is a Subsidiary of Super Holdco and of which the Parent Borrower is or becomes a Subsidiary and (~~f~~g) any other Person of which the Parent Borrower becomes a Subsidiary provided that immediately after the Parent Borrower first becomes a Subsidiary of such Person, more than 50% of the Voting Equity Interests of such Person shall be held by one or more Persons that held more than 50% of the Voting Equity Interests of a Parent Holding Company of the Parent Borrower immediately prior to the Parent Borrower first becoming such a Subsidiary.

“Pari Passu Lien Debt” means Indebtedness permitted by this Agreement that is secured by Liens on the Collateral on a pari passu basis with the Liens that secure any of the Obligations, subject to any applicable Intercreditor Agreement.

“Participant” has the meaning specified in Section 10.07(d).

“Participant Register” has the meaning specified in Section 10.07(m).

“PATRIOT Act” has the meaning specified in Section 5.20.

“Payment” has the meaning specified in Section 9.11(c)

“Payment Notice” has the meaning specified in Section 9.11(d)

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Plans and set forth in Section 412 and 430 of the Code and Sections 302 and 303 of ERISA.

“Permitted Acquisition” has the meaning specified in Section 7.02(i).

“Permitted Additional Debt” means senior secured or senior unsecured, senior subordinated or subordinated Indebtedness (which Indebtedness, if secured, may either have the same Lien priority as the Obligations or may be secured by a Lien ranking junior to the Lien securing the Obligations) consisting of notes or loans under credit agreements, indentures or other similar agreements or instruments; provided that (A)  (1) the Maturity Date and the Weighted Average Life to Maturity of such Indebtedness shall be no earlier than or shorter than, as the case may be, the maturity date or the Weighted Average Life to Maturity of the Term Loans and (2) the terms of such Indebtedness do not provide for any mandatory repayment or redemption from asset sales, casualty or condemnation events ~~or~~on more than a ratable basis with the Term Loans (or from excess cash flow on more than a ratable basis with the Dollar Fixed Rate Term B-1 Loans), (B) (1) in the case of Indebtedness that is secured on a pari passu basis with the Obligations, the Getty Borrower and its Restricted Subsidiaries shall be in compliance, on a Pro Forma Basis after giving effect to the incurrence or assumption of such Indebtedness, with a Consolidated Total First Lien Debt to Consolidated EBITDA Ratio of 3.00:1.00 and (2) in the case of Indebtedness that is unsecured or is secured on a junior lien basis to the Obligations, the Getty Borrower and its Restricted Subsidiaries shall be in compliance, on a Pro Forma Basis after giving effect to the incurrence or assumption of such Indebtedness, with a Consolidated Total Debt to Consolidated EBITDA Ratio of ~~6.00~~(A) prior to the Merger Closing Date, 5.00:1.00, and (~~2) in case of Indebtedness that is secured, the Getty Borrower and its Restricted Subsidiaries shall be in compliance, on a Pro Forma Basis after giving effect to the incurrence or assumption of such Indebtedness, with a Consolidated Total Secured Debt to Consolidated EBITDA Ratio of 4.50~~B) on and after the Merger Closing Date, 4.00:1.00, in each case of the foregoing clauses (1) and (2) as such ratio is recomputed as at the last day of the most recently ended Test Period as if the incurrence or assumption of such Indebtedness had occurred on the first day of such Test Period (it being understood that if Pro Forma Effect is given to the entire committed amount of any such Indebtedness, such committed amount may thereafter be borrowed and reborrowed, in whole or in part, from time to time, without further compliance with this clause (B)) and (C) if such Indebtedness is secured, such Indebtedness shall be secured only by the Collateral and subject to the Intercreditor Agreement.

~~“Participant” has the meaning specified in Section 10.07(d).~~

~~“Participant Register” has the meaning set forth in Section 10.07(m).~~

~~“PATRIOT Act” has the meaning specified in Section 5.20.~~

~~“PBGC” means the Pension Benefit Guaranty Corporation.~~

~~“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Plans and set forth in Section 412 and 430 of the Code and Sections 302 and 303 of ERISA.~~

~~“Permitted Acquisition” has the meaning specified in Section 7.02(i).~~

“Permitted Debt Exchange” has the meaning specified in Section 2.16(a).

“Permitted Debt Exchange Notes” has the meaning specified in Section 2.16(a)

“Permitted Debt Exchange Offer” has the meaning specified in Section 2.16(a).

“Permitted Encumbrances” has the meaning specified in the Mortgages.

“Permitted Equity Issuance” means any capital contribution to Holdings (or any Parent Holding Company) (other than with respect to Disqualified Equity Interests) or sale or issuance of any Equity Interests (other than Disqualified Equity Interests) of Holdings (or any Parent Holding Company), the proceeds of which are contributed to the common equity of the Parent Borrower.

“Permitted Equity Transactions” means the transactions pursuant to or in connection with that certain Purchase and Subscription Agreement entered into as of September 4, 2018, by and among Getty Investments, L.L.C., Mark H. Getty, the Eligible-Tag Along Partners (as defined therein) party thereto, Carlyle Partners V, L.P., Carlyle Partners V-A, L.P., CP V Coinvestment A, L.P., CP V Coinvestment B, L.P., and Griffey Investors, L.P., a Delaware limited partnership.

“Permitted Holders” means the collective reference to (i) the Sponsor and its respective Control Investment Affiliates (but excluding any operating portfolio companies of the foregoing), (ii) the Investors and (iii) any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act as in effect on the Closing Date) of which the Persons described in clauses (i) or (ii) are members; provided that, without giving effect to the existence of such group or any other group, Persons described in clauses (i) and (ii), collectively, beneficially own Voting Equity Interests representing more than 50% of the total voting power of the Voting Equity Interests of the Relevant Parent Entity.

~~“Permitted Equity Transactions” means the transactions pursuant to or in connection with that certain Purchase and Subscription Agreement entered into as of September 4, 2018, by and among Getty Investments, L.L.C., Mark H. Getty, the Eligible-Tag Along Partners (as defined therein) party thereto, Carlyle Partners V, L.P., Carlyle Partners V-A, L.P., CP V Coinvestment A, L.P., CP V Coinvestment B, L.P., and Super Holdco.~~

“Permitted Merger Closing Date Basket Amount” has the meaning specified in Section 7.03(bb).

“Permitted Merger Closing Date Uses” has the meaning set forth in Section 7.03(bb).

“Permitted Receivables Financing” means any Receivables Financing of a Permitted Receivables Financing Subsidiary that meets the following conditions: (a) the Borrower Representative shall have determined in good faith that such Permitted Receivables Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Parent Borrower and its Subsidiaries (other than any Permitted Receivables Financing Subsidiary), on the one hand, and the Permitted Receivables Financing Subsidiary, on the other, (b) all sales and/or contributions of Permitted Receivables Financing Assets to the Permitted Receivables Financing Subsidiary shall be made at Fair Market Value and (c) the Borrower Representative shall have determined in good faith (which determination shall be conclusive) that the financing terms, covenants, termination events and other provisions thereof shall be market terms for similar transactions and may include Standard Securitization Undertakings.

“Permitted Receivables Financing Assets” means the accounts receivable subject to a Permitted Receivables Financing, and related assets (including contract rights) which are of the type customarily transferred or in respect of which security interests are customarily granted in connection with securitizations of accounts receivables, and the proceeds thereof.

“Permitted Receivables Financing Fees” means reasonable and customary distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Permitted Receivables Financing Subsidiary in connection with, any Permitted Receivables Financing.

“Permitted Receivables Financing Subsidiary” means a wholly owned Subsidiary of the Parent Borrower (or another Person formed for the purposes of engaging in a Permitted Receivables Financing in which the Parent Borrower or any of its Restricted Subsidiaries makes an Investment and to which the Parent Borrower or any of its Restricted Subsidiaries transfers Permitted Receivables Financing Assets) that engages in no trade or business other than in connection with the financing of Permitted Receivables Financing Assets of the Parent Borrower and the Restricted Subsidiaries, all proceeds thereof and all rights (contingent and other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Borrower Representative as a Permitted Receivables Financing Subsidiary and (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Parent Borrower or any of the Restricted Subsidiaries, other than another Permitted Receivables Financing Subsidiary (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Parent Borrower or any of the Restricted Subsidiaries, other than another Permitted Receivables Financing Subsidiary, in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of the Parent Borrower or any Restricted Subsidiary, other than another Permitted Receivables Financing Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which none of the Parent Borrower or any Restricted Subsidiary, other than another Permitted Receivables Financing Subsidiary, has any material contract, agreement, arrangement or understanding other than on terms determined in good faith by the Borrower Representative (which determination shall be conclusive) to be no less favorable to the Parent Borrower or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Parent Borrower and (c) to which none of the Parent Borrower or any Restricted Subsidiary, other than another Permitted Receivables Financing Subsidiary, has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, renewal, replacement, exchange or extension (collectively, a “Refinancing”) of any Indebtedness of such Person; provided that (a) the principal amount (or if issued with original issue discount, an aggregate issue price) thereof does not exceed the principal amount (or if issued with original issue discount, the aggregate accreted value) of the Indebtedness so modified, refinanced, refunded, renewed, replaced, exchanged or extended except by an amount equal to accrued and unpaid interest and a reasonable premium thereon plus other amounts paid, and fees and expenses incurred, in connection with such modification, refinancing, refunding, renewal, replacement, exchange or extension and by an amount equal to any existing commitments unutilized and letters of credit undrawn thereunder; (b) other than with respect to a Refinancing of Indebtedness permitted by Section 7.03(f) or (g), such modification, refinancing, refunding, renewal, replacement, exchange or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed, replaced, exchanged or extended; (c) if the Indebtedness being modified, refinanced, refunded, renewed, replaced, exchanged or extended is expressly subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal, replacement, exchange or extension is expressly subordinated in right of payment to the Obligations on terms, taken as a whole, as favorable in all material respects to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed, replaced, exchanged or extended; (d) (i) if the Indebtedness being modified, refinanced, refunded, renewed, replaced, exchanged or extended is secured by a Lien on the Collateral or subject to any intercreditor arrangements for the benefit of the Lenders, as applicable, such modification, refinancing, refunding, renewal, replacement, exchange or extension is not secured by a Lien on the Collateral or, if secured by a Lien on the Collateral, is subject to intercreditor arrangements on terms, taken as a whole, as favorable in all material respects to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed, replaced, exchanged or extended (or is otherwise on terms reasonably acceptable to the Administrative Agent), as applicable, (ii) if the Indebtedness being modified, refinanced, refunded, renewed, replaced, exchanged or extended is secured by a Lien on the Collateral, the Lien securing such Permitted Refinancing shall not be senior in priority to the Lien on the Collateral securing the Indebtedness being modified, refinanced, refunded, renewed, replaced, exchanged or extended and (iii) if the Indebtedness being modified, refinanced, refunded, renewed, replaced, exchanged or extended is unsecured, such Permitted Refinancing shall be unsecured; (e) the terms and conditions (including, if applicable, as to Collateral) of any such modified, refinanced, refunded, renewed, replaced, exchanged or extended Indebtedness permitted by Section 7.03(b)(v) or 7.03(c) are either (i) substantially identical to or less favorable, taken as a whole, to investors providing such Permitted Refinancing than those set forth in this Agreement (other than to the extent permitted by any other clause of this definition or with respect to interest rate, optional prepayment premiums and optional redemption provisions) except for terms and conditions applicable only to periods after the Latest Term Loan Maturity Date in effect at the time of such Permitted Refinancing or (ii) (other than in the case of Indebtedness permitted by Section 7.03(b)(v)) are customary for similar indebtedness in light of current market conditions, in each case, as determined in good faith by the Borrower Representative (which determination shall be conclusive); and (f) such modification, refinancing, refunding, renewal, replacement, exchange or extension is incurred by the Person who is or would have been permitted to be the obligor or guarantor (or any successor thereto) on the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended.

~~“Permitted Sale Leaseback” means any Sale Leaseback consummated by the Parent Borrower or any of the Restricted Subsidiaries pursuant to Section 7.05(e) in an amount not exceed the greater of $25,000,000 and 10% of Consolidated EBITDA as of the most recently ended Test Period; provided that in no event shall a Permitted Sale Leaseback result in the disposition of any property or assets of the Parent Borrower or any of the Restricted Subsidiaries consisting of intellectual property or other property or assets that are core to the business of the Parent Borrower or any of the Restricted Subsidiaries (as determined in writing by the Borrower Representative in consultation with the Administrative Agent).~~

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee benefit plan” (other than a Multiemployer Plan) within the meaning of Section 3(3) of ERISA that is maintained or is contributed to by a Loan Party or any ERISA Affiliate and is subject to Title IV of ERISA or the minimum funding standards under Section 412 of the Code or Section 302 of ERISA.

“Planned Expenditures” has the meaning specified in the definition of “Excess Cash Flow”.

“Platform” has the meaning specified in Section 6.02.

“Pledge Agreement” means, collectively, the Pledge Agreement dated the date hereof executed by the Loan Parties, substantially in the form of Exhibit G-2, together with each other pledge agreement and pledge agreement supplement executed and delivered pursuant to Section 6.12.

“Pledged Shares” has the meaning specified in the Pledge Agreement.

“Post-Acquisition Period” shall mean, with respect to any Specified Transaction, the period beginning on the date such Specified Transaction is consummated and ending on the last day of the ~~fourth~~second full consecutive fiscal quarter immediately following the date on which such Specified Transaction is consummated.

“Preferred Equity Interests” means the preferred Equity Interests issued pursuant to the Preferred Equity Offering (including any additional preferred Equity Interests issued to the holders thereof pursuant to the terms of such preferred Equity Interests).

“Preferred Equity Offering” has the meaning specified in the preliminary statements to this Agreement.

“Prepayment Amount” has the meaning set forth in Section 2.05(c).

“Prepayment Date” has the meaning set forth in Section 2.05(c).

“Prepayment Premium” has the meaning set forth in Section 2.05(a)(iv).

“primary obligor” has the meaning set forth in the definition of “Guarantee.”

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the FRB in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the FRB (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Priming Financing/Liability Management Transaction” means any exchange (or any similar transaction specifically designed to circumvent the restriction set forth in Section 7.17 but contemporaneously achieve the same effect as an exchange) of any Term Loans with any other Debt Issuance of the Parent Borrower or any of its Subsidiaries (the “New LMT Debt”) in a transaction that is not for a bona fide business purpose and instead is specifically designed to “uptier” holders of the Term Loans on a non-pro rata basis into New LMT Debt that is contractually or structurally senior relative to the then existing Term Loans. For the avoidance of doubt, none of the following shall constitute a Priming Financing/Liability Management Transaction:

(1) any Indebtedness incurred to finance an acquisition secured by the acquired assets and/or guaranteed by an acquired entity, so along as such Indebtedness and the acquisition are permitted under this Agreement and any acquired assets that constitute Collateral are pledged to the Collateral Agent, for the benefit of the Secured Parties, and any acquired entity that is or becomes a Restricted Subsidiary complies with Section 6.12 to the extent required (and within the periods required) by this Agreement;

(2) any Indebtedness that is contractually or structurally senior to the Liens securing the Obligations prior to the announcement of such Priming Financing/Liability Management Transaction; and

(3) any Permitted Refinancing of Indebtedness permitted to be incurred under this Agreement.

“Pro Forma Adjustment” means, for any Test Period that includes all or any part of a fiscal quarter included in any Post-Acquisition Period with respect to the Acquired EBITDA of the applicable Pro Forma Entity or the Consolidated EBITDA of the Getty Borrower, the pro forma increase or decrease in such Acquired EBITDA or such Consolidated EBITDA, as the case may be, projected by the Borrower Representative in good faith (which determination shall be conclusive) as a result of (a) actions taken or to be taken, prior to or during such Post-Acquisition Period, for the purposes of realizing reasonably identifiable and factually supportable cost savings and synergies, or (b) any additional costs incurred prior to or during such Post-Acquisition Period in connection with the combination of the operations of such Pro Forma Entity with the operations of the Parent Borrower and the Restricted Subsidiaries; provided that so long as such actions are taken prior to or during such Post-Acquisition Period or such costs are incurred prior to or during such Post-Acquisition Period it may be assumed, for the purposes of projecting such pro forma increase or decrease to such Acquired EBITDA or such Consolidated EBITDA, as the case may be, that such cost savings and synergies will be realizable during the entirety of such Test Period, or such additional costs (other than non-recurring costs) will be incurred during the entirety of such Test Period; provided, further, that any such pro forma increase or decrease to such Acquired EBITDA or such Consolidated EBITDA, as the case may be, shall be without duplication for cost savings, synergies or additional costs already included in such Acquired EBITDA or such Consolidated EBITDA, as the case may be, for such Test Period~~.~~; provided, further, that amounts included in determining Consolidated EBITDA pursuant to clause (xi) of the definition of “Consolidated EBITDA” and pursuant to this definition shall not, in the aggregate, exceed 20.0% of Consolidated EBITDA (prior to giving effect to such adjustments) in the aggregate for any Test Period.

“Pro Forma Basis,” “Pro Forma Compliance” and “Pro Forma Effect” means, with respect to compliance with any test or covenant hereunder, that (A) to the extent applicable, the Pro Forma Adjustment shall have been made and (B) all Specified Transactions and the following transactions in connection therewith shall be deemed to have occurred as of the first day of the applicable period of measurement in such test or covenant: (a) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction, (i) in the case of a sale, transfer or other Disposition of all or substantially all Equity Interests in any Subsidiary of the Getty Borrower or any division, product line, or facility used for operations of the Getty Borrower or any of its Subsidiaries, shall be excluded, and (ii) in the case of a Permitted Acquisition or other Investment described in the definition of the term “Specified Transaction,” shall be included, (b) any retirement or repayment of Indebtedness and (c) any Indebtedness incurred or assumed by the Getty Borrower or any of its Restricted Subsidiaries in connection therewith and if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate that is or would be in effect with respect to such Indebtedness as at the relevant date of determination; provided that, without limiting the application of the Pro Forma Adjustment pursuant to (A) above (but without duplication thereof), the foregoing pro forma adjustments may be applied to any such test or covenant solely to the extent that such adjustments are consistent with the definition of Consolidated EBITDA and give effect to events (including operating expense reductions and synergies) that are (i) (x) directly attributable to such transaction, (y) expected to have a continuing impact on the Parent Borrower and the Restricted Subsidiaries and (z) factually supportable or (ii) otherwise consistent with the definition of the term “Pro Forma Adjustment.”

“Pro Forma Entity” has the meaning specified in the definition of “Acquired EBITDA.”

“Pro Rata Share” means, with respect to each Lender and any Facility or all the Facilities (as the case may be) at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place, and subject to adjustment as provided in Section 2.19), the numerator of which is the Dollar Equivalent amount of the Commitments of such Lender under the applicable Facility or the Facilities at such time and the denominator of which is the Dollar Equivalent amount of the Aggregate Commitments under the applicable Facility or the Facilities at such time; provided that if the commitment of each Lender to make Loans and the obligation of each L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof. The initial Pro Rata Share of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender became a party hereto, as applicable.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” has the meaning specified in Section 6.02.

“Public Side Information” means information with respect to Holdings and its Subsidiaries and their respective securities that (i) is publicly available, (ii) is not material for purposes of United States federal and state securities laws or (iii) constitutes information of a type that would be publicly available if Holdings or such Subsidiaries were public reporting companies (as reasonably determined by the Borrower Representative).

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning specified in Section 10.25.

“Qualified IPO” means the issuance by Holdings or any Parent Holding Company of its common Equity Interests in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act (whether alone or in connection with a secondary public offering) and such Equity Interests are listed on a nationally-recognized stock exchange in the U.S.

“Qualifying Bids” has the meaning set forth in the definition of “Dutch Auction.”

“Receivables Financing” means any transaction or series of transactions that may be entered into by the Parent Borrower or any Restricted Subsidiary pursuant to which the Parent Borrower or any Restricted Subsidiary may sell, convey or otherwise transfer to (a) a Permitted Receivables Financing Subsidiary (in the case of a transfer by the Parent Borrower or any Restricted Subsidiary) or (b) any other Person (in the case of a transfer by a Permitted Receivables Financing Subsidiary), or a Permitted Receivables Financing Subsidiary may grant a security interest or lien in, or otherwise assign any rights with respect to, any Permitted Receivables Financing Assets of the Parent Borrower or any Restricted Subsidiary.

“Reference German Bund Dealer” means any dealer of German Bundesanleihe securities appointed by the Borrower Representative in good faith.

“Reference German Bund Dealer Quotations” means, with respect to each Reference German Bund Dealer and any relevant date, the average as determined by the Borrower Representative of the bid and offered prices for the Comparable German Bund Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Borrower Representative by such Reference German Bund Dealer at 3:30 p.m. Frankfurt, Germany time on the third business day preceding the relevant date.

“Refinancing” has the meaning set forth in the definition of “Permitted Refinancing.”

“Refinancing Amendment” means an amendment to this Agreement, in form and substance reasonably satisfactory to the Administrative Agent and the Borrower Representative, among the Borrowers, the Administrative Agent and the Lenders providing Specified Refinancing Debt, effecting the incurrence of such Specified Refinancing Debt in accordance with Section 2.20.

“Refinancing Indebtedness” means one or more series of senior unsecured notes or loans, senior secured notes or loans (which Indebtedness, if secured, may either have the same Lien priority as the Obligations or may be secured by a Lien ranking junior to the Lien securing the Obligations), in each case issued in respect of a refinancing of outstanding Indebtedness of the Borrowers under any one or more Tranches of Term Loans with the consent of the Administrative Agent (not to be unreasonably withheld); provided that, (a) if such Refinancing Indebtedness is secured, then such Refinancing Indebtedness shall be secured solely by the Collateral and subject to an Intercreditor Agreement; (b) no Refinancing Indebtedness shall mature prior to the date that is 91 days after the scheduled Maturity Date of, the ~~Initial~~ Term B-1 Loans; (c) no Refinancing Indebtedness shall have a Weighted Average Life to Maturity shorter than the Weighted Average Life to Maturity of the ~~Initial~~ Term B-1 Loans, or be subject to any mandatory redemption or prepayment provisions or rights more favorable to the investors providing such Refinancing Indebtedness than those applicable to the ~~Initial~~ Term B-1 Loans (except customary assets sale or change of control provisions); (d) the covenants, events of default, guarantees, collateral and other terms of such Refinancing Indebtedness shall be substantially identical to or, less favorable, taken as a whole, to the investors providing such Refinancing Indebtedness than those set forth in this Agreement (other than with respect to interest rate, optional prepayment premiums and optional redemption provisions), except for covenants or other provisions applicable only to periods after the Latest Term Loan Maturity Date in effect at the time of such refinancing; and (e) the Net Cash Proceeds of such Refinancing Indebtedness shall be applied, substantially concurrently with the incurrence thereof, to the pro rata prepayment of outstanding Term Loans under the applicable Tranche being so refinanced.

“Register” has the meaning ~~set forth~~specified in Section 10.07(c).

“Regulation S-X” means Regulation S-X under the Securities Act.

“Regulatory Authority” has the meaning specified in Section 10.08.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, attorneys-in-fact, trustees and advisors of such Person and of such Person’s Affiliates.

“Relevant Parent Entity” means (i) Holdings so long as Holdings is not a Subsidiary of a Parent Holding Company, and (ii) any Parent Holding Company so long as Holdings is a Subsidiary thereof and such Parent Holding Company is not a Subsidiary of any other Parent Holding Company.

“Relevant Transaction” has the meaning ~~set forth~~specified in Section 2.05(b)(ii).

“Replaceable Lender” has the meaning set forth in Section 3.07(a).

“Reply Amount” has the meaning set forth in the definition of “Dutch Auction.”

“Reply Discount” has the meaning set forth in the definition of “Dutch Auction.”

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA or the regulations issued thereunder, other than events for which the 30-day notice period has been waived.

~~“Repricing Transaction” means other than in connection with any transaction involving a Change of Control, a Qualified IPO or Transformative Investment, (i) any prepayment or repayment of the Initial Term Loans, in whole or in part, with the proceeds of, or conversion of the Initial Term Loans into, any new or replacement tranche of term loans bearing interest with an “effective yield” (taking into account, for example, upfront fees, interest rate spreads, interest rate benchmark floors and OID, but excluding the effect of any arrangement, structuring, syndication or other fees payable in connection therewith that are not shared with all lenders or holders of such new or replacement loans) less than the “effective yield” applicable to the Initial Term Loans (as such comparative yields are determined in the reasonable judgment of the Administrative Agent consistent with generally accepted financial practices)  and (ii) any amendment to this Agreement that reduces the “effective yield” applicable to the Initial Term Loans.~~

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

“Required Lenders” means, as of any date of determination, Lenders having more than 50% of the sum of the (a) Total Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition), (b) aggregate unused Term Commitments and (c) aggregate unused Revolving Credit Commitments; provided that the unused Term Commitments of, unused Revolving Credit Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender or any Affiliate Lender (other than any Debt Fund Affiliate) shall in each case be excluded for purposes of making a determination of Required Lenders.

“Required Revolving Lenders” means, as of any date of determination, Revolving Credit Lenders holding more than 50% of the sum of the (a) Total Revolving Credit Outstandings (with the aggregate amount of each Revolving Credit Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Revolving Credit Lender for purposes of this definition) and (b) aggregate unused Revolving Credit Commitments; provided that the unused Revolving Credit Commitment of, and the portion of the Total Revolving Credit Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Lenders.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means the chief executive officer, director, president, vice president, executive vice president, chief financial officer, treasurer or assistant treasurer or other similar officer of a Loan Party, and, as to any document delivered on the Closing Date (except as otherwise set forth in Section 4.01), any secretary or assistant secretary. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Foreign Subsidiary” means each Restricted Subsidiary that is also a Foreign Subsidiary.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest of any Person, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to such Person’s stockholders, partners or members (or the equivalent Persons thereof).

“Restricted Subsidiary” means any Subsidiary of a Person that is not an Unrestricted Subsidiary. Unless otherwise specified, all references herein to a “Restricted Subsidiary” or to “Restricted Subsidiaries” shall refer to a Restricted Subsidiary or Restricted Subsidiaries of the Parent Borrower.

“Return Bid” has the meaning set forth in the definition of “Dutch Auction.”

“Reuters” has the meaning set forth in the definition of “Dollar Equivalent.”

“Revaluation Date” shall mean, with respect to any Term Loan denominated in Euros, each of the following: (a) the date of the Borrowing of such Term Loan, (b) each date of a conversion into or continuation of such Term Loan as a Eurodollar Rate Loan pursuant to the terms of this Agreement and (c) any additional date as the Administrative Agent may determine at any time when an Event of Default exists.

“Revolving Credit Borrowing” means a borrowing consisting of simultaneous Revolving Credit Loans of the same Type and, in the case of Term Benchmark Loans, having the same Interest Period made by each of the Revolving Credit Lenders.

“Revolving Credit Commitment” means a Supplemental Revolving Commitment, an Incremental Revolving Commitment, an Extended Revolving Commitment or a 2023 Revolving Commitment, and “Revolving Credit Commitments” means all of them, collectively.

“Revolving Credit Facility” means, at any time, the aggregate amount of the Revolving Credit Lenders’ Revolving Credit Commitments at such time.

“Revolving Credit Lender” means, at any time, any Lender that has a Revolving Credit Commitment at such time.

“Revolving Credit Loan” means 2023 Revolving Loans (including any Loans made in respect of Supplemental Revolving Commitments which have the same terms as the 2023 Revolving Loans), Incremental Revolving Loans, Extended Revolving Loans or Specified Refinancing Revolving Loan, as the context may require.

“Revolving Credit Note” means a promissory note of the Borrowers payable to any Revolving Credit Lender or its registered assigns, in substantially the form of Exhibit C-2 hereto, evidencing the aggregate indebtedness of the Borrowers to such Revolving Credit Lender resulting from the Revolving Credit Loans made by such Revolving Credit Lender.

“Rollover Indebtedness” means Indebtedness of the Borrowers issued to any Lender in lieu of such Lender’s pro rata portion of any prepayment of Term Loans made pursuant to Section 2.05(a); provided that the terms of any such Indebtedness shall comply with the proviso set forth in the definition of “Permitted Refinancing.”

“S&P” means Standard & Poor’s Financial Services LLC, a wholly owned subsidiary of The McGraw-Hill Companies, Inc., and any successor thereto.

“Sale Leaseback” means any transaction or series of related transactions pursuant to which the Parent Borrower or any of the Restricted Subsidiaries (a) sells, transfers or otherwise disposes of any property, real or personal, whether now owned or hereafter acquired, and (b) as part of such transaction, thereafter rents or leases such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold, transferred or disposed of.

“Sanctions” has the meaning set forth in Section 5.20.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Second Amendment” means that certain Incremental Commitment Amendment and Second Amendment to Credit Agreement, dated as of the Second Amendment Effective Date, by and among the Borrowers, the Administrative Agent, the L/C Issuer, the Swing Line Lender, the 2023 Revolving Lenders party thereto and the other Loan Parties party thereto.

“Second Amendment Effective Date” has the meaning specified in the Second Amendment.

“Section 2.15 Additional Amendment” has the meaning specified in Section 2.15(c).

“Section 6.01 Financials” means the financial statements delivered, or required to be delivered, pursuant to Section 6.01(a) or 6.01(b) together with the accompanying officer’s certificate delivered, or required to be delivered, pursuant to Section 6.02(b).

“Secured Cash Management Agreement” means any Cash Management Agreement that is entered into by and between any Loan Party and any Cash Management Bank, except for any such Cash Management Agreement designated by the Borrower Representative in writing to the Administrative Agent as an “unsecured cash management agreement” as of the Closing Date or, if later, as of the time of entering into such Cash Management Agreement.

“Secured Hedge Agreement” means any Swap Contract permitted under Article VII that is entered into by and between any Loan Party and any Hedge Bank, except for any such Swap Contract designated by the Borrower Representative in writing to the Administrative Agent as an “unsecured hedge agreement” as of the Closing Date or, if later, as of the time of entering into such Swap Contract.

“Secured Parties” means, collectively, the Administrative Agent, the Collateral Agent, the Lenders, the L/C Issuers, the Hedge Banks to the extent they are party to one or more Secured Hedge Agreements, the Cash Management Banks to the extent they are party to one or more Secured Cash Management Agreements and each co-agent or subagent appointed by the Administrative Agent or the Collateral Agent from time to time pursuant to Article IX.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Agreement” means, collectively, the Security Agreement dated the date hereof executed by certain of the Loan Parties, substantially in the form of Exhibit G-1, together with each other security agreement and security agreement supplement executed and delivered pursuant to Section 6.12.

“Senior Notes” means the unsecured senior notes of the Borrowers due ~~2026~~2027 in an aggregate principal amount of $300,000,000 issued on the Closing Date, and any exchange notes issued in exchange therefor (if any), in each case, pursuant to the Senior Notes Indenture.

“Senior Notes Indenture” means the Indenture dated as of February 19, 2019, among Wilmington Trust, National Association, as trustee, Getty Images and each of the guarantors party thereto, together with all instruments and other agreements in connection therewith, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, but only to the extent permitted under the terms of the Loan Documents.

“Senior Notes Offering” has the meaning specified in the preliminary statements to this Agreement.

“Shutterstock” means Shutterstock, Inc., a Delaware corporation.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“Sold Entity or Business” has the meaning provided in the definition of the term “Consolidated EBITDA.”

“Solvent” and “Solvency” means, with respect to the Parent Borrower and its Subsidiaries on a consolidated basis on the Closing Date after giving effect to the Transactions (i) the fair value of the assets of the Parent Borrower and its Subsidiaries on a consolidated basis taken as a whole exceeds their liabilities, (ii) the present fair salable value of the assets of the Parent Borrower and its Subsidiaries on a consolidated basis taken as a whole exceeds their liabilities; (iii) the Parent Borrower and its Subsidiaries on a consolidated basis taken as a whole do not have unreasonably small capital; and (iv) the Parent Borrower and its Subsidiaries taken as a whole will be able to pay their liabilities as they mature.

“SPC” has the meaning specified in Section 10.07(g).

“Specified Existing Tranche” has the meaning specified in Section 2.15(a).

“Specified Refinancing Debt” has the meaning specified in Section 2.20.

“Specified Refinancing Revolving Loans” means Specified Refinancing Debt constituting revolving loans.

“Specified Refinancing Term Loans” means Specified Refinancing Debt constituting term loans.

“Specified Representations” means the representations and warranties made in Sections 5.01(a) (solely with respect to the Borrowers), 5.01(b)(ii), 5.02(a), 5.04, 5.13, 5.17, 5.19 (subject to customary “certain funds” limitations), 5.20, 5.21 and 5.22.

“Specified Transaction” means, with respect to any period, any Investment, sale, transfer or other Disposition of assets or property, implementation or incurrence or repayment of Indebtedness, Restricted Payment, Subsidiary designation or other event that by the terms of the Loan Documents requires “Pro Forma Compliance” with a test or covenant hereunder or requires such test or covenant to be calculated on a “Pro Forma Basis” or to be given “Pro Forma Effect.”

“Sponsor” means Koch Icon Investments, LLC.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities made or provided by the Parent Borrower or any Restricted Subsidiary in connection with a Permitted Receivables Financing that the Borrower Representative has determined in good faith to be reasonable or customary in a Receivables Financing.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the FRB to which the Administrative Agent is subject with respect to the Adjusted Eurodollar Rate, for eurodollar funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the FRB). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Rate Loans shall be deemed to constitute eurodollar funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subsequent Transaction” has the meaning specified in Section 1.13.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity (a) of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or (b) the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person and, in the case of this clause (b), which is treated as a consolidated subsidiary for accounting purposes. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Parent Borrower.

“Subsidiary Guarantor” means, collectively, the Restricted Subsidiaries of the Parent Borrower that are Guarantors.

“Subsidiary Redesignation” has the meaning set forth in the definition of “Unrestricted Subsidiary.”

“Super Holdco” means ~~Griffey Investors, L.P~~Getty Images Holdings, Inc., a Delaware ~~limited partnership~~corporation.

“Supermajority Required Lenders” means, as of any date of determination, Lenders having more than 66.7% of the sum of the (a) Total Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition), (b) aggregate unused Term Commitments and (c) aggregate unused Revolving Credit Commitments; provided that the unused Term Commitments of, unused Revolving Credit Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender or any Affiliate Lender (other than any Debt Fund Affiliate) shall in each case be excluded for purposes of making a determination of Supermajority Required Lenders.

“Supplemental Revolving Commitments” has the meaning specified in Section 2.14(a).

“Supplemental Term Loan Commitments” has the meaning specified in Section 2.14(a).

“Supported QFC” has the meaning specified in Section 10.25.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement, including any obligations or liabilities under any such master agreement.

“Swap Obligations” means, with respect to any Person, the obligations of such Person under Swap Contracts.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.

“Swing Line Facility” means the revolving credit facility made available by the Swing Line Lender pursuant to Section 2.04.

“Swing Line Lender” means JPM in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

“Swing Line Loan” has the meaning specified in Section 2.04(a).

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit B.

“Swing Line Sublimit” means an amount equal to the lesser of (a) $10,000,000 and (b) the Revolving Credit Facility. The Swing Line Sublimit is part of, and not in addition to, the Revolving Credit Facility.

“Syndication Agent” means JPM, in its capacity as syndication agent under this Agreement.

“~~TARGET~~T2” means ~~Trans-European Automated Real-time Gross Settlement Express Transfer payment~~the real time gross settlement system operated by the Eurosystem, or any successor system.

“TARGET Day” means any day on which ~~TARGET~~T2 (or, if such payment system ceases to be operative, such other payment system, if any, determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in ~~Euro~~Euros.

“Taxes” has the meaning specified in Section 3.01(a).

“Term B-1 Loans” means the Dollar Fixed Rate Term B-1 Loans and the Euro Term B-1 Loans.

“Term Benchmark” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted Term SOFR Rate.

“Term Benchmark Loan” means a Loan that bears interest based on the Adjusted Term SOFR Rate. All Term Benchmark Loans shall be denominated in Dollars.

“Term Borrowing” means a borrowing consisting of simultaneous Term Loans of the same Type and, in the case of Eurodollar Rate Loans and Term Benchmark Loans, having the same Interest Period made by each of the applicable Term Lenders pursuant to Section 2.01(a).

“Term Commitment” means a Dollar Fixed Rate Term B-1 Commitment or a Euro Term B-1 Commitment.

“Term Facility” means, at any time, ~~(a) prior to the Closing Date,~~ the aggregate Term Commitments of all Term Lenders at such time and ~~(b) thereafter,~~ the aggregate ~~Initial~~ Term B-1 Loans of all Term Lenders at such time.

“Term Lender” means ~~(a)~~, at any time ~~on or prior to the Closing Date~~, any Lender that has a Term Commitment at such time ~~and (b) at any time after the Closing Date, any Lender that~~or holds Term Loans at such time.

“Term Loan” means ~~an Initial~~a Term B-1 Loan (including any Loans made in respect of Supplemental Term Loan Commitments which have the same terms as the ~~Initial~~ Term B-1 Loans), Incremental Term Loan, Extended Term Loan or Specified Refinancing Term Loan, as the context may require.

“Term Note” means a promissory note of the Borrowers payable to any Term Lender or its registered assigns, in substantially the form of Exhibit C-1 hereto, evidencing the indebtedness of the Borrowers to such Term Lender resulting from the Term Loans made or held by such Term Lender.

~~“Test Period” means, for any determination under this Agreement, the four consecutive fiscal quarters of the Getty Borrower then last ended and for which Section 6.01 Financials or the financial statements described in Section 4.01(g), as applicable, have been delivered to the Administrative Agent.~~

“Term SOFR Determination Day” has the meaning assigned to it under the definition of “Term SOFR Reference Rate”.

“Term SOFR Rate” means, with respect to any Term Benchmark Borrowing and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.

“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five (5) U.S. Government Securities Business Days prior to such Term SOFR Determination Day.

“Test Period” means, for any determination under this Agreement, the four consecutive fiscal quarters of the Getty Borrower then last ended and for which Section 6.01 Financials or the financial statements described in Section 4.01(g), as applicable, have been delivered to the Administrative Agent.

“Third Amendment” means that certain Second Incremental Commitment Amendment and Third Amendment to Credit Agreement, dated as of the Third Amendment Effective Date, by and among the Borrowers, the Administrative Agent, the Swing Line Lender, the L/C Issuer, the Lenders party thereto and the other Loan Parties party thereto.

“Third Amendment Effective Date” means February 21, 2025.

“Threshold Amount” means $45,000,000.

“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

“Total Revolving Credit Outstandings” means the aggregate Outstanding Amount of all Revolving Credit Loans, Swing Line Loans and L/C Obligations.

“Tranche” refers to (a) with respect to Term Loans or ~~commitments,~~Term Commitments, whether such Term Loans or ~~commitments~~Term Commitments are (1) ~~Initial~~ Dollar Fixed Rate Term B-1 Loans or Dollar Fixed Rate Term B-1 Commitments, (2) ~~Initial~~ Euro Term B-1 Loans or Euro Term B-1 Commitments, (3) Incremental Term Loans with the same terms and conditions made on the same day, (4) Extended Term Loans (of the same Extended Tranche) or (5) Specified Refinancing Term Loans and (b) with respect to Revolving Credit Loans or ~~commitments~~Revolving Credit Commitments, refers to whether such Revolving Credit Loans or ~~commitments~~Revolving Credit Commitments are (1) 2023 Revolving Commitments or 2023 Revolving Loans, (2) Incremental Revolving Loans or Incremental Revolving Commitments with the same terms and conditions made on the same day, (3) Extended Revolving Loans (of the same Extended Tranche) or (4) Specified Refinancing Revolving Loans.

“Transaction Costs” means the payment of all fees, costs and expenses incurred in connection with the transactions described in the definition of “Transactions.”

“Transactions” means any or all of the following: (i) the entry into this Agreement and the Loan Documents and the incurrence of Indebtedness hereunder, (ii) the entry into the Senior Notes Indenture and the Senior Notes Offering, (iii) the Preferred Equity Offering and the entry into the definitive documentation with respect thereto, (iv) the Common Equity Offering and the entry into the definitive documentation with respect thereto, (v) the Existing Indebtedness Refinancing, (vi) the Permitted Equity Transactions and (vii) all other transactions relating to any of the foregoing (including payment of fees and expenses related to any of the foregoing).

~~“Transaction Costs” means the payment of all fees, costs and expenses incurred in connection with the transactions described in the definition of “Transactions.”~~

~~“Transformative Investment” means any Investment not permitted by this Agreement or permitted by this Agreement but with respect to which the Borrower Representative has determined in good faith (which determination shall be conclusive) that this Agreement will not provide sufficient flexibility for the operation or expansion of the combined business following consummation thereof.~~

“Type” means, with respect to a Loan, its character as a Base Rate Loan, Term Benchmark Loan, a fixed rate Loan or a Eurodollar Rate Loan.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unfunded Advances/Participations” shall mean (a) with respect to the Administrative Agent, the aggregate amount, if any (i) made available to the Borrowers on the assumption that each Lender has made available to the Administrative Agent such Lender’s share of the applicable Borrowing available to the Administrative Agent as contemplated by Section 2.12(b) and (ii) with respect to which a corresponding amount shall not in fact have been returned to the Administrative Agent by the Borrowers or made available to the Administrative Agent by any such Lender, (b) with respect to the Swing Line Lender, the aggregate amount, if any, of outstanding Swing Line Loans in respect of which any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to Section 2.04(c) and (c) with respect to any L/C Issuer, the aggregate amount, if any, of amounts drawn under Letters of Credit in respect of which a Revolving Credit Lender shall have failed to make Revolving Credit Loans or L/C Advances to reimburse such L/C Issuer pursuant to Section 2.03(c).

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning ~~set forth~~specified in Section 2.03(c)(i).

“Unrestricted Subsidiary” means (a) any Subsidiary of the Parent Borrower designated by the Borrower Representative as an Unrestricted Subsidiary hereunder by written notice to the Administrative Agent; provided that the Parent Borrower shall only be permitted to so designate an Unrestricted Subsidiary after the Closing Date and so long as (i) no Default has occurred and is continuing or would result therefrom, (ii) immediately after giving effect to such designation, the Getty Borrower and the Restricted Subsidiaries shall be in Pro Forma Compliance with the financial covenant set forth in Section 7.11 as such covenant is recomputed as at the last day of the most recently ended Test Period (whether or not such financial covenant is otherwise required to be tested at such time), (iii) the Fair Market Value of any assets owned by such Unrestricted Subsidiary at the time of the initial designation thereof shall be treated as Investments pursuant to Section 7.02, and (iv) the Borrower Representative shall have delivered to the Administrative Agent a certificate executed by a Responsible Officer of the Borrower Representative certifying compliance with the requirements of preceding clauses (i) through (iii), and containing the calculations required by the preceding clause (ii) and (b) any Subsidiary of an Unrestricted Subsidiary; provided that, no Subsidiary may be designated as an Unrestricted Subsidiary if such Subsidiary owns or exclusively licenses any Material Intellectual Property at the time of designation. The Borrower Representative may designate any Unrestricted Subsidiary to be a Restricted Subsidiary for purposes of this Agreement by written notice to the Administrative Agent (each, a “Subsidiary Redesignation”); provided that (A) no Default has occurred and is continuing or would result therefrom, (B) immediately after giving effect to such Subsidiary Redesignation, the Getty Borrower and the Restricted Subsidiaries shall be in Pro Forma Compliance with the financial covenant set forth in Section 7.11 as such covenant is recomputed as at the last day of the most recently ended Test Period (whether or not such financial covenant is otherwise required to be tested at such time), (C) any Indebtedness of the applicable Subsidiary and any Liens encumbering its property existing as of the time of such Subsidiary Redesignation shall be deemed newly incurred or established, as applicable, at such time and (D) the Borrower Representative shall have delivered to the Administrative Agent a certificate executed by a Responsible Officer of the Borrower Representative, to the extent applicable, certifying compliance with the requirements of preceding clause (A) and (B), and containing the calculations required by the preceding clause (B).

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Lender” has the meaning specified in Section 10.15(b)(iii).

“U.S. Person” means any United States citizen, lawful permanent resident, entity organized under the laws of the United States or any jurisdiction within the United States, including any foreign branch of any such entity, or any person in the United States.

“U.S. Special Resolution Regime” has the meaning specified in Section 10.25.

“U.S. ~~Lender~~Tax Compliance Certificate” has the meaning set forth in Section 10.15(b)(~~ii~~i).

“Voting Equity Interests” means, with respect to any Person, the outstanding Equity Interests of a Person having the power, directly or indirectly, to designate the board of directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years (and/or portion thereof) obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

“wholly owned” means, with respect to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding Equity Interests of which (other than (x) director’s qualifying shares and (y) shares issued to foreign nationals to the extent required by applicable Law) are owned by such Person and/or by one or more wholly owned Subsidiaries of such Person.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule~~.~~ and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.02 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

(i) Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

(ii) The term “including” is by way of example and not limitation.

(iii) The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(iv) Any reference herein to any Person shall be construed to include such Person’s successors and assigns.

(v) The term “or” is not exclusive.

(c) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(d) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

Section 1.03 Accounting Terms~~.~~.

(a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, as in effect for the period to which the Audited Financial Statements relate, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

(b) If at any time any change in GAAP or the application thereof would affect the computation or interpretation of any financial ratio, basket, requirement or other provision set forth in any Loan Document, and either the Borrower Representative or the Required Lenders shall so request, the Administrative Agent and the Borrower Representative shall negotiate in good faith to amend such ratio, basket, requirement or other provision to preserve the original intent thereof in light of such change in GAAP or the application thereof (subject to the approval of the Required Lenders not to be unreasonably withheld, conditioned or delayed) (provided that in the case of any change affecting the computation of any ratios set forth in Section 7.11 either the Borrower Representative or the Required Revolving Lenders may make such negotiation request and any amendment affecting the computation of such ratios for purposes of Section 7.11 shall be subject solely to the approval of the Required Revolving Lenders (not to be unreasonably withheld, conditioned or delayed)); provided that, until so amended, (i) (A) such ratio, basket, requirement or other provision shall continue to be computed or interpreted in accordance with GAAP or the application thereof prior to such change therein and (B) in the case of any relevant calculation, the Borrower Representative shall provide to the Administrative Agent and the Lenders a written reconciliation in form and substance reasonably satisfactory to the Administrative Agent, between calculations of such ratio, basket, requirement or other provision made before and after giving effect to such change in GAAP or the application thereof or (ii) the Borrower Representative may elect to fix GAAP (for purposes of such ratio, basket, requirement or other provision) as of another later date notified in writing to the Administrative Agent from time to time.

Section 1.04 Rounding. Any financial ratios required to be maintained by the Getty Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

Section 1.05 References to Agreements and Laws. Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are permitted by any Loan Document and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

Section 1.06 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight savings or standard, as applicable).

Section 1.07 Timing of Payment or Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as specifically provided in Section 2.12 or as described in the definition of Interest Period) or performance shall extend to the immediately succeeding Business Day.

Section 1.08 Currency Equivalents Generally. Any amount specified in this Agreement (other than in Articles II, IX and X) or any of the other Loan Documents to be in Dollars shall also include the Dollar Equivalent of such amount; provided that if any basket is exceeded solely as a result of fluctuations in applicable currency exchange rates after the last time such basket was utilized, such basket will be deemed to not have been exceeded to the extent resulting from such fluctuations in currency exchange rates. The Administrative Agent shall determine or redetermine the Dollar Equivalent of each Loan denominated in a currency other than Dollars on each Revaluation Date and, unless otherwise specified herein, the Administrative Agent may determine or redetermine the Dollar Equivalent of any amount hereunder on any other date in its reasonable discretion. For purposes of any calculation of whether the requisite percentage of Lenders have consented to any amendment, waiver or modification of any Loan Document, the Administrative Agent may, in consultation with the Borrower Representative, set a record date for determining (and so redetermine on such record date) the Dollar Equivalent amount of any Loan denominated in a currency other than Dollars so long as such record date is within 30 days of the effective date of such amendment, waiver or modification.

Section 1.09 Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

Section 1.10 Pro Forma Calculations~~.~~.

(a) Notwithstanding anything to the contrary herein, for purposes of determining compliance with any test or covenant contained in this Agreement with respect to any period during which any Specified Transaction occurs, the Consolidated Total First Lien Debt to Consolidated EBITDA Ratio~~, the Consolidated Total Secured Debt to Consolidated EBITDA Ratio~~  and the Consolidated Total Debt to Consolidated EBITDA Ratio shall be calculated with respect to such period and such Specified Transaction on a Pro Forma Basis.

(b) For purposes of determining compliance with any provision of this Agreement which requires Pro Forma Compliance with the financial covenant set forth in Section 7.11, (x) in the case of any such compliance required after delivery of financial statements for the fiscal quarter ending June 30, 2023, such Pro Forma Compliance shall be determined by reference to the maximum Consolidated Total Debt to Consolidated EBITDA Ratio permitted for the most recently ended Test Period, or (y) in the case of any such compliance required prior to the delivery referred to in clause (x) above, such Pro Forma Compliance shall be determined by reference to the maximum Consolidated Total Debt to Consolidated EBITDA Ratio permitted for the fiscal quarter ending June 30, 2023, calculated based upon the Section 6.01 Financials most recently delivered to the Administrative Agent (or, if no such financial statements are available, the consolidated financial statements of Getty Images delivered pursuant to Section 4.01(g)).

(c) With respect to any provision of this Agreement (other than the provisions of Section 6.02(a) or Section 7.11) that requires compliance or Pro Forma Compliance with the financial covenant set forth in Section 7.11, such compliance or Pro Forma Compliance shall be required regardless of whether the Getty Borrower is otherwise required to comply with such covenant under the terms of Section 7.11 at such time.

Section 1.11 Calculation of Baskets~~.~~.

(a) Unless otherwise specified herein, the baskets set forth in ~~Article VII of~~ this Agreement shall be tested solely at the time of consummation of the relevant transaction or action utilizing any of such baskets and, for the avoidance of doubt, if any of such baskets are exceeded as a result of fluctuations to Consolidated EBITDA for the most recently completed Test Period after the last time such baskets were calculated for any purpose under ~~Article VII~~this Agreement, such baskets will not be deemed to have been exceeded as a result of such fluctuations.

(b) For purposes of determining ~~whether the incurrence of any Indebtedness or Lien or the making of any Investment complies~~compliance with any basket that is based upon the greater of a specified Dollar amount or a percentage of Consolidated EBITDA, Consolidated EBITDA shall be calculated on a Pro Forma Basis.

(c) Notwithstanding anything in this Agreement or any Loan Document to the contrary, in the event any Lien, Indebtedness (including any Incremental Loans, Incremental Commitments or Permitted Additional Debt), Disqualified Equity Interests, Preferred Equity Interests, Disposition, Investment, Restricted Payment, prepayment of Junior Financing or other transaction, action, judgment or amount incurred under any provision in this Agreement or any other Loan Document (or any of the foregoing in concurrent transactions, a single transaction or a series of related transactions) meets the criteria of one or more than one of the categories of Baskets under this Agreement (including within any defined terms), including any Fixed Basket or Non-Fixed Basket, as applicable, the Borrower Representative shall be permitted, in its sole discretion, to divide and classify and to later, at any time and from time to time, re-divide and re-classify (including to re-classify utilization of any Fixed Basket as being incurred under any Non-Fixed Basket or other Fixed Basket or utilization of any Non-Fixed Basket as being incurred under any Fixed Basket or other Non-Fixed Basket) on one or more occasions (based on circumstances existing on the date of any such re-division and re-classification) any such Lien, Indebtedness, Disqualified Equity Interest, Preferred Equity Interest, Disposition, Investment, Restricted Payment, prepayment of Junior Financing or other transaction, action, judgment or amount, in whole or in part, among one or more than one applicable Baskets under this Agreement (in the case of re-classification or re-division, so long as the amount so reclassified or re-divided is re-classified or re-divided only within the same negative covenant and is permitted at the time of such re-classification or re-division to be incurred pursuant to the applicable Basket into which such amount is re-classified or re-divided at such time (and not the Basket from which such amount is re-divided or re-classified)); provided that notwithstanding the foregoing, any Indebtedness incurred under this Agreement (including the Term B-1 Loans incurred on the Third Amendment Effective Date) will be classified as being incurred under Section 7.03(b) and may not be re-classified. For the avoidance of doubt, the amount of any Lien, Indebtedness, Disqualified Equity Interests, Preferred Equity Interests, Disposition, Investment, Restricted Payment, prepayment of Junior Financing or other transaction, action, judgment or amount that shall be allocated to each such Basket shall be determined by the Borrower Representative at the time of such division, classification, re-division or re-classification, as applicable. For all purposes hereunder, (x) “Fixed Basket” shall mean any Basket that is subject to a fixed-dollar limit (including Baskets based on a percentage of Consolidated EBITDA) and (y) “Non-Fixed Basket” shall mean any Basket that is subject to compliance with a financial ratio or test (including the Consolidated Total Debt to Consolidated EBITDA Ratio and the Consolidated Total First Lien Debt to Consolidated EBITDA Ratio). Notwithstanding anything in this Agreement or any Loan Document to the contrary, all Fixed Baskets (other than (i) any then outstanding utilization of the 2023 Revolving Commitment and (ii) the Dollar Fixed Rate Term B-1 Commitment and the Euro Term B-1 Commitment) shall be deemed to be unutilized as of the Third Amendment Effective Date.

(d) Notwithstanding anything in this Agreement or any Loan Document to the contrary, in calculating any Non-Fixed Basket, any amounts incurred or transactions entered into or consummated in reliance on a Fixed Basket in a substantially concurrent transaction, a single transaction or a series of related transactions with the amount incurred (or transaction entered into or consummated) under an applicable Non-Fixed Basket shall be disregarded in the calculation of such Non-Fixed Basket; provided that full Pro Forma Effect shall be given to all applicable and related transactions (including the use of proceeds of all applicable Indebtedness incurred and any repayments, repurchases and redemptions of Indebtedness) and all other adjustments as to which Pro Forma Effect may be given under the terms of this Agreement.

Section 1.12 Borrower Representative. Each Borrower hereby designates the Getty Borrower as its “Borrower Representative”. The Borrower Representative will be acting as agent on each of the Borrowers behalf for the purposes of issuing notices of Borrowing and notices of conversion/continuation of any Loans pursuant to Section 2.02 or similar notices, giving instructions with respect to the disbursement of the proceeds of the Loans, selecting interest rate options, requesting Letters of Credit, giving and receiving all other notices and consents hereunder or under any of the other Loan Documents and taking all other actions (including in respect of compliance with covenants) on behalf of any Borrower or the Borrowers under the Loan Documents. The Borrower Representative hereby accepts such appointment. Each Borrower agrees that each notice, election, representation and warranty, covenant, agreement and undertaking made on its behalf by the Borrower Representative shall be deemed for all purposes to have been made by such Borrower and shall be binding upon and enforceable against such Borrower to the same extent as if the same had been made directly by such Borrower.

Section 1.13 Limited Condition Transactions. Notwithstanding anything to the contrary in this Agreement, in connection with any action being taken in connection with a Limited Condition Transaction (other than a Borrowing of Revolving Credit Loans or an issuance of a Letter of Credit), for purposes of:

(a) determining compliance with any applicable provision of this Agreement which requires the calculation of any financial ratio or test in connection with such Limited Condition Transaction, including the Consolidated Total First Lien Debt to Consolidated EBITDA Ratio~~, the Consolidated Total Secured Debt to Consolidated EBITDA Ratio~~  and the Consolidated Total Debt to Consolidated EBITDA Ratio; or

(b) testing availability under any applicable baskets set forth in this Agreement (including baskets determined by reference to Consolidated EBITDA or Consolidated Total Assets); or

(c) determining compliance with other applicable provisions of this Agreement (including the determination that no Default or Event of Default has occurred, is continuing or would result therefrom);

in each case, at the option of Borrower Representative (Borrower Representative’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), the date of determination of whether any such action is permitted under this Agreement shall be made (1) in the case of any acquisition (including by way of merger) or other Investment (and any Indebtedness incurred or assumed or Dispositions consummated in connection therewith), at the time of either (x) the execution of the definitive documentation with respect to such Investment or (y) the consummation of such Investment, and (2) in the case of any voluntary or optional prepayment, redemption, purchase, defeasance or other satisfaction of any Indebtedness, at the time of (x) delivery of irrevocable notice with respect to such prepayment redemption, purchase, defeasance or other satisfaction of such Indebtedness or (y) the making of such voluntary or optional prepayment, redemption, purchase, defeasance or other satisfaction of such Indebtedness, (the “LCT Test Date”), and if, for the Limited Condition Transaction, Holdings, the Parent Borrower or any of its Restricted Subsidiaries would have been permitted to take such action on the relevant LCT Test Date in compliance with such applicable ratio, test (including, for the avoidance of doubt, any requirement that no Default or no Event of Default exists) or basket, such ratio, test or basket shall be deemed to have been complied with. For the avoidance of doubt, if the Borrower Representative has made an LCT Election and any of the ratios, tests or baskets for which compliance was determined or tested as of the LCT Test Date would have failed to have been complied with as a result of fluctuations in any such ratio, test or basket, including due to fluctuations in Consolidated EBITDA or Consolidated Total Assets, at or prior to the consummation of the relevant transaction or action, such baskets, tests or ratios will not be deemed to have failed to have been complied with as a result of such fluctuations. If the Borrower has made an LCT Election for any Limited Condition Transaction, then in connection with any calculation of any ratio, test or basket availability with respect to the incurrence of Indebtedness, Investments or the making of any prepayment redemption, purchase, defeasance or other satisfaction of Indebtedness, or the designation of an Unrestricted Subsidiary (but excluding any calculation of actual compliance with the financial covenant in Section 7.11) (each, a “Subsequent Transaction”) following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement, public announcement or irrevocable notice (or other applicable commitments or definitive documentation) for such Limited Condition Transaction is terminated, revoked or expires without consummation of such Limited Condition Transaction, for purposes of determining whether such Subsequent Transaction is permitted under this Agreement, any such ratio, test or basket shall be required to be satisfied on a Pro Forma Basis assuming such Limited Condition Transaction and other transactions to be consummated in connection therewith have been consummated.

Section 1.14 Interest Rates; Benchmark Notification. The interest rates on Eurodollar Rate Loans and Term Benchmark Loans may be derived from interest rate benchmarks that may be discontinued or are, or may in the future become, the subject of regulatory reform. In the circumstances as set forth in Section 3.03 of this Agreement, such Section 3.03 provides a mechanism for determining an alternative rate of interest to the Eurodollar Rate or the Term SOFR Rate, as applicable. The Administrative Agent will notify the Borrower Representative, pursuant to Section 3.03, in advance of any change to the reference rate upon which the interest rate on Eurodollar Rate Loans or Term Benchmark Loans, as applicable, are based. However, the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate, as it may or may not be adjusted pursuant to Section 3.03, will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability.

Section 1.15 Funding Through Applicable Lending Offices. Any Lender may, by notice to the Administrative Agent and the Borrower Representative, designate an Affiliate of such Lender as its applicable Lending Office with respect to any Loans to be made by such Lender to any Borrower or make any Loan available to any Borrower by causing any foreign or domestic branch or Affiliate of such Lender to make such Loans. In the event that a Lender designates an Affiliate of such Lender as its applicable Lending Office for Loans to any Borrower under any Facility or makes any Loan available to any Borrower by causing any foreign or domestic branch or Affiliate of such Lender to make such Loans, then all Loans and reimbursement obligations to be funded by such Lender under such Facility to such Borrower shall be funded by such applicable Lending Office or foreign or domestic branch or Affiliate, as applicable, and all payments of interest, fees, principal and other amounts payable to such Lender under such Facility shall be payable to such applicable Lending Office or foreign or domestic branch or Affiliate, as applicable. Except as provided in the immediately preceding sentence, no designation by any Lender of an Affiliate as its applicable Lending Office or making any Loan available to any Borrower by causing any foreign or domestic branch or Affiliate of such Lender to make such Loans shall alter the obligation of the applicable Borrower to pay any principal, interest, fees or other amounts hereunder.

Section 1.16 Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.

Section 1.17 Consummation of the Merger and Contribution. Notwithstanding anything to the contrary contained herein or in any Loan Document, the Contribution, the Merger and the transactions expressly contemplated by the Merger Agreement shall be permitted (provided, for the avoidance of doubt, that the foregoing shall not be deemed to create the capacity to incur Indebtedness not otherwise permitted to be incurred hereunder). For the avoidance of doubt, the Contribution shall not be deemed to increase (x) the Cumulative Credit pursuant to clause (c) of such definition, (y) capacity to incur Indebtedness pursuant to Section 7.03(u) or (z) capacity to make Restricted Payments pursuant to the proviso set forth in clause (B) of Section 7.06(e)(iv).

ARTICLE II

THE COMMITMENTS AND CREDIT EXTENSIONS

Section 2.01 The Loans~~.~~.

(a) ~~The~~ Term ~~Borrowing~~B-1 Borrowings.

(i) Subject to the terms and conditions set forth herein and in the Third Amendment, each Term Lender with a Dollar Fixed Rate Term B-1 Commitment severally agrees to make a ~~single loan~~Dollar Fixed Rate Term B-1 Loan to the Borrowers on the ~~Closing~~Third Amendment Effective Date ~~in Dollars~~ in an amount not to exceed such Term Lender’s Dollar Fixed Rate Term B-1 Commitment ~~(the “Initial Dollar Term Loans”)~~. The Term Borrowing shall consist of ~~Initial~~ Dollar Fixed Rate Term B-1 Loans made simultaneously by the applicable Term Lenders in accordance with their respective Dollar Fixed Rate Term B-1 Commitments. Amounts borrowed under this Section 2.01(a)(i) and subsequently repaid or prepaid may not be reborrowed. ~~Initial Dollar Term Loans may be Base Rate Loans, Term Benchmark Loans or, solely to the extent set forth in the immediately succeeding sentence, Eurodollar Rate Loans (as defined in this Agreement as in effect immediately prior to the First Amendment Effective Date), as further provided herein. Other than with respect to Initial Dollar Term Loans that are Eurodollar Rate Loans (as defined in this Agreement as in effect immediately prior to the First Amendment Effective Date) outstanding as of the First Amendment Effective Date, which shall remain outstanding as Eurodollar Rate Loans until the end of their then-existing Interest Period as provided in Section I of the First Amendment, following the First Amendment Effective Date, Initial Dollar Term Loans shall not be Eurodollar Rate Loans and shall be continued or converted solely as Term Benchmark Loans or Base Rate Loans in accordance with Section 2.02.~~

(ii) Subject to the terms and conditions set forth herein and in the Third Amendment, each Term Lender with a Euro Term B-1 Commitment severally agrees to make a ~~single loan~~Euro Term B-1 Loan to the Borrowers on the ~~Closing~~Third Amendment Effective Date ~~in Euros~~ in an amount not to exceed such Term Lender’s Euro Term B-1 Commitment ~~(the “Initial Euro Term Loans”)~~; provided that, such loan may be made on a cashless exchange basis as set forth in the Third Amendment. The Term Borrowing shall consist of ~~Initial~~ Euro Term B-1 Loans made simultaneously by the applicable Term Lenders in accordance with their respective Euro Term B-1 Commitments. Amounts borrowed under this Section 2.01(a)(ii) and subsequently repaid or prepaid may not be reborrowed. ~~Initial~~ Euro Term B-1 Loans shall be Eurodollar Rate Loans.

(b) The Revolving Credit Borrowings. Subject to the terms and conditions set forth herein, each Revolving Credit Lender severally agrees to make loans (each such loan, a “2023 Revolving Loan”) to the Borrowers in Dollars from time to time upon and following the Second Amendment Effective Date, on any Business Day until and excluding the Business Day preceding the Maturity Date for the 2023 Revolving Facility, in an aggregate principal amount not to exceed at any time outstanding the amount of such Lender’s 2023 Revolving Commitment; provided, however, that after giving effect to any Revolving Credit Borrowing, (i) the Total Revolving Credit Outstandings shall not exceed the Revolving Credit Facility and (ii) the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender’s Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Revolving Credit Commitment. Within the limits of each Lender’s Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01(b), prepay under Section 2.05, and reborrow under this Section 2.01(b). Revolving Credit Loans may be Base Rate Loans or Term Benchmark Loans.

Section 2.02 Borrowings, Conversions and Continuations of Loans~~.~~.

(a) Each Term Borrowing, each Revolving Credit Borrowing, each conversion of Term Loans or Revolving Credit Loans from one Type to the other, and each continuation of Eurodollar Rate Loans or Term Benchmark Loans shall be made upon the Borrower Representative’s irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than (i) 1:00 p.m. (New York City time) three Business Days prior to the requested date of any Borrowing of, conversion of Base Rate Loans to, or continuation of, Term Benchmark Loans, or of any conversion of Term Benchmark Loans to Base Rate Loans, (ii) 12:00 p.m. (London time) three Business Days prior to the requested date of any Borrowing or continuation of Eurodollar Rate Loans and (iii) 10:00 a.m. (New York City time) on the requested date of any Borrowing of Base Rate Loans or Dollar Fixed Rate Term B-1 Loans; provided, however, that (other than in the case of any Borrowing of Eurodollar Rate Loans on the ~~Closing~~Third Amendment Effective Date) if the Borrower Representative wishes to request Eurodollar Rate Loans having an Interest Period other than one, two, three or six months in duration as provided in the definition of Interest Period, the applicable notice must be received by the Administrative Agent not later than 2:00 p.m. (New York City time) five Business Days prior to the requested date of such Borrowing or continuation, whereupon the Administrative Agent shall give prompt notice to the Appropriate Lenders of such request and determine whether the requested Interest Period is acceptable to all of them. Not later than 10:00 a.m. (New York City time) three Business Days before the requested date of such Borrowing or continuation, the Administrative Agent shall notify the Borrower Representative whether or not the requested Interest Period has been consented to by all the Appropriate Lenders. Each written notice by the Borrower Representative pursuant to this Section 2.02(a) shall be delivered by the Borrower Representative to the Administrative Agent in the form of a Committed Loan Notice, and each telephone notice shall be confirmed promptly by delivery to the Administrative Agent of a Committed Loan Notice, in each case, appropriately completed and signed by a Responsible Officer of the Borrower Representative. Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans or Term Benchmark Loans shall be in a principal amount of $3,000,000 or a whole multiple of $1,000,000 in excess thereof. Except as provided in Sections 2.03(c) and 2.04(b), each Borrowing of, or conversion to, Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof. Each Committed Loan Notice shall specify (i) whether the Borrowers are requesting a Term Borrowing, a Revolving Credit Borrowing, a conversion of Term Loans or Revolving Credit Loans from one Type to the other, or a continuation of Eurodollar Rate Loans or Term Benchmark Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Term Loans that are Term Benchmark Loans or Revolving Credit Loans are to be converted, (v) the currency of Loans to be borrowed and (vi) if applicable, the duration of the Interest Period with respect thereto. If the Borrower Representative fails to specify a Type of Loan in a Committed Loan Notice or if the Borrowers fail to give a timely notice requesting a conversion or continuation, then the applicable Term Loans or Revolving Credit Loans shall be made as, or converted to, (i) with respect to Revolving Credit Loans denominated in Dollars, Term Benchmark Loans with an Interest Period of one month or (ii) with respect to Loans denominated in Euros, Eurodollar Rate Loans with an Interest Period of one month. Any such automatic conversion to Eurodollar Rate Loans or Term Benchmark Loans, as applicable, with an Interest Period of one month shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans or Term Benchmark Loans. If the Borrowers request a Borrowing or continuation of Eurodollar Rate Loans or Term Benchmark Loans, or solely in the case of Revolving Credit Loans denominated in Dollars, conversion to Term Benchmark Loans, in any such Committed Loan Notice, but fail to specify an Interest Period, they will be deemed to have specified an Interest Period of one month. Notwithstanding anything to the contrary herein, a Swing Line Loan may not be converted to a Term Benchmark Loan or Eurodollar Rate Loan and a Eurodollar Rate Loan denominated in Euros may not be converted to a Base Rate Loan or Term Benchmark Loan.

(b) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each applicable Lender of the amount of its ratable share of the applicable Term Loans or Revolving Credit Loans, and if no timely notice of a conversion or continuation is provided by the Borrowers, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Term Benchmark Loans with an Interest Period of one month or Eurodollar Rate Loans with an Interest Period of one month, as applicable, described in Section 2.02(a). In the case of a Term Borrowing or a Revolving Credit Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds in the applicable currency at the Administrative Agent’s Office not later than 11:00 a.m. (New York City time) (or 1:00 p.m. (New York City time) in the case of Base Rate Loans) on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (or, if such Borrowing is the initial Credit Extension, Section 4.01 and Section 4.02), the Administrative Agent shall make all funds so received available to the Borrowers in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrowers on the books of the Administrative Agent with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower Representative; provided however, that if, on the date the Committed Loan Notice with respect to such Borrowing is given by the Borrower Representative, there are Swing Line Loans or L/C Borrowings outstanding, then the proceeds of such Borrowing shall be applied, first, to the payment in full of any such L/C Borrowings, second, to the payment in full of any such Swing Line Loans, and third, to the Borrowers as provided above.

(c) Except as otherwise provided herein, a Eurodollar Rate Loan or Term Benchmark Loan may be continued or, solely in the case of Term Benchmark Loans, converted, in either case, only on the last day of an Interest Period for such Eurodollar Rate Loan or Term Benchmark Loan, as applicable, unless the Borrowers pay the amount due under Section 3.05 in connection therewith. During the existence of an Event of Default, at the election of the Administrative Agent or the Required Lenders, no Loan denominated in Dollars may be requested as, converted to or continued as Term Benchmark Loans.

(d) The Administrative Agent shall promptly notify the Borrower Representative and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans or Term Benchmark Loans, as applicable, upon determination of such interest rate. The determination of the Eurodollar Rate or Adjusted Term SOFR Rate by the Administrative Agent shall be conclusive in the absence of manifest error. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower Representative and the Lenders of any change in the Administrative Agent’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e) After giving effect to all Term Borrowings, all Revolving Credit Borrowings, all conversions of Term Loans or Revolving Credit Loans from one Type to the other, and all continuations of Term Loans or Revolving Credit Loans as the same Type, there shall not be more than ~~15~~10 Interest Periods in effect.

(f) The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing.

Section 2.03 Letters of Credit~~.~~.

(a) The Letter of Credit Commitment.

(i) Subject to the terms and conditions set forth herein,(A) each L/C Issuer agrees, in reliance upon the agreements of the other Revolving Credit Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of the Parent Borrower or any Restricted Subsidiary (provided that the Borrowers hereby irrevocably agree to reimburse the applicable L/C Issuer for amounts drawn on any Letters of Credit issued for the account of any other Restricted Subsidiary on a joint and several basis with such Restricted Subsidiary) and to amend or renew Letters of Credit previously issued by it, in accordance with Section 2.03(b), and (2) to honor drafts under the Letters of Credit and (B) the Revolving Credit Lenders severally agree to participate in Letters of Credit issued for the account of the Parent Borrower or any Restricted Subsidiary; provided that no L/C Issuer shall be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in any Letter of Credit, if as of the date of such L/C Credit Extension (w) the Total Revolving Credit Outstandings would exceed the Revolving Credit Facility, (x) the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender’s Pro Rata Share of the Outstanding Amount of all Swing Line Loans would exceed such Lender’s Revolving Credit Commitment, (y) the aggregate amount of the outstanding Letters of Credit issued by such L/C Issuer would exceed such L/C Issuer’s L/C Commitment or (z) the Outstanding Amount of the L/C Obligations would exceed the Letter of Credit Sublimit. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrowers’ ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrowers may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

(ii) No L/C Issuer shall be under any obligation to issue any Letter of Credit if:

(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing such Letter of Credit, or any Law applicable to such L/C Issuer or any request or directive (whether or not having the force of Law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which, in each case, such L/C Issuer in good faith deems material to it;

(B) subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than 12 months after the date of issuance or last renewal, unless the Required Revolving Lenders have approved such expiry date;

(C) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Revolving Credit Lenders have approved such expiry date;

(D) the issuance of such Letter of Credit would violate one or more generally applicable policies of such L/C Issuer in place at the time of such request;

(E) such Letter of Credit is in an initial stated amount of less than $100,000 (or such lesser amount as is acceptable to the applicable L/C Issuer in its sole discretion, but in no event less than $50,000), or such Letter of Credit is to be denominated in a currency other than Dollars; or

(F) any Lender is at that time a Defaulting Lender, if after giving effect to Section 2.19(a)(iv), any Fronting Exposure remains outstanding, unless such L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, reasonably satisfactory to such L/C Issuer with the Borrowers or such Lender to eliminate such Fronting Exposure arising from either the Letter of Credit then proposed to be issued or such Letter of Credit and all other L/C Obligations as to which such L/C Issuer has Fronting Exposure.

(iii) No L/C Issuer shall be under any obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(iv) Each L/C Issuer shall act on behalf of the Revolving Credit Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included each L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to each L/C Issuer.

(v) It is agreed that, in the case of a commercial letter of credit, such commercial letter of credit shall in no event provide for time drafts or bankers’ acceptances.

(b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Renewal Letters of Credit.

(i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower Representative delivered to the applicable L/C Issuer (with a copy to the Administrative Agent (and the Administrative Agent shall promptly confirm receipt of such copy to the Borrower Representative and the applicable L/C Issuer)) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower Representative. Such Letter of Credit Application must be received by the applicable L/C Issuer and the Administrative Agent not later than 1:00 p.m. (New York City time) at least three Business Days (or such shorter period or later time as such L/C Issuer and the Administrative Agent may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the applicable L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day not later than 30 days prior to the Maturity Date of the Revolving Credit Facility, unless the Administrative Agent and the L/C Issuer otherwise agree); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the Person for whose account the requested Letter of Credit is to be issued (which must be a Borrower Party); and (H) such other matters as the applicable L/C Issuer may reasonably request. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the applicable L/C Issuer: (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment and (4) such other matters as the applicable L/C Issuer may reasonably request. In the event that any Letter of Credit Application includes representations and warranties, covenants and/or events of default that do not contain the materiality qualifiers, exceptions or thresholds that are applicable to the analogous provisions of this Agreement or other Loan Documents, or are otherwise more restrictive, the relevant qualifiers, exceptions and thresholds contained herein shall be incorporated therein or, to the extent more restrictive, shall be deemed for purposes of such Letter of Credit Application to be the same as the analogous provisions herein.

(ii) Upon receipt by the applicable L/C Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, such L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Parent Borrower or any Restricted Subsidiary (as designated in the Letter of Credit Application) or enter into the applicable amendment, as the case may be. Immediately upon the issuance of each Letter of Credit, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the applicable L/C Issuer a risk participation in such Letter of Credit in an amount equal to such Lender’s Pro Rata Share of the Revolving Credit Facility multiplied by the amount of such Letter of Credit.

(iii) If the Borrower Representative so requests in any applicable Letter of Credit Application, the applicable L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic renewal provisions (each, an “Auto-Renewal Letter of Credit”); provided that any such Auto-Renewal Letter of Credit must permit such L/C Issuer to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a Business Day in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the applicable L/C Issuer, the Borrower Representative shall not be required to make a specific request to such L/C Issuer for any such renewal. Once an Auto-Renewal Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the applicable L/C Issuer to permit the renewal of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that such L/C Issuer shall not permit any such renewal if such L/C Issuer has determined that it would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof (by reason of the provisions of Section 2.03(a)(ii) or otherwise).

(iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, (A) the applicable L/C Issuer will also deliver to the Borrower Representative and the Administrative Agent a true and complete copy of such Letter of Credit or amendment and (B) the Administrative Agent shall notify each Revolving Credit Lender of such issuance or amendment and the amount of such Revolving Credit Lender’s Pro Rata Share therein.

(c) Drawings and Reimbursements; Funding of Participations.

(i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the applicable L/C Issuer shall notify the Borrower Representative and the Administrative Agent thereof. Each L/C Issuer shall notify the Borrower Representative on the date of any payment by such L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), and the Borrowers shall reimburse such L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing no later than on the next succeeding Business Day (and any reimbursement made on such next Business Day shall be taken into account in computing interest and fees in respect of any such Letter of Credit). If the Borrowers fail to so reimburse such L/C Issuer on such next Business Day, the Administrative Agent shall promptly notify each Revolving Credit Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Revolving Credit Lender’s Pro Rata Share thereof. In such event, the Borrowers shall be deemed to have requested a Revolving Credit Borrowing of Term Benchmark Loans with an Interest Period of one month to be disbursed on such date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Term Benchmark Loans with an Interest Period of one month, but subject to the amount of the unutilized portion of the Revolving Credit Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by an L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if promptly confirmed in writing; provided that the lack of such a prompt confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii) Each Revolving Credit Lender (including each Lender acting as an L/C Issuer) shall upon any notice pursuant to Section 2.03(c)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the applicable L/C Issuer at the Administrative Agent’s Office in an amount equal to its Pro Rata Share of the Unreimbursed Amount not later than 3:00 p.m. (New York City time) on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Term Benchmark Loan with an Interest Period of one month to the Borrowers in such amount. The Administrative Agent shall remit the funds so received to the applicable L/C Issuer.

(iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Credit Borrowing of Term Benchmark Loans with an Interest Period of one month because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrowers shall be deemed to have incurred from the applicable L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate then applicable to Revolving Credit Loans. In such event, each Revolving Credit Lender’s payment to the Administrative Agent for the account of the applicable L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

(iv) Until each Revolving Credit Lender funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the applicable L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Pro Rata Share of such amount shall be solely for the account of such L/C Issuer.

(v) Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or L/C Advances to reimburse the applicable L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against such L/C Issuer, any Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower Representative of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrowers to reimburse the applicable L/C Issuer for the amount of any payment made by the applicable L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi) If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the applicable L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), then, without limiting the other provisions of this Agreement, such L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the NYFRB Rate from time to time in effect. A certificate of the applicable L/C Issuer submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(c)(vi) shall be conclusive absent manifest error.

(d) Repayment of Participations.

(i) If, at any time after an L/C Issuer has made a payment under any Letter of Credit issued by it and has received from any Revolving Credit Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), the Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrowers or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Pro Rata Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

(ii) If any payment received by the Administrative Agent for the account of an L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by such L/C Issuer in its discretion), each Revolving Credit Lender shall pay to the Administrative Agent for the account of such L/C Issuer its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the NYFRB Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) Obligations Absolute. The obligation of the Borrowers to reimburse the applicable L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

(ii) the existence of any claim, counterclaim, setoff, defense or other right that the Borrowers may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the applicable L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv) any payment by the applicable L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not comply with the terms of such Letter of Credit; or any payment made by the applicable L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

(v) any exchange, release or nonperfection of any Collateral, or any release or amendment or waiver of or consent to departure from the Guaranty or any other guarantee, for all or any of the Obligations of the Borrowers in respect of such Letter of Credit; or

(vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrowers;

provided that the foregoing shall not excuse the L/C Issuer from liability to the Borrowers to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are waived by the Borrowers to the extent permitted by applicable law) suffered by the Borrowers that are caused by the L/C Issuer’s gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and nonappealable judgment.

The Borrower Representative shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to them and, in the event of any claim of noncompliance with the Borrower Representative’s instructions or other irregularity, the Borrower Representative will promptly notify the applicable L/C Issuer.

(f) Role of L/C Issuer. Each Lender and the Borrowers agree that, in paying any drawing under a Letter of Credit, the applicable L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the applicable L/C Issuer, any Agent-Related Person nor any of the respective correspondents, participants or assignees of the applicable L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Revolving Credit Lenders or the Required Revolving Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Borrowers hereby assume all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrowers from pursuing such rights and remedies as they may have against the beneficiary or transferee at Law or under any other agreement. None of the applicable L/C Issuer, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of such L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (vi) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrowers may have a claim against such L/C Issuer, and such L/C Issuer may be liable to the Borrowers, to the extent, but only to the extent, of any direct, as opposed to indirect, special, punitive, consequential or exemplary, damages suffered by the Borrowers which a court of competent jurisdiction determines in a final nonappealable judgment were caused by such L/C Issuer’s willful misconduct or gross negligence or such L/C Issuer’s willful or grossly negligent failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the applicable L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and such L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(g) Applicability of ISP98 and UCP. Unless otherwise expressly agreed by the applicable L/C Issuer and the Borrowers when a Letter of Credit is issued, (i) the rules of the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each standby Letter of Credit and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance shall apply to each commercial letter of credit.

(h) Letter of Credit Fees. The Borrowers shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Pro Rata Share, a Letter of Credit fee which shall accrue for each Letter of Credit in an amount equal to the Applicable Rate then in effect for Term Benchmark Loans with respect to the Revolving Credit Facility multiplied by the daily maximum amount then available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit if such maximum amount increases periodically pursuant to the terms of such Letter of Credit); provided, however, that any Letter of Credit fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the applicable L/C Issuer pursuant to this Section 2.03 shall be payable, to the maximum extent permitted by applicable Law, to the other Lenders in accordance with the upward adjustments in their respective Pro Rata Shares allocable to such Letter of Credit pursuant to Section 2.19(a)(iv), with the balance of such fee, if any, payable to the applicable L/C Issuer for its own account. Such Letter of Credit fees shall be computed on a quarterly basis in arrears. Letter of Credit fees accrued in any calendar quarter through and including the last day of March, June, September and December of each year shall be payable on the fifteenth day following such last day, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(i) Fronting Fee and Documentary and Processing Charges Payable to an L/C Issuer. The Borrowers shall pay directly to the applicable L/C Issuer for its own account a fronting fee at a rate equal to 0.125% per annum. Fronting fees accrued in any calendar quarter through and including the last day of March, June, September and December of each year shall be payable on the fifteenth day following such last day, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the maximum daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09. In addition, the Borrowers shall pay directly to the applicable L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable within five Business Days of demand and are nonrefundable.

(j) Conflict with Letter of Credit Application. In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

(k) Reporting. To the extent that any Letters of Credit are issued by an L/C Issuer other than the Administrative Agent, each such L/C Issuer shall furnish to the Administrative Agent a report detailing the daily L/C Obligations outstanding under all Letters of Credit issued by it, such report to be in a form and at reporting intervals as shall be agreed between the Administrative Agent and such L/C Issuer; provided that in no event shall such reports be furnished at less than weekly intervals.

(l) Existing Letters of Credit. Schedule 2.03 contains a schedule of certain letters of credit issued prior to the Closing Date by the financial institutions listed on such schedule for the account of the Loan Parties. On the Closing Date (i) such letters of credit, to the extent outstanding, shall be deemed to be Letters of Credit issued pursuant to this Section 2.03 for the account of the Borrowers, (ii) the face amount of such letters of credit shall be included in the calculation of L/C Obligations and (iii) all liabilities of the Borrowers with respect to such letters of credit shall constitute Obligations.

Section 2.04 Swing Line Loans~~.~~.

(a) The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender shall make loans (each such loan, a “Swing Line Loan”) to the Borrowers from time to time on any Business Day until the Maturity Date in an aggregate amount not to exceed at any time outstanding the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Pro Rata Share of the Outstanding Amount of Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Revolving Credit Commitment; provided, however, that after giving effect to any Swing Line Loan, (i) the Total Revolving Credit Outstandings shall not exceed the Revolving Credit Facility and (ii) the aggregate Outstanding Amount of the Revolving Credit Loans of any Revolving Credit Lender, plus such Revolving Credit Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations at such time, plus such Revolving Credit Lender’s Pro Rata Share of the Outstanding Amount of all Swing Line Loans at such time shall not exceed such Revolving Credit Lender’s Revolving Credit Commitment; provided further, that the Borrowers shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan shall be in Dollars and shall bear interest only at a rate based on the Base Rate. Immediately upon the making of a Swing Line Loan, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to such Revolving Credit Lender’s Pro Rata Share of the Revolving Credit Facility multiplied by the amount of such Swing Line Loan.

(b) Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Borrower Representative’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which notice may be by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 2:00 p.m. (New York City time) on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000 or a whole multiple of $100,000 in excess thereof and (ii) the requested borrowing date, which shall be a Business Day. The Borrower Representative shall deliver to the Swing Line Lender and the Administrative Agent a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower Representative. Promptly after receipt by the Swing Line Lender of any Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent of the contents thereof. Unless the Swing Line Lender has received notice from the Administrative Agent (including at the request of any Revolving Credit Lender) (New York City time) on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a) or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:30 p.m. (New York City time) on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrowers.

(c) Refinancing of Swing Line Loans.

(i) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrowers (which hereby irrevocably authorizes the Swing Line Lender to so request on their behalf), that each Revolving Credit Lender make a Base Rate Loan in an amount equal to such Lender’s Pro Rata Share of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Revolving Credit Facility and the conditions set forth in Section 4.02. The Swing Line Lender shall furnish the Borrower Representative with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Revolving Credit Lender shall make an amount equal to its Pro Rata Share of the amount specified in such Committed Loan Notice available to the Administrative Agent in immediately available funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Swing Line Loan) for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 1:00 p.m. (New York City time) on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrowers in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

(ii) If for any reason any Swing Line Loan cannot be refinanced by such a Revolving Credit Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Revolving Credit Lenders fund its risk participation in the relevant Swing Line Loan and each Revolving Credit Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

(iii) If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the NYFRB Rate from time to time in effect. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s committed Loan included in the relevant committed Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv) Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrowers or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrowers to repay Swing Line Loans, together with interest as provided herein.

(d) Repayment of Participations.

(i) At any time after any Revolving Credit Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Pro Rata Share of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s risk participation was funded) in the same funds as those received by the Swing Line Lender.

(ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Revolving Credit Lender shall pay to the Swing Line Lender its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the NYFRB Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrowers for interest on the Swing Line Loans. Until each Revolving Credit Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Lender’s Pro Rata Share of any Swing Line Loan, interest in respect of such Pro Rata Share shall be solely for the account of the Swing Line Lender.

(f) Payments Directly to Swing Line Lender. The Borrowers shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

Section 2.05 Prepayments~~.~~.

(a) Optional.

(i) The Borrowers may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Loans in whole or in part without, except as set forth in Section 2.05(a)(iv) and Section 3.05, premium or penalty in the currency in which such Loan is denominated; provided that (1) such notice must be received by the Administrative Agent not later than (A) 11:00 a.m. (New York City time) three Business Days prior to any date of prepayment of Term Benchmark Loans, (B) 12:00 p.m. (London time) three Business Days prior to any date of prepayment of Eurodollar Rate Loans and (C) 11:00 a.m. (New York City time) one Business Day prior to any date of prepayment of Base Rate Loans or Dollar Fixed Rate Term B-1 Loans and (2) any prepayment of (A) Term Benchmark Loans shall be in a principal amount of $3,000,000 or a whole multiple of $1,000,000 in excess thereof, (B) Eurodollar Rate Loans shall be in a principal amount of €2.0 million or a whole multiple of €1.0 million in excess thereof and (C) any prepayment of Base Rate Loans and Dollar Fixed Rate Term B-1 Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment, the Tranche of Loans to be prepaid, the Type(s) of Loans to be prepaid and, if Eurodollar Rate Loans or Term Benchmark Loans are to be prepaid, the Interest Period(s) of such Loans (except that if the class of Loans to be prepaid includes both Base Rate Loans and Term Benchmark Loans, absent direction by the Borrower Representative, the applicable prepayment shall be applied first to Base Rate Loans to the full extent thereof before application to Term Benchmark Loans, in each case in a manner that minimizes the amount payable by the Borrowers in respect of such prepayment pursuant to Section 3.05). The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s ratable share of the relevant Facility). If such notice is given by the Borrower Representative, subject to clause (iii) below, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan or Term Benchmark Loan, as applicable, shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Sections 2.05(a)(iv) and Section 3.05. Subject to Section 2.19, each prepayment of outstanding Term Loans pursuant to this Section 2.05(a) shall be applied to the applicable Tranche of Term Loans and to the principal repayment installments thereof as directed by the Borrower Representative (and absent any such direction, in direct order of maturity thereof); and each such prepayment shall be paid to the Appropriate Lenders on a pro rata basis.

(ii) The Borrowers may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (A) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 2:00 p.m. (New York City time) on the date of the prepayment and (B) any such prepayment shall be in a minimum principal amount of $100,000 or a whole multiple of $100,000 in excess thereof or, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower Representative, subject to clause (iii) below, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(iii) Notwithstanding anything to the contrary contained in this Agreement, any such notice of prepayment pursuant to Section 2.05(a)(i) or (a)(ii) may state that it is conditioned upon the occurrence or non-occurrence of any event specified therein (including the effectiveness of other credit facilities), in which case such notice may be revoked by the Borrower Representative (by written notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.

(iv) ~~If~~(A) With respect to the Dollar Fixed Rate Term B-1 Loans, in the event that, at any time on or prior to the fourth anniversary of the Third Amendment Effective Date, the Borrowers ~~(x)~~ make ~~a voluntary~~any prepayment of ~~any Initial~~Dollar Fixed Rate Term B-1 Loans pursuant to Section 2.05(a) ~~or a prepayment of any Initial Term Loans pursuant to Section~~(i) or 2.05(b)(iii), ~~in each case prior to the six month anniversary of the Closing Date in connection with any Repricing Transaction or (y) effects any amendment of this Agreement resulting in a Repricing Transaction prior to the six month anniversary of the Closing Date~~or the Borrowers exercise their right to replace a Dollar Fixed Rate Term B-1 Lender pursuant to Section 3.07, then, on the effective date of such repayment or prepayment (or the date required for such repayment or prepayment) or assignment, the Borrowers shall pay to the Administrative Agent, for the ratable account of ~~the Lenders holding the Initial Term Loans (including, for the avoidance of doubt, any Non-Consenting Lender replaced pursuant to Section 3.07(d) in connection with a Repricing Transaction; provided that no such premium shall be payable to the replacement Lender for such Non-Consenting Lender in respect of the Initial Term Loans acquired from such Non-Consenting Lender) (I) in the case of clause (x), a prepayment premium in an amount equal to 1.0% of the principal amount prepaid and (II) in the case of clause (y), a fee equal to 1.0% of the principal amount of the Initial Term Loans outstanding immediately prior to such amendment. Such amounts shall be due and payable on the date of the effectiveness of such Repricing Transaction.~~each of the applicable Dollar Fixed Rate Term B-1 Lenders, a prepayment premium equal to (x) if such prepayment or assignment is made prior to the second anniversary of the Third Amendment Effective Date, the Initial Prepayment Premium, (y) if such prepayment or assignment is made on or after the second anniversary of the Third Amendment Effective Date but prior to the third anniversary of the Third Amendment Effective Date, 5.625% of the principal amount of the Dollar Fixed Rate Term B-1 Loans so repaid, prepaid or assigned and (z) if such prepayment or assignment is made on or after the third anniversary of the Third Amendment Effective Date but prior to the fourth anniversary of the Third Amendment Effective Date, 2.813% of the principal amount of the Dollar Fixed Rate Term B-1 Loans so repaid, prepaid or assigned (such applicable prepayment premium, the “Dollar Prepayment Premium”); and (B) with respect to the Euro Term B-1 Loans, in the event that, at any time on or prior to the second anniversary of the Third Amendment Effective Date, the Borrowers make any prepayment of Euro Term B-1 Loans pursuant to Section 2.05(a)(i) or 2.05(b)(iii), or the Borrowers exercise their right to replace a Lender of Euro Term B-1 Loans pursuant to Section 3.07, then, on the effective date of such repayment or prepayment (or the date required for such repayment or prepayment) or assignment, the Borrowers shall pay to the Administrative Agent, for the ratable account of each of the applicable Lenders of Euro Term B-1 Loans, an amount equal to (x) if such prepayment or assignment is made prior to the first anniversary of the Third Amendment Effective Date, the Initial Prepayment Premium and (y) if such prepayment or assignment is made on or after the first anniversary of the Third Amendment Effective Date but prior to the second anniversary of the Third Amendment Effective Date, 1.00% of the principal amount of the Euro Term B-1 Loans so repaid, prepaid or assigned (such applicable prepayment premium, the “Euro Prepayment Premium” and, together with the Dollar Prepayment Premium, the “Prepayment Premium”). Any prepayment, repayment or assignment with respect to the (x) Dollar Fixed Rate Term B-1 Loans on or after the fourth anniversary of the Third Amendment Effective Date or (y) Euro Term B-1 Loans on or after the second anniversary of the Third Amendment Effective Date shall not, in either case, be subject to any Prepayment Premium. Notwithstanding anything herein to the contrary, in no event shall any prepayment, repayment or assignment of Term B-1 Loans in connection with a Permitted Debt Exchange be subject to any Prepayment Premium.

(v) Notwithstanding any other provision of this Section 2.05(a), any Lender may, with the consent of the Borrower Representative, elect to accept Rollover Indebtedness in lieu of all or part of such Lender’s pro rata portion of any prepayment of Term Loans, made pursuant to this Section 2.05(a).

(b) Mandatory.

(i) Within 10 Business Days after financial statements have been delivered pursuant to Section 6.01(a) and the related Compliance Certificate has been delivered pursuant to Section 6.02(b), the Borrowers shall prepay, subject to Section 2.05(d), an aggregate principal amount of Dollar Fixed Rate Term B-1 Loans in an amount equal to (A) 50% of Excess Cash Flow, if any, for such fiscal year (commencing with the fiscal year ended on December 31, ~~2019~~2025), minus (B) the sum of (1) the amount of any cash prepayments of the Term Loans made pursuant to Section 2.05(a) during such fiscal year (and not previously applied by the Borrowers in such fiscal year pursuant to the following clause (2) to reduce the prepayment required by this Section 2.05(b)(i) for the preceding fiscal year), (2) at the Borrower Representative’s election, all or any amount of any cash prepayment of the Term Loans made pursuant to Section 2.05(a) after the end of such fiscal year and on or prior to the date of such prepayment, (3) solely to the extent the Revolving Credit Commitments are reduced pursuant to Section 2.06(a) in connection therewith (and solely to the extent of the amount of such reduction), the amount of any cash prepayments of the Revolving Credit Loans made pursuant to Section 2.05(a) during such fiscal year (and not previously applied by the Borrowers in such fiscal year pursuant to the following clause (4) to reduce the prepayment required by this Section 2.05(b)(i) for the preceding fiscal year), (4) solely to the extent the Revolving Credit Commitments are reduced pursuant to Section 2.06(a) in connection therewith (and solely to the extent of the amount of such reduction), at the Borrower Representative’s election, all or any amount of any cash prepayment of the Revolving Credit Loans made pursuant to Section 2.05(a) after the end of such fiscal year and on or prior to the date of such prepayment, and (5) the portion of the Excess Cash Flow required to be applied (to the extent the Parent Borrower or any Restricted Subsidiary is required by the terms thereof) to prepay, repay or purchase Pari Passu Lien Debt on a no more than pro rata basis with the Dollar Fixed Rate Term B-1 Loans; provided that in each case under clause (B) above, no voluntary prepayment funded with the proceeds of Funded Debt (other than revolving Funded Debt) of the Getty Borrower or any of its Restricted Subsidiaries may be applied pursuant to clause (B) above to reduce the amount of the prepayment required under this Section 2.05(b)(i); provided further that such percentage shall be reduced to (x) 25% if the Consolidated Total First Lien Debt to Consolidated EBITDA Ratio as of the most recently ended Test Period was equal to or less than ~~4.70~~3.00:1.00 and greater than ~~4.20~~2.50:1.00 and (y) 0% if the Consolidated Total First Lien Debt to Consolidated EBITDA Ratio as of the last day of the most recently ended Test Period was equal to or less than ~~4.20~~2.50:1.00; and provided further that no prepayment shall be required pursuant to this Section 2.05(b)(i) unless the amount thereof exceeds $~~2,500,000~~10,000,000.

(ii) (A)If (I) the Parent Borrower or any Restricted Subsidiary Disposes of any property or assets (other than any Disposition (1) to a Loan Party or (2) by a Restricted Subsidiary that is not a Loan Party to another Restricted Subsidiary that is not a Loan Party) pursuant to Section 7.05(~~e), (~~g)(ii), (p), (s) or (u) (to the extent the related Investments was funded with Term Loans), or (II) any Casualty Event occurs, and any transaction or series of related transactions described in the foregoing clauses (I) and (II) results in the receipt by the Parent Borrower or such Restricted Subsidiary of aggregate Net Cash Proceeds in ~~excess of $15,000,000 in~~ any fiscal year in excess of the greater of $47,000,000 and 15% of Consolidated EBITDA as of the most recently ended Test Period (any such transaction or series of related transactions resulting in Net Cash Proceeds being a “Relevant Transaction”), subject to Section 2.05(d), the Borrower Representative shall (1) give written notice to the Administrative Agent thereof promptly after the date of receipt of such Net Cash Proceeds and (2) except to the extent the Borrower Representative elects in such notice to reinvest or cause or direct the reinvestment of all or a portion of such Net Cash Proceeds in accordance with Section 2.05(b)(ii)(B), prepay an aggregate principal amount of Term Loans in an amount equal to all Net Cash Proceeds received from such Relevant Transaction in excess of the greater of $47,000,000 and 15% of Consolidated EBITDA as of the most recently ended Test Period within 15 Business Days of receipt thereof by the Parent Borrower or such Restricted Subsidiary; provided that the Borrowers may use a portion of the Net Cash Proceeds received from such Relevant Transaction to prepay or repurchase any other Indebtedness that is secured by the Collateral on a pari passu basis with the Obligations to the extent such other Indebtedness and the Liens securing the same are permitted hereunder and the documentation governing such other Indebtedness requires such a prepayment or repurchase thereof with the proceeds of such Relevant Transaction, in each case in an amount not to exceed the product of (1) the amount of such Net Cash Proceeds and (2) a fraction, the numerator of which is the outstanding principal amount of such other Indebtedness and the denominator of which is the aggregate outstanding principal amount of Term Loans and such other Indebtedness.

(B) With respect to any Net Cash Proceeds realized or received with respect to any Relevant Transaction at the option of the Borrower Representative, the Borrower Representative may reinvest or cause or direct the reinvestment of all or any portion of such Net Cash Proceeds in the business of the Parent Borrower and its Restricted Subsidiaries (including to make Investments permitted by Section 7.02) within ~~365 days~~18 months following receipt of such Net Cash Proceeds (or, if the Parent Borrower or the relevant Restricted Subsidiary, as applicable, has contractually committed within ~~365 days~~18 months following receipt of such Net Cash Proceeds to reinvest such Net Cash Proceeds, then within ~~545 days~~24 months following receipt of such Net Cash Proceeds); provided, however, that if any of such Net Cash Proceeds are no longer intended to be so reinvested at any time after the occurrence of the Relevant Transaction (or are not reinvested within such ~~365 days or 545 days~~18-month or 24-month period, as applicable), an amount equal to any such Net Cash Proceeds shall be promptly applied to the prepayment of the Term Loans as set forth in this Section 2.05.

(iii) ~~(A)~~ Upon the incurrence or issuance by the Parent Borrower or any Restricted Subsidiary of any Refinancing Indebtedness, any Specified Refinancing Term Loans or any Indebtedness not permitted by Section 7.03, the Borrowers shall prepay the Term Loans (or, in the case of the incurrence or issuance of any Refinancing Indebtedness or Specified Refinancing Term Loans, the Tranche of Term Loans being refinanced), in an amount equal to 100% of all Net Cash Proceeds received therefrom promptly following receipt thereof by the Parent Borrower or such Restricted Subsidiary.

~~(B) Without duplication, (1) upon the receipt by the Parent Borrower or any Restricted Subsidiary of Net Cash Proceeds of the type described in clause (d) of the definition of Net Cash Proceeds, and (2) upon the incurrence or issuance by the Parent Borrower or any Restricted Subsidiary of a Permitted Receivables Financing (to the extent required by Section 7.03(w)), the Borrowers shall promptly following receipt apply such proceeds to the prepayment of the Term Loans as set forth in this Section 2.05.~~

(iv) Upon the incurrence by the Parent Borrower or any Restricted Subsidiary of any Specified Refinancing Revolving Loans, the Borrowers shall prepay an aggregate principal amount of the Tranche of Revolving Credit Loans being refinanced in an amount equal to 100% of all Net Cash Proceeds received therefrom immediately upon receipt thereof by the Parent Borrower or such Restricted Subsidiary.

(v) If for any reason the sum of the Total Revolving Credit Outstandings at any time exceed the sum of the Revolving Credit Commitments then in effect (including after giving effect to any reduction in the Revolving Credit Commitments pursuant to Section 2.06), the Borrowers shall immediately prepay Revolving Credit Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that the Borrowers shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(b)(v) unless after the prepayment in full of the Revolving Credit Loans and Swing Line Loans the sum of the Total Revolving Credit Outstandings exceed the aggregate Revolving Credit Commitments then in effect.

(vi) Subject to Section 2.19, each prepayment of Term Loans pursuant to this Section 2.05(b) shall be applied ratably (based on the Dollar Equivalent amount of Term Loans outstanding under this Agreement on the date of prepayment) among the Term Lenders (or, in the case of a prepayment pursuant to Section 2.05(b)(iii)~~(A)~~  upon the issuance or incurrence of Refinancing Indebtedness or Specified Refinancing Term Loans, ratably among the Term Lenders of the Tranche of Term Loans being prepaid) to the principal repayment installments of the Term Loans (or Tranche thereof) that are due pursuant to Section 2.07(a) or Section 2.07(b) as directed by the Borrower Representative (and absent any such direction, in direct order of maturity thereof). Each prepayment of Term Loans pursuant to Section 2.05(b) shall be applied on a pro rata basis to each Tranche of Term Loans (other than in the case of a prepayment pursuant to Section 2.05(b)(iii)~~(A)~~  upon the issuance or incurrence of Refinancing Indebtedness or Specified Refinancing Term Loans) ~~and, in the case of a Tranche of Loans denominated in Dollars, to the then outstanding Base Rate Loans and Term Benchmark Loans under such Tranche; provided that, if there are no Declining Lenders with respect to such prepayment, then the amount thereof shall be applied first to Base Rate Loans under such Tranche to the full extent thereof before application to Term Benchmark Loans, in each case in a manner that minimizes the amount payable by the Borrowers in respect of such prepayment pursuant to Section 3.05.~~.

(vii) All prepayments under this Section 2.05 shall be made together with, in the case of any such prepayment of a Eurodollar Rate Loan or Term Benchmark Loan on a date other than the last day of an Interest Period therefor, any amounts owing in respect of such Eurodollar Rate Loan or Term Benchmark Loan, as applicable, pursuant to Section 3.05, and, to the extent applicable, any additional amounts required pursuant to Section 2.05(a)(iv).

(c) Term Lender Opt-Out. With respect to any prepayment of Term Loans under Section 2.05(b)(~~ii~~i) or Section 2.05(~~iii~~b)(~~B~~ii), any Appropriate Lender, at its option, may elect not to accept such prepayment as provided below. The Borrower Representative shall endeavor to notify the Administrative Agent of any event giving rise to a prepayment under Section 2.05(b)(~~ii~~i) or Section 2.05(~~iii~~b)(~~B~~ii) at least five Business Days prior to the date of such prepayment. Each such notice shall specify the expected date of such prepayment and provide a reasonably detailed calculation of the amount of such prepayment that is required to be made under Section 2.05(b)(i) or Section 2.05(b)(ii) ~~or (iii)(B)~~, as applicable (the “Prepayment Amount”). The Administrative Agent will promptly notify each Appropriate Lender of the contents of any such prepayment notice so received from the Borrowers, including the date on which such prepayment is to be made (the “Prepayment Date”). Any Appropriate Lender may decline to accept all (but not less than all) of its share of any such prepayment (any such Lender, a “Declining Lender”) by providing written notice to the Administrative Agent no later than three Business Days after the date of such Appropriate Lender’s receipt of notice from the Administrative Agent regarding such prepayment. If any Appropriate Lender does not give a notice to the Administrative Agent on or prior to such third Business Day informing the Administrative Agent that it declines to accept the applicable prepayment, then such Lender will be deemed to have accepted such prepayment. On any Prepayment Date, an amount equal to the Prepayment Amount minus the portion thereof allocable to Declining Lenders, in each case for such Prepayment Date, shall be paid to the Administrative Agent by the Borrowers and applied by the Administrative Agent ratably to prepay Term Loans owing to Appropriate Lenders (other than Declining Lenders) in the manner described in Section 2.05(b) for such prepayment. Any amounts that would otherwise have been applied to prepay Term Loans owing to Declining Lenders shall be retained by the Borrowers and their applicable Restricted Subsidiaries (such amounts, “Declined Amounts”).

(d) Repatriation Issues. Notwithstanding any other provisions of this Section 2.05, (i) to the extent that any of or all the Net Cash Proceeds of any Disposition by a Restricted Foreign Subsidiary giving rise to a mandatory prepayment pursuant to Section 2.05(b)(ii) (a “Foreign Asset Sale”), the Net Cash Proceeds of any Casualty Event from a Restricted Foreign Subsidiary (a “Foreign Recovery Event”) or Excess Cash Flow, are prohibited or delayed by applicable local law from being repatriated to the United States, the portion of such Net Cash Proceeds or Excess Cash Flow so affected will not be required to be applied to repay Term Loans at the times provided in this Section 2.05 but may be retained by the applicable Restricted Foreign Subsidiary so long, but only so long, as the applicable local law will not permit repatriation to the United States, and once such repatriation of any of such affected Net Cash Proceeds or Excess Cash Flow is permitted under the applicable local law, such repatriation will be promptly effected and such repatriated Net Cash Proceeds or Excess Cash Flow will be promptly (and in any event not later than two Business Days after such repatriation) applied (net of additional taxes payable or reserved against as a result thereof) to the repayment of the Term Loans pursuant to Section 2.05(b) and (ii) to the extent that the Borrower Representative has determined in good faith (which determination shall be conclusive) that repatriation of any of or all the Net Cash Proceeds of any Foreign Asset Sale, any Foreign Recovery Event or Excess Cash Flow would have a non-de minimis adverse tax cost consequence with respect to such Net Cash Proceeds or Excess Cash Flow, the Net Cash Proceeds or Excess Cash Flow so affected may be retained by the applicable Restricted Foreign Subsidiary.

Section 2.06 Termination or Reduction of Commitments~~.~~.

(a) Optional.

(i) The Borrower Representative may, upon written notice to the Administrative Agent, terminate the unused portions of the Term Commitments, the Letter of Credit Sublimit, the Swing Line Sublimit, or the unused Revolving Credit Commitments, or from time to time permanently reduce the unused portions of the Term Commitments, the Letter of Credit Sublimit, or the unused Revolving Credit Commitments; provided that (i) any such notice shall be received by the Administrative Agent three Business Days (or such shorter period as the Administrative Agent shall agree) prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $500,000 in excess thereof and (iii) the Borrowers shall not terminate or reduce (A) the Revolving Credit Facility if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolving Credit Outstandings would exceed the Revolving Credit Facility, (B) the Letter of Credit Sublimit if, after giving effect thereto, the Outstanding Amount of L/C Obligations not fully Cash Collateralized hereunder would exceed the Letter of Credit Sublimit or (C) the Swing Line Sublimit if, after giving effect thereto and to any concurrent prepayments hereunder, the Outstanding Amount of Swing Line Loans would exceed the Swing Line Sublimit.

(ii) Any such notice of termination or reduction of commitments pursuant to Section 2.06(a) may state that it is conditioned upon the occurrence or non-occurrence of any event specified therein (including the effectiveness of other credit facilities), in which case such notice may be revoked by the Borrower Representative (by written notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.

(b) Mandatory.

(i) The aggregate Term Commitments shall be automatically and permanently reduced to zero on the date of the Term Borrowing.

(ii) Upon the incurrence by the Parent Borrower or any Restricted Subsidiary of any commitments with respect to Specified Refinancing Revolving Loans, the Revolving Credit Commitments of the Lenders of the Tranche of Revolving Credit Loans being refinanced shall be automatically and permanently reduced on a ratable basis by an amount equal to 100% of the aggregate principal amount of such commitments.

(iii) If after giving effect to any reduction or termination of Revolving Credit Commitments under this Section 2.06, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the amount of the Revolving Credit Facility at such time, the Letter of Credit Sublimit or the Swing Line Sublimit, as the case may be, shall be automatically reduced by the amount of such excess.

(iv) The aggregate 2023 Revolving Commitments shall automatically and permanently be reduced to zero on the Maturity Date with respect to the 2023 Revolving Facility.

(c) Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Lenders of any termination or reduction of the Term Commitments, the Letter of Credit Sublimit, the Swing Line Sublimit or the Revolving Credit Commitment under this Section 2.06. Upon any reduction of Commitments under a Facility, the Commitment of each Lender under such Facility shall be reduced by such Lender’s ratable share of the amount by which such Facility is reduced (other than the termination of the Commitment of any Lender as provided in Section 3.07). All commitment fees accrued until the effective date of any termination of the Aggregate Commitments and unpaid, shall be paid on the effective date of such termination.

Section 2.07 Repayment of Loans~~.~~.

(a) Dollar Fixed Rate Term Loans. The Borrowers shall repay each Dollar Fixed Rate Term B-1 Loan in Dollars on the Maturity Date for the Dollar Fixed Rate Term B-1 Loans.

(b) Euro Term Loans. Beginning with the fiscal quarter ending ~~March 31~~June 30, ~~2019~~2025, the Borrowers shall repay to the Administrative Agent, for the ratable account of ~~the applicable Term~~all Lenders holding Euro Term B-1 Loans, the aggregate principal amount of all ~~Initial Dollar~~Euro Term B-1 Loans outstanding in consecutive quarterly installments as follows (which installments shall, to the extent applicable, be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Sections 2.05 and 2.06 as directed by the Borrowers (and absent such direction, in direct order of maturity thereof), or be increased as a result of any increase in the amount of ~~Initial Dollar~~Euro Term B-1 Loans pursuant to Section 2.14 (such increased amortization payments to be calculated in the same manner (and on the same basis) as the schedule set forth below for the ~~Initial Dollar~~Euro Term B-1 Loans made as of the ~~Closing~~Third Amendment Effective Date)):

Date	Amount
Each March 31, June 30, September 30 and December 31 ending prior to the Maturity Date for the Euro Term ~~Facility~~B-1 Loans	~~0.25~~1.25% of the aggregate principal amount of the aggregate initial principal amount of the ~~Initial Dollar~~Euro Term B-1 Loans on the ~~Closing~~Third Amendment Effective Date
Maturity Date for the Euro Term ~~Facility~~B-1 Loans	all unpaid aggregate principal amounts of any outstanding ~~Initial Dollar~~Euro Term B-1 Loans

~~(b) Euro Term Loans. The Borrowers shall repay each Initial Euro Term Loan in Euros on the Maturity Date for the Term Facility.~~

(c) Revolving Credit Loans. The Borrowers shall repay to the Revolving Credit Lenders on the Maturity Date for the 2023 Revolving Facility the aggregate principal amount of all 2023 Revolving Loans outstanding on such date.

(d) Swing Line Loans. The Borrowers shall repay each Swing Line Loan on the earlier to occur of (i) the date five Business Days after such Loan is made and (ii) the Maturity Date for the 2023 Revolving Facility. At any time that there shall exist a Defaulting Lender, immediately upon the request of the Swing Line Lender, the Borrowers shall repay Swing Line Loans in an amount sufficient to eliminate any Fronting Exposure in respect of the Swing Line Loans.

Section 2.08 Interest~~.~~.

(a) Subject to the provisions of Section 2.08(b), (i) each Eurodollar Rate Loan under a Facility shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the sum of (A) the Adjusted Eurodollar Rate for such Interest Period plus (B) the Applicable Rate for Eurodollar Rate Loans under such Facility; (ii) each Term Benchmark Loan under a Facility shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the sum of (A) the Adjusted Term SOFR Rate for such Interest Period plus (B) the Applicable Rate for Term Benchmark Loans under such Facility; (iii) each Base Rate Loan under a Facility shall bear interest on the outstanding principal amount thereof from the applicable borrowing date or conversion date, as the case may be, at a rate per annum equal to the sum of (A) the Base Rate plus (B) the Applicable Rate for Base Rate Loans under such Facility; ~~and~~ (iv) each Dollar Fixed Rate Term B-1 Loan shall bear interest at a fixed rate (such rate as of any date of determination, the “Fixed Rate”) equal to 11.25% per annum (the “Initial Fixed Rate”); provided that the Fixed Rate shall increase to (x) 12.25% per annum commencing on May 14, 2025 and (y) 13.25% per annum (the rate set forth in this clause (y), the “Maximum Fixed Rate”) commencing on August 14, 2025; provided, however, that notwithstanding the foregoing, in the event that the Borrowers (x) decide, in their sole discretion, to commence a Permitted Debt Exchange Offer with respect to the Dollar Fixed Rate Term B-1 Loans in which Dollar Fixed Rate Term B-1 Loans are exchanged for senior secured notes secured by Liens on the Collateral on a pari passu basis with the Liens securing the Obligations and (y) consummate such Permitted Debt Exchange (or, in the event no Dollar Fixed Rate Term B-1 Lenders elect, in their sole discretion, to exchange their Dollar Fixed Rate Term B-1 Loans for such senior secured notes in such Permitted Debt Exchange, permit the full election period set forth in the definitive documentation for the applicable Permitted Debt Exchange Offer (which election period (an “Election Period”) shall not exceed twenty (20) Business Days) to expire), the Fixed Rate shall, commencing on the Business Day following consummation of such Permitted Debt Exchange and at all times thereafter, be (A) if such Permitted Debt Exchange is consummated on or before December 31, 2025, the Initial Fixed Rate and (B) if such first Permitted Debt Exchange is consummated thereafter, the Maximum Fixed Rate; and (v) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the sum of (A) the Base Rate plus (B) the Applicable Rate for Base Rate Loans under the 2023 Revolving Facility. For the purposes of this Agreement, an applicable Permitted Debt Exchange shall be deemed to have been consummated on the date that all Dollar Fixed Rate Term B-1 Loans, if any, that Dollar Fixed Rate Term B-1 Lenders have validly elected to exchange in such Permitted Debt Exchange have been exchanged. For the avoidance of doubt, if the Election Period in an applicable Permitted Debt Exchange Offer expires without any Dollar Fixed Rate Term B-1 Lenders having validly elected to participate in the applicable Permitted Debt Exchange, such Permitted Debt Exchange would be deemed to have been consummated upon the expiration of the applicable Election Period. Subject to the terms and conditions set forth in this Agreement at the option of the Borrowers, all Revolving Credit Loans denominated in Dollars shall be made as Base Rate Loans or Term Benchmark Loans and all Loans denominated in Euros shall be made as Eurodollar Rate Loans.

(b) The Borrowers shall pay interest on all overdue Obligations hereunder, which shall include all Obligations following an acceleration pursuant to Section 8.02 (including an automatic acceleration) at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c) Accrued interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein; provided that in the event of any repayment or prepayment of any Loan (other than Revolving Credit Loans bearing interest based on the Base Rate that are repaid or prepaid without any corresponding termination or reduction of the Revolving Credit Commitments), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

Section 2.09 Fees. In addition to certain fees described in Sections 2.03(h) and (i):

(a) Commitment Fee. The Borrowers shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Pro Rata Share of the 2023 Revolving Facility, a commitment fee equal to the Applicable Commitment Fee multiplied by the actual daily amount by which the aggregate 2023 Revolving Commitments exceed the sum of (A) the Outstanding Amount of 2023 Revolving Loans (for the avoidance of doubt, excluding Swing Line Loans) and (B) the Outstanding Amount of L/C Obligations, subject to adjustment as provided in Section 2.19. The commitment fee shall accrue at all times from the Second Amendment Effective Date until the Maturity Date for the 2023 Revolving Facility, and shall be due and payable quarterly in arrears. Commitment fees accrued in any calendar quarter through and including the last day of March, June, September and December of each year shall be payable in arrears on the fifteenth day following such last day, commencing on the first such date to occur after the Second Amendment Effective Date, and on the Maturity Date for the 2023 Revolving Facility.

(b) Other Fees.

(i) The Borrowers shall pay to the Lead Arrangers and the Administrative Agent for their own respective accounts fees in the amounts and at the times separately agreed upon in writing (including pursuant to the Engagement Letter) at the times specified therein.

(ii) The Borrowers shall pay to the Administrative Agent, for the ratable benefit of each of the Revolving Credit Lenders with a 2023 Revolving Commitment as of the Second Amendment Effective Date, an upfront fee equal to 0.375% of the aggregate principal amount of 2023 Revolving Commitments as of the 2023 Revolving Commitments, which fee shall be earned, due and payable on the Second Amendment Effective Date.

Section 2.10 Computation of Interest and Fees. All computations of interest for Base Rate Loans and Dollar Fixed Rate Term B-1 Loans shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

Section 2.11 Evidence of Indebtedness~~.~~.

(a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and evidenced by one or more entries in the Register maintained by the Administrative Agent, acting solely for purposes of Treasury Regulation Section 5f.103-1(c), as a non-fiduciary agent for the Borrowers, in each case in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be prima facie evidence absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrowers shall execute and deliver to such Lender (through the Administrative Agent) a Note payable to such Lender, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b) In addition to the accounts and records referred to in Section 2.11(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records and, in the case of the Administrative Agent, entries in the Register, evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

(c) Entries made in good faith by the Administrative Agent in the Register pursuant to Sections 2.11(a) and (b), and by each Lender in its accounts or records pursuant to Sections 2.11(a) and (b), shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrowers to, in the case of the Register, each Lender and, in the case of such accounts or records, such Lender, under this Agreement and the other Loan Documents, absent manifest error; provided that the failure of the Administrative Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such accounts or records shall not limit the obligations of the Borrowers under this Agreement and the other Loan Documents.

Section 2.12 Payments Generally; Administrative Agent’s Clawback~~.~~.

(a) General. All payments to be made by the Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in the currency specified herein (or, if no such currency is specified, in Dollars) and in immediately available funds not later than (x) 4:00 p.m. (New York City time), in the case of amounts due in Dollars and (y) 4:00 p.m. (London time), in the case of amounts due in Euros, in each case on the date specified herein. The Administrative Agent will promptly distribute to each Lender its ratable share in respect of the relevant Facility (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 4:00 p.m. (New York City time) shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrowers shall come due on a day other than a Business Day, payment shall be made on the immediately succeeding Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurodollar Rate Loans or Term Benchmark Loans to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.

(b) (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurodollar Rate Loans or Term Benchmark Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 3:00 p.m. (New York City time) on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with and at the time required by Section 2.02(b) and may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. In such event, if any Lender does not in fact make its share of the applicable Borrowing available to the Administrative Agent, then such Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand (in the case of such Lender) or within five Business Days following written demand (in the case of the Borrower) an amount equal to such applicable share in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrowers by the Administrative Agent to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the NYFRB Rate or a rate reasonably determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any reasonable administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing and (B) in the case of a payment to be made by the Borrowers, the interest rate applicable to Eurodollar Rate Loans or Term Benchmark Loans, as applicable, with an Interest Period of one month. If both the Borrowers and such Lender pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrowers the amount of such interest paid by the Borrowers for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrowers shall be without prejudice to any claim the Borrowers may have against a Lender that shall have failed to make its share of any Borrowing available to the Administrative Agent.

(ii) Payments by the Borrowers; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower Representative prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or an L/C Issuer hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Appropriate Lenders or the applicable L/C Issuer, as the case may be, the amount due. In such event, if the Borrowers do not in fact make such payment, then each of the Appropriate Lenders or the applicable L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed by the Administrative Agent to but excluding the date of payment to the Administrative Agent, at the greater of the NYFRB Rate or a rate reasonably determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any reasonable administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing.

A notice of the Administrative Agent to any Lender or the Borrowers with respect to any amount owing under this Section 2.12(b) shall be conclusive, absent manifest error.

(c) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrowers by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender on demand, without interest.

(d) Obligations of the Lenders Several. The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 9.07 are several and not joint. The failure of any Lender to make any Loan or to fund any such participation or to make any payment under Section 9.07 on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or, to fund its participation or to make its payment under Section 9.07.

(e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(f) Insufficient Funds. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, L/C Borrowings, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal and L/C Borrowings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and L/C Borrowings then due to such parties.

(g) Unallocated Funds. If the Administrative Agent receives funds for application to the Obligations of the Loan Parties under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the manner in which such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each of the Lenders in accordance with such Lender’s ratable share of the sum of (a) the Outstanding Amount of all Loans outstanding at such time and (b) the Outstanding Amount of all L/C Obligations outstanding at such time, in repayment or prepayment of such of the outstanding Loans or other Obligations then owing to such Lender.

Section 2.13 Sharing of Payments. If, other than as expressly provided elsewhere herein (including the application of funds arising from the existence of a Defaulting Lender), any Lender shall obtain on account of the Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it, any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof (determined based on the Dollar Equivalent amount of the applicable Obligations outstanding under this Agreement on the date of prepayment), such Lender shall immediately (a) notify the Administrative Agent of such fact and (b) purchase from the other Lenders such participations in the Loans made by them and/or such subparticipations in the participations in L/C Obligations or Swing Line Loans held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans or such participations, as the case may be, pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. The Borrowers agree that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by Law, exercise all its rights of payment (including the right of setoff, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of each Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.13 and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section 2.13 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased. For the avoidance of doubt, the provisions of this Section shall not be construed to apply to (A) the application of Cash Collateral provided for in Section 2.18, (B) the assignments and participations (including by means of a Dutch Auction) described in Section 10.07, (C) the incurrence of any Rollover Indebtedness in accordance with Section 2.05(a)(v), any Incremental Term Loans or Incremental Revolving Loans in accordance with Section 2.14, any Specified Refinancing Debt in accordance with Section 2.20, any Extension in accordance with Section 2.15 and any Permitted Debt Exchange Notes in accordance with Section 2.16, (D) any loan modification offer described in Section 10.01, or (E) any applicable circumstances contemplated by Sections 2.19 or 3.07.

Section 2.14 Incremental Facilities~~.~~.

(a) So long as no Event of Default exists pursuant to Section 8.01(a), (f) or (g) or would arise therefrom, the Borrower Representative shall have the right, at any time and from time to time after the ~~Closing~~Third Amendment Effective Date, (i) to request new term loan commitments under one or more new term loan credit facilities to be included in this Agreement (the commitments thereunder, the “Incremental Term Loan Commitments” and each a “New Term Facility”), (ii) to increase the existing Term Loans by requesting new term loan commitments to be added to an existing Tranche of Term Loans (the “Supplemental Term Loan Commitments”), (iii) to request new commitments under one or more new revolving facilities to be included in this Agreement (the “Incremental Revolving Commitments”) and (iv) to increase the existing Revolving Credit Facility by requesting new revolving credit commitments to be added to an existing Tranche of Revolving Credit Loans (the “Supplemental Revolving Commitments” and, together with the Incremental Term Loan Commitments, Supplemental Term Loan Commitments and the Incremental Revolving Commitments, the “Incremental Commitments”) in an amount not to exceed the Incremental Amount (at the time such Incremental Commitment becomes effective). Any loans made in respect of any such Incremental Commitment (other than Supplemental Term Loan Commitments and Supplemental Revolving Commitments) shall be made by creating a new Tranche. Each Incremental Commitment made available pursuant to this Section 2.14 shall be in a minimum aggregate amount of at least $5,000,000 and in integral multiples of $1,000,000 in excess thereof (or such lesser amounts as the Administrative Agent may agree).

(b) Each request from the Borrower Representative pursuant to this Section 2.14 shall set forth the requested amount and proposed terms of the relevant Incremental Commitments. The Incremental Commitments (or any portion thereof) may be made by any existing Lender or by any other Person (other than any Disqualified Lender or any natural Person) (any such other Person, an “Additional Lender”), provided that, if such Additional Lender is not already a Lender hereunder or an Affiliate thereof and the consent of the Administrative Agent would be required pursuant to Section 10.07 if such Incremental Commitments and related Obligations were obtained by such Additional Lender by way of assignment, such Incremental Commitment shall be made subject to the consent of the Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed) and, in the case of an Incremental Revolving Commitment only, if such Additional Lender is not an Affiliate of a Lender hereunder, such Incremental Revolving Commitment shall be made subject to the consent of any Swing Line Lender or the L/C Issuer (each such consent not to be unreasonably withheld, conditioned or delayed), as the case may be, that may be required pursuant to Section 10.07 (it being understood that any such Additional Lender that is an Affiliated Lender shall be subject to the provisions of Section 10.07(i), mutatis mutandis, to the same extent as if such Incremental Commitments and related Obligations had been obtained by such Lender by way of assignment).

(c) Supplemental Term Loan Commitments and Supplemental Revolving Commitments shall become commitments under this Agreement pursuant to a supplement specifying the Tranche of Term Loans or Tranche of Revolving Loans, as applicable, to be increased, executed by the Borrowers and each increasing Lender substantially in the form attached hereto as Exhibit M-1 (the “Increase Supplement”) or by each Additional Lender substantially in the form attached hereto as Exhibit M-2 (the “Lender Joinder Agreement”), as the case may be, which shall be delivered to the Administrative Agent for recording in the Register pursuant to which such Lender or Additional Lender agrees to commit to all or a portion of such Incremental Commitment, and in the case of an Additional Lender, to be bound by the terms of this Agreement as a Lender. The Borrower Representative may agree to accept a lesser amount of any Incremental Commitment than originally requested. In the event there are Lenders and Additional Lenders that have committed to an Incremental Commitment in excess of the maximum amount requested (or permitted), then the Borrower Representative shall have the right to allocate such commitments on whatever basis the Borrower Representative determines is appropriate. Upon effectiveness of the Lender Joinder Agreement, each Additional Lender shall be a Lender for all intents and purposes of this Agreement and the term loan made pursuant to such Supplemental Term Loan Commitment shall be a Term Loan and the Supplemental Revolving Commitment shall be a 2023 Revolving Commitment, an Incremental Revolving Commitment or Extended Revolving Commitments of a particular Series, as applicable.

(d) Incremental Commitments (other than Supplemental Term Loan Commitments and Supplemental Revolving Commitments) shall become commitments under this Agreement pursuant to an amendment (an “Incremental Commitment Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrowers, each Lender providing such Incremental Commitments, each Additional Lender provided such Incremental Commitments and the Administrative Agent (and without the requirement for the further consent of any other Lender). An Incremental Commitment Amendment may, without the consent of any other Lender, effect such amendments to any Loan Documents as may be necessary or appropriate, in the opinion of the Borrower Representative and the Administrative Agent, to effect the provisions of this Section 2.14 (including, without limitation, with respect to any Incremental Commitments to be secured on a junior basis by the Collateral, appropriate modifications, if any, to Sections 2.05(b)(vi), Section 8.02 and Section 8.04 of this Agreement and to the Security Agreement and the Pledge Agreement), provided, however, that (i) (A) the Incremental Commitments will not be guaranteed by any Subsidiary of the Parent Borrower other than the Subsidiary Guarantors, and will be secured on a pari passu or (at the Borrower Representative’s option) junior basis by the same Collateral securing the Loans (so long as any such Incremental Commitments (and related Obligations) are subject to an Intercreditor Agreement), (B) the Incremental Commitments and any incremental loans drawn thereunder (the “Incremental Loans”) shall rank pari passu in right of payment with or (at the Borrower Representative’s option) junior to the Loans and (C) no Incremental Commitment Amendment may provide for any Incremental Commitment or any Incremental Loans to be secured by any Collateral or other assets of any Loan Party that do not also secure the Loans; (ii) no Lender will be required to provide any such Incremental Commitment unless it so agrees; (iii) (a) in the case of a New Term Facility, the Maturity Date and the Weighted Average Life to Maturity of such Incremental Commitments shall be no earlier than or shorter than, as the case may be, the maturity date or the Weighted Average Life to Maturity of the ~~Initial~~ Term B-1 Loans, as applicable and (b) in the case of Incremental Revolving Commitments, the termination date of such Incremental Commitments shall be no earlier than the Maturity Date for the 2023 Revolving Commitments and such Incremental Revolving Commitments shall require no scheduled amortization or mandatory commitment reduction prior to the Maturity Date of the 2023 Revolving Facility; (iv) the interest rate, interest rate margins, amortization schedule (subject to Section 2.14(d)(iii)(a)), original issue discount (“OID”), upfront fees and interest rate floors applicable to the loans (in each case to the extent applicable) made pursuant to the Incremental Commitments shall be determined by the Borrower Representative and the applicable Lenders providing such Incremental Commitments and Additional Lenders; provided that, solely with respect to Euro Term B-1 Loans, in the event that the ~~applicable interest rate margins for any Incremental Term Loans~~All-in Yield for any New Term Facility that is (i) denominated in Euros, (ii) secured on a pari passu basis by the same Collateral securing the Euro Term B-1 Loans and pari passu in right of payment with the Euro Term B-1 Loans and (iii) incurred by the Borrowers ~~under any New Term Facilities~~ on or prior to the ~~6~~12-month anniversary of the ~~Closing~~Third Amendment Effective Date ~~are~~is higher than the ~~applicable interest rate margin for the Initial~~All-in Yield for the Euro Term B-1 Loans by more than 50 basis points, then the Applicable Rate for the ~~Initial~~Euro Term B-1 Loans shall be increased to the extent necessary so that the ~~applicable interest rate margin for the Initial~~All-in Yield for the Euro Term B-1 Loans is equal to the ~~applicable interest rate margins~~All-in Yield for such New Term ~~Facilities~~Facility minus 50 basis points (the “MFN Provision”); ~~provided, further, that in determining the applicable interest rate margins for the Initial Term Loans and the New Term Facilities, (A) OID or upfront fees payable generally to all participating Lenders and Additional Lenders in lieu of OID (which shall be deemed to constitute like amounts of OID) payable by the Borrowers to the Lenders under the Initial Term Loans or any New Term Facilities in the initial primary syndication thereof shall be included (with OID being equated to interest based on an assumed four-year life to maturity); (B) any arrangement, structuring or other fees payable in connection with the New Term Facilities that are not shared with all Lenders and Additional Lenders providing such New Term Facilities shall be excluded; (C) any amendments to the Applicable Rate on the Initial Term Loans that became effective subsequent to the Closing Date but prior to the time of such New Term Facilities shall also be included in such calculations and (D) if the New Term Facilities include an interest rate floor greater than the interest rate floor applicable to the Initial Term Loans, such increased amount shall be equated to the applicable interest rate margin for purposes of determining whether an increase to the Applicable Rate for the Initial Term Loans shall be required, to the extent an increase in the interest rate floor for the Initial Term Loans would cause an increase in the interest rate then in effect thereunder, and in such case the interest rate floor (but not the Applicable Rate) applicable to the Initial Term Loans set forth in the definition of EURIBOR Screen Rate, LIBO Screen Rate (as defined in this Agreement as in effect immediately prior to the First Amendment Effective Date) or Base Rate, as applicable, shall be increased by such amount;~~ (v) such Incremental Commitment Amendment may provide (1) for the inclusion, as appropriate, of the Lenders and Additional Lenders providing such Incremental Commitments in any required vote or action of the Required Lenders or of the Lenders of each Tranche hereunder and (2) class voting and other class protections for any additional credit facilities; and (vi) the other terms and documentation in respect thereof, to the extent not consistent with this Agreement as in effect prior to giving effect to the Incremental Commitment Amendment, shall otherwise be reasonably satisfactory to the Borrower Representative. For the avoidance of doubt, the Dollar Fixed Rate Term B-1 Loans shall not benefit from the MFN Provision.

Section 2.15 Extension of Term Loans and Revolving Credit Commitments~~.~~.

(a) The Borrower Representative may at any time and from time to time request that all or a portion of the (i) Term Loans of one or more Tranches existing at the time of such request (each, an “Existing Term Tranche”, and the Term Loans of such Tranche, the “Existing Term Loans”) or (ii) Revolving Credit Commitments of one or more Tranches existing at the time of such request (each, an “Existing Revolving Tranche” and together with the Existing Term Tranches, each an “Existing Tranche”, and the Revolving Credit Commitments of such Existing Revolving Tranche, the “Existing Revolving Loans”, and together with the Existing Term Loans, the “Existing Loans”), in each case, be converted to extend the scheduled maturity date(s) of any payment of principal with respect to all or a portion of any principal amount of any Existing Tranche (any such Existing Tranche which has been so extended, an “Extended Term Tranche” or “Extended Revolving Tranche”, as applicable, and each an “Extended Tranche”, and the Term Loans, Revolving Credit Commitments or Revolving Credit Loans, as applicable, of such Extended Tranches, the “Extended Term Loans”, “Extended Revolving Commitments” or “Extended Revolving Loans”, as applicable, and collectively, the “Extended Loans”) and to provide for other terms consistent with this Section 2.15; provided that (i) no Event of Default pursuant Section 8.01(a), (f) or (g) shall have occurred and be continuing at the time of such extension or would exist after giving effect to such extension, (ii) any such request shall be made by the Borrower Representative to all Lenders with Term Loans or Revolving Credit Commitments, as applicable, with a like maturity date (whether under one or more Tranches) on a pro rata basis (based on the aggregate outstanding principal amount of the applicable Term Loans or on the aggregate Revolving Credit Commitments) and (iii) any applicable Minimum Extension Condition shall be satisfied unless waived by the Borrower Representative in its sole discretion. In order to establish any Extended Tranche, the Borrower Representative shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders of the applicable Existing Tranche) (an “Extension Request”) setting forth the proposed terms of the Extended Tranche to be established, which terms shall be substantially similar to those applicable to the Existing Tranche from which they are to be extended (the “Specified Existing Tranche”), except (x) all or any of the final maturity dates of such Extended Tranches may be delayed to later dates than the final maturity dates of the Specified Existing Tranche, (y) (A) the interest margins with respect to the Extended Tranche may be higher or lower than the interest margins for the Specified Existing Tranche and/or (B) additional fees may be payable to the Lenders providing such Extended Tranche in addition to or in lieu of any increased margins contemplated by the preceding clause (A) and (z) in the case of an Extended Term Tranche, so long as the Weighted Average Life to Maturity of such Extended Tranche would be no shorter than the remaining Weighted Average Life to Maturity of the Specified Existing Tranche, amortization rates with respect to the Extended Term Tranche may be higher or lower than the amortization rates for the Specified Existing Tranche, in each case to the extent provided in the applicable Extension Amendment; provided that, notwithstanding anything to the contrary in this Section 2.15 or otherwise, assignments and participations of Extended Tranches shall be governed by the same or, at the Borrower Representative’s discretion, more restrictive assignment and participation provisions applicable to ~~Initial~~  Term B-1 Loans or Revolving Credit Commitments, as applicable, set forth in Section 10.07. No Lender shall have any obligation to agree to have any of its Existing Loans converted into an Extended Tranche pursuant to any Extension Request. Any Extended Tranche shall constitute a separate Tranche of Loans from the Specified Existing Tranches and from any other Existing Tranches (together with any other Extended Tranches so established on such date).

(b) The Borrower Representative shall provide the applicable Extension Request at least ten (10) Business Days prior to the date on which Lenders under the applicable Existing Tranche or Existing Tranches are requested to respond. Any Lender (an “Extending Lender”) wishing to have all or a portion of its Specified Existing Tranche converted into an Extended Tranche shall notify the Administrative Agent (each, an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Specified Existing Tranche that it has elected to convert into an Extended Tranche. In the event that the aggregate amount of the Specified Existing Tranche subject to Extension Elections exceeds the amount of Extended Tranches requested pursuant to the Extension Request, the Specified Existing Tranches subject to Extension Elections shall be converted to Extended Tranches on a pro rata basis based on the amount of Specified Existing Tranches included in each such Extension Election. In connection with any extension of Loans pursuant to this Section 2.15 (each, an “Extension”), the Borrower Representative shall agree to such procedures reasonably acceptable to it regarding timing, rounding and other administrative adjustments to ensure reasonable administrative management of the credit facilities hereunder after such Extension, as may be proposed by the Administrative Agent, or proposed by the Borrower Representative and reasonably acceptable to the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.15.

(c) Extended Tranches shall be established pursuant to an amendment (an “Extension Amendment”) to this Agreement (which may include amendments to provisions related to maturity, interest margins or fees referenced in clauses (x) and (y) of Section 2.15(a), or, in the case of Extended Term Tranches, amortization rates referenced in clause (z) of Section 2.15(a), and which, in each case, except to the extent expressly contemplated by the last sentence of this Section 2.15(c) and notwithstanding anything to the contrary set forth in Section 10.01, shall not require the consent of any Lender other than the Extending Lenders with respect to the Extended Tranches established thereby) executed by the Loan Parties, the Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed), and the Extending Lenders. Subject to the requirements of this Section 2.15 and without limiting the generality or applicability of Section 10.01 to any Section 2.15 Additional Amendments, any Extension Amendment may provide for additional terms and/or additional amendments other than those referred to or contemplated above (any such additional amendment, a “Section 2.15 Additional Amendment”) to this Agreement and the other Loan Documents; provided that such Section 2.15 Additional Amendments do not become effective prior to the time that such Section 2.15 Additional Amendments have been consented to (including, without limitation, pursuant to consents applicable to holders of any Extended Tranches provided for in any Extension Amendment) by such of the Lenders, Loan Parties and other parties (if any) as may be required in order for such Section 2.15 Additional Amendments to become effective in accordance with Section 10.01; provided, further, that no Extension Amendment may provide for (i) any Extended Tranche to be secured by any Collateral or other assets of any Loan Party that does not also secure the Existing Tranches or be guaranteed by any Person other than the Guarantors and (ii) so long as any Existing Term Tranches are outstanding, any mandatory prepayment provisions that do not also apply to the Existing Term Tranches (other than Existing Term Tranches secured on a junior basis by the Collateral or ranking junior in right of payment, which shall be subject to junior prepayment provisions) on a pro rata or otherwise more favorable basis. Notwithstanding anything to the contrary in Section 10.01, any such Extension Amendment may, without the consent of any other Lenders, effect such amendments to any Loan Documents as may be necessary or appropriate, in the reasonable judgment of the Borrower Representative and the Administrative Agent, to effect the provisions of this Section 2.15; provided that the foregoing shall not constitute a consent on behalf of any Lender to the terms of any Section 2.15 Additional Amendment.

(d) Notwithstanding anything to the contrary contained in this Agreement, on any date on which any Existing Tranche is converted to extend the related scheduled maturity date(s) in accordance with clause (a) above (an “Extension Date”), in the case of the Specified Existing Tranche of each Extending Lender, the aggregate principal amount of such Specified Existing Tranche shall be deemed reduced by an amount equal to the aggregate principal amount of Extended Tranche so converted by such Lender on such date, and such Extended Tranches shall be established as a separate Tranche from the Specified Existing Tranche and from any other Existing Tranches (together with any other Extended Tranches so established on such date).

(e) If, in connection with any proposed Extension Amendment, any Lender declines to consent to the applicable extension on the terms and by the deadline set forth in the applicable Extension Request (each such other Lender, a “Non-Extending Lender”) then the Borrower Representative may, on notice to the Administrative Agent and the Non-Extending Lender, replace such Non-Extending Lender by causing such Lender to (and such Lender shall be obligated to) assign pursuant to Section 10.07 (with the assignment fee and any other costs and expenses to be paid by the Borrowers in such instance) all of its rights and obligations under this Agreement to one or more assignees; provided that neither the Administrative Agent nor any Lender shall have any obligation to the Borrowers to find a replacement Lender; provided, further, that the applicable assignee shall have agreed to provide Extended Loans on the terms set forth in such Extension Amendment; provided, further, that all obligations of the Borrowers owing to the Non-Extending Lender relating to the Existing Loans so assigned shall be paid in full by the assignee Lender to such Non-Extending Lender concurrently with such Assignment and Assumption. In connection with any such replacement under this Section 2.15, if the Non-Extending Lender does not execute and deliver to the Administrative Agent a duly completed Assignment and Assumption by the later of (A) the date on which the replacement Lender executes and delivers such Assignment and Assumption and (B) the date as of which all obligations of the Borrowers owing to the Non-Extending Lender relating to the Existing Loans so assigned shall be paid in full by the assignee Lender to such Non-Extending Lender, then such Non-Extending Lender shall be deemed to have executed and delivered such Assignment and Assumption as of such date and the Borrower Representative shall be entitled (but not obligated) to execute and deliver such Assignment and Assumption on behalf of such Non-Extending Lender.

(f) Following any Extension Date, with the written consent of the Borrower Representative, any Non-Extending Lender may elect to have all or a portion of its Existing Loans deemed to be an Extended Loan under the applicable Extended Tranche on any date (each date a “Designation Date”) prior to the maturity date of such Extended Tranche; provided that such Lender shall have provided written notice to the Borrower Representative and the Administrative Agent at least ten (10) Business Days prior to such Designation Date (or such shorter period as the Administrative Agent may agree in its reasonable discretion); provided, further, that no greater amount shall be paid by or on behalf of the Borrower Representative or any of its Affiliates to any such Non-Extending Lender as consideration for its extension into such Extended Tranche than was paid to any Extended Lender as consideration for its Extension into such Extended Tranche. Following a Designation Date, the Existing Loans held by such Lender so elected to be extended will be deemed to be Extended Loans of the applicable Extended Tranche, and any Existing Loans held by such Lender not elected to be extended, if any, shall continue to be “Existing Loans” of the applicable Tranche.

(g) With respect to all Extensions consummated by the Borrowers pursuant to this Section 2.15, (i) such Extensions shall not constitute optional or mandatory payments or prepayments for purposes of Sections 2.05(a) and (b) and (ii) no Extension Request is required to be in any minimum amount or any minimum increment, provided that the Borrower Representative may at its election specify as a condition (a “Minimum Extension Condition”) to consummating any such Extension that a minimum amount (to be determined and specified in the relevant Extension Request in the Borrower Representative’s sole discretion and may be waived by the Borrower Representative) of Existing Loans of any or all applicable Tranches be extended. The Administrative Agent and the Lenders hereby consent to the transactions contemplated by this Section 2.15 (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Loans on such terms as may be set forth in the relevant Extension Request) and hereby waive the requirements of any provision of this Agreement (including, without limitation, Sections 2.05(a) and (b) and 2.07) or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section 2.15.

Section 2.16 Permitted Debt Exchanges~~.~~.

(a) Notwithstanding anything to the contrary contained in this Agreement, pursuant to one or more offers (each, a “Permitted Debt Exchange Offer”) made ~~from time to~~at any time by the Borrower Representative, at its option and in its sole discretion, to all Lenders with outstanding Term Loans of a particular Tranche (as selected by the Borrower Representative) on a pro rata basis (~~other than~~provided that any Lender that is unable to certify, if requested by the Borrower Representative, ~~is unable to certify~~ that it is either a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (as defined in Rule 501 under the Securities Act)~~) with outstanding Term Loans of a particular Tranche, as selected by the Borrower Representative~~ shall not be permitted to participate in such Permitted Debt Exchange Offer, and any such Lender shall remain a Lender notwithstanding the consummation of any Permitted Debt Exchange), the Borrowers may, from time to time following the ~~Closing~~Third Amendment Effective Date ~~consummate~~, elect to commence one or more exchanges in which Lenders of the applicable Tranche of Term Loans ~~of such Tranche in the form of~~may elect, in their sole discretion (it being understood that no Lender shall be required to participate in any Permitted Debt Exchange), to exchange their Term Loans of the applicable Tranche for senior secured or senior unsecured, senior subordinated or subordinated notes (which notes, if secured, may either have the same Lien priority as the Obligations or may be secured by a Lien ranking junior to the Lien securing the Obligations) of the Getty Borrower (such notes, “Permitted Debt Exchange Notes,” and each such exchange a “Permitted Debt Exchange”), so long as the following conditions are satisfied with respect to the applicable Tranche: (i) the aggregate principal amount (calculated on the face amount thereof) of Term Loans exchanged shall be equal to or less than the aggregate principal amount (calculated on the face amount thereof) of Permitted Debt Exchange Notes issued in exchange for such Term Loans, (ii) the aggregate principal amount (calculated on the face amount thereof) of Term Loans exchanged by any individual Term Lender shall be equal to or less than the aggregate principal amount (calculated on the face amount thereof) of Term Loans held by such Term Lender on the relevant election date with respect to such Permitted Debt Exchange Offer, (iii) such Permitted Debt Exchange Offer shall be made with respect to 100% of the Term Loans outstanding as of the date of the commencement of such Permitted Debt Exchange Offer (other than Term Loans held by Term Lenders unable to make the certification described in the first parenthetical of this clause (a)), (iv) the aggregate principal amount (calculated on the face amount thereof) of all Term Loans exchanged by the Borrowers pursuant to any Permitted Debt Exchange shall automatically be cancelled and retired by the Borrowers on the date of the settlement thereof (and, if requested by the Administrative Agent, any applicable exchanging Lender shall execute and deliver to the Administrative Agent an Assignment and Assumption, or such other form as may be reasonably requested by the Administrative Agent, in respect thereof pursuant to which the respective Lender assigns its interest in the Term Loans being exchanged pursuant to the Permitted Debt Exchange to the Borrowers for immediate cancellation), (~~iii~~iv) such Permitted Debt Exchange Notes shall have a final maturity no earlier than the Maturity Date applicable to the Tranche of Term Loans being exchanged, (~~iv~~v) the Weighted Average Life to Maturity of such Permitted Debt Exchange Notes shall not be shorter than that of the Tranche of Term Loans being exchanged, (~~v~~vi) such Permitted Debt Exchange Notes shall be unsecured or secured only by the Collateral and, if secured, shall be subject to an Intercreditor Agreement, (~~vi~~vii) such Permitted Debt Exchange Notes shall be guaranteed by each Person that is a Guarantor of the Term Loans and shall not be guaranteed by any Person that is not a Guarantor of the Term Loans, (~~vii) if the aggregate principal amount of all Term Loans (calculated on the face amount thereof) tendered by Lenders in respect of the relevant Permitted Debt Exchange Offer (with no Lender being permitted to tender a principal amount of Term Loans which exceeds the principal amount of the applicable Tranche actually held by it) shall exceed the maximum aggregate principal amount of Term Loans offered to be exchanged by the Borrowers pursuant to~~viii) other than with respect to the inclusion of terms customarily different between credit agreements and indentures, the interest rate, prepayment premiums and negative covenant baskets and thresholds included in such Permitted Debt Exchange Notes shall not be materially less favorable, taken as a whole, in the good faith determination of the Borrowers (which shall be conclusive), to the holders of such Permitted Debt Exchange Notes, than the interest rate, prepayment premiums and negative covenant baskets and thresholds included in the applicable Tranche of Term Loans from which such Permitted Debt Exchange Notes were exchanged (such determination, in the case of any Permitted Debt Exchange Offer for Dollar Fixed Rate Term B-1 Loans, to be made relative to the Dollar Fixed Rate Term B-1 Loans after giving effect to the ultimate Fixed Rate (i.e. the Initial Fixed Rate or the Maximum Fixed Rate, as applicable) applicable to such Dollar Fixed Rate Term B-1 Loans following consummation of the applicable Permitted Debt Exchange pursuant to Section 2.08(c)) and (ix) customary documentation for exchange offers into securities issued pursuant to Rule 144A and Regulation S under the Securities Act shall be delivered in connection with such Permitted Debt Exchange Offer~~, then the Borrowers shall exchange Term Loans subject to such Permitted Debt Exchange Offer tendered by such Lenders ratably up to such maximum amount based on the respective principal amounts so tendered, (viii) all~~ and all documentation in respect of such Permitted Debt Exchange shall be consistent with the foregoing~~, and all written communications generally directed to the Lenders in connection therewith shall be in form and substance consistent with the foregoing and made in consultation with the Administrative Agent, and (ix) any applicable Minimum Exchange Tender Condition shall be satisfied.~~. There shall be no requirement that any minimum amount of Term Loans are actually exchanged in an applicable exchange contemplated by this Section 2.16 for such exchange to constitute a Permitted Debt Exchange.

(b) ~~With respect to all~~No Permitted Debt ~~Exchanges~~Exchange effected by the Borrowers pursuant to this Section 2.16~~, (i) such Permitted Debt Exchanges (and the cancellation of the exchanged Term Loans in connection therewith) shall not~~ shall constitute a voluntary or mandatory ~~payments~~payment or prepayments for purposes of Section 2.05 ~~and (ii) such Permitted Debt Exchange Offer shall be made for not less than $15,000,000 in aggregate principal amount of Term Loans, provided that, subject to the foregoing clause (ii), the Borrower Representative may at its election specify as a condition (a “Minimum Exchange Tender Condition”) to consummating any such Permitted Debt Exchange that a minimum amount (to be determined and specified in the relevant Permitted Debt Exchange Offer in the Borrower Representative’s discretion) of Term Loans be tendered.~~(including, without limitation, for purposes of any Prepayment Premium payable with respect to the applicable Tranche of Term Loans being exchanged pursuant to Section 2.05(iv)).

(c) In connection with ~~each~~a Permitted Debt Exchange, the Borrower Representative shall provide the Administrative Agent at least ten (10) Business Days’ (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and the Borrower Representative and the Administrative Agent, acting reasonably, shall mutually agree to such procedures as may be necessary or advisable to accomplish the purposes of this Section 2.16; provided that the terms of any Permitted Debt Exchange Offer shall provide that the date by which the relevant Lenders are required to indicate their election to participate in such Permitted Debt Exchange shall be not less than five (5) Business Days following the date on which the Permitted Debt Exchange Offer is made.

(d) The Borrowers are responsible for their compliance with all applicable securities laws and other applicable laws in connection with each Permitted Debt Exchange, it being understood and agreed that (x) neither the Administrative Agent nor any Lender assumes any responsibility in connection with the Borrowers’ compliance with such laws in connection with any Permitted Debt Exchange (other than any Borrowers’ reliance on any certification made by a Lender pursuant to Section 2.16(a) above for which such Lender shall bear sole responsibility) and (y) each Lender shall be solely responsible for its compliance with any applicable “insider trading” laws and regulations to which such Lender may be subject under the Exchange Act.

Section 2.17 New Incremental Notes~~.~~.

(a) The Borrower Representative may from time to time, upon notice to the Administrative Agent, specifying in reasonable detail the proposed terms thereof, request to issue one or more series of senior secured or senior unsecured, senior subordinated or subordinated notes (which notes, if secured, may either have the same Lien priority as the Obligations or may be secured by a Lien ranking junior to the Lien securing the Obligations) (such notes, collectively, “New Incremental Notes”) in an amount not to exceed the Incremental Amount (at the time of issuance); provided that any such issuance of New Incremental Notes shall be in a minimum amount of the lesser of (x) $15,000,000 and (y) the entire amount that may be requested under this Section 2.17.

(b) As a condition precedent to the issuance any New Incremental Notes pursuant to this Section, (i) the Borrower Representative shall deliver to the Administrative Agent a certificate dated as of the date of issuance of the New Incremental Notes, signed by a Responsible Officer of the Borrower Representative, certifying and attaching the resolutions adopted by each Borrower (to the extent such Borrower is an issuer of New Incremental Notes) approving or consenting to the issuance of such New Incremental Notes, and certifying that the conditions precedent set forth in the following clauses (ii) through (v) have been satisfied, (ii) such New Incremental Notes shall not be Guaranteed by any Person that is not a Guarantor, (iii) such New Incremental Notes will be unsecured or secured only by the Collateral and subject to an Intercreditor Agreement, (iv) such New Incremental Notes shall have a final maturity no earlier than 91 days after the Latest Term Loan Maturity Date, (v) the Weighted Average Life to Maturity of such New Incremental Notes shall not be shorter than that of any Tranche of Term Loans, and (vi) such New Incremental Notes shall not be subject to any mandatory redemption or prepayment provisions or rights (except to the extent any such mandatory redemption or prepayment is required to be applied pro rata to the Term Loans and other Indebtedness that is secured on a pari passu basis with the Obligations or constitutes a customary change of control provision).

(c) The issuance of any New Incremental Notes shall also be subject, to the extent reasonably requested by the Administrative Agent, to receipt by the Administrative Agent of legal opinions, board resolutions, officers’ certificates and/or reaffirmation agreements, including any supplements or amendments to the Collateral Documents providing for such New Incremental Notes to be secured thereby. The Lenders hereby authorize the Administrative Agent to enter into amendments to this Agreement and the other Loan Documents with the Borrowers (without the requirement for the further consent of any Lender) as may be necessary in order to secure any New Incremental Notes with the Collateral or to make such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower Representative in connection with the issuance of such New Incremental Notes, in each case on terms consistent with this Section 2.17.

Section 2.18 Cash Collateral~~.~~.

(a) Upon the request of the Administrative Agent or the applicable L/C Issuer (i) if the applicable L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing or (ii) if, as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, the Borrowers shall, in each case, immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations. At any time that there shall exist a Defaulting Lender, immediately upon the request of the Administrative Agent, the applicable L/C Issuer or the Swing Line Lender, the Borrowers shall deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover 103% of all Fronting Exposure (after giving effect to Section 2.19(a)(iv) and any Cash Collateral provided by the Defaulting Lender).

(b) All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, interest bearing deposit accounts at the Administrative Agent. The Borrowers, and to the extent provided by any Lender, such Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the applicable L/C Issuer and the Lenders (including the Swing Line Lender), and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.18(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent as herein provided or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure and other obligations secured thereby, the Borrowers and the relevant Defaulting Lender shall, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.

(c) Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.18 or Sections 2.03, 2.04, 2.05, 2.06, 2.19 or 8.02 in respect of Letters of Credit or Swing Line Loans shall be held and applied to the satisfaction of the specific L/C Obligations, Swing Line Loans, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided prior to any other application of such property as may be provided for herein.

(d) Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 10.07(b)(viii))) or (ii) the Administrative Agent’s good faith determination that there exists excess Cash Collateral; provided, however, (x) that Cash Collateral furnished by or on behalf of a Loan Party shall not be released during the continuance of a Default under Sections Section 8.01(a), (f) or (g) or an Event of Default (and following application as provided in this Section 2.18 may be otherwise applied in accordance with Section 8.04) and (y) the Person providing Cash Collateral and the applicable L/C Issuer or Swing Line Lender, as applicable, may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

Section 2.19 Defaulting Lenders~~.~~.

(a) Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i) That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 10.01.

(ii) Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 10.09), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to the applicable L/C Issuer or Swing Line Lender hereunder; third, if so reasonably determined by the Administrative Agent or reasonably requested by the applicable L/C Issuer or Swing Line Lender, to be held as Cash Collateral for future funding obligations of that Defaulting Lender of any participation in any Swing Line Loan or Letter of Credit; fourth, as the Borrowers may request (so long as no Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrowers, to be held in a noninterest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders, the applicable L/C Issuer or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the applicable L/C Issuer or Swing Line Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans or L/C Borrowings were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Borrowings owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Borrowings owed to, that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.19(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) That Defaulting Lender (x) shall not earn or be entitled to receive any commitment fee pursuant to Section 2.09(a) or any other provision of any Loan Document for any period during which that Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender) and (y) shall be limited in its right to receive Letter of Credit fees as provided in Section 2.03(h).

(iv) During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit or Swing Line Loans pursuant to Sections 2.03 and 2.04, the “Pro Rata Share” of each non-Defaulting Lender shall be determined without giving effect to the Commitment of that Defaulting Lender; provided that (i) each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, no Default exists; and (ii) the aggregate obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit and Swing Line Loans shall not exceed the positive difference, if any, of (1) the Commitment of that non-Defaulting Lender minus (2) the aggregate Outstanding Amount of the Loans of that Lender.

(b) If the Borrowers, the Administrative Agent, Swing Line Lender and each L/C Issuer agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may reasonably determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their ratable shares (without giving effect to Section 2.19(a)(iv)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender having been a Defaulting Lender.

Section 2.20 Specified Refinancing Debt~~.~~.

(a) The Borrowers may, from time to time, add one or more new term loan facilities and new revolving credit facilities to the Facilities (“Specified Refinancing Debt”) pursuant to procedures reasonably specified by the Administrative Agent and reasonably acceptable to the Borrower Representative, to refinance (i) all or any portion of the Term Loans then outstanding under this Agreement and (ii) all or any portion of the Revolving Credit Loans (or unused Revolving Credit Commitments) under this Agreement, in each case pursuant to a Refinancing Amendment; provided that such Specified Refinancing Debt: (i) will rank pari passu in right of payment as the other Loans and Commitments hereunder; (ii) will not be Guaranteed by any Person that is not a Guarantor; (iii) will be unsecured or secured by the Collateral on pari passu or junior basis with the Obligations and, if secured, shall be subject to an Intercreditor Agreement; (iv) will have such pricing and optional prepayment terms as may be agreed by the Borrower Representative and the applicable Lenders thereof; (v) (x) to the extent constituting revolving credit facilities, will have a maturity date that is not prior to the date that is 91 days after the scheduled Maturity Date of the Tranche of Revolving Credit Loans being refinanced and (y) to the extent constituting term loan facilities, will have a maturity date that is not prior to the scheduled Maturity Date of, and will have a Weighted Average Life to Maturity that is not shorter than 91 days longer than the Weighted Average Life to Maturity of, the Tranche of Term Loans being refinanced; (vi) subject to clauses (iv) and (v) above, will have terms and conditions (other than pricing and optional prepayment provisions) that are substantially identical to, or less favorable, taken as a whole, to the lenders providing such Specified Refinancing Debt than, the terms and conditions of the Facilities and Loans being refinanced (as determined by the Borrower Representative in good faith, which determination shall be conclusive); and (vii) the Net Cash Proceeds of such Specified Refinancing Debt shall be applied, substantially concurrently with the incurrence thereof, to the pro rata prepayment of outstanding Loans being so refinanced (and, in the case of Revolving Credit Loans, a corresponding amount of Revolving Credit Commitments shall be permanently reduced), in each case pursuant to Sections 2.05 and 2.06, as applicable; provided however, that such Specified Refinancing Debt (x) may provide for any additional or different financial or other covenants or other provisions that are agreed among the Borrower Representative and the Lenders thereof and applicable only during periods after the latest maturity date of any of the Loans (and Commitments) that remain outstanding after giving effect to such Specified Refinancing Debt or the date on which all non-refinanced Obligations are paid in full and (y) shall not have a principal or commitment amount (or accreted value) greater than the Loans or Commitments being refinanced (excluding accrued interest, fees, discounts, premiums or expenses).

(b) The Borrower Representative shall make any request for Specified Refinancing Debt pursuant to a written notice to the Administrative Agent specifying in reasonable detail the proposed terms thereof. Any proposed Specified Refinancing Debt shall first be requested on a ratable basis from existing Lenders in respect of the Facility and Loans being refinanced. At the time of sending such notice to such Lenders, the Borrower Representative (in consultation with the Administrative Agent) shall specify the time period within which each applicable Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice). Each applicable Lender shall notify the Administrative Agent within such time period whether or not it agrees to participate in providing such Specified Refinancing Debt and, if so, whether by an amount equal to, greater than, or less than its ratable portion (based on such Lender’s ratable share in respect of the applicable Facility) of such Specified Refinancing Debt. Any Lender approached to provide all or a portion of any Specified Refinancing Debt may elect or decline, in its sole discretion, to provide such Specified Refinancing Debt. Any Lender not responding within such time period shall be deemed to have declined to participate in providing such Specified Refinancing Debt. The Administrative Agent shall notify the Borrower Representative and each applicable Lender of the Lenders’ responses to each request made hereunder. To achieve the full amount of a requested issuance of Specified Refinancing Debt, the Borrower Representative may also invite additional Persons (other than any Disqualified Lender or any natural person) to become Lenders in respect of such Specified Refinancing Debt pursuant to a joinder agreement to this Agreement in form and substance reasonably satisfactory to the Administrative Agent.

(c) The effectiveness of any Refinancing Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Section 4.02 and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of legal opinions, board resolutions, officers’ certificates and/or reaffirmation agreements, including any supplements or amendments to the Collateral Documents providing for such Specified Refinancing Debt to be secured thereby, consistent with those delivered on the Closing Date under Section 4.01 (other than changes to such legal opinions resulting from a change in Law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent). The Lenders hereby authorize the Administrative Agent to enter into amendments to this Agreement and the other Loan Documents with the Borrowers (and without the requirement for the further consent of any Lender) as may be necessary in order to establish new Tranches of Specified Refinancing Debt and to make such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrowers in connection with the establishment of such new Tranches, in each case on terms consistent with this Section 2.20.

(d) Each class of Specified Refinancing Debt incurred under this Section 2.20 shall be in an aggregate principal amount that is (x) not less than $15,000,000 and (y) an integral multiple of $1,000,000 in excess thereof. Any Refinancing Amendment may provide for the issuance of Letters of Credit for the account of the Borrowers or any Restricted Subsidiary, or the provision to the Borrowers of Swing Line Loans, pursuant to any revolving credit facility established thereby, in each case on terms substantially equivalent to the terms applicable to Letters of Credit and Swing Line Loans under the Revolving Credit Commitments.

(e) The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Amendment. Each of the parties hereto hereby agrees that, upon the effectiveness of any Refinancing Amendment, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Specified Refinancing Debt incurred pursuant thereto (including the addition of such Specified Refinancing Debt as separate “Facilities” and “Tranches” hereunder and treated in a manner consistent with the Facilities being refinanced, including for purposes of prepayments and voting). Any Refinancing Amendment may, without the consent of any Person other than the Borrowers, the Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed) and the Lenders providing such Specified Refinancing Debt, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower Representative, to effect the provisions of this Section 2.20. In addition, if so provided in the relevant Refinancing Amendment and with the consent of each L/C Issuer, participations in Letters of Credit expiring on or after the scheduled Maturity Date in respect of any then existing Revolving Credit Commitments shall be reallocated from Lenders holding such Revolving Credit Commitments to Lenders holding extended revolving commitments in accordance with the terms of such Refinancing Amendment; provided, however, that such participation interests shall, upon receipt thereof by the relevant Lenders holding extended revolving commitments, be deemed to be participation interests in respect of such extended revolving commitments and the terms of such participation interests (including the commission applicable thereto) shall be adjusted accordingly.

ARTICLE III

TAXES, INCREASED COSTS PROTECTION AND ILLEGALITY

Section 3.01 Taxes~~.~~.

(a) Except as provided in this Section 3.01, any and all payments by or on account of any obligation of the Borrowers or any other Loan Party under any Loan Document shall be made without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges imposed by any Governmental Authority, and all liabilities (including additions to tax, penalties and interest) with respect thereto (collectively, “Impositions”), excluding, in the case of each Agent and each Lender or other recipient of any such payment, any Impositions (x) imposed on or measured by its net income (including any branch profits tax imposed by the United States or any similar tax), and franchise (and similar) taxes (including minimum taxes) imposed on it in lieu of any such net income taxes, by the jurisdiction (or any political subdivision thereof) under the Laws of which such Agent or such Lender, as the case may be, is organized, in which its principal office is located, in which it maintains its Lending Office or in which it is subject to such Imposition by reason of any other present or former connection between it and such jurisdiction (other than a connection arising solely from such Agent or such Lender (or its applicable Lending Office) as the case may be, having executed, delivered, registered or performed its obligations under any Loan Document, received or perfected a security interest under any Loan Document, received a payment under a Loan Document or enforced its rights under a Loan Document, or otherwise with respect to any Loan Document), (y) that are any United States federal ~~withholding~~ taxes (i) imposed under Section 871 or 881 of the Code (as the case may be) and subject to withholding pursuant to Section 1441 or 1442 of the Code~~,~~ (as the case may be), each as in effect on the date on which such Lender becomes a Lender under this Agreement or changes its applicable Lending Office), or (ii) imposed ~~as a result of such Lender’s failure to comply with the requirements of~~under Sections 1471 through 1474 of the Code as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) ~~and~~, any current or future regulations promulgated thereunder or official governmental interpretation published in ~~the Internal Revenue Bulletin thereof (“FATCA”) to establish an exemption from withholding thereunder, whether or not in any such case withheld from any payment)~~respect thereof, any agreements entered into pursuant to current Section 1471(b)(1) of the Code (or any amended or successor version described above) and any fiscal or regulatory legislation, rules or practices adopted pursuant to intergovernmental agreement, treaty or convention among Governmental Authorities that implement the foregoing in this clause (ii) (“FATCA”), and (z) that are attributable to the failure of ~~a~~such Lender to deliver the documentation required to be delivered ~~pursuant to~~in accordance with Section 10.15 (all such non-excluded Impositions being hereinafter referred to as “Taxes” and all such excluded Impositions being hereinafter referred to as “Excluded Taxes”); provided, however, that, if at the date of the Assignment and Assumption pursuant to which a Lender becomes a party to this Agreement, the assignor Lender was entitled to payments under this clause (a) in respect of United States withholding tax with respect to payments at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, imposed under applicable Law with respect to the assignee Lender on such date. Subject to Section 10.15, if any applicable withholding agent shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.01), each of such Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the applicable withholding agent shall make such deductions, (iii) the applicable withholding agent shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Laws and (iv) within 30 days after the date of such payment, the Loan Party (if it is the applicable withholding agent) shall furnish to such Agent or Lender (as the case may be) the original or a certified copy of a receipt evidencing payment thereof to the extent such a receipt is issued therefor, or other written proof of payment thereof that is reasonably satisfactory to the Administrative Agent.

(b) In addition but without duplication, the Borrowers agree to pay any and all present or future stamp, court or documentary taxes and any other excise, property, intangible or mortgage recording taxes, charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document (hereinafter referred to as “Other Taxes”).

(c) Subject to Section 10.15, the Borrowers agree to indemnify each Agent and each Lender for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any Governmental Authority on amounts payable under this Section 3.01) paid by such Agent or such Lender or required to be withheld or deducted from any payment to such Agent or such Lender and (ii) any reasonable expenses arising therefrom or with respect thereto, in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority, other than any amounts described in clause (i) or (ii) arising as a result of the gross negligence or willful misconduct of any such Agent or Lender; provided that such Agent or Lender, as the case may be, provides the Borrowers with a written statement thereof setting forth in reasonable detail the basis and calculation of such amounts. Payment under this Section 3.01(c) shall be made within 30 days after the date such Lender or such Agent makes a written demand therefor.

(d) Notwithstanding anything herein to the contrary, the Borrowers shall not be required pursuant to this Section 3.01 to pay any additional amount to, or to indemnify, any Lender or Agent, as the case may be, to the extent that such Lender or such Agent becomes subject to Taxes subsequent to the Closing Date (or, if later, the date such Lender or Agent becomes a party to this Agreement) as a result of a change in the place of organization of such Lender or Agent, a change in the Lending Office of such Lender, or a change in the principal office of such Lender or Agent, except to the extent that any such change is requested or required by the Borrowers or to the extent that such Lender or Agent was entitled, at the time of the change in place of organization or the change in Lending Office, to receive additional amounts from the Borrowers pursuant to Section 3.01(a) and (c).

(e) If any Lender or Agent determines in its sole discretion exercised in good faith that it has received a refund in respect of any Taxes or Other Taxes as to which indemnification or additional amounts have been paid to it by the Borrowers pursuant to this Section 3.01, it shall promptly remit such refund (without any interest other than any interest included in such refund paid by the relevant Governmental Authority) to the Borrowers, net of all reasonable out-of-pocket expenses (including Impositions) of the Lender or Agent, as the case may be; provided, however, that the Borrowers, upon the request of the Lender or Agent, as the case may be, agree promptly to return such refund (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such party in the event such party is required to repay such refund to the relevant Governmental Authority. Such Lender or Agent, as the case may be, shall, at the Borrowers’ request, provide the Borrowers with a copy of any notice of assessment or other evidence of the requirement to repay such refund received from the relevant Governmental Authority (provided that such Lender or Agent may redact any information therein that such Lender or Agent deems confidential). Nothing herein contained shall interfere with the right of a Lender or Agent to arrange its tax affairs in whatever manner it thinks fit nor oblige any Lender or Agent to claim any tax refund or to disclose to any Person any information relating to its tax affairs or any computations in respect thereof or require any Lender or Agent to do anything that would prejudice its ability to benefit from any other refunds, credits, reliefs, remissions or repayments to which it may be entitled. For purposes of this Section 3.01(e), the term “refund” shall include any credit in lieu of refund granted by the Governmental Authority imposing the relevant Taxes or Other Taxes, but only if and when such Lender or Agent realizes the credit as a monetary benefit and to the extent such credit is directly and solely attributable to such Taxes or Other Taxes as to which indemnification or additional amounts have been paid by the Borrower pursuant to Section 3.01.

(f) Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 3.01(a) or (c) with respect to such Lender it will, if requested by the Borrowers, use commercially reasonable efforts (subject to such Lender’s overall internal policies of general application and legal and regulatory restrictions) to avoid or reduce to the greatest extent possible any indemnification or additional amounts being due under this Section 3.01, including to designate another Lending Office for any Loan or Letter of Credit affected by such event; provided that such efforts are made on terms that, in the reasonable judgment of such Lender, cause such Lender and its Lending Office(s) to suffer no material economic, legal or regulatory disadvantage; and provided further that nothing in this Section 3.01(f) shall affect or postpone any of the Obligations of the Borrowers or the rights of such Lender pursuant to Sections 3.01(a) and (c). The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender as a result of a request by the Borrowers under this Section 3.01(f).

(g) For the avoidance of doubt, for purposes of this Section 3.01, the term “Lender” shall include any L/C Issuer and the Swing Line Lender.

(h) Failure or delay on the part of any Lender or Agent (as the case may be) to demand compensation pursuant to this Section 3.01 shall not constitute a waiver of such Lender’s or Agent’s (as the case may be) right to demand such compensation; provided, however, that the Borrowers shall not be required to compensate any Lender or Agent (as the case may be) pursuant to this Section 3.01 for any Taxes or Other Taxes incurred more than 180 days prior to the date that such Lender or Agent (as the case may be) notifies the Borrowers of the event giving rise to such Taxes or Other Taxes and of such Lender’s or Agent’s (as the case may be) intention to claim compensation therefor; provided, further, that if the event giving rise to such Taxes or Other Taxes is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 3.02 Illegality. If any Lender reasonably determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to the Eurodollar Rate or the Adjusted Term SOFR Rate, or to determine or charge interest rates based upon the Eurodollar Rate or the Adjusted Term SOFR Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars or Euros in the applicable interbank market, then, on notice thereof by such Lender to the Borrower Representative through the Administrative Agent, (i) any obligation of such Lender to make or continue Eurodollar Rate Loans or Term Benchmark Loans, as applicable, or to convert Base Rate Loans to Term Benchmark Loans, as applicable, shall be suspended and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Adjusted Term SOFR Rate component of the Base Rate, the interest rate on Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Adjusted Term SOFR Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower Representative that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay all Eurodollar Rate Loans or Term Benchmark Loans, as applicable, or, if applicable, convert all Term Benchmark Loans of such Lender to Base Rate Loans (the interest rate on Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Adjusted Term SOFR Rate component of the Base Rate), as applicable, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans or Term Benchmark Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans or Term Benchmark Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Adjusted Term SOFR Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Adjusted Term SOFR Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Adjusted Term SOFR Rate. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, be materially disadvantageous to such Lender in any legal, economic or regulatory aspect.

Section 3.03 Inability to Determine Rates.

(a) If prior to the commencement of any Interest Period for a Eurodollar Rate Loan or Term Benchmark Loan, as applicable:

(i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Eurodollar Rate, the Adjusted Eurodollar Rate, the Term SOFR Rate or the Adjusted Term SOFR Rate, as applicable (including because the EURIBOR Screen Rate or Term SOFR Reference Rate, as applicable, is not available or published on a current basis), for the applicable currency and such Interest Period; or

(ii) the Administrative Agent is advised by (x) the Required Lenders that the Eurodollar Rate or the Adjusted Eurodollar Rate or (y) the Majority Dollar Lenders that the Adjusted Term SOFR Rate, in either case, for the applicable currency and such Interest Period, will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for the applicable currency and such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower Representative and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower Representative and the Lenders that the circumstances giving rise to such notice no longer exist, (A) any interest election request that requests (1) the conversion of any Borrowing to, or continuation of any Borrowing as, a Term Benchmark Loan or (2) the continuation of any Borrowing as a Eurodollar Rate Loan shall, as applicable, be ineffective and (B) if any borrowing request requests a Term Benchmark Loan, such Borrowing shall be made as a Base Rate Loan; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted.

(b) If at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) the circumstances set forth in clause (a)(i) have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in clause (a)(i) have not arisen but either (w) the supervisor for the administrator of the Term SOFR Reference Rate or EURIBOR Screen Rate, as applicable, has made a public statement that the administrator of the Term SOFR Reference Rate or EURIBOR Screen Rate, as applicable, is insolvent (and there is no successor administrator that will continue publication of the Term SOFR Reference Rate or EURIBOR Screen Rate, as applicable), (x) the administrator of the Term SOFR Reference Rate or EURIBOR Screen Rate, as applicable, has made a public statement identifying a specific date after which the Term SOFR Reference Rate or EURIBOR Screen Rate, as applicable, will permanently or indefinitely cease to be published by it (and there is no successor administrator that will continue publication of the Term SOFR Reference Rate or EURIBOR Screen Rate, as applicable), (y) the supervisor for the administrator of the Term SOFR Reference Rate or EURIBOR Screen Rate, as applicable, has made a public statement identifying a specific date after which the Term SOFR Reference Rate or EURIBOR Screen Rate, as applicable, will permanently or indefinitely cease to be published or (z) the supervisor for the administrator of the Term SOFR Reference Rate or EURIBOR Screen Rate, as applicable, or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the Term SOFR Reference Rate or EURIBOR Screen Rate, as applicable, may no longer be used for determining interest rates for loans, then the Administrative Agent and the Borrower shall endeavor to establish an alternate rate of interest to the Term SOFR Rate or the Eurodollar Rate, as applicable, that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans denominated in Dollars or Euros, as applicable, in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable (but for the avoidance of doubt, such related changes shall not include a reduction of the Applicable Rate); provided that, if such alternate rate of interest as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. Notwithstanding anything to the contrary in Section 10.01, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five Business Days of the date notice of such alternate rate of interest is provided to the Lenders, a written notice from (x) in the case of an amendment to replace the Eurodollar Rate, the Required Lenders stating that such Required Lenders object to such amendment or (y) in the case of an amendment to replace the Term SOFR Rate, the Majority Dollar Lenders stating that such Majority Dollar Lenders object to such amendment. Until an alternate rate of interest shall be determined in accordance with this clause (b) (but, in the case of the circumstances described in clause (ii)(w), clause (ii)(x) or clause (ii)(y) of the first sentence of this Section 3.03(b), only to the extent the Term SOFR Reference Rate or EURIBOR Screen Rate, as applicable, for the applicable currency and such Interest Period is not available or published at such time on a current basis), as applicable, (x) any interest election request that requests (1) the conversion of any Borrowing to, or continuation of any Borrowing as, a Term Benchmark Loan or (2) the continuation of any Borrowing as a Eurodollar Rate Loan shall, as applicable, be ineffective, and (y) if any borrowing request requests a Borrowing of Term Benchmark Loans, such Borrowing shall be made as a Borrowing of Base Rate Loans.

Section 3.04 Increased Cost and Reduced Return; Capital Adequacy.

(a) If any Lender reasonably determines that as a result of the introduction of or any change in or in the interpretation of any Law, in each case after the date hereof, or such Lender’s compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any Loan the interest on which is determined by reference to the Eurodollar Rate or the Term SOFR Rate, as applicable, or (as the case may be) issuing or participating in Letters of Credit, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this Section 3.04(a) any such increased costs or reduction in amount resulting from (i) Taxes and Other Taxes covered by Section 3.01 or 10.04, and any Excluded Tax, (ii) the failure of such Lender to comply with Sections 10.15(a), 10.15(b) or 10.15(c), as applicable, and (iii) reserve requirements reflected in the Adjusted Eurodollar Rate), then within 15 days after demand of such Lender setting forth in reasonable detail such increased costs (with a copy of such demand to the Administrative Agent given in accordance with Section 3.06), the Borrowers shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.

(b) If any Lender determines that the introduction of any Law regarding capital adequacy or any change therein or in the interpretation thereof, in each case after the date hereof, or compliance by such Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender’s obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender’s desired return on capital), then within 15 days after demand of such Lender setting forth in reasonable detail the charge and the calculation of such reduced rate of return (with a copy of such demand to the Administrative Agent given in accordance with Section 3.06), the Borrowers shall pay to such Lender such additional amounts as will compensate such Lender for such reduction.

(c) [Reserved.]

(d) If any Lender requests compensation under this Section 3.04, then such Lender will, if requested by the Borrower Representative and at the Borrowers’ expense, use commercially reasonable efforts to designate another Lending Office for any Loan or Letter of Credit affected by such event; provided that such efforts would not, in the good faith judgment of such Lender, be inconsistent with the internal policies of, or otherwise be materially disadvantageous in any legal, economic or regulatory respect to such Lender or its Lending Office. The provisions of this clause (d) shall not affect or postpone any Obligations of the Borrowers or rights of such Lender pursuant to Sections 3.04(a) or (b).

(e) For purposes of this Section 3.04, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall, in each case, be deemed to have gone into effect after the date hereof, regardless of the date enacted, adopted or issued.

Section 3.05 Funding Losses. Upon written demand of any Lender (with a copy to the Administrative Agent) from time to time, setting forth in reasonable detail the basis for calculating such compensation, the Borrowers shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense actually incurred by it as a result of:

(a) any continuation, conversion, payment or prepayment of any Loan (other than a Base Rate Loan or a Dollar Fixed Rate Term B-1 Loan) on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b) any failure by the Borrowers (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan (other than a Base Rate Loan or a Dollar Fixed Rate Term B-1 Loan) on the date or in the amount notified by the Borrowers; or

(c) any mandatory assignment of such Lender’s Loans (other than Base Rate Loans or a Dollar Fixed Rate Term B-1 Loan) pursuant to Section 3.07 on a day other than the last day of the Interest Period for such Loans;

including any loss or expense (excluding loss of anticipated profits) arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained, but excluding any such loss for which no reasonable means of calculation exist, as set forth in Section 3.03.

Section 3.06 Matters Applicable to All Requests for Compensation.

(a) Any Agent or any Lender claiming compensation under this Article III shall deliver a certificate to the Borrower Representative contemporaneously with the demand for payment, setting forth in reasonable detail a calculation of the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Agent or such Lender may use any reasonable averaging and attribution methods.

(b) With respect to any Lender’s claim for compensation under Section 3.02, 3.03 or 3.04, the Borrowers shall not be required to compensate such Lender for any amount incurred more than 180 days prior to the date that such Lender notifies the Borrower Representative of the event that gives rise to such claim; provided that, if the circumstance giving rise to such claim is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof. If any Lender requests compensation by the Borrowers under Section 3.04, the Borrowers may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make or continue from one Interest Period to another Eurodollar Rate Loans or Term Benchmark Loans, as applicable, or to convert Base Rate Loans into Term Benchmark Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.06(c) shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

(c) If the obligation of any Lender to make or continue from one Interest Period to another any Eurodollar Rate Loan or Term Benchmark Loan, as applicable, or to convert Base Rate Loans into Term Benchmark Loans shall be suspended pursuant to Section 3.06(b) hereof, such Lender’s (i) Eurodollar Rate Loans shall be prepaid on the last day(s) of the then current Interest Period(s) for such Eurodollar Rate Loans (or, in the case of an immediate conversion required by Section 3.02, on such earlier date as required by Law) and (ii) Term Benchmark Loans shall be automatically converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for such Term Benchmark Loans (or, in the case of an immediate conversion required by Section 3.02, on such earlier date as required by Law), in each case, unless and until such Lender gives notice as provided below that the circumstances specified in Section 3.02, 3.03 or 3.04 hereof that gave rise to such conversion no longer exist:

(i) to the extent that such Lender’s Term Benchmark Loans have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s Term Benchmark Loans shall be applied instead to its Base Rate Loans; and

(ii) all Loans that would otherwise be made or continued from one Interest Period to another by such Lender as Term Benchmark Loans shall be made or continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be converted into Term Benchmark Loans shall remain as Base Rate Loans.

(d) If any Lender gives notice to the Borrower Representative (with a copy to the Administrative Agent) that the circumstances specified in Section 3.02, 3.03 or 3.04 hereof that gave rise to the conversion of such Lender’s Term Benchmark Loans pursuant to this Section 3.06 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Term Benchmark Loans made by other Lenders are outstanding, such Lender’s Base Rate Loans shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Term Benchmark Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Term Benchmark Loans and by such Lender are held pro rata (as to principal amounts, interest rate basis, and Interest Periods) in accordance with their respective Commitments.

Section 3.07 Replacement of Lenders under Certain Circumstances.

(a) If at any time (i) the Borrowers become obligated to pay additional amounts or indemnity payments described in Section 3.01 or 3.04 or any Lender ceases to make Eurodollar Rate Loans or Term Benchmark Loans as a result of any condition described in Section 3.02 or 3.03, (ii) any Lender becomes a Defaulting Lender or (iii) any Lender becomes a Non-Consenting Lender (as defined below in this Section 3.07) (collectively, a “Replaceable Lender”), then the Borrowers may, on two Business Days’ prior written notice from the Borrower Representative to the Administrative Agent and such Lender, either (i) replace such Lender by causing such Lender to (and such Lender shall be obligated to) assign pursuant to Section 10.07(b) (with the assignment fee to be paid by the Borrowers unless waived by the Administrative Agent in such instance) 100% of its relevant Commitments and the principal of its relevant outstanding Loans plus any accrued and unpaid interest together with all of its rights and obligations under this Agreement to one or more Eligible Assignees; provided that neither the Administrative Agent nor any Lender shall have any obligation to the Borrowers to find a replacement Lender or other such Person or (ii) so long as no Default shall have occurred and be continuing, terminate the Commitment of such Lender or L/C Issuer, as the case may be, and (1) in the case of a Lender (other than an L/C Issuer), repay all obligations of the Borrowers owing to such Lender relating to the Loans and participations held by such Lender as of such termination date and (2) in the case of an L/C Issuer, repay all obligations of the Borrowers owing to such L/C Issuer relating to the Loans and participations held by such L/C Issuer as of such termination date and cancel or backstop on terms satisfactory to such L/C Issuer any Letters of Credit issued by it.

(b) Any Lender being replaced pursuant to Section 3.07(a) above shall (i) execute and deliver an Assignment and Assumption with respect to such Lender’s Commitment and outstanding Loans and participations in L/C Obligations and Swing Line Loans and (ii) deliver any Notes evidencing such Loans to the Borrower Representative or Administrative Agent. Pursuant to such Assignment and Assumption, (A) the assignee Lender shall acquire all or a portion, as the case may be, of the assigning Lender’s Commitment and outstanding Loans and participations in L/C Obligations and Swing Line Loans, (B) all Obligations (other than indemnification Obligations) relating to the Loans and participations so assigned shall be paid in full by the assignee Lender to such assigning Lender concurrently with such assignment and assumption and (C) upon such payment and, if so requested by the assignee Lender, the assigning Lender shall deliver to the assignee Lender the applicable Note or Notes executed by the Borrowers, the assignee Lender shall become a Lender hereunder and the assigning Lender shall cease to constitute a Lender hereunder with respect to such assigned Loans, Commitments and participations, except with respect to indemnification provisions under this Agreement, which shall survive as to such assigning Lender. In connection with any such replacement, if any such Replaceable Lender (as defined above) does not execute and deliver to the Administrative Agent a duly executed Assignment and Assumption reflecting such replacement within one Business Day of the date on which the assignee Lender executes and delivers such Assignment and Assumption to such Replaceable Lender, then such Replaceable Lender shall be deemed to have executed and delivered such Assignment and Assumption without any action on the part of the Replaceable Lender. In connection with the replacement of any Lender pursuant to Section 3.07(a) above, the Borrowers shall pay to such Lender such amounts as may be required pursuant to Section 3.05.

(c) Notwithstanding anything to the contrary contained above, (i) any Lender that acts as an L/C Issuer may not be replaced hereunder at any time that it has any Letter of Credit outstanding hereunder unless arrangements satisfactory to such L/C Issuer (including the furnishing of a back-up standby letter of credit in form and substance, and issued by an issuer reasonably satisfactory to such L/C Issuer or the depositing of Cash Collateral into a cash collateral account in amounts and pursuant to arrangements reasonably satisfactory to such L/C Issuer) have been made with respect to such outstanding Letter of Credit and (ii) the Lender that acts as the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 9.09.

(d) In the event that (i) the Borrowers or the Administrative Agent have requested the Lenders to consent to a departure or waiver of any provisions of the Loan Documents or to agree to any amendment or other modification thereto, (ii) the consent, waiver, amendment or modification in question requires the agreement of all Lenders or all affected Lenders in accordance with the terms of Section 10.01 or all the Lenders with respect to a certain class of the Loans and (iii) the Required Lenders or Required Revolving Lenders, as applicable, have agreed to such waiver, amendment or modification, then any Lender who does not agree to such waiver, amendment or modification shall be deemed a “Non-Consenting Lender.” For the avoidance of doubt, if any applicable Lender shall be deemed a Non-Consenting Lender and is required to assign all or any portion of its Dollar Fixed Rate Term B-1 Loans pursuant to Section 3.07(a) on or prior to the date that is four years after the Third Amendment Effective Date, such assignments and prepayments shall be subject to Section 2.05(a)(iv).

Section 3.08 Survival. All of the Borrowers’ obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder and resignation of the Administrative Agent.

ARTICLE IV

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

Section 4.01 Conditions to Closing Date. Each Lender’s respective Commitments (as defined prior to giving effect to the Third Amendment) hereunder shall become effective, on the terms and subject to the other conditions set forth herein, upon the satisfaction or waiver (in accordance with Section 10.01) of the following conditions precedent:

(a) The Administrative Agent shall have received originals, facsimiles or “.pdf” copies of all of the following, each duly executed by a Responsible Officer of the signing Loan Party, if applicable, each in form and substance reasonably satisfactory to the Administrative Agent, and each accompanied by their respective required schedules and other attachments:

(i) executed counterparts of (A) this Agreement from Holdings, the Parent Borrower and the Getty Borrower and (B) a Guaranty from Holdings and each Subsidiary Guarantor;

(ii) the Security Agreement, duly executed by each of Holdings, the Parent Borrower, the Getty Borrower and the Subsidiary Guarantors, together with (in each case, subject to the last paragraph of this Section 4.01):

(A) copies of proper financing statements, filed or duly prepared for filing under the Uniform Commercial Code in all jurisdictions that the Administrative Agent may deem reasonably necessary in order to perfect and protect the Liens on assets of Holdings, the Parent Borrower, the Getty Borrower and the Subsidiary Guarantors created under the Security Agreement, and

(B) evidence that all other actions, recordings and filings of or with respect to the Security Agreement that the Administrative Agent may deem reasonably necessary or desirable in order to perfect and protect the Liens created thereby shall have been taken, completed or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent (including receipt of duly executed payoff letters, customary lien searches and UCC-3 termination statements);

(iii) the Pledge Agreement, duly executed by each of Holdings, the Parent Borrower, the Getty Borrower and the Subsidiary Guarantors, together with (subject to the last paragraph of this Section 4.01) certificates, if any, representing the Pledged Shares referred to therein accompanied by undated stock powers executed in blank;

(iv) such customary certifications of authorizing resolutions or similar authorizing action, incumbency certificates or other certificates of Responsible Officers of each of Holdings, the Parent Borrower, the Getty Borrower and each Subsidiary Guarantor as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which each of Holdings, the Parent Borrower, the Getty Borrower and the Subsidiary Guarantors is a party or is to be a party;

(v) such customary documents and certifications (including Organization Documents and, if applicable, good standing certificates (to the extent such concept is applicable in the relevant jurisdiction) from each Loan Party’s jurisdiction of incorporation, formation or organization, as applicable) as the Administrative Agent may reasonably require to evidence that each of Holdings, the Parent Borrower, the Getty Borrower and each Subsidiary Guarantor is duly organized or formed, and that each of them is validly existing and, to the extent such concept is applicable in the relevant jurisdiction, in good standing, except to the extent that failure to be so qualified could not reasonably be expected to have a Material Adverse Effect;

(vi) a Committed Loan Notice and a Letter of Credit Application, if applicable, in each case relating to the initial Credit Extension;

(vii) a solvency certificate from a Responsible Officer of the Parent Borrower (after giving effect to the Transaction) substantially in the form attached hereto as Exhibit I;

(viii) an opinion of Weil, Gotshal & Manges LLP, counsel to the Loan Parties, addressed to the Administrative Agent, the Collateral Agent and each Lender, in form and substance reasonably satisfactory to the Administrative Agent; and

(ix) opinions of local counsel for the Loan Parties listed on Schedule 4.01(a) hereto, in form and substance reasonably satisfactory to the Administrative Agent.

(b) Since December 31, 2017, there shall have not occurred any event, change, occurrence or effect that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(c) Holdings, the Parent Borrower, the Getty Borrower and each Subsidiary Guarantor shall have provided the documentation and other information reasonably requested in writing at least ten (10) days prior to the Closing Date by the Lenders that they reasonably determine is required by regulatory authorities under applicable “know your customer” and anti-money-laundering rules and regulations, including the PATRIOT Act, in each case at least three days prior to the Closing Date (or such shorter period as the Administrative Agent shall otherwise agree).

(d) All actions necessary to establish that the Collateral Agent will have a perfected security interest (subject to no Liens other than the Liens permitted under Section 7.01) in the Collateral shall have been taken, in each case, to the extent such Collateral (including the creation or perfection of any security interest) is required to be provided on the Closing Date pursuant to the last paragraph of this Section 4.01.

(e) The Existing Indebtedness Refinancing shall have been, or substantially concurrently with the initial funding pursuant to the Facilities shall be, consummated.

(f) All fees required to be paid on the Closing Date pursuant to the Engagement Letter and reasonable out-of-pocket expenses required to be paid on the Closing Date pursuant to the Engagement Letter, to the extent invoiced in reasonable detail at least five Business Days prior to the Closing Date (or such later date as the Borrower Representative may reasonably agree) shall, upon the initial borrowing under the Facilities, have been paid (which amounts may be offset against the proceeds of the Facilities).

(g) The Lead Arrangers (as defined prior to giving effect to the Third Amendment) shall have received (a) audited consolidated balance sheets of Getty Images and related statements of operations, stockholders’ equity and cash flows of Getty Images for the three (3) most recently completed fiscal years ended at least 90 days before the Closing Date and (b) unaudited consolidated balance sheets and related statements of operations, stockholders’ equity and cash flows of Getty Images for each subsequent fiscal quarter after December 31, 2017 ended at least 45 days before the Closing Date (other than any fiscal fourth quarter).

(h) To the extent that any Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least three days prior to the Closing Date, any Lender that has requested, in a written notice to the Borrower Representative at least 10 days prior to the Closing Date, beneficial ownership certifications (the “Beneficial Ownership Certifications”) with respect to the Borrowers pursuant to the requirements of 31 C.F.R. § 1010.230 (provided that, upon the execution and delivery by such Lender of its signature page to this Agreement, the condition set forth in this clause (h) shall be deemed to be satisfied or waived with respect to any such requests by such Lender).

Without limiting the generality of the provisions of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender as of the Closing Date shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received written notice from such Lender prior to the Closing Date specifying its objection thereto.

Section 4.02 Conditions to All Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a conversion of Loans to the other Type or a continuation of Eurodollar Rate Loans or Term Benchmark Loans) is subject to the following conditions precedent:

(a) The representations and warranties of the Borrowers contained in Article V or any other Loan Document (or, in the case of a Request for Credit Extension to fund an Incremental Loan, the Specified Representations) shall be true and correct in all material respects on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in Section 5.05(a) shall be deemed to refer to the most recent financial statements furnished pursuant to Section 6.01(a) and (b), respectively, prior to such proposed Credit Extension.

(b) No Default (or, in the case of a Request for Credit Extension to fund an Incremental Loan, no Event of Default under Section 8.01(f) or (g)) shall exist, or would result from such proposed Credit Extension.

(c) The Administrative Agent and, if applicable, the applicable L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

Each Request for Credit Extension (other than a conversion of Loans to the other Type or a continuation of Eurodollar Rate Loans or Term Benchmark Loans) submitted by the Borrower Representative shall be deemed to be a representation and warranty that the applicable conditions specified in Sections 4.02(a) and (b) have been satisfied (unless waived) on and as of the date of the applicable Credit Extension.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

The Borrowers represent and warrant to the Administrative Agent and the Lenders (after giving effect to the Transactions) that:

Section 5.01 Existence, Qualification and Power; Compliance with Laws. Each of Holdings, the Parent Borrower and each of its Restricted Subsidiaries (a) is a Person duly organized or formed, validly existing and in good standing (to the extent such concept is applicable in the relevant jurisdiction) under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority to (i) own or lease its assets and carry on its business as now conducted and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and in good standing (to the extent such concept is applicable in the relevant jurisdiction) under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, (d) is in compliance with all Laws and (e) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted; except in each case referred to in clause (a) (other than with respect to the Borrowers), (b) (other than in the case of (b)(ii) with respect to the Borrowers), (c), (d) and (e), to the extent that any failure to be so or to have such would not reasonably be expected to have a Material Adverse Effect.

Section 5.02 Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party, are within such Loan Party’s corporate or other organizational powers, have been duly authorized by all necessary corporate or other organizational action and do not (a) contravene the terms of any of such Person’s Organization Documents, (b) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than as permitted by Section 7.01), or require any payment (other than for Indebtedness to be repaid on the Closing Date in connection with the Transactions) to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Restricted Subsidiaries or (ii) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject or (c) violate any Law; in each case (except with respect to any violation, breach or contravention or payment referred to in clause (a)) except to the extent that such violation, conflict, breach, contravention or payment would not reasonably be expected to have a Material Adverse Effect.

Section 5.03 Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, except for (x) filings and registrations necessary to perfect the Liens on the Collateral granted by the Loan Parties, (y) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect and (z) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make would not reasonably be expected to have a Material Adverse Effect.

Section 5.04 Binding Effect. This Agreement and each other Loan Document has been duly executed and delivered by each Loan Party that is party thereto. This Agreement and each other Loan Document constitutes, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except as such enforceability may be limited by bankruptcy insolvency, reorganization, receivership, moratorium or other Debtor Relief Laws and by general principles of equity.

Section 5.05 Financial Statements; No Material Adverse Effect~~.~~.

(a) The Audited Financial Statements fairly present in all material respects the financial condition of Getty Images and its consolidated Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein.

(b) The unaudited consolidated financial statements of the Getty Borrower and its Subsidiaries most recently delivered pursuant to Section 6.01(b), and the related consolidated statements of income or operations and cash flows for such fiscal quarter (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present in all material respects the financial condition of the Getty Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject to the absence of footnotes and to normal year-end audit adjustments.

(c) Since December 31, ~~2017~~2023, there has been no event or circumstance, either individually or in the aggregate, that has had or would reasonably be expected to have a Material Adverse Effect.

(d) The consolidated forecasted balance sheets, statements of income and statements of cash flows of the Getty Borrower and its Subsidiaries most recently delivered to the Lenders pursuant to Section 6.01(c) were prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed by the management of the Borrowers to be reasonable at the time made; it being understood that (i) such projections and forecasts are as to future events and are not to be viewed as facts, the projections and forecasts are subject to significant uncertainties and contingencies, many of which are beyond the control of Holdings, the Parent Borrower and the Restricted Subsidiaries, (ii) no assurance can be given that any particular projections or forecasts will be realized and actual results during the period or periods covered by any such projections may differ from the projected or forecasted results and such differences may be material and (iii) such projections and forecasts are not a guarantee of future financial performance and no representation is made with respect to information of a general economic or general industry nature.

Section 5.06 Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of any Borrower, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against Holdings, the Parent Borrower or any Restricted Subsidiaries, that either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

Section 5.07 Use of Proceeds. The Borrowers (a) will only use the proceeds of the Term B-1 Loans to (i) repay in full all Initial Term Loans ~~to finance a portion of the Transactions (including paying any~~(as defined in this Agreement immediately prior to giving effect to the Third Amendment on the Third Amendment Effective Date) outstanding on the Third Amendment Effective Date immediately prior to giving effect to the Third Amendment and (ii) pay fees~~, commissions~~  and expenses ~~associated therewith);~~incurred in connection with the Third Amendment and the arrangement and funding of the Term B-1 Loans and the foregoing transactions and (b) will use the proceeds of all other Borrowings to finance the working capital needs of the Parent Borrower and its Restricted Subsidiaries and for general corporate purposes of the Parent Borrower and its Restricted Subsidiaries (including Investments permitted hereunder).

Section 5.08 [Reserved.]

Section 5.09 Environmental Compliance. Except as disclosed in Schedule 5.09 hereto:

(a) There are no claims against Holdings, the Parent Borrower or any of its Restricted Subsidiaries alleging any potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) Except as would not reasonably be expected to have a Material Adverse Effect, (i) none of the properties currently or formerly owned or operated by the Parent Borrower or any of its Restricted Subsidiaries is listed or, to the knowledge of the Parent Borrower, proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or is adjacent to any such property, (ii) there are no and, to the knowledge of the Parent Borrower, there never have been any underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned or operated by the Parent Borrower or any of its Restricted Subsidiaries or, to the knowledge of the Parent Borrower, on any property formerly owned or operated by the Parent Borrower or any of its Restricted Subsidiaries, (iii) there is no asbestos or asbestos-containing material on any property currently owned or operated by the Parent Borrower or any of its Restricted Subsidiaries requiring investigation, remediation, mitigation, removal, or assessment, or other response, remedial or corrective action, pursuant to any Environmental Law and (iv) Hazardous Materials have not been released, discharged or disposed of on any property currently or, to the knowledge of the Parent Borrower, formerly owned or operated by the Parent Borrower or any of its Restricted Subsidiaries, except for such releases, discharges and disposals that were in compliance with Environmental Laws.

(c) None of the Material Real Properties contain any Hazardous Materials in amounts or concentrations which constitute a violation of, require remedial action under, or could reasonably be expected to give rise to, an Environmental Liability, except for any such violations, remedial actions and liabilities that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(d) None of the Parent Borrower or any of its Restricted Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation, remediation, mitigation, removal, assessment or remedial, response or corrective action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law, except for such investigation, remediation mitigation, removal, assessment or remedial, response or corrective action that, in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

(e) All Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or, to the knowledge of the Parent Borrower, formerly owned or operated by the Parent Borrower or any of its Restricted Subsidiaries have been disposed of in a manner not reasonably expected to result in liability to the Parent Borrower or any of its Restricted Subsidiaries that would reasonably be expected to result in a Material Adverse Effect.

Section 5.10 Taxes. Each of Holdings, the Parent Borrower and its Restricted Subsidiaries have filed all federal, state, local, foreign and other tax returns and reports required to be filed, and have paid all federal, state, local, foreign and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets or otherwise due and payable by them, except those (a) which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP or (b) with respect to which the failure to make such filing or payment would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.11 ERISA Compliance.

(a) Except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (i) each Plan is in compliance with the applicable provisions of ERISA, the Code and other applicable Federal and state laws and (ii) each Plan that is intended to be a qualified plan under Section 401(a) of the Code may rely upon an opinion letter for a prototype plan or has received a favorable determination letter from the IRS to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the IRS to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter will be submitted to the IRS within the applicable required time period with respect thereto, and to the knowledge of any Loan Party, nothing has occurred that would prevent, or cause the loss of, such tax-qualified status.

(b) Except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (i) each Foreign Plan is in compliance in all material respects with all requirements of Law applicable thereto and the respective requirements of the governing documents for such plan and (ii) with respect to each Foreign Plan, none of the Parent Borrower or any of its Restricted Subsidiaries or any of their respective directors, officers, employees or agents has engaged in a transaction that could subject the Parent Borrower or any such Subsidiary, directly or indirectly, to any tax or civil penalty.

(c) There are no pending or, to the knowledge of any Loan Party, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that would be reasonably be expected to have a Material Adverse Effect. There has been no “prohibited transaction” within the meaning of Section 4975 of the Code or Section 406 or 407 of ERISA and not otherwise exempt under Section 408 of ERISA with respect to any Plan that has resulted or would reasonably be expected to result in a Material Adverse Effect.

(d) (i) No ERISA Event has occurred and neither any Loan Party nor, to the knowledge of any Loan Party, any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Plan, Multiemployer Plan or Foreign Plan, (ii) any Loan Party and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Plan, and no waiver of the minimum funding standards under such Pension Funding Rules has been applied for or obtained, (iii) as of the most recent valuation date for any Plan, the present value of all accrued benefits under such Plan (based on the actuarial assumptions used to fund such Plan) did not exceed the value of the assets of such Plan allocable to such accrued benefits, (iv) neither any Loan Party nor, to the knowledge of any Loan Party, any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) for any Plan, if applicable, to drop below 80% as of the most recent valuation date, (v) neither any Loan Party nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid, (vi) neither any Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA and (vii) no Plan has been terminated by the plan administrator thereof or by the PBGC and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Plan or Multiemployer Plan, except with respect to each of the foregoing clauses (i) through (vii) of this Section 5.11(d), as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

Section 5.12 Subsidiaries; Equity Interests. As of the Closing Date, after giving effect to the Transactions, the Parent Borrower has no Restricted Subsidiaries other than those specifically disclosed in Schedule 5.12, and all of the outstanding Equity Interests in such Restricted Subsidiaries that are owned by a Loan Party are owned free and clear of all Liens except (i) those created under the Collateral Documents and (ii) any Lien that is permitted under Section 7.01.

Section 5.13 Margin Regulations; Investment Company Act.

(a) Neither the making of any Loan or Letter of Credit hereunder nor the use of the proceeds thereof will violate the provisions of Regulation U or Regulation X of the FRB.

(b) None of the Loan Parties is an “investment company” under the Investment Company Act of 1940.

Section 5.14 Disclosure.

(a) As of the ~~Closing~~Third Amendment Effective Date, no report, financial statement, certificate or other written information furnished by or on behalf of any Loan Party (other than projected financial information, pro forma financial information and information of a general economic or industry nature) to any Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or any other Loan Document (as modified or supplemented by other information so furnished), when taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein (when taken as a whole), in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected and pro forma financial information, the Borrowers represent only that such information was prepared in good faith based upon assumptions believed by the Borrowers to be reasonable at the time made; it being understood that (a) such projections and forecasts are as to future events and are not to be viewed as facts, that such projections and forecasts are subject to significant uncertainties and contingencies, many of which are beyond the control of Holdings, the Parent Borrower and its Subsidiaries, that no assurance can be given that any particular projection or forecast will be realized and that actual results during the period or periods covered by any such projections or forecasts may differ significantly from the projected or forecasted results and such differences may be material and that such projections and forecast are not a guarantee of future financial performance and (b) no representation is made with respect to information of a general economic or general industry nature.

(b) As of the ~~Closing~~Third Amendment Effective Date, to the best knowledge of the Borrowers, the information included in the Beneficial Ownership Certification provided on or prior to the ~~Closing~~Third Amendment Effective Date to any Lender in connection with this Agreement is true and correct in all material respects.

Section 5.15 Compliance with Laws. The Parent Borrower and each of its Restricted Subsidiaries is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

Section 5.16 Intellectual Property; Licenses, Etc. The Parent Borrower and each Restricted Subsidiary owns, licenses or possesses the right to use all of the trademarks, service marks, trade names, copyrights, patents and other intellectual property rights that are necessary for the operation of their respective businesses, as currently conducted, except to the extent as would not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Parent Borrower, the conduct of the business of the Parent Borrower or any Restricted Subsidiary as currently conducted does not infringe upon or violate any trademarks, service marks, trade names, copyrights, patents or other intellectual property rights held by any other Person and no claim or litigation regarding any of the trademarks, service marks, trade names, copyrights, patents or other intellectual property rights of the Parent Borrower or its Restricted Subsidiaries is pending or threatened in writing against the Parent Borrower or a Restricted Subsidiary, except, in each case, as would not reasonably be expected to have a Material Adverse Effect.

Section 5.17 Solvency. As of the Closing Date after giving effect to the Transactions, the Parent Borrower and its Subsidiaries, on a consolidated basis, are Solvent.

Section 5.18 [Reserved.]

Section 5.19 Perfection, Etc. Each Collateral Document delivered pursuant to this Agreement will, upon execution and delivery thereof, be effective to create (to the extent described therein) in favor of the Collateral Agent for the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in, the Collateral described therein to the extent intended to be created thereby and required to be perfected therein, except as to enforcement, as may be limited by applicable domestic or foreign bankruptcy, insolvency, fraudulent conveyance, or transfer, reorganization, moratorium and other Debtor Relief Laws, general equitable principles (whether considered in a case or proceeding in equity or at law) and an implied covenant of good faith and fair dealing and (a) when financing statements and other filings in appropriate form are filed in the offices of the Secretary of State of each Loan Party’s jurisdiction of organization or formation and applicable documents are filed and recorded in the United States Patent and Trademark Office and United States Copyright Office and/or (b) upon the taking of possession or control by the Collateral Agent of such Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Collateral Agent to the extent possession or control by the Collateral Agent is required by the Security Agreement or Pledge Agreement, as applicable), the Liens created by the Collateral Documents shall constitute fully perfected Liens so far as possible under relevant law on, and security interests in (to the extent intended to be created thereby and required to be so perfected under the Loan Documents), all right, title and interest of the Loan Parties in such Collateral in each case free and clear of any Liens other than Liens permitted under Section 7.01 of this Agreement.

Section 5.20 Anti-Terrorism Law. No Loan Party is in material violation of any Laws relating to terrorism, sanctions, money laundering or bribery (“Anti-Terrorism Laws”), including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”), and the USA PATRIOT ACT (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “PATRIOT Act”), the United States Foreign Corrupt Practices Act of 1977, as amended, and sanctions administered by OFAC, the U.S. State Department, the United Nations Security Council, the European Union or ~~Her~~His Majesty’s Treasury (“Sanctions”).

Section 5.21 OFAC. None of the Borrowers nor any of its Subsidiaries, nor any director, or officer, nor to the knowledge of any Borrower, any agent, employee or Affiliate of any of the foregoing is (A) a person on the list of “Specially Designated Nationals and Blocked Persons” or (B) the target of any Sanctions; and (ii) the Borrowers will not directly or, to their knowledge, indirectly, use the proceeds of the Loans or Letters of Credit or otherwise, directly or knowingly indirectly, make available such proceeds to any Person, for the purpose of financing any activities in violation of applicable Sanctions.

Section 5.22 FCPA. No part of the proceeds of any Loan or any Letter of Credit will be used, directly or, to the knowledge of the Borrowers, indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to improperly obtain, retain or direct business or obtain any improper advantage, in violation of any applicable anti-corruption laws, including the U.S. Foreign Corrupt Practices Act of 1977 (the “FCPA”).

Section 5.23 Outbound Investment Rules. Neither of the Borrowers nor any of their respective subsidiaries is a “covered foreign person” as that term is used in the Outbound Investment Rules. Neither of the Borrowers nor any of their respective subsidiaries currently engages, or has any present intention to engage in the future, directly or indirectly, in (i) a “covered transaction”, as such term is defined in the Outbound Investment Rules or (ii) any transaction that would constitute a “covered transaction”, as such term is defined in the Outbound Investment Rules, if either of the Borrowers were a U.S. Person.

ARTICLE VI

AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation (other than contingent indemnification or other contingent obligations as to which no claim has been asserted and obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements) hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding (other than Letters of Credit which have been Cash Collateralized), the Parent Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02 and 6.03) cause each of its Restricted Subsidiaries to:

Section 6.01 Financial Statements. Deliver to the Administrative Agent for further distribution to each Lender:

(a) within 90 days (or 120 days with respect to the fiscal year ending December 31, 2018) after the end of each fiscal year of the Getty Borrower, a consolidated balance sheet of the Getty Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of Ernst & Young LLP or any other independent certified public accountant of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification (other than with respect to, or resulting from, (x) any potential inability to satisfy financial covenants under any Indebtedness on a future date or in a future period or (y) an upcoming maturity date with respect to Indebtedness that is scheduled to occur within one year from the time such report and opinion are delivered), together with, solely to the extent such MD&A is prepared and distributed to the holders of any Indebtedness (other than the Obligations) issued or incurred by Holdings, any Borrower or any of its Restricted Subsidiaries, a customary management’s discussion and analysis of Holdings, such Borrower or such Restricted Subsidiary, as applicable, with respect to such financial information set forth in this clause (a) (an “MD&A”);

(b) within 45 days (or 60 days with respect to the fiscal quarters ending March 31, 2019, June 30, 2019 and September 30, 2019) after the end of each of the first three fiscal quarters of each fiscal year of the Getty Borrower, a consolidated balance sheet of the Getty Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations and cash flows for such fiscal quarter and for the portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Borrower Representative as fairly presenting in all material respects the financial condition, results of operations and cash flows of the Getty Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes, together with, solely to the extent such MD&A is prepared and distributed to the holders of any Indebtedness (other than the Obligations) issued or incurred by Holdings, any Borrower or any of its Restricted Subsidiaries, an MD&A; and

(c) within 90 days after the end of each fiscal year (or 120 days with respect to the fiscal year ending December 31, 2018), a detailed quarterly budget of the Getty Borrower and its Subsidiaries in reasonable detail for that fiscal year as customarily prepared by management of the Getty Borrower for its internal use consistent in scope with the financial statements provided pursuant to Section 6.01(a) (but including, in any event, a projected consolidated balance sheet of the Getty Borrower and its Subsidiaries as of the end of the following fiscal year, and the related consolidated statements of projected cash flow and projected income for such following fiscal year) and setting forth the principal assumptions upon which such budget is based.

Notwithstanding the foregoing, (i) in the event that the Borrower Representative delivers to the Administrative Agent an Annual Report for Parent Borrower or Holdings (or any other Parent Holding Company) on Form 10-K for any fiscal year, as filed with the SEC, within 90 days after the end of such fiscal year, such Form 10-K shall satisfy all requirements of paragraph (a) of this Section with respect to such fiscal year to the extent that it contains the information and report and opinion required by such paragraph (a) and such report and opinion does not contain any “going concern” or like qualification (other than an with respect to, or resulting from, (x) any potential inability to satisfy financial covenants under any Indebtedness on a future date or in a future period or (y) an upcoming maturity date with respect to Indebtedness that is scheduled to occur within one year from the time such report and opinion are delivered) and (ii) in the event that the Borrower Representative delivers to the Administrative Agent a Quarterly Report for Parent Borrower or Holdings (or any other Parent Holding Company) on Form 10-Q for any fiscal quarter, as filed with the SEC, within 45 days after the end of such fiscal quarter, such Form 10-Q shall satisfy all requirements of paragraph (b) of this Section with respect to such fiscal quarter to the extent that it contains the information required by such paragraph (b); in each case to the extent that information contained in such Form 10-K or Form 10-Q satisfies the requirements of paragraphs (a) or (b) of this Section, as the case may be.

Section 6.02 Certificates; Other Information. Deliver to the Administrative Agent for further distribution to each Lender:

(a) [Reserved];

(b) no later than five days after the earlier of delivery of (i) the financial statements referred to in Sections 6.01(a) and (b), or (ii) an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q (in either case, delivered pursuant to the final paragraph of Section 6.01), beginning with the fiscal period ending March 31, 2019, a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower Representative (which delivery may be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes);

(c) promptly after the same are available, copies of all annual, regular, periodic and special reports and registration statements which Holdings, the Parent Borrower or the Getty Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Exchange Act, or with any Governmental Authority that may be substituted therefor, or with any national securities exchange, and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(d) [Reserved];

(e) together with the delivery of each Compliance Certificate pursuant to Section 6.02(b), a report supplementing Schedule 5.12 hereto to the extent there are any changes that have occurred with respect to the information contained therein so that the related representation and warranty would be true and correct in all material respects if made as of the date of such Compliance Certificate;

(f) promptly, (i) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act and the Beneficial Ownership Regulation and (ii) such additional information regarding the business, legal, financial or corporate affairs of the Parent Borrower or any of its Restricted Subsidiaries thereof, as the Administrative Agent or any Lender through the Administrative Agent may from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.01 or Section 6.02 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower Representative posts such documents, or provides a link thereto on the Borrower Representative’s website on the Internet at the website address listed on Schedule 10.02 and (ii) on which such documents are posted on the Borrower Representative’s behalf on IntraLinks/IntraAgency or another relevant Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that (i) upon written request by the Administrative Agent, the Borrower Representative shall deliver paper copies of such documents to the Administrative Agent for further distribution to each Lender until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Borrower Representative shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents.

The Administrative Agent shall have no obligation to request the delivery of or to maintain or deliver to Lenders paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrowers with any such request for delivery, and each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents. The Borrower Representative hereby acknowledges that (a) the Administrative Agent and/or the Lead Arrangers will make available to the Lenders and the L/C Issuers materials and/or information provided by or on behalf of the Borrower Representative hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who wish only to receive Public Side Information, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower Representative hereby agrees that they will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower Representative shall be deemed to have authorized the Administrative Agent, the Lead Arrangers, the L/C Issuers and the Lenders to treat such Borrower Materials as containing only Public Side Information (although it may be sensitive and proprietary) (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.08); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information” and (z) the Administrative Agent and the Lead Arrangers shall be entitled to treat any Borrower Materials that are marked “PUBLIC” as being suitable for posting on a portion of the Platform designated “Public Side Information” (it being understood the Parent Borrower and its Restricted Subsidiaries shall not be under any obligation to mark any particular Borrower Materials “PUBLIC”). Notwithstanding anything herein to the contrary, unless the Borrower Representative otherwise notifies the Administrative Agent, financial statements delivered pursuant to Sections 6.01(a) and (b) and Compliance Certificates delivered pursuant to Section 6.02(b) shall be deemed to be suitable for posting on a portion of the Platform designated “Public Side Information”. Unless expressly identified as Public Side Information, the Administrative Agent and the Lead Arrangers agree not to make any such Borrower Materials available to Public Lenders.

Section 6.03 Notices. Promptly, after a Responsible Officer of any Borrower or any Guarantor has obtained knowledge thereof, notify the Administrative Agent:

(a) of the occurrence of any Default; and

(b) of any matter that has resulted or would reasonably be expected to result in a Material Adverse Effect (including (i) the institution of any material litigation not previously disclosed by the Borrower Representative to the Administrative Agent, or any material development in any material litigation, in each case, that has resulted or would reasonably be expected to result in a Material Adverse Effect and (ii) the occurrence of any ERISA Event that has resulted or would be reasonably expected to result in a Material Adverse Effect).

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Borrower Representative setting forth details of the occurrence referred to therein and stating what action the Borrower Representative has taken and proposes to take with respect thereto.

Section 6.04 Payment of Taxes. Pay, discharge or otherwise satisfy as the same shall become due and payable, all its tax liabilities and assessments and governmental charges or levies upon it or its properties or assets, unless (a) the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Parent Borrower or such Restricted Subsidiary or (b) the failure to pay, discharge or satisfy the same would not reasonably be expected to have a Material Adverse Effect.

Section 6.05 Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05, (b) take all reasonable action to maintain all rights, privileges (including its good standing, if such concept is applicable in the applicable jurisdiction of organization), permits, licenses and franchises necessary or desirable in the normal conduct of its business, and (c) use commercially reasonable efforts to preserve or renew all of its United States registered patents, trademarks, trade names and service marks to the extent permitted by applicable Laws of the United States, except, in each case under this Section 6.05, as would not reasonably be expected to have a Material Adverse Effect or as otherwise permitted hereunder.

Section 6.06 Maintenance of Properties. Except if the failure to do so would not reasonably be expected to have a Material Adverse Effect, maintain, preserve and protect all of its properties and equipment necessary in the operation of its business in good working order, repair and condition, ordinary wear and tear excepted and casualty or condemnation excepted.

Section 6.07 Maintenance of Insurance.

(a) Except if the failure to do so would not reasonably be expected to have a Material Adverse Effect, maintain in full force and effect, with insurance companies that the Borrower Representative believes (in the good faith judgment of the management of the Borrower Representative) are financially sound and responsible at the time the relevant coverage is placed or renewed or with a Captive Insurance Subsidiary, insurance in at least such amounts (after giving effect to any self-insurance which the Borrower Representative believes (in the good faith judgment of management of the Borrower Representative) is reasonable and prudent in light of the size and nature of its business) and against at least such risks (and with such risk retentions) as are usually insured against in the same general area by companies engaged in businesses similar to those engaged by the Parent Borrower and its Restricted Subsidiaries. The Parent Borrower shall use commercially reasonable efforts to ensure, subject to each applicable Intercreditor Agreement, that at all times the Collateral Agent for the benefit of the Secured Parties, shall be named as an additional insured with respect to liability policies (other than employee benefits, D&O and similar policies) maintained by the Borrowers and each Subsidiary Guarantor and the Collateral Agent for the benefit of the Secured Parties, shall be named as loss payee with respect to the property insurance (other than business interruption and similar insurance policies) maintained by the Borrowers and each Subsidiary Guarantor; provided that, unless an Event of Default shall have occurred and be continuing, (A) the Collateral Agent shall turn over to the Borrower Representative any amounts received by it as an additional insured or loss payee under any property insurance maintained by the Parent Borrower and its Subsidiaries, (B) the Collateral Agent agrees that the Parent Borrower and/or its applicable Subsidiary shall have the sole right to adjust or settle any claims under such insurance and (C) all proceeds from a Casualty Event shall be paid to the Borrower Representative.

(b) If (x) any portion of any Mortgaged Property is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area with respect to which flood insurance has been made available under the Flood Insurance Laws and (y) the Collateral Agent shall have delivered notice(s) to the relevant Borrower Party that such Mortgaged Property is located in a special flood hazard area with respect to which such flood insurance has been made available under the Flood Insurance Laws, then the Borrower Representative shall, or shall cause each Loan Party to (i) maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (ii) deliver to the Administrative Agent evidence of such compliance in form and substance reasonably acceptable to the Administrative Agent.

Section 6.08 Compliance with Laws. Comply with the requirements of all applicable Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except if the failure to comply therewith would not reasonably be expected to have a Material Adverse Effect.

Section 6.09 Books and Records. Maintain proper books of record and account, in a manner to allow financial statements to be prepared in conformity with GAAP consistently applied in respect of all financial transactions and matters involving the assets and business of the Parent Borrower or such Restricted Subsidiary, as the case may be (it being understood and agreed that Foreign Subsidiaries may maintain individual books and records in a manner to allow financial statements to be prepared in conformity with generally accepted accounting principles that are applicable in their respective jurisdiction of organization).

Section 6.10 Inspection Rights; Quarterly Lender Calls. Permit representatives of the Administrative Agent and, during the continuance of any Event of Default, a single representative of the Lenders designated by the Required Lenders, to visit and inspect any of its properties (to the extent it is within such Person’s control to permit such inspection), to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants (subject to such accountants’ customary policies and procedures), all at the reasonable expense of the Borrowers and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance written notice to the Borrowers, in each case, so long as such activities do not unreasonably interfere in any material respects with the operations of the Borrowers or any of their respective Subsidiaries; provided that (i) only the Administrative Agent on behalf of the Lenders may exercise rights under this Section 6.10 and (ii) excluding any such visits and inspections during the continuation of an Event of Default the Administrative Agent shall not exercise such rights more often than one time during any calendar year; provided further, that when an Event of Default exists the Administrative Agent (or any of its representatives) or a single representative of the Lenders designated by the Required Lenders may do any of the foregoing at the expense of the Borrowers at any time during normal business hours and upon reasonable advance written notice. The Administrative Agent and the Lenders shall give the Borrowers the opportunity to participate in any discussions with the Borrowers’ accountants. Commencing with the fiscal quarter ending March 31, 2019, the Borrower Representative will host a conference call, on a quarterly basis after the date on which financial statements are delivered pursuant to Section 6.01(a) or (b), at a time selected by the Borrowers and reasonably acceptable to the Administrative Agent, to review the financial information presented in such financial statements; provided that in no event shall such conference calls occur more frequently than one time during any fiscal quarter.

Section 6.11 Use of Proceeds. Use the proceeds of the Term B-1 Loans to (a) repay in full all Initial Term Loans (~~a) to finance a portion of the Transactions, including any fees, commissions and expenses associated therewith, (b) to finance the working capital needs of the Parent Borrower and its Restricted Subsidiaries and (c) for general corporate purposes of the Parent Borrower and its Restricted Subsidiaries (including Investments permitted hereunder)~~as defined in this Agreement immediately prior to giving effect to the Third Amendment on the Third Amendment Effective Date) outstanding on the Third Amendment Effective Date immediately prior to giving effect to the Third Amendment and (b) pay fees and expenses incurred in connection with the Third Amendment and the arrangement and funding of the Term B-1 Loans and the foregoing transactions. The Borrowers shall use the proceeds of all other Borrowings after the ~~Closing~~Third Amendment Effective Date, (i) to finance the working capital needs of the Parent Borrower and its Restricted Subsidiaries and (ii) for general corporate purposes of the Parent Borrower and its Restricted Subsidiaries (including Investments permitted hereunder).

Section 6.12 Covenant to Guarantee Obligations and Give Security.

(a) Upon the formation or acquisition of any new Subsidiaries by any Loan Party (provided that each of (i) any Subsidiary Redesignation resulting in an Unrestricted Subsidiary becoming a Restricted Subsidiary and (ii) any Excluded Subsidiary ceasing to be an Excluded Subsidiary but remaining a Restricted Subsidiary (including a FSHCO ceasing to be a FSHCO) shall be deemed to constitute the acquisition of a Restricted Subsidiary for all purposes of this Section 6.12), and upon the acquisition of any property (other than Excluded Property) and real property that is not Material Real Property) by any Loan Party, which property, in the reasonable judgment of the Administrative Agent, is not already subject to a perfected Lien in favor of the Collateral Agent for the benefit of the Secured Parties (and where such a perfected Lien would be required in accordance with the terms of the Collateral Documents), the Parent Borrower shall in each case at the Borrowers’ expense:

(i) in connection with the formation or acquisition of a Subsidiary, within 90 days after such formation or acquisition or such longer period as the Administrative Agent may agree, (A) cause each such Subsidiary that is not an Excluded Subsidiary to duly execute and deliver to the Administrative Agent a supplement to the Guaranty, substantially in the form of Annex B thereto or a guaranty or a guaranty supplement in such other form reasonably satisfactory to the Administrative Agent, guaranteeing the Obligations to the extent set forth in the Guaranty and (B) except with respect to any Excluded Property, cause any Loan Party directly holding the Equity Interests in any such Subsidiary to pledge such Equity Interests, accompanied, to the extent such Equity Interests are certificated, by undated stock powers or other appropriate instruments of transfer executed in blank pursuant to a supplement to the Pledge Agreement substantially in the form of Annex A thereto or pledge or security agreement in such other form reasonably satisfactory to the Collateral Agent; provided that no pledge or security agreements governed by the Law of any non-U.S. jurisdiction shall be required nor shall any grant of a security interest or perfection efforts necessitating action in any non-U.S. jurisdiction be required,

(ii) within 90 days after such formation or acquisition or any request therefor by the Administrative Agent or Collateral Agent (or such longer period, as the Administrative Agent may agree) duly execute and deliver, and cause each such Subsidiary that is not an Excluded Subsidiary to duly execute and deliver, to the Collateral Agent one or more Mortgages (with respect to Material Real Properties only), supplements to the Security Agreement (in the form of Annex A thereto or such other form reasonably satisfactory to the Collateral Agent), supplements to the Pledge Agreement (in the form of Annex B thereto or such other form reasonably satisfactory to the Collateral Agent), Intellectual Property Security Agreements and other security agreements, as specified by and in form and substance reasonably satisfactory to the Administrative Agent (consistent with the Security Agreement, Pledge Agreement, Intellectual Property Security Agreements and Mortgages), securing payment of all the Obligations (but not securing the Obligations in respect of Letters of Credit or the Revolving Credit Facility in those states that impose a mortgage tax on paydowns or re-advances applicable thereto) of the applicable Loan Party or such Subsidiary, as the case may be, under the Loan Documents and establishing Liens on all such properties,

(iii) within 90 days after such formation or acquisition or any request therefor by the Administrative Agent or Collateral Agent, or such longer period, as the Administrative Agent may agree in its sole discretion, take, and cause such Subsidiary that is not an Excluded Subsidiary to take, whatever action (including the recording of Mortgages (with respect to Material Real Properties only), the filing of Uniform Commercial Code financing statements, the giving of notices and delivery of stock and membership interest certificates) as may be necessary or advisable in the reasonable opinion of the Collateral Agent to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it) valid and subsisting Liens on the properties purported to be subject to the Mortgages, supplements to the Security Agreement, supplements to the Pledge Agreement, Intellectual Property Security Agreements and security agreements delivered pursuant to this Section 6.12, in each case to the extent required under the Loan Documents and subject to the Perfection Exceptions (as defined in the Security Agreement), enforceable against all third parties in accordance with their terms,

(iv) within 90 days after the request of the Administrative Agent, or such longer period as the Administrative Agent may agree, deliver to the Administrative Agent, a signed copy of one or more opinions, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties reasonably acceptable to the Administrative Agent as to such matters as the Administrative Agent may reasonably request (limited, in the case of any opinions of local counsel to the Loan Parties in states in which any Mortgaged Property is located, to opinions with respect to the enforceability and perfection of the Mortgages relating to Material Real Property),

(v) as promptly as practicable after the request of the Administrative Agent, deliver to the Administrative Agent with respect to each Material Real Property owned by a Subsidiary that is the subject of such request, title reports, fully paid American Land Title Association Lender’s Extended Coverage pro forma title insurance policies (the “Mortgage Policies”) or the equivalent or other form available in the applicable jurisdiction in form and substance, with endorsements and in an amount reasonably acceptable to the Administrative Agent (not to exceed the value of the Material Real Properties covered thereby) and American Land Title Association/American Congress on Surveying and Mapping form surveys in form and substance reasonably acceptable to the Administrative Agent,

(vi) at any time and from time to time, promptly execute and deliver any and all further instruments and documents (including, without limitation, upon reasonable request of the Administrative Agent, a completed “Life of Loan” Federal Emergency Management Agency standard flood hazard determination with respect to each Mortgaged Property (together with a notice upon receipt of notice to the relevant Borrower Party pursuant to Section 6.07(b) hereof, completed notices to borrower about special flood hazard area status and flood disaster assistance located on the second page of the “Standard Flood Hazard Determination Form” of the Federal Emergency Management Agency (or any successor agency) duly executed by the Borrower Representative and each Loan Party relating thereto) and if required, evidence of flood insurance pursuant to Section 6.07)) and take all such other action as the Administrative Agent in its reasonable judgment may deem necessary or desirable in obtaining the full benefits of, or in perfecting and preserving the Liens of, such guaranties, Mortgages, supplements to the Security Agreement, supplements to the Pledge Agreement, Intellectual Property Security Agreements and security agreements.

(b) [Reserved.]

(c) Notwithstanding anything to the contrary, the Collateral shall exclude any and all Excluded Property.

(d) In no event shall (a) control agreements or control or similar arrangements be required with respect to deposit, securities or commodities accounts, (b) notices be required to be sent to account debtors or other contractual third-parties except after the occurrence and during the continuance of an Event of Default, (c) perfection (except to the extent perfected through the filing of Uniform Commercial Code financing statements) be required with respect to letter of credit rights and commercial tort claims, or (d) security documents governed by the laws of a jurisdiction other than the United States or any state thereof be required.

Section 6.13 Compliance with Environmental Laws. Except, in each case, to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect, comply, and make commercially reasonable efforts to cause all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits; obtain and renew all Environmental Permits necessary for its operations and properties; and, to the extent required under Environmental Laws, conduct any investigation, mitigation, study, sampling and testing, and undertake any cleanup, removal or remedial, corrective or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws.

Section 6.14 Further Assurances. Promptly following the written request of the Administrative Agent, and subject to the limitations described in Section 6.12, (i) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Loan Document or other document or instrument relating to any Collateral and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent may reasonably require from time to time in order to grant, preserve, protect and perfect the validity and priority of the security interests created or intended to be created by the Collateral Documents.

Section 6.15 Maintenance of Ratings. Use commercially reasonable efforts to maintain a rating of the Facilities and a corporate debt rating for the Getty Borrower by each of S&P and Moody’s (but not to obtain or maintain a specific rating).

Section 6.16 Post-Closing Undertakings. Within the time periods specified on Schedule 6.16 (as each may be extended by the Administrative Agent in its reasonable discretion), provide such Collateral Documents and complete such undertakings as are set forth on Schedule 6.16.

Section 6.17 Contribution. As soon as reasonably practicable and in any event within 90 days after consummation of the Merger (or such longer period, as the Administrative Agent may agree), the Parent Borrower shall effect the Contribution and cause Shutterstock (or its applicable successor in interest pursuant to the transactions described in the Merger Agreement) and its subsidiaries to comply with Section 6.12 (to the extent applicable).

ARTICLE VII

NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation (other than contingent indemnification or other contingent obligations as to which no claim has been asserted and obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements) hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding (other than Letters of Credit which have been Cash Collateralized), (A) solely with respect to Section 7.11, the Getty Borrower shall not, (B) solely with respect to Section 7.15, the Parent Borrower shall not, (C) except with respect to Section 7.11, Section 7.14 and Section 7.15, the Parent Borrower shall not, nor shall it permit any Restricted Subsidiary to and (D) solely with respect to Section 7.14, Holdings shall not:

Section 7.01 Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a) Liens pursuant to any Loan Document;

(b) Liens existing on the ~~date hereof and/or on the Closing~~Third Amendment Effective Date and listed on Schedule 7.01 hereto (or to the extent not listed on such Schedule 7.01, where the ~~fair market value~~Fair Market Value of all property to which such Liens under this clause (b) not so listed attach is less than $10,000,000 in the aggregate) and any modifications, replacements, renewals, refinancings or extensions thereof; provided that (i) the Lien does not encumber any property other than (A) property encumbered on the ~~Closing~~Third Amendment Effective Date, (B) after-acquired property that is affixed or incorporated into the property encumbered by such Lien on the ~~Closing~~Third Amendment Effective Date or financed by Indebtedness permitted pursuant to Section 7.03 and (C) proceeds and products thereof and (ii) the replacement, renewal, extension or refinancing of the obligations secured or benefited by such Liens (if such obligations constitute Indebtedness), is permitted by Section 7.03;

(c) Liens for Impositions which are not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP (or, for Foreign Subsidiaries, in conformity with generally accepted accounting principles that are applicable in their respective jurisdiction of organization);

(d) statutory or common law Liens of landlords, carriers, warehousemen, mechanics, materialmen, repairmen, construction contractors or other like Liens, in each case so long as such Liens arise in the ordinary course of business and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(e) Liens incurred in the ordinary course of business (i) in connection with workers’ compensation, unemployment insurance and other social security legislation, (ii) securing liability for reimbursement or indemnification obligations of insurance carriers providing property, casualty or liability insurance to the Parent Borrower or any Restricted Subsidiary or under self-insurance arrangements in respect of such obligations or (iii) securing obligations in respect of letters of credit that have been posted by the Parent Borrower or any of its Restricted Subsidiaries to support the payment of items set forth in clauses (i) and (ii);

(f) Liens to secure the performance of tenders, statutory obligations, bids, trade contracts, governmental contracts, leases and other contracts (other than Indebtedness for borrowed money), statutory obligations, surety, stay, customs and appeal bonds, performance and return-of-money bonds, performance and completion guarantees and other obligations of a like nature (including (i) those to secure health, safety and environmental obligations, (ii) those required or requested by any Governmental Authority and (iii) letters of credit issued in lieu of any such bonds or to support the issuance thereof) incurred in the ordinary course of business;

(g) easements, reservations, rights-of-way, restrictions (including zoning restrictions), encroachments, protrusions and other similar encumbrances and title defects affecting real property which, in the aggregate, do not in any case materially and adversely interfere with the ordinary conduct of the business of the applicable Person, and any exceptions and any other matters in the Mortgage Policies issued, and the surveys delivered, in connection with the Mortgaged Properties;

(h) Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h);

(i) Liens securing Indebtedness permitted under Section 7.03(f) or (g); provided that (i) such Liens (other than any Liens securing any Permitted Refinancing of the Indebtedness secured by such Liens) attach concurrently with or within 270 days after the acquisition, repair, replacement, construction, design or improvement (as applicable) of the property subject to such Liens, (ii) such Liens do not at any time encumber any property (except for replacements, additions and accessions to such property) other than the property financed by such Indebtedness and the proceeds and the products thereof and accessories thereto and (iii) with respect to leases evidencing Capitalized Lease Obligations, such Liens do not at any time extend to or cover any assets other than the assets subject to such leases and the proceeds and products thereof and customary security deposits; provided that individual financings otherwise permitted to be secured hereunder provided by one Person (or its affiliates) may be cross collateralized to other financings such Person (or its affiliates) provided by such lender on customary terms;

(j) leases, licenses, subleases, sublicenses, occupancy agreements or assignments granted to others in respect of real property on which facilities owned or leased by Parent Borrower or any of its Subsidiaries are located;

(k) Liens (i) in favor of customs and revenue authorities arising as a matter of Law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business or (ii) on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business;

(l) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business; and (iii) in favor of a banking or other financial institution arising as a matter of Law or under customary general terms and conditions encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(m) Liens (i) on cash or Cash Equivalents advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 7.02 to be applied against the purchase price for such Investment or (ii) consisting of an agreement to Dispose of any property in a Disposition permitted under Section 7.05, in each case solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;

(n) Liens on property of any Restricted Subsidiary that is a non-Loan Party securing (i) Indebtedness in an aggregate principal amount not exceeding the greater of $75,000,000 and 20.0% of Consolidated EBITDA as of the most recently ended Test Period and (ii) other obligations of such non-Loan Party, as applicable;

(o) Liens in favor of the Parent Borrower or any Restricted Subsidiary securing Indebtedness permitted under Section 7.03 (provided, that any such Lien on any Collateral securing Indebtedness shall be expressly junior in priority to the Liens on the Collateral securing the Obligations) or other obligations, other than Indebtedness, owed by the Parent Borrower or any Restricted Subsidiary to the Parent Borrower or any other Restricted Subsidiary;

(p) Liens existing on property at the time of its acquisition or existing on the property of any Person that becomes a Subsidiary after the date hereof and any modifications, replacements, renewals or extensions thereof (including Liens securing Permitted Refinancings of Indebtedness secured by such Liens); provided that (i) such Lien was not created in contemplation of such acquisition or such Person becoming a Subsidiary, (ii) (A) in the case of Liens securing purchase money Indebtedness or Capitalized Lease Obligations or any replacement, renewal, extension or refinancing thereof, such Lien does not extend to or cover any other assets or property (other than the proceeds or products thereof and after-acquired property subjected to a Lien pursuant to terms existing at the time of such acquisition or such Person becomes a Restricted Subsidiary, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition or such Person becoming a Restricted Subsidiary); provided that individual financings otherwise permitted to be secured hereunder provided by one Person (or its affiliates) may be cross collateralized to other such financings provided by such Person (or its affiliates) and (B) in the case of Liens securing Indebtedness other than purchase money Indebtedness or Capitalized Lease Obligations or Permitted Refinancings thereof, such Liens do not extend to the property of any Person other than such Person, the Person acquired or formed to make such acquisition and the Subsidiaries of such Person and (iii) the Indebtedness secured thereby (or, as applicable, any modifications, replacements, renewals or extensions thereof) is permitted under Section 7.03(f), (g) or (o);

(q) Liens arising from precautionary UCC financing statement (or similar filings under applicable law) filings regarding leases entered into by the Parent Borrower or any Restricted Subsidiary;

(r) any interest or title of a lessor, sublessor, licensee, sublicensee, licensor or sublicensor under any lease, sublease, license or sublicense agreement or secured by a lessor’s, sublessor’s, licensee’s, sublicensee’s, licensor’s or sublicensor’s interest under any lease, sublease, license or sublicense permitted by this Agreement (including software and other technology licenses);

(s) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Parent Borrower or any Restricted Subsidiary in the ordinary course of business;

(t) Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 7.02;

(u) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(v) Permitted Encumbrances;

(w) Liens on Cash Collateral granted in favor of any Lenders or L/C Issuers created as a result of any requirement or option to Cash Collateralize pursuant to this Agreement;

(x) Liens that are customary contractual rights of setoff (i) relating to the establishment of depository relations with banks or other financial institutions not given in connection with the incurrence of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Parent Borrower or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Parent Borrower or any Restricted Subsidiary or (iii) relating to purchase orders and other agreements entered into with customers of the Parent Borrower or any Restricted Subsidiary in the ordinary course of business;

(y) (i) zoning, building, entitlement and other land use regulations by Governmental Authorities with which the normal operation of the business of the Parent Borrower and the Restricted Subsidiaries complies, and (ii) any zoning or similar Law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of the Parent Borrower or any Restricted Subsidiary taken as a whole;

(z) Liens solely on any cash earnest money deposits made by the Parent Borrower or any Restricted Subsidiary in connection with any letter of intent or purchase agreement permitted hereunder;

(aa) Liens on Equity Interests of Joint Ventures securing obligations of such Joint Venture or in connection with any agreement evidencing the applicable Joint Venture;

(bb) (i) deposits made in the ordinary course of business to secure liability to insurance carriers and (ii) Liens on insurance policies and the proceeds thereof securing the financing of insurance premiums with respect thereto;

(cc) receipt of progress payments and advances from customers in the ordinary course of business to the extent the same creates a Lien on the related inventory and proceeds thereof;

(dd) Liens on cash deposits in an aggregate amount not to exceed the greater of $10,000,000 and 3.0% of Consolidated EBITDA as of the most recently ended Test Period securing any Swap Contract permitted hereunder;

(ee) Liens on cash or Cash Equivalents used to defease or to satisfy and discharge Indebtedness; provided that such defeasance or satisfaction and discharge is permitted hereunder;

(ff) Liens on Permitted Receivables Financing Assets securing any Permitted Receivables Financing;

(gg) Liens on property constituting Collateral pursuant to agreements and documentation in connection with (i) any Refinancing Indebtedness, (ii) any New Incremental Notes, (iii) any Permitted Debt Exchange Notes, (iv) any Rollover Indebtedness and (v) any Permitted Additional Debt and, in each case, any Permitted Refinancing thereof;

(hh) Liens on cash or Cash Equivalents (and the related escrow accounts) in connection with the issuance into (and pending the release from) escrow of the Senior Notes, any Refinancing Indebtedness, any New Incremental Notes, any Permitted Debt Exchange Notes, any Rollover Indebtedness, any Permitted Additional Debt, any Indebtedness incurred pursuant to Section 7.03(bb) and any Permitted Refinancing thereof;

(ii) Liens ~~in respect of Permitted Sale Leasebacks~~securing Indebtedness incurred pursuant to Section 7.03(bb);

(jj) Liens arising out of any license, sublicense or cross license of intellectual property to or from the Parent Borrower or any Restricted Subsidiary permitted under Section 7.05 (excluding Section 7.05(d)(D));

(kk) agreements to subordinate any interest of the Parent Borrower or any Restricted Subsidiary in any accounts receivable or other proceeds arising from inventory consigned by the Parent Borrower or any Restricted Subsidiary pursuant to an agreement entered into in the ordinary course of business; and

(ll) other Liens securing Indebtedness outstanding in an aggregate principal amount not to exceed the greater of $~~60,000,000~~31,000,000 and 10.0% of Consolidated EBITDA as of the most recently ended Test Period (which Liens may secure Indebtedness on a pari passu basis with the Liens securing the Obligations).

Section 7.02 Investments. Make or hold any Investments, except:

(a) Investments held by the Parent Borrower or any Restricted Subsidiary in the form of Cash Equivalents or that were Cash Equivalents when made;

(b) loans or advances to officers, directors, employees, consultants and independent contractors of the Parent Borrower, Holdings, any Parent Holding Company or any Restricted Subsidiary (i) for travel, entertainment, relocation and analogous ordinary business purposes, (ii) in connection with such Person’s purchase of Equity Interests of Holdings or any Parent Holding Company; provided that no cash is actually advanced pursuant to this clause (ii) other than to pay taxes due in connection with such purchase, unless such cash is promptly contributed to Parent Borrower, Holdings, any Parent Holding Company or any Restricted Subsidiary and (iii) for additional purposes not contemplated by clause (i) or (ii) above; provided that the aggregate principal amount outstanding at any time with respect to this clause (b) shall not exceed the greater of $10,000,000 and ~~2.75~~3.00% of Consolidated EBITDA as of the most recently ended Test Period;

(c) Investments (i) by the Parent Borrower or any Restricted Subsidiary in any Loan Party (excluding Holdings but including any new Restricted Subsidiary which becomes a Loan Party), (ii) by any Restricted Subsidiary that is not a Loan Party in any other Restricted Subsidiary that is also not a Loan Party, (iii) by Loan Parties in any Restricted Subsidiary that is not a Loan Party so long as such Investment is part of a series of simultaneous Investments by Restricted Subsidiaries in other Restricted Subsidiaries that result in the proceeds of the initial Investment being invested in one or more Loan Parties and (iv) by the Parent Borrower or any Restricted Subsidiary in any Borrower or any Restricted Subsidiary made for tax planning and reorganization purposes, so long as the value of the Collateral after giving Pro Forma Effect to such Investments, taken as a whole, is not materially impaired (as reasonably determined by the Borrower Representative, which determination shall be conclusive);

(d) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business (including advances made to distributors), Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors, and Investments consisting of prepayments to suppliers in the ordinary course of business;

(e) to the extent constituting Investments, transactions permitted under (i) Section 7.01, (ii) Section 7.03, (iii) Section 7.04, (iv) Section 7.05 (including the receipt of noncash consideration for the Dispositions of assets permitted thereunder), (v) Section 7.06 or (vi) 7.13;

(f) Investments (i) ~~on the date hereof and/or on the Closing~~existing on the Third Amendment Effective Date and ~~are~~ set forth on Schedule 7.02, (ii) existing on the ~~Closing~~Third Amendment Effective Date of the Parent Borrower or any Restricted Subsidiary in the Parent Borrower or any other Restricted Subsidiary and (iii) in the case of each of clauses (i) and (ii), any modification, replacement, renewal or extension thereof; provided no such modification, replacement, renewal or extension shall increase the amount of Investments then permitted under this Section 7.02(f) except pursuant to the terms of such Investment in existence on the ~~Closing~~Third Amendment Effective Date or as otherwise permitted by this Section 7.02;

(g) Investments in Swap Contracts permitted under Section 7.03;

(h) promissory notes and other noncash consideration received in connection with Dispositions permitted by Section 7.05;

(i) (i) any acquisition or other Investments made solely with the Net Cash Proceeds of any substantially concurrent Permitted Equity Issuance (other than Cure Amounts) Not Otherwise Applied or (ii) the purchase or other acquisition of all or substantially all of the property and assets or business of, any Person or of assets constituting a business unit, a line of business or division of such Person, or the purchase of the Equity Interests in a Person that, upon the consummation thereof, will be a Restricted Subsidiary (including as a result of a merger or consolidation) (each, a “Permitted Acquisition”); provided that, with respect to each purchase or other acquisition made pursuant to Section 7.02(i)(ii):

(A) each applicable Loan Party and any such newly created or acquired Restricted Subsidiary shall comply with any applicable requirements of Section 6.12 within the applicable times specified therein;

(B) immediately after giving effect to any such purchase or other acquisition and any incurrence of Indebtedness in connection therewith, no Event of Default shall have occurred and be continuing (subject to the provisions of Section 1.13); and

(C) any Person or assets or division as acquired in accordance herewith shall be in same business or lines of business or reasonably related, ancillary or complementary businesses (including related, complementary, synergistic or ancillary technologies) in which the Parent Borrower and/or its Subsidiaries are then engaged.

(j) (i) Investments ~~by~~in any Joint Venture in an aggregate amount not to exceed $100,000,000 and (ii) Investments by (x) any Restricted Subsidiary that is not a Loan Party in any Joint Venture or Unrestricted Subsidiary ~~and~~or (~~ii~~y) ~~Investments by~~any Loan ~~Parties~~Party in any Restricted Subsidiary that is not a Loan Party or in any Joint Venture or Unrestricted Subsidiary~~, to the extent that the~~ in an aggregate amount ~~of all Investments made~~ pursuant to ~~this Section 7.02~~the foregoing clauses (~~j~~x) ~~is~~and (y) not ~~in excess of~~to exceed the greater of $50,000,000 and ~~15.0~~15% of Consolidated EBITDA as of the most recently ended Test Period (provided that (i) intercompany current liabilities incurred in the ordinary course of business and consistent with past practice in connection with the cash management operations of the Parent Borrower and its Restricted Subsidiaries shall not be included in calculating such limitation and (ii) such limitation shall be net of (A) any Investment by any such Person specified in clause (i) or (ii) in any Loan Party and (B) any return or distribution of capital or repayments of principal in respect thereof at any time outstanding not to exceed the Fair Market Value of the Investment made) plus any amounts of Investments then permitted to be made under Section 7.02(s) (provided that any usage of such amounts hereunder shall reduce the Cumulative Credit by a corresponding amount);

(k) Investments in the ordinary course of business consisting of (i) endorsements for collection or deposit and (ii) customary trade arrangements with customers;

(l) Investments (including debt obligations and Equity Interests) received (i) in connection with the bankruptcy, workout, recapitalization or reorganization of suppliers and customers and (ii) in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business and upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment, (iii) in satisfaction of judgments against other Persons or (iv) as a result of the settlement, compromise or resolutions of litigation, arbitration or other disputes with Persons who are not Affiliates;

(m) the licensing, sublicensing or contribution of intellectual property rights pursuant to joint marketing arrangements with Persons other than the Parent Borrower and the Restricted Subsidiaries in the ordinary course of business;

(n) loans and advances to Holdings in lieu of, and not in excess of the amount of (after giving effect to any other loans, advances or Restricted Payments made to Holdings), Restricted Payments permitted to be made to Holdings in accordance with Section 7.06; provided that except to the extent repaid any such loan or advance shall reduce the amount of such applicable Restricted Payment thereafter permitted under Section 7.06 by a corresponding amount (if such applicable subsection of Section 7.06 contains a maximum amount);

(o) other Investments not exceeding the greater of $~~75,000,000~~103,000,000 and ~~25~~33.0% of Consolidated EBITDA as of the most recently ended Test Period, in the aggregate (net of any return or distribution of capital or repayments of principal in respect thereof at any time outstanding);

(p) loans or advances made to distributors in the ordinary course of business and consistent with past practice;

(q) Investments to the extent that payment for such Investments is made solely by the issuance of Equity Interests (other than Disqualified Equity Interests) of Holdings (or Equity Interests of any Parent Holding Company) to the seller of such Investments;

(r) Investments of a Person that is acquired and becomes a Restricted Subsidiary or of a company merged or amalgamated or consolidated into any Restricted Subsidiary, in each case after the Closing Date and in accordance with this Section 7.02 and/or Section 7.04, as applicable, to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(s) Investments made with the portion, if any, of the Cumulative Credit on the date that the Borrower Representative elects to apply all or a portion thereof to this Section 7.02(s); provided that immediately after giving effect to any such Investment, no Event of Default shall have occurred and be continuing (subject to the provisions of Section 1.13);

(t) any Investments in a Restricted Subsidiary that is not a Loan Party or in a Joint Venture, in each case, to the extent such Investment is substantially contemporaneously repaid in full with a dividend or other distribution from such Restricted Subsidiary or Joint Venture;

(u) the forgiveness or conversion to equity of any Indebtedness owed to a Loan Party and permitted by Section 7.03;

(v) Investments made on or prior to the Closing Date to consummate the Transactions;

(w) advances of payroll payments to employees, consultants or independent contractors or other advances of salaries or compensation to employees, consultants or independent contractors, in each case in the ordinary course of business;

(x) additional Restricted Subsidiaries of the Parent Borrower may be established or created if the Borrowers and such Subsidiary comply with any applicable requirements of Section 6.12; provided that to the extent any such new Subsidiary is created solely for the purpose of consummating a transaction pursuant to an acquisition permitted by this Section 7.02, and such new Subsidiary at no time holds any assets or liabilities other than any merger consideration contributed to it contemporaneously with the closing of such transaction, such new Subsidiary shall not be required to take any applicable actions set forth in Section 6.12, until the respective acquisition is consummated (at which time the surviving or transferee entity of the respective transaction and its Subsidiaries shall be required to so comply in accordance with the applicable provisions thereof); provided, further, that Investments in any such Restricted Subsidiary shall otherwise be made in reliance on another clause of this Section 7.02;

(y) (i) Investments in a Permitted Receivables Financing Subsidiary or any Investment by a Permitted Receivables Financing Subsidiary in any other Person in connection with a Permitted Receivables Financing; provided, however, that any such Investment in a Permitted Receivables Financing Subsidiary is in the form of a contribution of additional Permitted Receivables Financing Assets and (ii) distributions or payments by such Permitted Receivables Financing Subsidiary of Permitted Receivables Financing Fees;

(z) Guarantees of the Parent Borrower or any Restricted Subsidiary of leases entered into in the ordinary course of business;

(aa) to the extent that they constitute Investments, purchases and acquisitions of inventory, supplies, materials or equipment or purchases, acquisitions, licenses or leases of other assets, intellectual property, or other rights, in each case in the ordinary course of business;

(bb) Investments made to repurchase or retire Equity Interests of Holdings (or any Parent Holding Company) or the Parent Borrower owned by any employee stock ownership plan or key employee stock ownership plan of Holdings (or any direct or indirect parent thereof) or the Parent Borrower;

~~(cc) Investments arising as a result of Permitted Sale Leasebacks (including, for the avoidance of doubt, any related Investments in Unrestricted Subsidiaries in order to consummate a Permitted Sale Leaseback);~~

(~~dd~~cc) [reserved];

(dd) additional Investments, so long as, at the time any such Investment is made, immediately after giving effect thereto, the Getty Borrower and its Restricted Subsidiaries shall be in compliance, on a Pro Forma Basis, with a Consolidated Total Debt to Consolidated EBITDA Ratio of, (i) prior to the Merger Closing Date, 3.25:1.00, and (ii) on and after the Merger Closing Date, 2.00:1.00;

(ee) any Investments in a Restricted Subsidiary or in a Joint Venture, in each case, to the extent that following consummation of such Investment such Person becomes a wholly owned Restricted Subsidiary of the Parent Borrower; provided that the aggregate amount of Investments made pursuant to this Section 7.02(ee) shall not exceed the greater of $50,000,000 and 15.0% of Consolidated EBITDA as of the most recently ended Test Period (net of any return or distribution of capital or repayments of principal in respect thereof at any time outstanding); and

(ff) Investments consisting of the contribution of Equity Interests of any Foreign Subsidiary or FSHCO to any other Foreign Subsidiary or FSHCO.

Notwithstanding the foregoing, in no event shall any Loan Party or any Restricted Subsidiary that is not a Loan Party sell, transfer or otherwise dispose (whether pursuant to a sale, lease, license, transfer, Investment, Restricted Payment or otherwise or related to the exclusive rights thereto) of Material Intellectual Property (in each case other than grants of non-exclusive licenses in the ordinary course of business) to any Unrestricted Subsidiary.

Section 7.03 Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

(a) Indebtedness in an aggregate principal amount not to exceed $300,000,000, plus interest, premiums, expenses and other amounts owing thereunder, at any one time outstanding evidenced by the Senior Notes, and any Permitted Refinancings thereof;

(b) (i) Indebtedness of the Loan Parties under the Loan Documents, (ii) any Refinancing Indebtedness, (iii) Indebtedness evidenced by New Incremental Notes, (iv) Indebtedness evidenced by Permitted Debt Exchange Notes and (v) any Rollover Indebtedness and, in each case, any Permitted Refinancings thereof;

(c) Indebtedness outstanding or committed to be incurred on the ~~Closing~~Third Amendment Effective Date and listed on Schedule 7.03 and any Permitted Refinancings thereof;

(d) Guarantees incurred by any Restricted Subsidiary in respect of Indebtedness of the Parent Borrower or any other Restricted Subsidiary that is permitted to be incurred under this Agreement;

(e) Indebtedness of (A) any Loan Party owing to any other Loan Party, (B) any Restricted Subsidiary that is not a Loan Party owed to (1) any other Restricted Subsidiary that is not a Loan Party or (2) any Loan Party in respect of an Investment permitted under Section 7.02 and (C) any Loan Party to any Restricted Subsidiary which is not a Loan Party; provided that all such Indebtedness of any Loan Party under this clause (e)(C) shall be made subject to customary subordination terms as set forth in, or consistent with, the Intercompany Note;

(f) (i) Capitalized Lease Obligations and purchase money obligations (including obligations in respect of mortgage, industrial revenue bond, industrial development bond and similar financings) to finance the purchase, repair, replacement, construction, design or improvement of fixed or capital assets within the limitations set forth in Section 7.01(i); provided that, subject to Section 1.13, the Getty Borrower and its Restricted Subsidiaries shall be in compliance, on a Pro Forma Basis after giving effect to the issuance or incurrence of such Indebtedness, with the covenant set forth in Section 7.11 (whether or not such covenant is then in effect), as such covenant is recomputed as at the last day of the most recently ended Test Period as if the issuance or incurrence of such Indebtedness had occurred on the first day of such Test Period and such Indebtedness is not issued or incurred to acquire Equity Interests of any Person and (ii) any Permitted Refinancings in respect thereof;

(g) (i) Capitalized Lease Obligations, other than with respect to leases in effect on the ~~Closing~~Third Amendment Effective Date (and set forth on Schedule 7.03) or Capitalized Lease Obligations incurred pursuant to Section 7.03(f), and (ii) any Permitted Refinancing in respect thereof; provided that the aggregate principal amount of Indebtedness outstanding permitted under this Section 7.03(g) shall not exceed the greater of $~~60,000,000~~65,000,000 or 20.0% of Consolidated EBITDA as of the most recently ended Test Period;

(h) ~~Indebtedness of Restricted Subsidiaries that are Foreign Subsidiaries or FSHCOs in an aggregate outstanding principal amount not to exceed the greater of $60,000,000 and 20.0% of Consolidated EBITDA as of the most recently ended Test Period;~~[reserved];

(i) Indebtedness in respect of Swap Contracts incurred in the ordinary course of business and not for speculative purposes;

(j) Indebtedness (other than for borrowed money) secured by Liens permitted under Section 7.01;

(k) (i) Indebtedness representing deferred compensation or stock-based compensation to directors, officers, employees, consultants or independent contractors of the Parent Borrower and the Restricted Subsidiaries and (ii) Indebtedness consisting of obligations of the Parent Borrower or the Restricted Subsidiaries under deferred compensation to their directors, officers, employees, consultants or independent contractors or other similar arrangements incurred by such Persons in connection with the Transactions or Permitted Acquisitions or other Investments permitted under Section 7.02;

(l) Indebtedness consisting of promissory notes issued by the Parent Borrower or any Restricted Subsidiary to current or former officers, directors and employees, consultants, independent contractors their respective estates, heirs, family members, spouses or former spouses to finance the purchase or redemption of Equity Interests of Holdings or any Parent Holding Company permitted by Section 7.06;

(m) to the extent constituting Indebtedness, obligations in respect of indemnification, purchase price adjustments or other similar obligations incurred by the Parent Borrower or any Restricted Subsidiary in a Permitted Acquisition or Disposition under agreements which provide for indemnification, the adjustment of the purchase price or for similar adjustments;

(n) to the extent constituting Indebtedness, obligations of the Parent Borrower or any Restricted Subsidiary under deferred consideration (e.g., earn-outs, indemnifications, incentive non-competes and other contingent obligations) or other similar arrangements incurred by such Person in connection with the Transactions, or any Permitted Acquisition or other Investment permitted under Section 7.02;

(o) Indebtedness of a Person or Indebtedness attaching to assets of a Person that, in either case, becomes a Restricted Subsidiary (or is merged or consolidated with or into the Parent Borrower or a Restricted Subsidiary) or Indebtedness attaching to assets that are acquired by the Parent Borrower or any Restricted Subsidiary (including any Indebtedness assumed by the Parent Borrower or any Restricted Subsidiary in connection with any acquisition of any assets or Person), in each case after the Closing Date as the result of a Permitted Acquisition or other Investment permitted by Section 7.02 and any Permitted Refinancings thereof (other than, in each case, any Person that becomes a Restricted Subsidiary after the Closing Date solely as a result of a Division); provided that (i) such Indebtedness is not incurred in contemplation of such acquisition and (ii) subject to Section 1.13, the Getty Borrower and its Restricted Subsidiaries shall be in compliance, on a Pro Forma Basis after giving effect to the incurrence or assumption of such Indebtedness, with a Consolidated Total Debt to Consolidated EBITDA Ratio of ~~5.50:1.00~~the greater of (x) 4.00:1.00 and (y) the Consolidated Total Debt to Consolidated EBITDA Ratio immediately prior to such consummation of such Permitted Acquisition or other Investment, in each case, as such ratio is recomputed as at the last day of the most recently ended Test Period as if the incurrence or assumption of such Indebtedness had occurred on the first day of such Test Period;

(p) (i) Indebtedness arising under Cash Management Agreements incurred in the ordinary course of business and (ii) Indebtedness in respect of netting services, overdraft protections, credit card programs, automatic clearinghouse arrangements and similar arrangements in each case in connection with deposit accounts and Indebtedness arising from the honoring of a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business;

(q) Indebtedness in an aggregate principal amount not to exceed the greater of $~~75,000,000~~78,000,000 and ~~25~~25.0% of Consolidated EBITDA as of the most recently ended Test Period, at any time outstanding;

(r) Indebtedness in respect of any bankers’ acceptance, bank guarantees, letter of credit, warehouse receipt or similar facilities entered into in the ordinary course of business (including in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims);

(s) obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by the Parent Borrower or any Restricted Subsidiary;

(t) Indebtedness consisting of (a) the financing of insurance premiums or (b) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(u) Indebtedness of any Borrower or any Restricted Subsidiary in an aggregate principal amount not to exceed the amount of cash that is contributed to the common equity of Holdings (or any Parent Holding Company) after the ~~Closing~~Third Amendment Effective Date (other than by the Parent Borrower or any Restricted Subsidiary); provided that (i) the cash so contributed to Holdings (or any Parent Holding Company) is promptly further contributed to the common equity of the Parent Borrower or any Restricted Subsidiary and (ii) such Indebtedness is incurred within 210 days after such cash contribution to Holdings (or any Parent Holding Company) is made;

(v) Indebtedness incurred by any Borrower or any Restricted Subsidiary constituting Permitted Additional Debt and any Permitted Refinancing in respect thereof; provided that the aggregate principal amount of Indebtedness then outstanding in reliance on this clause (v) in respect of which the primary obligor or a guarantor is a Restricted Subsidiary that is not a Loan Party shall not exceed the greater of $~~75,000,000~~78,000,000 and ~~25~~25.0% of Consolidated EBITDA as of the most recently ended Test Period;

(w) Indebtedness incurred by a Permitted Receivables Financing Subsidiary in a Permitted Receivables Financing that is not recourse to the Parent Borrower or any other Restricted Subsidiary that is not a Permitted Receivables Financing Subsidiary (other than pursuant to Standard Securitization Undertakings);

(x) Indebtedness supported by a Letter of Credit, in a principal amount not in excess of the stated amount of such Letter of Credit;

(y) Indebtedness of the Parent Borrower or any Restricted Subsidiary as an account party in respect of trade letters of credit issued in the ordinary course of business;

(z) Guarantees incurred in the ordinary course of business in respect of obligations of or to suppliers, customers, franchisees, lessors, licensees, sublicensees, photographers, image partners or distribution partners;

(aa) (i) unsecured Indebtedness in respect of obligations of the Parent Borrower or any Restricted Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided that such obligations are incurred in connection with open accounts extended by suppliers on customary trade terms in the ordinary course of business and not in connection with the borrowing of money and (ii) unsecured Indebtedness in respect of intercompany obligations of the Parent Borrower or any Restricted Subsidiary in respect of accounts payable incurred in connection with goods sold or services rendered in the ordinary course of business and not in connection with the borrowing of money;

(bb) ~~(i) Indebtedness incurred in connection with any Permitted Sale Leaseback and (ii) any Permitted Refinancing in respect thereof;~~Indebtedness, which may be secured on a pari passu basis with the Obligations, the proceeds of which are used, on the Merger Closing Date, solely to (x) pay all or a portion of the “Maximum Cash Election Consideration” (as defined in the Merger Agreement) and/or (y) refinance any Indebtedness of Shutterstock and its Subsidiaries outstanding immediately prior to the Merger Closing Date (the foregoing clauses (x) and (y), collectively, the “Permitted Merger Closing Date Uses”); provided that (1) no amounts shall be permitted to be incurred pursuant to this clause (bb) until the Merger Closing Date (other than with respect to Indebtedness funded into escrow pending consummation of the Merger, which Indebtedness shall not be permitted to be released from escrow prior to the Merger Closing Date, except to the extent such release is substantially concurrent), (2) no amounts shall be permitted to be incurred pursuant to this clause (bb) unless, as of the Merger Closing Date, the Borrowers have first used all capacity to incur Permitted Additional Debt pursuant to either clause (B)(1) or (B)(2)(B), as applicable, of the definition of “Permitted Additional Debt” and (3) the maximum amount that may be incurred pursuant to this clause (bb) and clause (c) of the definition of “Incremental Amount” shall be an amount equal to the Permitted Merger Closing Date Uses less available capacity to incur Permitted Additional Debt pursuant to either clause (B)(1) or clause (B)(2)(B), as applicable (or, in the case of an incurrence of Incremental Loans, available capacity to incur Indebtedness pursuant to either clause (d)(i) or clause (d)(ii)(B), as applicable, of the definition of “Incremental Amount”) (this clause (3), the “Permitted Merger Closing Date Basket Amount”); provided, further, that, for the avoidance of doubt, on and after the Merger Closing Date, the basket described in this clause (bb) shall not provide capacity for any subsequent debt incurrence);

(cc) [reserved]; and

(dd) all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in this Section 7.03.

Section 7.04 Fundamental Changes. Merge, dissolve, liquidate, amalgamate, consolidate with or into another Person, consummate a Division as the Dividing Person or otherwise Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as (other than in the case of clauses (d), (e), (f) and (g)), no Event of Default pursuant Section 8.01(a), (f) or (g) would result therefrom:

(a) any Restricted Subsidiary (or any other Person (other than Holdings)) may merge, amalgamate or consolidate with (i) any Borrower (including a merger, the purpose of which is to reorganize any Borrower into a new jurisdiction in any State of the United States); provided that a Borrower shall be the continuing or surviving Person or the surviving Person shall expressly assume the obligations of the relevant Borrower pursuant to documents reasonably acceptable to the Administrative Agent or (ii) any one or more other Restricted Subsidiaries (other than the Getty Borrower); provided that when any Guarantor is merging with another Restricted Subsidiary that is not a Loan Party, either (A) the Guarantor shall be the continuing or surviving Person or the surviving Person shall expressly assume the obligations of such Guarantor pursuant to documents reasonably acceptable to the Administrative Agent or (B) the relevant transaction shall be treated as an Investment and such Investment must be a permitted in accordance with Section 7.02;

(b) (i) any Restricted Subsidiary that is not a Loan Party may merge, amalgamate or consolidate with or into any other Restricted Subsidiary that is not a Loan Party and (ii) any Restricted Subsidiary may liquidate or dissolve, or any Borrower or any Restricted Subsidiary may change its legal form if the Borrower Representative determines in good faith that such action is in the best interest of Parent Borrower and its Restricted Subsidiaries taken as a whole and is not disadvantageous to the Lenders in any material respect (it being understood that in the case of any liquidation or dissolution of a Restricted Subsidiary that is a Borrower or a Guarantor, such Subsidiary shall at or before the time of such dissolution transfer its assets to another Restricted Subsidiary that is a Guarantor unless such Disposition of assets is permitted hereunder; and in the case of any change in legal form, a Restricted Subsidiary that is a Borrower or a Guarantor will remain a Borrower or a Guarantor unless such Borrower or Guarantor is otherwise permitted to cease being a Borrower or Guarantor hereunder);

(c) any Restricted Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Parent Borrower or to any Restricted Subsidiary; provided that if the transferor in such a transaction is the Getty Borrower or a Guarantor, then either (i) the transferee must either be a Borrower or a Guarantor or (ii) to the extent constituting an Investment, such Investment must be permitted by Section 7.02 (excluding Section 7.02(e)(iii));

(d) any Restricted Subsidiary may merge, amalgamate or consolidate with, or dissolve into, any other Person in order to effect an Investment permitted pursuant to Section 7.02 (excluding Section 7.02(e)(iii)); provided that (i) if such Restricted Subsidiary is the Getty Borrower, the Getty Borrower shall be the continuing or surviving Person or the surviving Person shall expressly assume the obligations of the Getty Borrower pursuant to documents reasonably acceptable to the Administrative Agent, (ii) the continuing or surviving Person shall, to the extent subject to the terms hereof, comply with any applicable requirements of Section 6.12 within the applicable time periods set forth therein and (iii) to the extent constituting an Investment, such Investment must be a permitted Investment in accordance with Section 7.02 (excluding Section 7.02(e)(iii));

(e) any Restricted Subsidiary that is an LLC may consummate a Division as the Dividing Person if, immediately upon the consummation of the Division, the assets of the applicable Dividing Person are held by one or more Restricted Subsidiaries at such time, or, with respect to assets not so held by one or more Restricted Subsidiaries, such Division, in the aggregate, would otherwise result in a Disposition permitted by Section 7.05;

(f) the Parent Borrower or any Restricted Subsidiary may merge, dissolve, liquidate, amalgamate, consolidate with or into another Person or Dispose of all or substantially all of its assets order to effect a Disposition permitted pursuant to Section 7.05 (excluding Section 7.05(d)(A));

(g) any Investment permitted by Section 7.02 (excluding Section 7.02(e)(iii)) may be structured as a merger, consolidation or amalgamation; and

(h) any Borrower may merge, dissolve, liquidate, amalgamate, consolidate with or into another Borrower, or Dispose of all or substantially all of its assets to or in favor of another Borrower.

Section 7.05 Dispositions. Make any Disposition, except:

(a) Dispositions of obsolete, damaged, surplus or worn out property (including for purposes of recycling), whether now owned or hereafter acquired, in the ordinary course of business and Dispositions of property determined in good faith by the Borrower Representative (which determination shall be conclusive) to be no longer used, useful or economically practicable to maintain in the conduct of the business of the Parent Borrower and its Restricted Subsidiaries (including allowing any registrations or any applications for registration of any intellectual property to lapse or go abandoned);

(b) (i) Dispositions of property, including inventory or other goods held for sale, and (ii) Dispositions of immaterial assets, in the case of each such Disposition described in this clause (b), in the ordinary course of business;

(c) Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of replacement property or (ii) an amount equal to the net proceeds of such Disposition is promptly applied to the purchase price of such replacement property;

(d) (A) Dispositions permitted by Section 7.04, (B) Investments permitted by Section 7.02, (C) Restricted Payments permitted by Section 7.06 and (D) Liens permitted by Section 7.01;

(e) ~~Dispositions by the Parent Borrower or any Restricted Subsidiary of property pursuant to Permitted Sale Leasebacks~~[reserved];

(f) Dispositions of cash and Cash Equivalents;

(g) (i) Dispositions of accounts receivable in connection with the collection or compromise thereof and (ii) Dispositions of account receivables pursuant to Permitted Receivables Financings so long as the Net Cash Proceeds of any sale or transfer pursuant to this clause (ii) are offered to prepay the Term Loans to the extent required pursuant to Section 2.05(b)(ii);

(h) (i) non-exclusive licenses, sublicenses or cross-licenses of intellectual property and (ii) exclusive licenses, sublicenses or cross-licenses of intellectual property in the ordinary course of business of the Parent Borrower and its Restricted Subsidiaries;

(i) sales, Disposition or contributions of property (A) between Loan Parties (other than Holdings), (B) between Restricted Subsidiaries (other than Loan Parties), (C) by Restricted Subsidiaries that are not Loan Parties to the Loan Parties (other than Holdings), (D) pursuant to the Option Agreement or (E) by Loan Parties to any Restricted Subsidiary that is not a Loan Party; provided that, in the case of clause (E), (1) the portion (if any) of any such Disposition made for less than Fair Market Value and (2) any noncash consideration received in exchange for any such Disposition, shall in each case constitute an Investment in such Restricted Subsidiary;

(j) leases, subleases, licenses, sublicenses, occupancy agreements or assignments of property (other than intellectual property) in the ordinary course of business;

(k) transfers of property subject to Casualty Events upon receipt of the Net Cash Proceeds of such Casualty Event;

(l) [Reserved];

(m) Dispositions of Investments (including Equity Interests) in Joint Ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(n) the transfer for fair value of property (including Equity Interests of Subsidiaries) to another Person in connection with a joint venture arrangement with respect to the transferred property; provided that, to the extent constituting an Investment, such transfer is permitted under Section 7.02;

(o) the unwinding of Swap Contracts permitted hereunder pursuant to their terms;

(p) transfers of condemned property as a result of the exercise of “eminent domain” or other similar powers to the respective Governmental Authority or agency that has condemned the same (whether by deed in lieu of condemnation or otherwise), and transfers of property arising from foreclosure or similar action or that have been subject to a casualty to the respective insurer of such real property as part of an insurance settlement;

(q) any Disposition of any asset between or among the Restricted Subsidiaries as a substantially concurrent interim Disposition in connection with a Disposition otherwise permitted pursuant to this Section 7.05;

(r) the purchase and sale or other transfer, in each case for cash, of Permitted Receivables Financing Assets (including by capital contribution) to a Permitted Receivables Financing Subsidiary;

(s) Dispositions by the Parent Borrower or any Restricted Subsidiary not otherwise permitted under this Section 7.05; provided that (i) subject to Section 1.13, at the time of such Disposition, no Event of Default shall exist or would result from such Disposition and (ii) at least 75% of the purchase price for such property in excess of the greater of $25,000,000 and 8% of Consolidated EBITDA as of the most recently ended Test Period shall be paid to such Parent Borrower or such Restricted Subsidiary, as applicable, in the form of cash or Cash Equivalents; provided, however, that for the purposes of this clause (s)(ii), the following shall be deemed to be cash: (A) any liabilities (as shown on the Parent Borrower’s or such Restricted Subsidiary’s most recent balance sheet provided hereunder or in the footnotes thereto) of the Parent Borrower or such Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Obligations) that are assumed by the transferee with respect to the applicable Disposition, (B) any securities received by the Parent Borrower or such Restricted Subsidiary from such transferee that are converted by the Parent Borrower or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received in the conversion) within 180 days following the closing of the applicable Disposition; and (C) any Designated Non-Cash Consideration in respect of such Disposition having an aggregate ~~fair market value (as determined in good faith by the Borrower Representative, which determination shall be conclusive)~~Fair Market Value, taken together with the Designated Non-Cash Consideration in respect of all other Dispositions, not in excess of the greater of $50,000,000 and 15.0% of Consolidated EBITDA as of the most recently ended Test Period as of the most recently ended Test Period (with the Fair Market Value of each item of Designated Non-Cash Consideration being measured as of the time received);

(t) [reserved];

(u) the Disposition of assets acquired pursuant to or in order to effectuate an Investment permitted pursuant to this Agreement (except Section 7.02(e)(iv)) which assets are determined in good faith by the Borrower Representative (which determination shall be conclusive) not to be used or useful to the core or principal business of the Parent Borrower and the Restricted Subsidiaries; and

(v) any Disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary, in a single transaction or series of related transactions, with an aggregate Fair Market Value of less than the greater of (i) $~~20,000,000~~47,000,000 and (ii) ~~10~~15% of Consolidated EBITDA as of the most recently ended Test Period as of the most recently ended Test Period;

provided, however, that any Disposition of any property pursuant to Section 7.05(e) or (s) shall be for no less than the Fair Market Value of such property at the time of such Disposition. To the extent any Collateral is Disposed of as permitted by this Section 7.05 to any Person other than a Loan Party, such Collateral shall be sold free and clear of the Liens created by the Loan Documents, and the Administrative Agent is authorized to and shall take any actions necessary or deemed appropriate in order to effect the foregoing.

Notwithstanding the foregoing, in no event shall any Loan Party or any Restricted Subsidiary that is not a Loan Party sell, transfer or otherwise dispose (whether pursuant to a sale, lease, license, transfer, Investment, Restricted Payment or otherwise or related to the exclusive rights thereto) of Material Intellectual Property (in each case other than grants of non-exclusive licenses in the ordinary course of business) to any Unrestricted Subsidiary.

Section 7.06 Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, except:

(a) each Restricted Subsidiary may make Restricted Payments to the Parent Borrower and to other Restricted Subsidiaries that directly or indirectly own Equity Interests of such Restricted Subsidiary (and, in the case of a Restricted Payment by a non-wholly owned Restricted Subsidiary, to the Parent Borrower and any such other Restricted Subsidiary and to each other owner of Equity Interests of such Restricted Subsidiary based on their relative ownership interests);

(b) the Parent Borrower and each Restricted Subsidiary may declare and make dividend payments or other distributions payable solely in the Equity Interests (other than Disqualified Equity Interests) of such Person;

(c) any Borrower may make Restricted Payments with the Net Cash Proceeds of any Permitted Equity Issuance Not Otherwise Applied, so long as, subject to Section 1.13, with respect to any such Restricted Payments, no Event of Default shall have occurred and be continuing or would result therefrom;

(d) to the extent constituting Restricted Payments, the Parent Borrower and the Restricted Subsidiaries may take actions permitted by Section 7.02 (other than Sections 7.02(e) and (n)), 7.04, 7.08 or 7.13;

(e) the Parent Borrower or any Restricted Subsidiary may make Restricted Payments to Holdings:

(i) the proceeds of which will be used to discharge consolidated, combined, unitary or similar ~~Tax~~tax liabilities of Holdings (or any Parent Holding Company), which, for the avoidance of doubt, will include income taxes, franchise taxes and other similar taxes imposed in lieu of income taxes, when and as due, to the extent such liabilities are attributable to the ownership or operations of the Parent Borrower and its Subsidiaries;

(ii) the proceeds of which shall be used by Holdings to pay (or to make a Restricted Payment to or Investment in a Parent Holding Company to enable it or another Parent Holding Company to pay) (a) its operating expenses incurred in the ordinary course of business and other corporate overhead costs and expenses (including administrative, legal, accounting and similar expenses provided by third parties), which are reasonable and customary and incurred in the ordinary course of business, plus any reasonable and customary indemnification claims and customary claims for reimbursement or, or to pay, reasonable expenses of directors, officers or employees of Holdings (or any Parent Holding Company) or (b) the fees and other amounts described in Sections 7.08(c) and (d) to the extent that the Parent Borrower or any Restricted Subsidiary would be then permitted under such Sections 7.08(c) and (d) to pay such fees and other amounts directly;

(iii) the proceeds of which shall be used by Holdings to pay its (or to make a Restricted Payment to or an Investment in a Parent Holding Company to enable it or another Parent Holding Company to pay) franchise taxes and other taxes imposed on a separate company basis;

(iv) the proceeds of which will be used to repurchase, retire or otherwise acquire the Equity Interests of Holdings or the Parent Borrower (or to make a Restricted Payment to or an Investment in a Parent Holding Company to enable it or another Parent Holding Company to repurchase, retire or otherwise acquire its Equity Interest) from present or former directors, officers, employees or members of management, consultants or independent contractors of Holdings, the Parent Borrower, any Subsidiary or any Parent Holding Company (or their estate, heirs, family members, spouse and/or former spouse), in each case in connection with the resignation, termination, death or disability of any such directors, officers, employees or members of management, consultants or independent contractors or otherwise in accordance with any stock option or stock appreciation rights plan, any management, director and/or employee stock ownership or incentive plan, stock subscription plan, employment termination agreement or any other employment agreements, partnership agreement or equity holders’ agreement in an aggregate amount (excluding the amount of any such non-discretionary repurchases, acquisitions, retirements or redemptions pursuant to the terms of any stock option or stock appreciation rights plan, any management, director and/or employee stock ownership or incentive plan, stock subscription plan, employment termination agreement or any other employment agreement, partnership agreement or equity holders’ agreement) not in excess of ~~(A) at any time prior to a Qualified IPO,~~ the greater of (x) $~~15,000,000 or (y) 7.5% of Consolidated EBITDA as of the most recently ended Test Period in any calendar year plus any unutilized portion of such amount in the immediately preceding two fiscal years (with such sum, however, not exceeding the greater of (x) $20,000,000 or (y) 7.5% of Consolidated EBITDA as of the most recently ended Test Period at any time) and (B) at any time after a Qualified IPO, the greater of (x) $25,000,000~~31,000,000 or (y) 10% of Consolidated EBITDA as of the most recently ended Test Period in any calendar year plus any unutilized portion of such amount in the immediately preceding two fiscal years ~~(with such sum, however, not exceeding the greater of (x) $30,000,000 or (y) 15% of Consolidated EBITDA as of the most recently ended Test Period at any time)~~; provided further that the amounts set forth in this clause (e)(iv) may be further increased by (A) the proceeds of any key-man life insurance received by Holdings (or a Parent Holding Company), the Parent Borrower or any Subsidiary (solely with respect to the calendar year in which such proceeds are received and without limiting any carry-over thereof permitted above), plus (B) to the extent contributed in cash to the common equity of the Parent Borrower and not theretofore utilized to make a Restricted Payment under this Section 7.06(e)(iv), the Net Cash Proceeds from the sale of Equity Interests of any Parent Holding Company, in each case to members of management, managers, directors, consultants or independent contractors of Holdings or any of its Subsidiaries or any Parent Holding Company (or their estate, heirs, family members, spouse and/or former spouse) that occurs after the ~~Closing~~Third Amendment Effective Date, plus (C) the amount of any cash bonuses otherwise payable to any future, present or former, director, employee or consultant of Holdings, the Parent Borrower, any Parent Holding Company or any of their Subsidiaries (or their estate, heirs, family members, spouse and/or former spouse) that are foregone in return for the receipt of Equity Interests of Holdings, the Parent Borrower, any Parent Holding Company or any of their Subsidiaries pursuant to a deferred compensation plan of such entity, (provided that in no event shall any such contributed amounts that are so utilized increase the Cumulative Credit);

(v) the proceeds of which are applied to the purchase or other acquisition by Holdings (or any Parent Holding Company) of all or substantially all of the property and assets or business of any Person, or of assets constituting a business unit, a line of business or division of such Person, or more than 50% of the Equity Interests in a Person; provided that if such purchase or other acquisition had been made by the Parent Borrower or any Restricted Subsidiary, it would have constituted a Permitted Acquisition permitted to be made pursuant to Section 7.02(i); provided that (A) such Restricted Payment shall be made concurrently with the closing of such purchase or other acquisition and (B) Holdings (or any Parent Holding Company) shall, immediately following the closing thereof, cause (1) all property acquired (whether assets or Equity Interests) and any liabilities assumed to be contributed to the Parent Borrower or any Restricted Subsidiary or (2) the merger (to the extent permitted in Section 7.04) into the Parent Borrower or any Restricted Subsidiary of the Person formed or acquired in order to consummate such purchaser or other acquisition;

(vi) repurchases of Equity Interests of Holdings deemed to occur upon the noncash exercise of stock options and warrants or similar equity incentive awards;

(vii) the proceeds of which shall be used by Holdings to pay, or to allow any Parent Holding Company to pay, other than to Affiliates of Holdings, a portion of any customary fees and expenses related to any unsuccessful equity offering by Holdings (or any Parent Holding Company), or any offering, issuance or incurrence of Indebtedness, Disposition or acquisition or investment transaction permitted by this Agreement; and

(viii) the proceeds of which shall be used to pay customary salary, bonus and other benefits payable to officers, employees, consultants and independent contractors of Holdings (or any direct or indirect parent thereof) to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Parent Borrower and its Restricted Subsidiaries~~;~~ .

(f) in addition to the foregoing Restricted Payments, (i) the Parent Borrower may make additional Restricted Payments to Holdings in an aggregate amount not to exceed the sum of (1) the greater of $50,000,000 and 15.0% of Consolidated EBITDA as of the most recently ended Test Period ~~(less any portion of this amount that the Parent Borrower elects to apply to Section 7.13(a)(i))~~ plus (2) an amount (which shall not be less than zero) equal to the portion, if any, of the Cumulative Credit on the date of such election that the Parent Borrower elects to apply to this Section 7.06(f)(2), such election to be specified in a written notice of a Responsible Officer of the Parent Borrower calculating in reasonable detail the amount of Cumulative Credit immediately prior to such election and the amount thereof elected to be so applied; provided that, in each case, subject to Section 1.13, (A) immediately after giving effect to any such Restricted Payment, no Event of Default shall have occurred and be continuing and (B) immediately after giving effect to any such Restricted Payment made pursuant to clause (2), the Getty Borrower and its Restricted Subsidiaries shall be in compliance, on a Pro Forma Basis after giving effect to such Restricted Payment, with (x) a Consolidated Total Debt to Consolidated EBITDA Ratio of ~~5.50~~, (1) prior to the Merger Closing Date, 5.50:1.00 and (2) on and after the Merger Closing Date, 4.75:1.00 and (y) a Consolidated Total First Lien Debt to Consolidated EBITDA Ratio of ~~3.75:~~(1) prior to the Merger Closing Date, 3.50:1.00 and (2) on and after the Merger Closing Date, 2.75:1.00, in each case, as such ratio is recomputed as at the last day of the most recently ended Test Period as if such Restricted Payment had occurred on the first day of such Test Period, and (ii) the Parent Borrower may make additional Restricted Payments, so long as (x) immediately after giving effect to any such Restricted Payment, no Default or Event of Default shall have occurred and be continuing or would result therefrom, and (y) immediately after giving effect to any such Restricted Payment, the Getty Borrower and its Restricted Subsidiaries shall be in compliance, on a Pro Forma Basis after giving effect to such Restricted Payment, with a Consolidated Total Debt to Consolidated EBITDA Ratio of, (x) prior to the Merger Closing Date, 2.75:1.00, and (y) on and after the Merger Closing Date, 2.00:1.00, in each case, as such ratio is recomputed as at the last day of the most recently ended Test Period as if such Restricted Payment had occurred on the first day of such Test Period;

(g) Restricted Payments made (i) in connection with the consummation of the Transactions, including any payments or loans made to the Parent Borrower or any direct or indirect Parent Holding Company to enable it to make any such payments, (ii) in connection with the ~~Limited Partnership Agreement (or similar~~ Organization Document of any Parent Holding Company~~) or any Indemnification Agreement~~, including any payments or loans made to the Parent Borrower or any direct or indirect parent to enable it to make any such payments or (iii) set forth on Schedule 7.06;

(h) the Parent Borrower and any Restricted Subsidiary may, and in the case of subclause (i), may make Restricted Payments to allow Holdings or any other Parent Holding Company to, (i) pay cash in lieu of fractional shares in connection with any dividend, split or combination of its Equity Interests or any Investment permitted by this Agreement and (ii) honor any conversion request by a holder of convertible Indebtedness and make cash payments in lieu of fractional shares in connection with any such conversion;

(i) the payment of dividends and distributions within 60 days after the date of declaration thereof, if at the date of declaration of such payment, such payment would have complied with the other provisions of this Section 7.06;

(j) after a Qualified IPO occurring after the Third Amendment Effective Date, the Parent Borrower may make Restricted Payments to Holdings to permit Restricted Payments to the equity holders of Holdings or any Parent Holding Company in an aggregate amount not exceeding 6.0% per annum of the Net Cash Proceeds received by the Parent Borrower from such Qualified IPO;

(k) the Parent Borrower may (or may pay Restricted Payments to permit Holdings or any Parent Holding Company to) redeem in whole or in part any Equity Interests of the Parent Borrower, Holdings or any Parent Holding Company in exchange for another class of Equity Interests or rights to acquire Equity Interests or with proceeds from substantially concurrent equity contributions or issuances of new shares of its Equity Interests; provided that any terms and provisions material to the interests of the Lenders, when taken as a whole, contained in such other class of Equity Interests of the Parent Borrower or Holdings are no more adverse (taken as a whole) to the Lenders than those contained in the Equity Interests redeemed thereby;

(l) the Parent Borrower may repurchase Equity Interests of Holdings (or any Parent Holding Company) or the Parent Borrower, as applicable, upon exercise of stock options or warrants if such Equity Interests represents all or a portion of the exercise price of such options or warrants, and the Parent Borrower may make Restricted Payments to Holdings as and when necessary to enable Holdings or any Parent Holding Company to effect such repurchases; ~~and~~

(m) the Parent Borrower may make Restricted Payments in an amount equal to withholding or similar taxes payable or expected to be payable by any present or former employee, director, officer, manager, consultant or independent contractor (or their respective Affiliates, estates or immediate family members) and any repurchases of Equity Interests in consideration of such payments including deemed repurchases in connection with the exercise of stock options or grant, vesting or delivery of any Equity Interests~~.~~;

(n) Restricted Payments to pay expenses, costs, charges and losses in connection with certain litigation described on Schedule 7.06(n) (including any settlements or judgments with respect thereto) in an aggregate amount after the Third Amendment Effective Date not to exceed $150,000,000; and

(o) Restricted Payments made in connection with the consummation of the Merger and the transactions contemplated by the Merger Agreement.

Notwithstanding the foregoing, in no event shall any Loan Party or any Restricted Subsidiary that is not a Loan Party sell, transfer or otherwise dispose (whether pursuant to a sale, lease, license, transfer, Investment, Restricted Payment or otherwise or related to the exclusive rights thereto) of Material Intellectual Property (in each case other than grants of non-exclusive licenses in the ordinary course of business) to any Unrestricted Subsidiary.

Section 7.07 Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by the Parent Borrower and the Restricted Subsidiaries on the date hereof or any business reasonably related, complementary, synergistic or ancillary thereto or reasonable extensions thereof.

Section 7.08 Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the Parent Borrower, whether or not in the ordinary course of business, other than (a) transactions among Loan Parties (other than Holdings) and their Restricted Subsidiaries (or any entity that becomes a Restricted Subsidiary as a result of such transaction), (b) on fair and reasonable terms substantially as favorable to the Parent Borrower or such Restricted Subsidiary as would be obtainable by the Parent Borrower or such Restricted Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate (as determined by the Borrower Representative in good faith, which determination shall be conclusive), (c) the Transactions and the payment of fees and expenses in connection with the consummation of the Transactions, (d) ~~the payment of (i) indemnities and reasonable expenses in accordance with the Consulting Services Agreement and (ii) so long as no Event of Default under Section 8.01(f) or (g) shall have occurred and be continuing, those certain Annual Fees (as defined in the Consulting Services Agreement) (including upon termination thereof) pursuant to the Consulting Services Agreement; provided that during the period that an Event of Default under Section 8.01(f) or (g) shall have occurred or be continuing, the Annual Fee pursuant to the Consulting Services Agreements may accrue, but not be paid, and following cure or waiver of such Event of Default, such accrued Annual Fee may be paid to the applicable Permitted Holder,~~[reserved], (e) customary fees and indemnities may be paid to any directors of Holdings, the Parent Borrower and the other Restricted Subsidiaries (and, to the extent attributable to the operations or ownership of the Parent Borrower and its Restricted Subsidiaries, to any Parent Holding Company) and reasonable out-of-pocket costs of such Persons may be reimbursed, (f) employment, compensation, bonus, incentive, retention and severance arrangements and health, disability and similar insurance or benefit plans or other benefit arrangements between Holdings, the Parent Borrower, any Parent Holding Company or any Subsidiary thereof and their respective directors, officers, employees, managers, consultants or independent contractors (including management and employee benefit plans or agreements, subscription agreements or similar agreements pertaining to the repurchase of Equity Interests pursuant to put/call rights or similar rights with current or former employees, officers, directors, managers, consultants or independent contractors and stock option or incentive plans and other compensation arrangements) in the ordinary course of business or as otherwise approved by the Board of Directors of Holdings (or any Parent Holding Company) or the Parent Borrower or any Restricted Subsidiary, as applicable, (g) Restricted Payments permitted under Section 7.06 (other than Section 7.06(d)), (h) Investments permitted under Section 7.02, (i) any payments required to be made pursuant to any ~~Indemnification Agreement, any Limited Partnership Agreement (or similar~~ Organization Document of Holdings or any other Parent Holding Company~~)~~, (j) transactions pursuant to agreements in existence on the ~~Closing~~Third Amendment Effective Date and set forth on Schedule 7.08 or any amendment to any such agreement to the extent such an amendment is not materially adverse, taken as a whole, to the Lenders in any material respect, (k) transactions between a Borrower Party and any Person that is an Affiliate solely due to the fact that a director of such Person is also a director of any Borrower Party or any Parent Holding Company; provided, however, that such director abstains from voting as a director of such Borrower Party or such Parent Holding Company, as the case may be, on any matter involving such other Person, (l) the issuance of Equity Interests to the Permitted Holders, Holdings or any Parent Holding Company, or to any director, officer, employee or consultant thereof, (m) loans, guarantees and other transactions by the Parent Borrower and the Restricted Subsidiaries to the extent permitted under Article VII, (n) the payment of indemnities and reasonable expenses incurred by the Permitted Holders and their respective Affiliates in connection with any services provided to the Parent Borrower or any of its Subsidiaries, (o) reimbursement of out-of-pocket costs and expenses of Permitted Holders by the Parent Borrower and any Restricted Subsidiaries incurred in connection with financial advisory, financing, underwriting or placement services or in respect of other investment banking activities (including in connection with acquisitions or divestitures, whether or not consummated), (p) any issuance of Equity Interests, or other payments, awards or grants in cash, securities, Equity Interests or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors of Holdings (or any direct Parent Holding Company) or the Parent Borrower, as the case may be, (q) transactions with wholly owned Subsidiaries for the purchase or sale of goods, products, parts and services entered into in the ordinary course of business, (r) transactions with joint ventures for the purchase or sale of goods, equipment and services entered into in the ordinary course of business, ~~and~~ (s) Investments by Affiliates in Indebtedness or preferred Equity Interests of the Parent Borrower or any of its Subsidiaries (and/or such Affiliate’s exercise of any permitted rights with respect thereto), so long as non-Affiliates were also offered the opportunity to invest in such Indebtedness or preferred Equity Interests, and transactions with Affiliates solely in their capacity as holders of Indebtedness or preferred Equity Interests of the Parent Borrower or any of its Subsidiaries, so long as such transaction is with all holders of such class (and there are such non-Affiliate holders) and such Affiliates are treated no more favorably than all other holders of such class generally and (t) transactions in connection with the consummation of the Merger and the transactions contemplated by the Merger Agreement.

Section 7.09 Burdensome Agreements. Enter into or permit to exist any Contractual Obligation of Parent Borrower or any Restricted Subsidiary (other than this Agreement or any other Loan Document) that limits the ability (a) of any Restricted Subsidiary that is not a Loan Party to make Restricted Payments to any Borrower or any Guarantor, except for (i) any agreement in effect on the ~~Closing~~Third Amendment Effective Date and described on Schedule 7.09, (ii) any agreement in effect at the time any Restricted Subsidiary becomes a Subsidiary of the Parent Borrower, or any agreement assumed in connection with the acquisition of assets from any Person, so long as such agreement was not entered into solely in contemplation of such Person becoming a Subsidiary of the Parent Borrower or of the acquisition of assets from such Person, (iii) any agreement or instrument governing Indebtedness of a Restricted Subsidiary of the Parent Borrower which is not a Loan Party which is permitted by Section 7.03, (iv) any agreement in connection with a Disposition permitted by Section 7.05, (v) customary provisions in joint venture agreements or other similar agreements applicable to joint ventures permitted under Section 7.02, (vi) customary provisions restricting assignment of any agreement entered into in the ordinary course of business, (vii) customary net worth provisions contained in real property leases entered into by the Parent Borrower or any Restricted Subsidiary in the ordinary course of business, so long as the Parent Borrower has determined in good faith (which determination shall be conclusive) that such net worth provisions would not reasonably be expected to impair the ability of the Parent Borrower and the Restricted Subsidiaries to meet their ongoing obligations, (viii) any restrictions regarding licenses or sublicenses by the Parent Borrower or any Restricted Subsidiary of intellectual property rights in the ordinary course of business (in which case such restriction shall relate only to such intellectual property rights), (ix) customary provisions restricting the subletting or assignment of any lease governing a leasehold interest, (x) restrictions contained in any agreements or instruments governing (A) the Senior Notes (including the Senior Notes Indenture), (B) Permitted Additional Debt, (C) Refinancing Indebtedness, (D) New Incremental Notes, (E) Permitted Debt Exchange Notes, (F) Rollover Indebtedness, (G) the Preferred Equity Interests, (H) Indebtedness permitted pursuant to Section 7.03(bb), (I) any other Indebtedness permitted pursuant to Section 7.03 (to the extent applicable only to the Foreign Subsidiaries ~~or~~, any FSHCO or Restricted Subsidiary that is not a Guarantor obligated with respect to such Indebtedness) and, in the case each of clauses (A) through (~~H~~I), any Permitted Refinancing thereof, (xi) restrictions contained in agreements and instruments governing Indebtedness permitted pursuant to Section 7.03 to the extent not materially more restrictive, taken as a whole, to the Parent Borrower and its Subsidiaries than the covenants contained in this Agreement and the other Loan Documents (as determined in good faith by the Borrower Representative, which determination shall be conclusive), (xii) solely to the extent that such restrictions relate to the Subsidiary being acquired or incurring such Indebtedness, restrictions contained in Indebtedness permitted pursuant to Section 7.03(o) and (xiii) restrictions imposed by reason of applicable Law or (b) of any Borrower or any Loan Party (other than Holdings) to create, incur, assume or suffer to exist Liens on Collateral for the benefit of the Lenders with respect to the Facilities and the Obligations or under the Loan Documents except for (i) any agreement in effect on the ~~Closing~~Third Amendment Effective Date and described on Schedule 7.09, (ii) any agreement in effect at the time any Restricted Subsidiary becomes a Subsidiary of the Parent Borrower, or any agreement assumed in connection with the acquisition of assets from any Person, so long as such agreement was not entered into solely in contemplation of such Person becoming a Subsidiary of the Parent Borrower or of the acquisition of assets from such Person and applies solely to such acquired assets, (iii) negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 7.03, but solely to the extent any negative pledge relates to the property financed by or the subject of such Indebtedness, (iv) restrictions imposed by any agreement relating to secured Indebtedness permitted pursuant to Section 7.03 to the extent that such restrictions apply only to the property or assets securing such Indebtedness, (v) customary restrictions in leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate to the assets subject thereto, (vi) customary net worth provisions contained in real property leases entered into by the Parent Borrower or any Restricted Subsidiary in the ordinary course of business, so long as the Parent Borrower has determined in good faith (which determination shall be conclusive) that such net worth provisions would not reasonably be expected to impair the ability of the Parent Borrower and the Restricted Subsidiaries to meet their ongoing obligations, (vii) restrictions contained in agreements and instruments relating to the (A) the Senior Notes, (B) Permitted Additional Debt, (C) Refinancing Indebtedness, (D) New Incremental Notes, (E) Permitted Debt Exchange Notes, (F) the Preferred Equity Offering, (G) the Common Equity Offering, (H) Rollover Indebtedness, (I) Indebtedness permitted pursuant to Section 7.03(bb), and, in the case each of clauses (A) through (~~H~~I), any Permitted Refinancing thereof; provided in each case that, except as contemplated by this Agreement or any applicable Intercreditor Agreement, such restrictions do not restrict the Liens securing the Obligations or the senior priority status thereof (it being understood that any such Indebtedness shall be permitted to be secured on a pari passu basis or junior with the Obligations), (viii) restrictions arising in connection with cash or other deposits permitted under Sections 7.01 or 7.02 and limited to such cash or deposits, (ix) customary provisions restricting assignment of any agreement entered into in the ordinary course of business, (x) customary provisions restricting the subletting or assignment of any lease governing a leasehold interest, (xi) customary or reasonable provisions in joint venture agreements and other similar agreements applicable to joint ventures entered into in the ordinary course of business relating to the assets and Equity Interests of such Joint Venture, (xii) restrictions imposed by reason of applicable Law and (xiii) restrictions contained in Indebtedness permitted pursuant to Section 7.03(i) to the extent no more restrictive to the Parent Borrower and the other Restricted Subsidiaries than the covenants contained in this Agreement.

Section 7.10 Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund Indebtedness originally incurred for such purpose, in each case, in violation of Regulation U.

Section 7.11 Financial Covenant. Subject to Section 8.03, on the last day of any Test Period ended prior to the Maturity Date of the 2023 Revolving Facility, permit the Consolidated Total Debt to Consolidated EBITDA Ratio as of the last day of such Test Period to exceed the ratio set forth in the table below opposite such period:

Test Period Ended	Consolidated Total Debt to Consolidated EBITDA Ratio
June 30, 2023 through December 31, 2023	5.75:1.00
March 31, 2024 through March 31, 2025	5.25:1.00
June 30, 2025 and each Test Period ended thereafter	5.00:1.00

In the event that, for any Test Period, the Borrower Representative delivers to the Administrative Agent an Annual Report or a Quarterly Report, as applicable, for the Parent Borrower or Holdings (or any other Parent Holding Company or other parent company of the Getty Borrower) on Form 10-K or Form 10-Q, as applicable, in accordance with the last paragraph of Section 6.01(c), and there are material differences between the financial results set forth therein for such Test Period for the Parent Borrower, Holdings or the applicable Parent Holding Company (or such other parent company), as applicable, on the one hand, and the financial results for such Test Period for the Getty Borrower and its Restricted Subsidiaries on a standalone basis, on the other hand, then, solely for the benefit of the 2023 Revolving Lenders, such delivery shall be accompanied by consolidating information that explains in reasonable detail (in the good faith judgment of the Borrower Representative) the differences between such financial results for such Test Period for the Parent Borrower, Holdings or the applicable Parent Holding Company (or such other parent company), as applicable, on the one hand, and such financial results for such Test Period for the Getty Borrower and its Restricted Subsidiaries on a standalone basis, on the other hand.

Section 7.12 Accounting Changes. Make any change in fiscal year other than to align to that of the Borrowers; provided, however, that the Borrowers may, upon written notice to the Administrative Agent, change their fiscal year to any other fiscal year reasonably acceptable to the Administrative Agent, in which case, the Borrower Representative and the Administrative Agent will, and are hereby authorized by the Lenders to, make any amendments to this Agreement that are necessary, in the reasonable judgment of the Administrative Agent and the Borrower Representative, to reflect such change in fiscal year.

Section 7.13 Prepayments, Etc. of Indebtedness; Amendments. (a) Prepay or redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner ~~the Senior Notes or~~ any Indebtedness that is unsecured or expressly subordinated in right of payment or lien priority to the Obligations (other than the Senior Notes and intercompany Indebtedness) (collectively, together with any Permitted Refinancing of the foregoing, “Junior Financing”) (it being understood that payments of regularly scheduled interest and principal shall be permitted), or make any payment in violation of any subordination terms of any Junior Financing Documentation, except (i) a prepayment, redemption, purchase, defeasance or other satisfaction of Junior Financing in an amount not to exceed the sum of (1) with respect to any prepayment, redemption, purchase, defeasance or other satisfaction of Junior Financing effected on or after the Third Amendment Effective Date, the greater of $50,000,000 and 15.0% of Consolidated EBITDA as of the most recently ended Test Period ~~(less any portion of this amount that the Parent Borrower elects to apply to Section 7.06(f))~~ plus (2) an amount (which shall not be less than zero) equal to the portion, if any, of the Cumulative Credit on the date of such election that the Borrower Representative elects to apply to this Section 7.13(a)(i), such election to be specified in a written notice of a Responsible Officer of the Borrower Representative calculating in reasonable detail the amount of Cumulative Credit immediately prior to such election and the amount thereof elected to be so applied; provided, in each case that, subject to Section 1.13, immediately after giving effect to any such prepayment, (A) no Event of Default shall have occurred and be continuing and (B) with respect to clause (2), the Getty Borrower and its Restricted Subsidiaries shall be in compliance, on a Pro Forma Basis with (x) a Consolidated Total Debt to Consolidated EBITDA Ratio of ~~5.50~~, (1) prior to the Merger Closing Date, 5.50:1.00 and (2) on and after the Merger Closing Date, 4.75:1.00 and (y) a Consolidated Total First Lien Debt to Consolidated EBITDA Ratio of ~~3.75:~~(1) prior to the Merger Closing Date, 3.50:1.00 and (2) on and after the Merger Closing Date, 2.75:1.00, in each case, as such ratio is recomputed as at the last day of the most recently ended Test Period as if such payment had occurred on the first day of such Test Period, (ii) the conversion of any Junior Financing to Equity Interests (other than Disqualified Equity Interests) or the prepayment, redemption, purchase, defeasance or other satisfaction of Junior Financing with the proceeds of Permitted Equity Issuances (other than Cure Amounts) Not Otherwise Applied, (iii) the prepayment, redemption, purchase, defeasance or other satisfaction of any Junior Financing with any Permitted Refinancing thereof, (iv) the prepayment, redemption, purchase, defeasance or other satisfaction of any Indebtedness incurred or assumed pursuant to Section 7.03(o), and (v) ~~in the case of unsecured Junior Financing other than the Senior Notes,~~additional prepayments, redemptions, purchases, defeasance or other satisfaction ~~at any time so long as the date of~~of Junior Financing in an unlimited amount; provided that, in the case of this subclause (v), immediately after giving effect to any such prepayment, ~~redemption, purchase, defeasance or other satisfaction is no earlier than the earliest scheduled maturity date for such unsecured Junior Financing that would have been permitted in accordance with the terms under which such unsecured Junior Financing was incurred at the time of incurrence~~(A) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (B) the Getty Borrower and its Restricted Subsidiaries shall be in compliance, on a Pro Forma Basis, with a Consolidated Total Debt to Consolidated EBITDA Ratio of (x) prior to the Merger Closing Date, 3.75:1.00, and (y) on and after the Merger Closing Date, 2.50:1.00, in each case, as such ratio is recomputed as at the last day of the most recently ended Test Period as if such payment had occurred on the first day of such Test Period or (b) amend, modify or change any term or condition of any Junior Financing Documentation or any of its Organization Documents or the Option Agreement in any manner that is, taken as a whole, materially adverse to the interests of the Administrative Agent or the Lenders.

Section 7.14 Holding Company. Holdings, shall not conduct, transact or otherwise engage in any material business or operations; provided, that the following shall be permitted in any event: (i) its ownership of the Equity Interests of the Parent Borrower and activities incidental thereto; (ii) the entry into, and the performance of its obligations with respect to, the Loan Documents or documentation relating to other Indebtedness or the Preferred Equity Interests, and other agreements contemplated hereby and thereby; (iii) the consummation of the Transactions; (iv) the payment of dividends and distributions, the making of contributions to the capital of its Subsidiaries, the Guarantee of Indebtedness permitted to be incurred hereunder by the Parent Borrower or any Restricted Subsidiary and other transactions permitted by this Agreement; (v) the maintenance of its legal existence (including the ability to incur fees, costs and expenses relating to such maintenance and performance of activities relating to its officers, directors, managers, employees, consultants and independent contractors and those of its Subsidiaries); (vi) the performing of its obligations with respect to the ~~Limited Partnership Agreement or other~~ applicable Organization Documents of a Parent Holding Company~~, the Consulting Services Agreement and any Indemnification Agreement and~~ and the other agreements or activities contemplated thereby; (vii) the performing of activities in preparation for and consummating any public offering of its common stock or any other issuance or sale of its Equity Interests (other than Disqualified Equity Interests); (viii) the participation in tax, accounting and other administrative matters as a member of the consolidated group of Holdings or any other Parent Holding Company and the Parent Borrower, including compliance with applicable Laws and legal, tax and accounting matters related thereto and activities relating to its officers, directors, managers, employees, consultants and independent contractors; (ix) the holding of any cash and Cash Equivalents (but not operating any property); (x) the entry into, and performance of its obligations with respect to, contracts and other arrangements with officers, managers, employees, consultants, independent contractors and directors of Holdings or any of its Subsidiaries or any Parent Holding Company relating to their employment or directorships (including the providing of indemnification to such Persons) and (xi) any activities incidental to the foregoing. Holdings shall not create, incur, assume or suffer to exist any Lien on any Equity Interests of the Parent Borrower (other than Liens pursuant to any (x) Loan Document, (y) any agreement or instrument governing Indebtedness that is permitted pursuant to Section 7.03 or (z) non-consensual Liens arising solely by operation of Law) and shall not incur any Indebtedness (other than in respect of Disqualified Equity Interests or Guarantees permitted by clause (iv) above). Notwithstanding the foregoing, this covenant shall not prevent any merger of Holdings and Intermediate Holdco ~~2~~3.

Section 7.15 Parent Borrower. The Parent Borrower shall not conduct, transact or otherwise engage in any material business or operations; provided, that the following shall be permitted in any event: (i) its direct ownership of the Equity Interests of the Getty Borrower and activities incidental thereto; (ii) the entry into, and the performance of its obligations with respect to, the Loan Documents or documentation relating to other Indebtedness or the Preferred Equity Interests, and other agreements contemplated hereby and thereby; (iii) the consummation of the Transactions; (iv) the payment of dividends and distributions, the making of contributions to the capital of its Subsidiaries, the Guarantee of Indebtedness permitted to be incurred under this Agreement by the Getty Borrower or any Restricted Subsidiary of the Getty Borrower, the incurrence of Indebtedness under this Agreement or other Indebtedness permitted to be incurred under this Agreement by the Getty Borrower or any Restricted Subsidiary of the Getty Borrower as a co-borrower or co-issuer and other transactions permitted by this Agreement; (v) the maintenance of its legal existence (including the ability to incur fees, costs and expenses relating to such maintenance and performance of activities relating to its officers, directors, managers, employees and those of its Subsidiaries); (vi) the performing of its obligations with respect to the ~~Limited Partnership Agreement or other~~ applicable Organization Documents of a Parent Holding Company~~, the Consulting Services Agreement and any Indemnification Agreement~~  and the other agreements or activities contemplated thereby; (vii) the performing of activities in preparation for and consummating any public offering of its common stock or any other issuance or sale of its Equity Interests (other than Disqualified Equity Interests); (viii) the participation in tax, accounting and other administrative matters as a member of the consolidated group of the Parent Borrower or any other Parent Holding Company and the Getty Borrower, including compliance with applicable Laws and legal, tax and accounting matters related thereto and activities relating to its officers, directors, managers, employees and those of its Subsidiaries, (ix) the holding of any cash and Cash Equivalents (but not operating any property); (x) the entry into, and performance of its obligations with respect to, contracts and other arrangements with officers, managers, employees, consultants, independent contractors and directors of the Parent Borrower or any of its Subsidiaries or any Parent Holding Company relating to their employment or directorships (including the providing of indemnification to such Persons) and (xi) any activities incidental to the foregoing. Notwithstanding the foregoing, this covenant shall not prevent any merger of the Parent Borrower and the Getty Borrower, and this covenant shall cease to apply and terminate in the event of any such merger.

Section 7.16 Outbound Investment Rules. The Borrowers shall not, and shall not permit any of their respective subsidiaries to, (a) be or become a “covered foreign person”, as that term is defined in the Outbound Investment Rules, or (b) engage, directly or indirectly, in (i) a “covered transaction”, as such term is defined in the Outbound Investment Rules or (ii) any activity or transaction that would constitute a “covered transaction”, as such term is defined in the Outbound Investment Rules, if either of the Borrowers were a U.S. Person.

Section 7.17 Priming Financing/Liability Management Transaction. The Parent Borrower shall not, nor shall it permit any Restricted Subsidiary to, enter into or effect any Priming Financing/Liability Management Transaction.

ARTICLE VIII

EVENTS OF DEFAULT AND REMEDIES

Section 8.01 Events of Default. Any of the following shall constitute an Event of Default:

(a) Non-Payment. Any Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan, or (ii) within five Business Days after the same becomes due, any interest on any Loan or on any L/C Obligation, any L/C Obligation or any fee due hereunder, or any other amount payable hereunder or with respect to any other Loan Document; or

(b) Specific Covenants. Any Borrower fails to perform or observe any term, covenant or agreement contained in any of Sections 6.03(a) or 6.05(a) (solely with respect to the Borrowers) or in any applicable Section of Article VII (subject to, in the case of the financial covenant contained in Section 7.11, the cure rights contained in Section 8.03 and the proviso at the end of this clause (b)), or Holdings fails to perform or observe any term, covenant or agreement contained in Section 7.14; provided, that a Default by the Getty Borrower under Section 7.11 (a “Financial Covenant Event of Default”) shall not constitute an Event of Default with respect to any Term Loan unless and until the Required Revolving Lenders shall have terminated their Revolving Credit Commitments and declared all amounts outstanding under the Revolving Credit Facility to be due and payable due to such Financial Covenant Event of Default; or

(c) Other Defaults. Any Loan Party fails to perform or observe any covenant or agreement (other than those specified in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after notice thereof by the Administrative Agent to the Borrower Representative; or

(d) Representations and Warranties. Any representation or warranty made or deemed made by or on behalf of any Borrower or any other Loan Party herein, in any other Loan Document, or in any document required to be delivered pursuant hereto or thereto shall be incorrect in any material respect when made or deemed made; or

(e) Cross-Default. (i) Any Loan Party or any Restricted Subsidiary (A) fails to make any payment beyond the applicable grace period with respect thereto, if any (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness (other than Indebtedness hereunder and Indebtedness owed by Holdings to any Restricted Subsidiary to Holdings or any Restricted Subsidiary) having an aggregate outstanding principal amount of more than the Threshold Amount or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness, or any other event occurs (other than, with respect to Indebtedness under any Swap Contract, termination events or equivalent events pursuant to the terms of such Swap Contract), the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) after the expiration of any applicable grace or cure period therefor to cause, with the giving of notice if required, such Indebtedness to become due, prior to its stated maturity or, without limiting the preceding provision of this clause (e), any such Indebtedness shall be declared due and payable, or required to be prepaid other than by a regularly scheduled required prepayment or as a mandatory prepayment (and, with respect to Indebtedness consisting of any Swap Contract, other than due to a termination event or equivalent event pursuant to the terms of such Swap Contract) prior to its stated maturity; provided that this clause (e)(B) shall not apply to secured Indebtedness that becomes due as a result of the sale, transfer or other Disposition (including any Casualty Event) of the property or assets securing such Indebtedness permitted hereunder and under the documents providing for such Indebtedness and such Indebtedness is repaid when required under the documents providing for such Indebtedness; provided further, that, in each case, such failure is unremedied and is not validly waived by the holders of such Indebtedness in accordance with the terms of the documents governing such Indebtedness prior to any termination of the Revolving Credit Commitments or acceleration of the Loans pursuant to Section 8.02; or

(f) Insolvency Proceedings, Etc. Any Loan Party or any Restricted Subsidiary (other than Immaterial Subsidiaries) institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes a general assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or substantially all of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or substantially all of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 days, or an order for relief is entered in any such proceeding; or

(g) Inability to Pay Debts; Attachment. (i) Any Loan Party or any Restricted Subsidiary (other than any Immaterial Subsidiary) admits in writing its inability or fails generally to pay its debts as they become due or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or substantially all of the property of any such Person and is not released, vacated or fully bonded within 60 days after its issue or levy; or

(h) Judgments. There is entered against any Loan Party or any Restricted Subsidiary a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not paid, and not covered by independent third-party insurance as to which the insurer has been notified of such judgment or order and does not dispute coverage) and there is a period of 60 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i) ERISA. (i) An ERISA Event occurs with respect to a Plan, Multiemployer Plan or Foreign Plan which has resulted or could reasonably be expected to result in liability of any Borrower in an aggregate amount which would reasonably be expected to result in a Material Adverse Effect or (ii) any Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA which has resulted or could reasonably be expected to result in liability of any Borrower in an aggregate amount which would reasonably be expected to result in a Material Adverse Effect; or

(j) Invalidity of Loan Documents. Any material provision of the Guaranty or any material provision of any Collateral Document, at any time after its execution and delivery and for any reason other than as permitted hereunder or thereunder (including as a result of a transaction permitted under Section 7.04 or 7.05, or satisfaction in full of all the Obligations then due and owing (other than contingent indemnification or other obligations and obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements)) ceases to be in full force and effect or any Collateral Document after delivery thereof shall for any (other than in accordance with the terms hereof or thereof) reason cease to create a valid and perfected Lien with the priority required thereby on the Collateral purported to be covered thereby; or any Loan Party denies in writing that it has any or further liability or obligation under the Guaranty or any Collateral Document (other than as a result of repayment in full of the Obligations then due and owing (other than contingent indemnification or other obligations and obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements) and termination of the Aggregate Commitments, or as a result of a transaction permitted hereunder or thereunder (including as a result of a transaction permitted under Section 7.04 or 7.05)); or

(k) Change of Control. There occurs any Change of Control.

Section 8.02 Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders (or, if a Financial Covenant Event of Default occurs and is continuing, solely at the request of, or with the consent of, the Required Revolving Lenders only, and in such case, without limiting Section 8.01(b), only with respect to the Revolving Credit Facility, the Swing Line Facility, and any Letters of Credit, L/C Credit Extensions and L/C Obligations), take any or all of the following actions:

(a) declare the commitment of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower Representative;

(c) require that the Borrowers Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

(d) exercise on behalf of itself, the L/C Issuers and the Lenders all rights and remedies available to it, the L/C Issuers and the Lenders under the Loan Documents, under any document evidencing Indebtedness in respect of which the Facilities have been designated as “Designated Senior Debt” (or any comparable term) and/or under applicable Law;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under any Debtor Relief Law, the obligation of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrowers to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender and, provided, further, that notwithstanding anything to the contrary herein, if the only Event of Default then having occurred and continuing is a Financial Covenant Event of Default, then the Administrative Agent may not take any of the actions set forth in this Section 8.02 unless and until the Anticipated Cure Deadline shall have passed without exercise of the Cure Right in accordance with Section 8.03; provided, further, that the Borrowers shall not be permitted to make any Borrowings and no Letters of Credit shall be issued hereunder if a Financial Covenant Event of Default has occurred and is continuing.

Without limiting the generality of the foregoing, it is understood and agreed that if the Dollar Fixed Rate Term B-1 Loans are accelerated or otherwise become due prior to their stated maturity date, in each case, as a result of an Event of Default (including an Event of Default described in Section 8.01(f) or (g)), any applicable Dollar Prepayment Premium that would have applied if, at the time of such acceleration, the Borrowers had voluntarily prepaid Dollar Fixed Rate Term B-1 Loans, will also be due and payable without any further action as though such voluntary prepayment had occurred, and any such Dollar Prepayment Premium shall constitute part of the Obligations, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of each Lender’s lost profits as a result thereof. If the applicable Dollar Prepayment Premium becomes due and payable, it shall be deemed to be additional Dollar Fixed Rate Term B-1 Loans, and interest shall accrue on the full principal amount of the Dollar Fixed Rate Term B-1 Loans (including the applicable Dollar Prepayment Premium) from and after the triggering event, including in connection with an Event of Default described in Section 8.01(f) or (g). Any Dollar Prepayment Premium payable pursuant to this paragraph shall be presumed to be the liquidated damages sustained by each applicable Lender as the result of the early termination and the Borrowers agree that it is reasonable under the circumstances currently existing. Any applicable Dollar Prepayment Premium shall also be payable in the event the Obligations (and/or this Agreement) are satisfied or released by foreclosure (whether by power of judicial proceeding), deed in lieu of foreclosure or by any other means. Any Dollar Prepayment Premium pursuant to this Article VIII shall be presumed to be the liquidated damages sustained by each Lender as a result of the early prepayment and the Loan Parties agree that it is reasonable under the circumstances currently existing. THE BORROWERS EXPRESSLY WAIVE (TO THE FULLEST EXTENT IT MAY LAWFULLY DO SO) THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING PREMIUM IN CONNECTION WITH ANY SUCH ACCELERATION. The Borrowers expressly agree (to the fullest extent it may lawfully do so) that: (A) the Dollar Prepayment Premium described herein is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (B) such Dollar Prepayment Premium shall be payable notwithstanding the then prevailing market rates at the time payment is made; (C) there has been a course of conduct between the Lenders and the Borrowers giving specific consideration in this transaction for such agreement to pay the Dollar Prepayment Premium; and (D) the Borrowers shall be estopped hereafter from claiming differently than as agreed to in this paragraph. The Borrowers expressly acknowledge that the agreement to pay the applicable Dollar Prepayment Premium to Lenders as herein described is a material inducement to Lenders to enter into this Agreement.

Section 8.03 Right to Cure. Notwithstanding anything to the contrary contained in Section 8.01 or 8.02, in the event that the Getty Borrower fails to comply with the requirements of the financial covenant set forth in Section 7.11 at any time when the Getty Borrower is required to comply with such financial covenant, pursuant to the terms thereof, then until the expiration of the tenth Business Day subsequent to the date the relevant financial statements for the applicable Test Period are required to be delivered (the last day of such period being the “Anticipated Cure Deadline”), Holdings shall have the right to issue or obtain a contribution to its equity (which shall be in the form of common Equity Interests) for cash and contribute the proceeds therefrom to the Getty Borrower (the “Cure Right”), and upon the receipt by the Getty Borrower of such cash (the “Cure Amount”), pursuant to the exercise by the Getty Borrower of such Cure Right, the calculation of Consolidated EBITDA as used in the financial covenant set forth in Section 7.11 shall be recalculated giving effect to the following pro forma adjustments:

(a) Consolidated EBITDA shall be increased, solely for the purpose of measuring the financial covenant set forth in Section 7.11 for the applicable Test Period and any subsequent period that includes a fiscal quarter in such Test Period and not for any other purpose under this Agreement (including but not limited to determining the availability or amount of any covenant baskets or carve-outs (including the determination of Cumulative Credit) or determining the Applicable Commitment Fee or the Applicable Rate), by an amount equal to the Cure Amount; provided that (1) the receipt by the Getty Borrower of the Cure Amount pursuant to the Cure Right shall be deemed to have no other effect whatsoever under this Agreement including but not limited to determining the availability or amount of any covenant baskets or carve-outs or determining the Applicable Commitment Fee or the Applicable Rate and (2) no Cure Amount shall reduce Indebtedness on a Pro Forma Basis for the applicable fiscal quarter for which such Cure Amount was contributed for purposes of calculating the financial covenant set forth in Section 7.11, the Consolidated Total First Lien Debt to Consolidated EBITDA Ratio~~, the Consolidated Total Secured Debt to Consolidated EBITDA Ratio~~  or the Consolidated Total Debt to Consolidated EBITDA Ratio; and

(b) If, after giving effect to the foregoing recalculations, the Getty Borrower shall then be in compliance with the requirements of the financial covenant set forth in Section 7.11, the Getty Borrower shall be deemed to have satisfied the requirements of the financial covenant set forth in Section 7.11 as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of the financial covenant set forth in Section 7.11 that had occurred shall be deemed cured for the purposes of this Agreement; and

Notwithstanding anything herein to the contrary, (i) in each four consecutive fiscal-quarter period there shall be at least two fiscal quarters in respect of which the Cure Right is not exercised, (ii) there can be no more than five fiscal quarters in respect of which the Cure Right is exercised during the term of the ~~Term~~Revolving Credit Facility and (iii) for purposes of this Section 8.03, the Cure Amount utilized shall be no greater than the minimum amount required to remedy the applicable failure to comply with the financial covenant set forth in Section 7.11.

Section 8.04 Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after an actual or deemed entry of an order for relief with respect to any Borrower under any Debtor Relief Law), any amounts received on account of the Obligations shall, subject to the provisions of Sections 2.18 and 2.19, be applied by the Administrative Agent in the following order, subject to each applicable Intercreditor Agreement:

(a) first, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, disbursements and other charges of counsel payable under Section 10.04 and amounts payable under Article III) payable to the Administrative Agent and Collateral Agent in its capacity as such;

(b) second, to payment in full of Unfunded Advances/Participations (the amounts so applied to be distributed between or among, as applicable, the Administrative Agent, the Swing Line Lender and the L/C Issuers pro rata in accordance with the amounts of Unfunded Advances/Participations owed to them on the date of any such distribution);

(c) third, to payment of that portion of the Obligations constituting fees, indemnities and expenses (other than principal, interest and Letter of Credit fees) payable to the Lenders and the L/C Issuers (including fees, disbursements and other charges of counsel payable under Section 10.05) arising under the Loan Documents and amounts payable under Article III, ratably among them in proportion to the respective amounts described in this clause (c) held by them;

(d) fourth, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit fees and interest on the Loans and L/C Borrowings, ratably among the Lenders and the L/C Issuers in proportion to the respective amounts described in this clause (d) held by them;

(e) fifth, (i) to payment of that portion of the Obligations constituting unpaid principal of the Loans, the L/C Borrowings and obligations of the Loan Parties then owing under Secured Hedge Agreements and the Secured Cash Management Agreements and (ii) to Cash Collateralize that portion of L/C Obligations comprising the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Borrowers pursuant to Sections 2.03 and 2.18, ratably among the Lenders, the L/C Issuers, the Hedge Banks party to such Secured Hedge Agreements and the Cash Management Banks party to such Secured Cash Management Agreements in proportion to the respective amounts described in this clause (e) held by them; provided that (x) any such amounts applied pursuant to the foregoing subclause (ii) shall be paid to the Administrative Agent for the ratable account of the applicable L/C Issuers to Cash Collateralize such L/C Obligations, (y) subject to Sections 2.03(c) and 2.18, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to this clause (e) shall be applied to satisfy drawings under such Letters of Credit as they occur and (z) upon the expiration of any Letter of Credit, the pro rata share of Cash Collateral attributable to such expired Letter of Credit shall be applied by the Administrative Agent in accordance with the priority of payments set forth in this Section 8.04;

(f) sixth, to the payment of all other Obligations of the Loan Parties owing under or in respect of the Loan Documents that are then due and payable to the Administrative Agent and the other Secured Parties, ratably based upon the respective aggregate amounts of all such Obligations then owing to the Administrative Agent and the other Secured Parties; and

(g) last, after all of the Obligations have been paid in full, to the Borrowers or as otherwise required by Law.

If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in accordance with the priority of payments set forth above.

Notwithstanding the foregoing, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements shall be excluded from the application of payments described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may reasonably request, from the applicable Cash Management Bank or Hedge Bank, as the case may be. Each Cash Management Bank or Hedge Bank not a party to this Credit Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article IX for itself and its Affiliates as if a “Lender” party hereto.

ARTICLE IX

ADMINISTRATIVE AGENT AND OTHER AGENTS

Section 9.01 Appointment and Authorization of Agents.

(a) Each Lender and each L/C Issuer hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, no Agent shall have any duties or responsibilities, except those expressly set forth herein, nor shall any Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Agent. The motivations of the Administrative Agent are commercial in nature and not to invest in the general performance or operations of the Borrower. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b) Each L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and such L/C Issuer shall have all of the benefits and immunities (i) provided to the Agents in this Article IX with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term “Agent” as used in this Article IX and in the definition of “Agent-Related Person” included such L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to such L/C Issuer.

(c) The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including in its capacities as a potential Cash Management Bank party to a Secured Cash Management Agreement and a potential Hedge Bank party to a Secured Hedge Agreement) hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” (and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.02 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article IX (including Section 9.07, as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

Section 9.02 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document (including for purposes of (x) holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents or of exercising any rights and remedies thereunder and (y) executing any Assignment and Assumption in its capacity as Administrative Agent) by or through agents, employees or attorneys-in-fact, including without limitation J.P. Morgan Europe Limited, and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

Section 9.03 Liability of Agents.

(a)  No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein, to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction) or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or the validity, perfection or priority of any Lien or security interest created or purported to be created under the Collateral Documents, or the value or sufficiency of the Collateral or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No ~~Agent Related~~Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof.

(b)  Any assignor of a Loan or seller of a participation hereunder shall be entitled to rely conclusively on a representation of the assignee Lender or Participant in the relevant Assignment and Assumption or participation agreement, as applicable, that such assignee or purchaser is not a Disqualified Lender. No Agent-Related Person shall have any responsibility or liability for monitoring the list or identities of, or enforcing provisions relating to, Disqualified Lenders.

Section 9.04 Reliance by Agents.

(a) Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by such Agent. Each Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

(b) For purposes of determining compliance with the conditions specified in Sections 4.01 and 4.02, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date, specifying its objection thereto.

Section 9.05 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or any Borrower referring to this Agreement, describing such Default and stating that such notice is a “notice of default.” The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to any Event of Default as may be directed by the Required Lenders or the Required Revolving Lenders, as applicable, in accordance with Article VIII; provided, however, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable or in the best interest of the Lenders.

Section 9.06 Credit Decision; Disclosure of Information by Agents. Each Lender acknowledges that no Agent-Related Person or Lead Arranger has made any representation or warranty to it, and that no act by any Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person or Lead Arranger to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to each Agent that it has, independently and without reliance upon any Agent-Related Person or Lead Arranger and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrowers and the other Loan Parties hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person or Lead Arranger and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrowers and the other Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by any Agent herein, such Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person or Lead Arranger.

Section 9.07 Indemnification of Agents. Whether or not the transactions contemplated hereby are consummated, each Lender shall, on a ratable basis based on such Lender’s Pro Rata Share of all the Facilities, indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), and hold harmless each Agent-Related Person in each case from and against any and all Indemnified Liabilities incurred by such Agent-Related Person; provided, however, that no Lender shall be liable for any Indemnified Liabilities incurred by an Agent-Related Person to the extent such Indemnified Liabilities are determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Agent-Related Person’s own gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 9.07; provided further, that to the extent any L/C Issuer is entitled to indemnification under this Section 9.07 solely in its capacity and role as L/C Issuer, only the Revolving Credit Lenders shall be required to indemnify such L/C Issuer under this Section 9.07 (which indemnity shall be provided by such Lenders based upon their respective Pro Rata Share of the Revolving Credit Facility). In the case of any investigation, litigation or proceeding giving rise to any Indemnified Liabilities, this Section 9.07 shall apply whether or not any such investigation, litigation or proceeding is brought by any Lender or any other Person. Without limiting the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its pro rata share of any costs or out-of-pocket expenses (including the fees, disbursements and other charges of counsel) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrowers. The undertaking in this Section 9.07 shall survive termination of the Aggregate Commitments, the payment of all other Obligations and the resignation of the Administrative Agent.

Section 9.08 Agents in their Individual Capacities. Any Agent and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire Equity Interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though it were not an Agent or an L/C Issuer hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, an Agent or its Affiliates may receive information regarding any Loan Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that such Agent shall be under no obligation to provide such information to them. With respect to its Loans, such Agent shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not an Agent or an L/C Issuer, and the terms “Lender” and “Lenders” include such Agent in its individual capacity.

Section 9.09 Successor Agents.

(a) The Administrative Agent may resign as the Administrative Agent upon 30 days’ notice to the Lenders. If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be subject to the consent of the Borrower Representative (which consent of the Borrower Representative shall not be unreasonably withheld or delayed if such successor is a commercial bank organized under the laws of the United States or any political subdivision thereof which has combined capital and reserves in excess of $5,000,000,000) at all times other than if an Event of Default under Section 8.01(a), (f), or (g) is continuing. If no successor agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrowers, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, the Person acting as such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term “Administrative Agent” shall mean such successor administrative agent, and the retiring Administrative Agent’s appointment, powers and duties as the Administrative Agent shall be terminated. After the retiring Administrative Agent’s resignation hereunder as the Administrative Agent, the provisions of this Article IX and Sections 10.04 and 10.05 shall continue in effect for its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement. If no successor agent has been appointed and accepted such appointment as the Administrative Agent by the date which is 30 days following the retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor and upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Mortgages, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, the Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Administrative Agent. Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor or upon the expiration of the 30-day period following the retiring Administrative Agent’s notice of resignation without a successor agent having been appointed, the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents. If the Administrative Agent becomes a Defaulting Lender, the Administrative Agent may be removed as the Administrative Agent hereunder by the Borrower Representative or the Required Lenders.

(b) Any resignation by JPM as Administrative Agent pursuant to this Section 9.09 shall also constitute its resignation as an L/C Issuer and as Swing Line Lender. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder or upon the expiration of the 30-day period following the retiring Administrative Agent’s notice of resignation without a successor agent having been appointed, (i) such successor (if any) shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and Swing Line Lender, (ii) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents and (iii) the successor L/C Issuer (if any) shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make (or the Borrowers shall enter into) other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.

Section 9.10 Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrowers) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.03(h) and (i), 2.09 and 10.04) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 9.11 Acknowledgements of Lenders and L/C Issuers. (a) Each Lender and each L/C Issuer represents and warrants that (a) the Loan Documents set forth the terms of a commercial lending facility, (b) in participating as a Lender or L/C Issuer, it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender or L/C Issuer, in each case in the ordinary course of business, and not for the purpose of investing in the general performance or operations of the Borrower, or for the purpose of purchasing, acquiring or holding any other type of financial instrument such as a security (and each Lender and each L/C Issuer agrees not to assert a claim in contravention of the foregoing, such as a claim under the federal or state securities laws), (c) it has, independently and without reliance upon the Administrative Agent, any other Agent or any other Lender or L/C Issuer, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder and (d) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or such L/C Issuer, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. Each Lender and each L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent, any other Agent or any other Lender or L/C Issuer, or any of the Related Parties of any of the foregoing, and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrower and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

(b) Each Lender, by delivering its signature page to this Agreement, or delivering its signature page to an Assignment and Assumption or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the effective date thereof.

(c) (a) Each Lender and each L/C Issuer hereby agrees that (x) if the Administrative Agent notifies such Lender or L/C Issuer that the Administrative Agent has determined in its sole discretion that any funds received by such Lender or L/C Issuer from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender or L/C Issuer (whether or not known to such Lender or L/C Issuer), and demands the return of such Payment (or a portion thereof), such Lender or L/C Issuer shall promptly, but in no event later than one Business Day thereafter (or such later date as the Administrative Agent, may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this Section 9.11(c) shall be conclusive, absent manifest error.

(d) Each Lender and each L/C Issuer hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment.  Each Lender and each L/C Issuer agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender or L/C Issuer shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter (or such later date as the Administrative Agent, may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender or L/C Issuer to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(e) The Borrower and each other Loan Party hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender or L/C Issuer that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender or L/C Issuer with respect to such amount and (y) an erroneous Payment (solely to the extent of the applicable error) shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party.

(f) Each party’s obligations under this Section 9.11 shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender or L/C Issuer, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.

The Lenders and L/C Issuers acknowledge that there may be a constant flow of information (including information which may be subject to confidentiality obligations in favor of the Loan Parties) between the Loan Parties and their Affiliates, on the one hand, and JPMorgan Chase Bank, N.A. and its Affiliates, on the other hand. Without limiting the foregoing, the Loan Parties or their Affiliates may provide information, including updates to previously provided information to JPMorgan Chase Bank, N.A. and/or its Affiliates acting in different capacities, including as Lender, L/C Issuer, lead bank, arranger or potential securities investor, independent of such entity’s role as administrative agent hereunder. The Lenders and L/C Issuers acknowledge that neither JPMorgan Chase Bank, N.A. nor its Affiliates shall be under any obligation to provide any of the foregoing information to them. Notwithstanding anything to the contrary set forth herein or in any other Loan Document, except for notices, reports and other documents expressly required to be furnished to the Lenders or L/C Issuers by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide, and shall not be liable for the failure to provide, any Lender or L/C Issuer with any credit or other information concerning the Loans, the Lenders, the L/C Issuers, the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates that is communicated to, obtained by, or in the possession of, the Administrative Agent or any of its Affiliates in any capacity, including any information obtained by the Administrative Agent in the course of communications among the Administrative Agent and any Loan Party, any Affiliate thereof or any other Person. Notwithstanding the foregoing, any such information may (but shall not be required to) be shared by the Administrative Agent with one or more Lenders or L/C Issuers, or any formal or informal committee or ad hoc group of such Lenders or L/C Issuers, including at the direction of a Loan Party.

Section ~~9.11~~9.12 Collateral and Guaranty Matters. Each of the Lenders (including in their capacities as potential Hedge Banks party to a Secured Hedge Agreement and potential Cash Management Banks party to a Secured Cash Management Agreement) and each L/C Issuer irrevocably authorize the Administrative Agent and the Collateral Agent, and the Administrative Agent and the Collateral Agent shall, upon the request of the Borrowers,

(a) release any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations then due and owing (other than (A) contingent indemnification or other contingent obligations as to which no written claim has been asserted and (B) obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements) and the expiration or termination of all Letters of Credit (other than Letters of Credit which have been Cash Collateralized), (ii) that is sold, disposed of or distributed or to be sold, disposed of or distributed as part of or in connection with any transaction permitted hereunder or under any other Loan Document to a Person that is not a Loan Party, (iii) subject to Section 10.01, if approved, authorized or ratified in writing by the Required Lenders, or (iv) owned by a Subsidiary Guarantor upon release of such Subsidiary Guarantor from its obligations under its Guaranty pursuant to clause (c) below;

(b) subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(e) (other than in connection with self-insurance), (f), (i), (m), (p), (s), (u), (z), (aa), (bb), (ee), (ff), (hh)~~, (ii)~~  and (kk) (or Section 7.01(b) to the extent such Lien is of the type set forth in any such section);

(c) release any Subsidiary Guarantor from its obligations under the Guaranty if such Person ceases to be a Restricted Subsidiary or otherwise becomes an Excluded Subsidiary as a result of a transaction or designation permitted hereunder; ~~and~~provided that if as a result of a transaction permitted hereunder any Subsidiary Guarantor is to be released from its Guaranty solely as a result of becoming an Excluded Subsidiary of the type described in clause (d) of the definition thereof, then such Subsidiary Guarantor shall not be released from its Guaranty unless (i) such transaction is consummated in good faith for Fair Market Value to a bona fide third party that is not an Affiliate, (ii) the primary purpose of such transaction is not to release such Subsidiary Guarantor from its obligations under the Guaranty and (iii) such Subsidiary Guarantor ceases to be a Restricted Subsidiary and that the remaining ownership interests in such Subsidiary Guarantor constitute an Investment upon such release in an amount equal to the Fair Market Value of the assets of such Person attributable to the Parent Borrower’s or any Restricted Subsidiary’s equity interest therein; and

(d) establish intercreditor arrangements as contemplated by this Agreement.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing each of the Administrative Agent’s and the Collateral Agent’s authority to release its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section ~~9.11~~9.12. In each case as specified in this Section ~~9.11~~9.12, the Administrative Agent and the Collateral Agent will, at the Borrowers’ expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents, or to subordinate any Lien thereon granted to or held by the Administrative Agent or the Collateral Agent, or to release such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section ~~9.11~~9.12; provided that the Borrower Representative shall have delivered to the Administrative Agent a certificate of a Responsible Officer of the Borrower Representative certifying that any such transaction has been consummated in compliance with this Agreement and the other Loan Documents.

Section ~~9.12~~9.13 Secured Cash Management Agreements and Secured Hedge Agreements. No Cash Management Bank or Hedge Bank that obtains the benefits of Section 8.03, any Guaranty or any Collateral by virtue of the provisions hereof or of any Guaranty or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.

Section ~~9.13~~9.14 Other Agents; Lead Arrangers and Managers. None of the Lenders or the Lead Arrangers or any other Persons identified on the facing page or signature pages of this Agreement as a “syndication agent,” “documentation agent,” “lead arranger,” or “bookrunner” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or the Lead Arrangers or any other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender as a result of such role. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or the Lead Arrangers or any other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

Section ~~9.14~~9.15 Additional Indebtedness. In connection with the incurrence by the Parent Borrower or any of its Restricted Subsidiaries of additional Indebtedness to be secured by a Lien on any Collateral permitted by Section 7.01 of this Agreement, at the request of the Borrower Representative, each of the Administrative Agent and the Collateral Agent agrees to enter into an Intercreditor Agreement, and execute and deliver any amendments, amendments and restatements, restatements or waivers of or supplements to or other modifications to such agreements, and any amendments, amendments and restatements, restatements or waivers of or supplements to or other modifications to, any Collateral Document, and to make or consent to any filings or take any other actions in connection therewith, as may be reasonably determined by the Borrower Representative, with the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed), to be necessary or reasonably desirable for any Lien on the Collateral permitted to secure such additional Indebtedness to become a valid, perfected lien (with such priority as may be designated by the Borrower Representative, to the extent such priority is permitted by the Loan Documents) pursuant to the Collateral Document being so amended, amended and restated, restated, waived, supplemented or otherwise modified. The Lenders and each of the L/C Issuers hereby authorize the Administrative Agent to take any action contemplated by the preceding sentence, and any such amendment, amendment and restatement, restatement, waiver of or supplement to or other modification of any such Loan Document shall be effective notwithstanding the provisions of Section 10.01.

Section ~~9.15~~9.16 Withholding Taxes. To the extent required by any applicable Law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding tax. Without limiting or expanding the provisions of Sections 3.01 and 10.04, each Lender shall indemnify the Administrative Agent against, and shall pay in respect thereof within 10 days after demand ~~therefore~~therefor, any and all amounts paid, directly or indirectly, by the Administrative Agent, as Taxes or otherwise, and any and all related losses, claims, liabilities, costs, and expenses (including fees, charges and disbursements of any counsel for the Administrative Agent) incurred by or asserted against the Administrative Agent by the IRS or any other Governmental Authority of the United States or any other jurisdiction as a result of the failure of the Administrative Agent to properly withhold tax from amounts paid to or for the account of any Lender for any reason (including, without limitation, because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of withholding tax ineffective, whether or not such tax was correctly or legally imposed or asserted by the relevant Governmental Authority). A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Administrative Agent under this Section ~~9.15~~9.16. The agreements in this paragraph shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender and the repayment, satisfaction or discharge of all other obligations under any Loan Document. For the avoidance of doubt, for purposes of this Section ~~9.15~~9.16, the term “Lender” shall include any L/C Issuer and the Swing Line Lender.

Section ~~9.16~~9.17 Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

ARTICLE X

MISCELLANEOUS

Section 10.01 Amendments, Etc. Except as otherwise expressly set forth in this Agreement, no amendment, waiver or consent of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrowers, and delivered to the Administrative Agent (other than with respect to any amendment or waiver contemplated in clause (h) below, which shall only require the consent of the Required Revolving Lenders and the Borrowers), and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a) extend or increase the Commitment of any Lender, or reinstate the Commitment of any Lender after the termination of such Commitment pursuant to Section 8.02, in each case without the written consent of such Lender (it being understood that a waiver of any condition precedent set forth in Section 4.02 or the waiver or amendment of the terms of any Default or Event of Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute an extension or increase of any Commitment of any Lender);

(b) postpone any date scheduled for any payment of principal of, or interest on, any Loan or L/C Borrowing, or any fees or premium payable hereunder, without the written consent of each Lender directly and adversely affected thereby (and subject to such further requirements as may be applicable thereto under the last two paragraphs of this Section), it being understood that the waiver or amendment of the terms of any obligation to pay interest at the Default Rate, and the amendment or waiver of any mandatory prepayment of Loans under the Term Facility, shall not constitute a postponement of any date scheduled for the payment of principal, interest or fees;

(c) reduce the principal of, or the rate of interest specified herein on, any Loan (provided that, any Lender, upon the request of the Borrower Representative, may extend the maturity date of any Term Loans owing to it without the consent of any other Lender, including the Required Lenders) or L/C Borrowing, or (subject to clause (iii) of the second proviso following clause (h) below) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly and adversely affected thereby, it being understood that any change to the definition of Consolidated Total First Lien Debt to Consolidated EBITDA Ratio or Consolidated Total Debt to Consolidated EBITDA Ratio or in the component definitions thereof shall not constitute a reduction in the rate of interest or any fees based thereon; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation to pay interest at the Default Rate;

(d) modify Section 2.06(c), 2.13, the last paragraph of 8.02 or 8.04 without the written consent of each of the Lenders directly and adversely affected thereby;

(e) change (i) any provision of this Section 10.01 (other than the last two paragraphs of this Section) or the definition of “Required Lenders,” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or to make any determination or grant any consent hereunder (other than the definition specified in clause (ii) of this Section 10.01(e)), without the written consent of each Lender, or (ii) the definition of “Required Revolving Lenders,” without the written consent of each Lender under the Revolving Credit Facility;

(f) other than in a transaction permitted under Section 7.04 or 7.05, release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender;

(g) other than in a transaction permitted under Section 7.04 or 7.05, release all or substantially all of the value of the aggregate Guaranty, without the written consent of each Lender; ~~or~~

(h) (i) amend or otherwise modify Section 7.11 or (ii) waive or consent to any Default or Event of Default resulting from a breach of Section 7.11, without the written consent of the Required Revolving Lenders;

(i) subordinate, or have the effect of subordinating, (x) the Liens on a material portion of the Collateral securing the Obligations to any Lien securing any other Indebtedness for borrowed money or (y) any of the Facilities in right of payment (including pursuant to any “waterfall” provision) to any other Indebtedness for borrowed money (in each case, other than in connection with (i) any Indebtedness that is expressly permitted by the Loan Documents as in effect on the Third Amendment Effective Date to either be senior in right of payment to the applicable Facilities or to be secured by a Lien on Collateral that is senior to the Lien securing the Facilities, (ii) any new money “debtor-in-possession” facility or the use of cash collateral in any insolvency proceeding or (iii) any Indebtedness with respect to which, in the case of this subclause (iii), each then-existing Lender with respect to the applicable class of Loans is offered the opportunity (on a ratable basis) to provide such financing on the same terms and conditions), in each case, without the prior written consent of each Lender directly and adversely affected thereby. Notwithstanding any provision of this Agreement to the contrary, the terms of this Section 10.01(i) shall not be amended or waived unless in writing signed by the Borrowers and each Lender directly and adversely affected thereby (but without the requirement for the consent of any other Lenders); or

(j) amend, waive or otherwise modify Section 7.17 without the consent of the Supermajority Required Lenders.

provided, however, that the amendments, modifications, waivers and consents described in this clauses (a) through (~~h~~i) above shall not require the consent of any Lenders other than the applicable Lenders specified in such clauses;

and provided further that, notwithstanding the foregoing, (i) no amendment, waiver or consent shall, unless in writing and signed by an L/C Issuer in addition to the Borrowers and the Lenders required above, affect the rights or duties of such L/C Issuer, in its capacity as such, under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Borrowers and the Lenders required above, affect the rights or duties of the Swing Line Lender, in its capacity as such, under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent, in its capacity as such, in addition to the Borrowers and the Lenders required above, affect the rights or duties of, or any fees or other amounts payable to, the Administrative Agent under this Agreement or any other Loan Document; (iv) Section 10.07(g) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification; and (v) the Engagement Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, (A) any waiver, amendment, modification or consent in respect of this Agreement or any other Loan Document that by its terms affects the rights or duties under this Agreement or any other Loan Document of Lenders holding Loans or Commitments of a particular Tranche (but not the Lenders holding Loans or Commitments of any other Tranche) may be effected by an agreement or agreements in writing entered into by the Borrowers and the requisite percentage in interest of the Lenders with respect to such Tranche that would be required to consent thereto under this Section if such Lenders were the only Lenders hereunder at the time, and (B) in determining whether the requisite percentage of Lenders have consented to any amendment, modification, waiver or other action, any Defaulting Lenders or Affiliate Lenders (other than Debt Fund Affiliates) shall be deemed to have voted in the same proportion as those Lenders who are not Defaulting Lenders or Affiliate Lenders, except with respect to (x) any amendment, modification or other action or plan of reorganization which by its terms requires the consent of all Lenders or each affected Lender and (y) any amendment, modification, waiver or other action that by its terms adversely affects any Affiliate Lender in its capacity as a Lender in a manner that differs in any material respect from, and is more adverse to such Affiliate Lender than it is to, other affected Lenders, in which case the consent of such Defaulting Lender or Affiliate Lender, as applicable, shall be required.

Notwithstanding anything in this Agreement or the other Loan Documents to the contrary, each Affiliate Lender (other than a Debt Fund Affiliate) hereby agrees that, if a proceeding under the United States Bankruptcy Code or any other Debtor Relief Law shall be commenced by or against any Borrower or any other Loan Party at a time when such Lender is an Affiliate Lender, such Affiliate Lender irrevocably authorizes and empowers the Administrative Agent to vote on behalf of such Affiliate Lender with respect to the Loans held by such Affiliate Lender in any manner in the Administrative Agent’s sole discretion, unless the Administrative Agent instructs such Affiliate Lender to vote, in which case such Affiliate Lender shall vote with respect to the Loans held by it as the Administrative Agent directs; provided that such Affiliate Lender shall be entitled to vote in accordance with its sole discretion (and not in accordance with the direction of the Administrative Agent) in connection with any plan of reorganization to the extent any such plan of reorganization proposes to treat any such Affiliate Lender or the Obligations held by it in a manner that is less favorable in any material respect to such Affiliate Lender than the proposed treatment of similar Lenders and the Obligations held by them that are not Affiliates of any Borrower.

This Section 10.01 shall be subject to any contrary provision of Sections 2.14, 2.15, 2.16, 2.17, 2.20 or 3.03. In addition, notwithstanding anything else to the contrary contained in this Section 10.01, (a) if the Administrative Agent and the Borrowers shall have jointly identified an obvious error or any error, omission or defect of a technical nature, in each case, in any provision of the Loan Documents, then the Administrative Agent or the Collateral Agent, as applicable, and the Borrowers shall be permitted to amend such provision and (b) the Administrative Agent or the Collateral Agent, as applicable, and the Borrowers shall be permitted to amend any provision of any Collateral Document to better implement the intentions of this Agreement and the other Loan Documents. Any such amendment, and any amendment pursuant to Section 1.03 (other than with respect to any change affecting the computation of the ratio set forth in Section 7.11 that would otherwise be subject solely to the consent of the Required Revolving Lenders) agreed by the Borrower Representative and the Administrative Agent, shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders within 10 Business Days following receipt of notice thereof.

Notwithstanding anything to the contrary herein, in connection with any amendment, modification, waiver or other action requiring the consent or approval of Required Lenders, Lenders that are Debt Fund Affiliates shall not be permitted, in the aggregate, to account for more than 50% of the amounts actually included in determining whether the “Required Lenders” have consented to any amendment, modification, waiver, consent or other action that is subject to such vote. The voting power of each Lender that is a Debt Fund Affiliate shall be reduced, pro rata, to the extent necessary in order to comply with the immediately preceding sentence.

Notwithstanding anything to the contrary herein, at any time and from time to time, upon notice to the Administrative Agent (who shall promptly notify the applicable Lenders) specifying in reasonable detail the proposed terms thereof, the Borrower Representative may make one or more loan modification offers to all the Lenders of any Facility that would, if and to the extent accepted by any such Lender, (a) change the Applicable Rate and/or fees payable with respect to the Loans and Commitments under such Facility (in each case solely with respect to the Loans and Commitments of accepting Lenders in respect of which an acceptance is delivered) and (b) treat the Loans and Commitments so modified as a new “Facility” and a new “Tranche” for all purposes under this Agreement; provided that (i) such loan modification offer is made to each Lender under the applicable Facility on the same terms and subject to the same procedures as are applicable to all other Lenders under such Facility (which procedures in any case shall be reasonably satisfactory to the Administrative Agent) and (ii) no loan modification shall affect the rights or duties of, or any fees or other amounts payable to, the Administrative Agent, the Swing Line Lender or any L/C Issuer, without its prior written consent.

In connection with any such loan modification, the Borrowers and each accepting Lender shall execute and deliver to the Administrative Agent such agreements and other documentation as the Administrative Agent shall reasonably specify to evidence the acceptance of the applicable loan modification offer and the terms and conditions thereof, and this Agreement and the other Loan Documents shall be amended in a writing (which may be executed and delivered by the Borrowers and the Administrative Agent and shall be effective only with respect to the applicable Loans and Commitments of Lenders that shall have accepted the relevant loan modification offer (and only with respect to Loans and Commitments as to which any such Lender has accepted the loan modification offer)) to the extent necessary or appropriate, in the judgment of the Administrative Agent, to reflect the existence of, and to give effect to the terms and conditions of, the applicable loan modification (including the addition of such modified Loans and/or Commitments as a “Facility” or a “Tranche” hereunder). No Lender shall have any obligation whatsoever to accept any loan modification offer, and may reject any such offer in its sole discretion. On the effective date of any loan modification applicable to the Revolving Credit Facility, the Borrowers shall prepay any Revolving Credit Loans, L/C Advances or Swing Line Loans (to the extent participated to Revolving Credit Lenders) outstanding on such effective date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Revolving Credit Loans, L/C Advances or Swing Line Loans (to the extent participated to Revolving Credit Lenders), as the case may be, ratable with any revised Pro Rata Share of a Revolving Credit Lender in respect of the Revolving Credit Facility arising from any nonratable loan modification to the Revolving Credit Commitments under this Section. Notwithstanding the foregoing, no modification referred to above shall become effective unless the Administrative Agent, to the extent reasonably requested by the Administrative Agent, shall have received legal opinions, board resolutions, officers’ certificates and/or reaffirmation agreements consistent with those delivered on the Closing Date under Section 4.01 with respect to the Borrowers and all Material Subsidiary Guarantors.

Section 10.02 Notices; Electronic Communications.

(a) General. Unless otherwise expressly provided herein, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications permitted hereunder to be given by telephone or electronic mail shall be made to the applicable telephone number or electronic mail address, as the case may be, as follows:

(i) if to any Borrower, the Administrative Agent, an L/C Issuer or the Swing Line Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02 or to such other address, telecopier number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties hereto, as provided in Section 10.02(d); and

(ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).

(b) Electronic Communications. Notices and other communications to the Lenders and the L/C Issuers hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or any L/C Issuer pursuant to Article II if such Lender or such L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving, or is unwilling to receive, notices under such Article II by electronic communication. The Administrative Agent or any Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes (with the Borrower Representative’s consent), (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT-RELATED PERSONS DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT-RELATED PERSON IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall any Agent-Related Person have any liability to Holdings, the Borrowers, any Lender, any L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrowers’ or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent-Related Person; provided, however, that in no event shall any Agent-Related Person have any liability to Holdings, the Borrowers, any Lender, any L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d) Change of Address, Etc. Each of Holdings, the Borrowers, the Administrative Agent, each L/C Issuer and the Swing Line Lender may change its address, telecopier, telephone number or electronic mail address for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier, telephone number or electronic mail address for notices and other communications hereunder by notice to the Borrowers, the Administrative Agent, each L/C Issuer and the Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrowers or their securities for purposes of United States Federal or state securities laws.

(e) Reliance by Administrative Agent, L/C Issuer and Lenders. The Administrative Agent, the L/C Issuers and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of the Borrowers even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrowers shall indemnify the Administrative Agent, each L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of any Borrower to the extent required by Section 10.05. All telephonic notes to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

Section 10.03 No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender, any L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided hereunder and under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and the L/C Issuers; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) each L/C Issuer or the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as an L/C Issuer or Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 10.09 (subject to the terms of Section 2.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law.

Section 10.04 Expenses and Taxes. The Borrowers agree (a) to pay or reimburse the Administrative Agent and the other Agents for all reasonable and documented or invoiced out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, syndication and execution of this Agreement and the other Loan Documents (including reasonable expenses incurred in connection with due diligence and travel, courier, reproduction, printing and delivery expenses), and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees, disbursements and other charges of counsel (limited to the reasonable fees, disbursements and other charges of Cahill Gordon & Reindel LLP and, if necessary, one local counsel in each relevant jurisdiction (and, in the case of an actual or perceived conflict of interest, where the party affected by such conflict informs the Borrower Representative of such conflict and thereafter retains its own counsel, of another firm of counsel in each relevant jurisdiction for each such affected person)), and (b) to pay or reimburse the Administrative Agent, the other Agents and each Lender for all reasonable documented out-of-pocket costs and expenses incurred in connection with the enforcement of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any legal proceeding, including, without duplication of Taxes or Other Taxes paid or indemnified pursuant to Sections 3.01 and 3.04, any proceeding under any Debtor Relief Law or in connection with any workout or restructuring and all documentary taxes associated with the Facilities), including the fees, disbursements and other charges of counsel (limited to the reasonable fees, disbursements and other charges of one counsel to the Administrative Agent, the other Agents and the Lenders taken as a whole, and, if necessary, of one local counsel in each relevant jurisdiction (and, in the event of any actual or perceived conflict of interest where the Agent or Lender affected by such conflict informs the Borrower Representative of such conflict and thereafter retains its own counsel, one additional counsel in each relevant jurisdiction for each Lender or group of Lenders or Agents subject to such conflict), in each case without duplication for any amounts paid (or indemnified) under Section 3.01. The foregoing costs and expenses shall include, without duplication of Taxes or Other Taxes paid or indemnified pursuant to Sections 3.01 and 3.04, all reasonable search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by any Agent. All amounts due under this Section 10.04 shall be paid within 30 days after invoiced or demand therefor (with a reasonably detailed invoice with respect thereto) (except for any such costs and expenses incurred prior to the Closing Date, which shall be paid on the Closing Date to the extent invoiced at least five Business Days prior to the Closing Date). The agreements in this Section 10.04 shall survive the termination of the Aggregate Commitments and repayment of all other Obligations. If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it hereunder or under any Loan Document, such amount may be paid on behalf of such Loan Party by the Administrative Agent or any Lender, in its sole discretion.

Section 10.05 Indemnification by the Borrowers. The Borrowers shall indemnify and hold harmless the Lead Arrangers, each Agent-Related Person, each Lender, each L/C Issuer, each of their respective Affiliates and each of their respective officers, directors, employees, advisors, agents, controlling persons and other representatives (collectively, the “Indemnitees”) from and against (and will reimburse each Indemnitee, as and when incurred, for) any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs (including settlement costs), disbursements, and reasonable and documented or invoiced out-of-pocket fees and expenses (including the reasonable fees, disbursements and other charges of (i) one counsel to the Indemnitees taken as a whole, (ii) in the case of an actual or perceived conflict of interest, where the Indemnitee affected by such conflict informs the Borrower Representative of such conflict and thereafter retains its own counsel, of another firm of counsel for each such affected Indemnitee in each relevant jurisdiction, and (iii) if necessary, one local counsel in each relevant jurisdiction of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted or awarded against any such Indemnitee in any way relating to or arising out of or in connection with or by reason of (x) any actual or prospective claim, litigation, investigation or proceeding in any way relating to, arising out of, in connection with or by reason of any of the following, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding): (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby or (b) any Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by any L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit); provided that such indemnity shall not, as to any Indemnitee (or any of its Affiliates, or any of its or their respective officers, directors, employees, advisors, agents, controlling persons or other representatives), be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, disbursements, fees or expenses are determined by a court of competent jurisdiction in a final and nonappealable judgment to have resulted from (A) the bad faith, gross negligence or willful misconduct of such Indemnitee or any of its Affiliates or any of its or their respective officers, directors, employees, controlling persons or, to the extent acting on such Indemnitee’s behalf or at such Indemnitee’s direction, advisors, agents, or other representatives, (B) from a material breach of the Loan Documents by such Indemnitee or one of its Affiliates or (C) with respect to any claim that did not arise out of any act or omission of any direct or indirect parent or controlling person of the Parent Borrower or its Subsidiaries, any dispute that is among Indemnitees (other than any dispute involving claims against the Administrative Agent, in its capacity as such); or (y) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by Holdings or any of its Subsidiaries, or any Environmental Liability related in any way to Holdings or any of its Subsidiaries, ((x) and (y), collectively, the “Indemnified Liabilities”) in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee and regardless of whether such Indemnitee is a party thereto, and whether or not such proceedings are brought by any Borrower, its equity holders, its Affiliates, creditors or any other third person. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials obtained through the Platform or other information transmission systems (including electronic telecommunications) in connection with this Agreement unless determined by a court of competent jurisdiction in a final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or any such Indemnitee’s affiliates or any of its or their respective officers, directors, employees, agents, advisors, controlling persons or other representatives, nor shall any Indemnitee or any Loan Party have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date); provided that such waiver of special, punitive, indirect or consequential damages shall not limit the indemnification obligations of the Loan Parties to the extent such special, punitive, indirect or consequential damages are included in any third party claim with respect to which the applicable Indemnitee is entitled to indemnification under this Section 10.05. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 10.05 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnitee or any other Person, and whether or not any Indemnitee is otherwise a party thereto. Should any investigation, litigation or proceeding be settled, or if there is a judgment against an Indemnitee in any such investigation, litigation or proceeding, the Borrowers shall indemnify and hold harmless each Indemnitee in the manner set forth above. The Borrowers shall not be liable for any settlement of any proceeding effected without the written consent of the Borrower Representative (not to be unreasonably withheld or delayed), but if settled with such consent, the Borrowers agree to indemnify each Indemnitee from and against any loss or liability by reason of such settlement. All amounts due under this Section 10.05 shall be payable within 30 days after demand therefor. The agreements in this Section 10.05 shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations. This Section 10.05 shall not apply with respect to Impositions other than any Impositions that represent losses, claims, damages, etc. arising from any non-tax claim.

Section 10.06 Payments Set Aside. To the extent that any payment by or on behalf of any Borrower is made to any Agent, to any L/C Issuer or any Lender, or any Agent, any L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent, such L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and each L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the NYFRB Rate from time to time in effect. The obligations of the Lenders and the L/C Issuers under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

Section 10.07 Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (other than in accordance with Section 7.04) and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of Section 10.07(b), (ii) by way of participation in accordance with the provisions of Section 10.07(d), (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.07(f) or (iv) to an SPC in accordance with the provisions of Section 10.07(g) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.07(d) and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Loans (including for purposes of this Section 10.07(b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that:

(i) (A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment under any Facility and the Loans at the time owing to it under such Facility or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, no minimum amount shall need be assigned, and (B) in any case not described in clause (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the outstanding principal balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $3,000,000, in the case of any assignment in respect of the Revolving Credit Facility, $1,000,000, in the case of any assignment in respect of the Term Loans denominated in Dollars or €1,000,000, in the case of any assignment in respect of the Term Loans denominated in Euros, in each case unless each of the Administrative Agent and, so long as no Event of Default under Section 8.01(a), (f) or (g) has occurred and is continuing, the Borrower Representative otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;

(ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not (x) apply to the Swing Line Lender’s rights and obligations in respect of Swing Line Loans or (y) prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis;

(iii) (A) the consent of the Borrower Representative (such consent not to be unreasonably withheld or delayed; it being understood that, without limitation, the Borrower Representative shall have the right to withhold its consent to any assignment if, in order for such assignment to comply with Law, the Borrower Representative would be required to obtain the consent of, or make any filing or registration with, any Governmental Authority) shall be required for any assignment unless (1) an Event of Default under Section 8.01(a), (f) or (g) has occurred and is continuing at the time of such assignment, (2) such assignment is in respect of the Term Facility and is to a Lender, an Affiliate of a Lender or an Approved Fund or (3) such assignment is in respect of the Revolving Credit Facility and is to a Revolving Credit Lender, an Affiliate of a Revolving Credit Lender or an Approved Fund related thereto; provided that the Borrower Representative shall be deemed to have consented to any such assignment unless they object thereto by written notice to the Administrative Agent within five Business Days after having received notice thereof; (B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for any assignment unless (1) such assignment is in respect of the Term Facility and to a Lender, an Affiliate of a Lender or an Approved Fund or (2) such assignment is in respect of the Revolving Credit Facility and is to a Revolving Credit Lender, an Affiliate of a Revolving Credit Lender or an Approved Fund related thereto (provided that the Administrative Agent shall acknowledge such assignment) and (C) the consent of each L/C Issuer and the Swing Line Lender (each such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of the Revolving Credit Facility;

(iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption via an electronic settlement system acceptable to the Administrative Agent (or, if previously agreed with the Administrative Agent, manually), together with a processing and recordation fee of $3,500 (except, (x) in the case of contemporaneous assignments by any Lender to one or more Approved Funds, only a single processing and recording fee shall be payable for such assignments and (y) the Administrative Agent, in its sole discretion, may elect to waive such processing and recording fee in the case of any assignment);

(v) no such assignment shall be made (A) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (A), (B) to any natural person or (C) (i) to any of those institutions identified by the Borrower Representative to the Administrative Agent in writing prior to the date of the Engagement Letter or after the date of the Engagement Letter with the written consent of the Administrative Agent (such consent not to be unreasonably, withheld, conditioned or delayed); provided that no institution shall be added as a Disqualified Lender ~~pursuant to this clause (C)(i) with respect to the 2023 Revolving Facility~~ at any time that an Event of Default under Section 8.01(a), (f) or (g) has occurred and is continuing and (ii) to any competitors of the Parent Borrower or any of its Restricted Subsidiaries identified by the Borrower Representative to the Administrative Agent from time to time and, in the case of each of clauses (i) and (ii), any of their Affiliates (other than Bona Fide Debt Funds) identifiable as such solely on the basis of the similarity of such Affiliate’s name (any such Person, a “Disqualified Lender”), with the list of such Disqualified Lenders set forth on Schedule 10.07(b)(v) (it being understood that (1) the Borrower Representative shall not be required to specify Affiliates on such schedule and (2) the Borrower Representative may update such schedule from time to time with respect to Disqualified Lenders meeting the criteria specified in clause (ii), and the Administrative Agent shall ~~promptly post such updated schedule to Intralinks promptly following its receipt thereof);~~have the right and is hereby authorized to provide the Disqualified Lenders List to each Lender or Participant or prospective Lender or Participant); provided, that (i) updates to the list of Disqualified Lenders shall not retroactively disqualify any Persons that have entered into a trade to acquire, or previously acquired an assignment or participation interest in the Commitments or Loans prior to being added to the list of Disqualified Lenders, (ii) any updates to the list of Disqualified Lenders after the Third Amendment Effective Date shall be delivered by email to JPMDQ_Contact@jpmorgan.com, and (iii) any additional designation permitted by the foregoing shall not become effective until three (3) Business Days following delivery of written notice thereof to the Administrative Agent;

(vi) no Revolving Credit Commitments or Revolving Credit Loans may be assigned to any Affiliate Lender;

(vii) the assigning Lender shall deliver any Notes or, in lieu thereof, a lost note affidavit and indemnity reasonably acceptable to the Borrower Representative evidencing such Loans to the Borrowers or the Administrative Agent; and

(viii) in connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower Representative and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Pro Rata Share; provided that notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 10.07(c), from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits (and to have the obligations) of a Lender under Sections 3.01, 3.04, 3.05, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment, and to be subject to the obligations set forth in Section 10.08 and 10.15. Upon request, and the surrender by the assigning Lender of its Note, each Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this clause (b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.07(d).

(c) The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrowers (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and related interest amounts) of the Loans, L/C Obligations (specifying the Unreimbursed Amounts), L/C Borrowings and amounts due under Section 2.03, owing to, each Lender pursuant to the terms hereof from time to time (the “Register”); provided that the failure of the Administrative Agent to make an entry, or any finding that an entry is incorrect, in the Register or such accounts or records shall not limit the obligations of the Borrowers under this Agreement and the other Loan Documents. The Administrative Agent shall record in the Register each assignment made pursuant to the terms hereof. The entries in the Register shall be conclusive, absent manifest error, and the Borrowers, the Agents and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as Defaulting Lender. The Register shall be available for inspection by the Borrowers, any Agent and any Lender (with respect to itself), at any reasonable time and from time to time upon reasonable prior notice.

(d) Any Lender may at any time, without the consent of, or notice to, the Borrowers or the Administrative Agent, sell participations to any Person (other than a natural person, a Defaulting Lender or any Disqualified Lender) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrowers, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that directly affects such Participant. Subject to Section 10.07(e), the Borrowers agree that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and the limitations of such Sections and Section 10.15) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.07(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender; provided such Participant agrees to be subject to Section 2.13 as though it were a Lender.

(e) A Participant shall not be entitled to receive any greater payment under Section 3.01, 3.04 or 3.05 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrowers’ prior written consent.

(f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank having jurisdiction over such Lender; provided that no such pledge or assignment, and no foreclosure or other enforcement action in respect thereof, shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrowers (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof or, if it fails to do so, to make such payment to the Administrative Agent as is required under Section 2.12(b)(ii). Each party hereto hereby agrees that an SPC shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and the limitations of such Sections and Section 10.15) to the same extent as if it were a Lender and had assigned its interest by assignment pursuant to Section 10.07(b), unless the option was granted with the Borrowers’ prior written consent; provided that neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrowers under this Agreement (including under Section 3.01, 3.04 or 3.05). Each party hereto further agrees that (i) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (ii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the Lender of record hereunder. Other than as expressly provided in this Section 10.07(g), (A) such Granting Lender’s obligations under this Agreement shall remain unchanged, (B) such Granting Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrowers, the Agents and the other Lenders shall continue to deal solely and directly with such Granting Lender in connection with such Granting Lender’s rights and obligations under this Agreement. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not, other than in respect of matters unrelated to this Agreement or the transactions contemplated hereby, institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrowers and the Administrative Agent and with the payment of a processing fee of $3,500, assign all or any portion of its rights hereunder with respect to any Loan to the Granting Lender and (ii) subject to Section 10.08, disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.

(h) Notwithstanding anything to the contrary contained herein, any Lender that is a Fund may create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities; provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 10.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents, and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

(i) Notwithstanding anything to the contrary contained herein, any Lender may assign all or any portion of its Term Loans to any Other Affiliate (including any Debt Fund Affiliate), but only if:

(i) the assigning Lender and Other Affiliate purchasing such Lender’s Term Loans shall execute and deliver to the Administrative Agent an assignment agreement substantially in the form of Exhibit E-2 hereto (an “Affiliate Lender Assignment and Assumption”) in lieu of an Assignment and Assumption;

(ii) after giving effect to such assignment, Other Affiliates (other than Debt Fund Affiliates) shall not, in the aggregate, own or hold Term Loans with an aggregate principal amount in excess of 20% of the principal amount of all Term Loans then outstanding (calculated as of the date of such purchase); and

(iii) such Other Affiliate (other than Debt Fund Affiliates) shall at all times thereafter be subject to the voting restrictions specified in Section 10.01.

(j) Notwithstanding anything to the contrary herein, any Lender may assign all or any portion of its Term Loans to Holdings or any of its Subsidiaries, but only if:

(i) such assignment is made pursuant to a Dutch Auction open to all Term Lenders on a pro rata basis or (y) such assignment is made pursuant to an open market or other privately negotiated purchase;

(ii) no Event of Default has occurred and is continuing or would result therefrom;

(iii) any such Term Loans shall be automatically and permanently cancelled immediately upon acquisition thereof by Holdings or any of its Subsidiaries;

(iv) Holdings and its Subsidiaries do not use the proceeds of the Revolving Credit Facility (whether or not the Revolving Credit Facility has been increased pursuant to Section 2.14 or refinanced pursuant to Section 2.20) to acquire such Term Loans; and

(v) in the case of an open market or other privately negotiated purchase, the aggregate principal amount of all Term Loans purchased pursuant to open market or other privately negotiated purchases since the ~~Closing~~Third Amendment Effective Date shall not, in the aggregate, exceed 20.0% of the principal amount of all Term Loans then outstanding (calculated as of the date of such purchase).

(k) (i) Notwithstanding anything to the contrary herein, (i) Affiliate Lenders (other than Debt Fund Affiliates) shall not have any right to attend (including by telephone) any meeting or discussions (or portion thereof) among the Administrative Agent or any other Lender to which representatives of the Borrowers are not then present, (ii) Affiliate Lenders (other than Debt Fund Affiliates) shall not have any right to receive any information or material prepared by the Administrative Agent or any other Lender or any communication by or among the Administrative Agent and one or more other Lenders, except to the extent such information or materials have been made available to the Borrowers or their representatives, (iii) no assignments in respect of the Revolving Credit Facility may be made to the Getty Investors or any Affiliate of any Getty Investor and (iv) Affiliate Lenders (other than Debt Fund Affiliates) shall not be entitled to receive advice of counsel to the Agents or other Lenders.

(ii) Each Lender making an assignment to an Affiliate Lender acknowledges and agrees that in connection with such assignment, (1) such Affiliate Lender then may have, and later may come into possession of, information regarding the Term Loans or the Loan Parties hereunder that is not known to such Lender and that may be material to a decision by such Lender to assign the Term Loans (“Excluded Information”), (2) such Lender has independently and, without reliance on the Affiliate Lender, Holdings, the Parent Borrower, any of its Subsidiaries, the Administrative Agent or any of their respective Affiliates, made its own analysis and determination to enter into such assignment notwithstanding such Lender’s lack of knowledge of the Excluded Information and (3) none of Holdings, the Parent Borrower, its Subsidiaries, the Administrative Agent, or any of their respective Affiliates shall have any liability to such Lender, and such Lender hereby waives and releases, to the extent permitted by law, any claims such Lender may have against Holdings, the Parent Borrower, its Subsidiaries, the Administrative Agent, and their respective Affiliates, under applicable laws or otherwise, with respect to the nondisclosure of the Excluded Information. Each Lender entering into such an assignment further acknowledges that the Excluded Information may not be available to the Administrative Agent or the other Lenders.

(l) Notwithstanding anything to the contrary herein, JPM may,

(i) upon 30 days’ notice to the Borrowers and the Lenders, resign as L/C Issuer and/or

(ii) upon 30 days’ notice to the Borrowers, resign as Swing Line Lender; provided that on or prior to the expiration of such 30-day period with respect to such resignation, the relevant L/C Issuer and Swing Line Lender, as applicable, shall have identified a successor L/C Issuer and Swing Line Lender, as applicable, reasonably acceptable to the Borrower Representative willing to accept its appointment as successor L/C Issuer and Swing Line Lender, as applicable, and the effectiveness of such resignation shall be conditioned upon such successor assuming the rights and duties of the L/C Issuer and Swing Line Lender, as applicable. In the event of any such resignation as L/C Issuer or Swing Line Lender, the Borrower Representative shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the Borrower Representative to appoint any such successor shall affect the resignation of JPM as L/C Issuer or Swing Line Lender, as the case may be. If JPM resigns as L/C Issuer, it shall retain all the rights and obligations of an L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If JPM resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment of a successor L/C Issuer and/or Swing Line Lender, (A) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be, and (B) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to such retiring L/C Issuer to effectively assume the obligations of such retiring L/C Issuer with respect to such Letters of Credit.

(m) The applicable Lender, acting solely for this purpose as a non-fiduciary agent of the Borrowers (solely for tax purposes), shall maintain a register on which it enters the name and address of (i) each SPC (other than any SPC that is treated as a disregarded entity of the Granting Lender for U.S. federal income tax purposes) that has exercised its option pursuant to Section 10.07(g) and (ii) each Participant, and the amount of each such SPC’s and Participant’s interest in such Lender’s rights and/or obligations under this Agreement (the “Participant Register”). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of the applicable rights and/or obligations of such Lender under this Agreement.

Section 10.08 Confidentiality. Each of the Agents and the Lenders agrees to maintain the confidentiality of the Information, except that Information may be disclosed (a) to its directors, officers, employees and agents, including accountants, legal counsel and other advisors and numbering administration and settlement service providers and other Affiliates, on a need to know basis (it being understood that the Persons to whom such disclosure is made by such Lender or Agent will be informed of the confidential nature of such Information and instructed to keep such Information confidential in accordance with the terms of this Section 10.08 and such Agent or Lender will be responsible for their compliance herewith); (b) to the extent requested by any regulatory authority having jurisdiction over such Agent, Lender or its respective Affiliates or in connection with any pledge or assignment permitted under Section 10.07(f); (c) in any legal, judicial, administrative proceeding or other compulsory process or otherwise as required by applicable Laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; (f) subject to an agreement containing provisions substantially the same (or at least as restrictive) as those of this Section 10.08 (or as may otherwise be reasonably acceptable to the Borrower Representative), to any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement or prospective direct or indirect controlled counterparties under Swap Contracts to be entered into in connection with the Loans made hereunder; (g) with the written consent of the Borrower Representative; (h) to the extent such Information becomes publicly available other than as a result of a breach of this Section 10.08; (i) to the extent that such information is received by an Agent or Lender from a third party that is not, to such Agent’s or Lender’s knowledge, subject to contractual or fiduciary contractual obligations owning to any Loan Party; (j) to any state, Federal or foreign authority or examiner (including the National Association of Insurance Commissioners or any other similar organization) regulating any Lender; or (k) to any rating agency when required by it (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Information relating to the Loan Parties received by it from such Lender). In addition, the Agents and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments, and the Credit Extensions; provided that such Person is advised and agrees to be bound by the provisions of this Section 10.08. For the purposes of this Section 10.08, “Information” means all information received from or on behalf of any Loan Party or any Subsidiary thereof relating to any Loan Party or any Subsidiary thereof (including any information relating to their respective businesses and operations), other than any such information that is publicly available to any Agent or any Lender prior to such disclosure other than as a result of a breach of this Section 10.08 by such Lender or Agent. Any Person required to maintain the confidentiality of Information as provided in this Section 10.08 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Notwithstanding any other provision of this Agreement, any other Loan Document or any Assignment and Assumption, the provisions of this Section 10.08 shall survive with respect to the Administrative Agent, Syndication Agent, Documentation Agent, each Lead Arranger and each Lender until the second anniversary of such Administrative Agent, Syndication Agent, Documentation Agent, Lead Arranger or Lender ceasing to be an Administrative Agent, Syndication Agent, Documentation Agent, Lead Arranger or Lender, respectively.

Each of the Administrative Agent, the Lenders and each L/C Issuer acknowledges that (i) the Information may include material non-public information concerning the Holdings, the Borrowers or a Subsidiary of either, as the case may be, (ii) it has developed compliance procedures regarding the use of material non-public information and (iii) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.

For the avoidance of doubt, nothing in this Section 10.08 shall prohibit any Person from voluntarily disclosing or providing any information, the disclosure of which is otherwise restricted by this Section 10.08, to any governmental, regulatory or self-regulatory organization (any such entity, a “Regulatory Authority”) to the extent that such restriction on disclosure to such Regulatory Authority set forth in this confidentiality provision shall be prohibited by applicable laws or regulations.

Section 10.09 Setoff. In addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, each Secured Party is authorized at any time and from time to time, without prior notice to the Borrowers or any other Loan Party, any such notice being waived by each Borrower (on its own behalf and on behalf of each Loan Party) to the fullest extent permitted by Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final), other than deposits in fiduciary accounts as to which a Loan Party is acting as fiduciary for another Person who is not a Loan Party, at any time held by, and other Indebtedness at any time owing by, such Lender to or for the credit or the account of the respective Loan Parties against any and all Obligations owing to such Secured Party hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not such Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.19 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. Each Secured Party agrees promptly to notify the Borrower Representative and the Administrative Agent after any such set-off and application made by such Secured Party; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Administrative Agent and each Secured Party under this Section 10.09 are in addition to other rights and remedies (including other rights of setoff) that the Administrative Agent and such Secured Party may have. Notwithstanding anything herein or in any other Loan Document to the contrary, in no event shall the assets of any Foreign Subsidiary or any FSHCO constitute security, or shall the proceeds of such assets be available for, payment of the Obligations of the Borrowers or any Domestic Subsidiary, it being understood that (a) the Equity Interests of any Foreign Subsidiary that is directly owned by a Domestic Subsidiary does not constitute such an asset (and may be pledged to the extent set forth in Section 6.12) and (b) the provisions hereof shall not limit, reduce or otherwise diminish in any respect the Borrowers’ obligations to make any mandatory prepayment pursuant to Section 2.05(b)(ii).

Section 10.10 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If any Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to any Borrower. In determining whether the interest contracted for, charged, or received by an Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

Section 10.11 Counterparts. This Agreement and each other Loan Document may be executed in one or more counterparts (and by different parties hereto in different counterparts), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier or other electronic transmission of an executed counterpart of a signature page to this Agreement and each other Loan Document shall be effective as delivery of an original executed counterpart of this Agreement and such other Loan Document. The Agents may also require that any such documents and signatures delivered by telecopier or other electronic transmission be confirmed by a manually-signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier or other electronic transmission.

Section 10.12 Integration; Effectiveness. This Agreement and the other Loan Documents, and those provisions of the Engagement Letter that, by its terms, survive the termination or expiration of the Engagement Letter and/or the execution and delivery of the definitive documentation for the Facilities (as defined in the Engagement Letter), constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. It is expressly agreed and confirmed by the parties hereto that the provisions of the Engagement Letter shall survive the execution and delivery of this Agreement, the occurrence of the Closing Date, and shall continue in effect thereafter in accordance with their terms. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Agents or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof. This Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.

Section 10.13 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by each Agent and each Lender, regardless of any investigation made by any Agent or any Lender or on their behalf and notwithstanding that any Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation (other than contingent indemnification or other obligations and obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements) hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding (other than Letters of Credit which have been Cash Collateralized).

Section 10.14 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.14, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, then such provisions shall be deemed to be in effect only to the extent not so limited.

Section 10.15 Tax Forms.

(a) Each Lender shall deliver to the Parent Borrower and the Administrative Agent, when reasonably requested by the Parent Borrower or the Administrative Agent, such properly completed executed documentation and information prescribed by Law or reasonably requested by the Parent Borrower or the Administrative Agent as will permit payments hereunder to be made without withholding, or as will permit the Parent Borrower and the Administrative Agent to determine the applicable rate of withholding. Each such Lender shall, whenever a lapse in time or change in circumstances renders such documentation obsolete or inaccurate ~~in any material respect~~, deliver promptly and on or before the date such documentation expires, becomes obsolete or inaccurate to the Parent Borrower and the Administrative Agent updated or other appropriate documentation (including any new documentation reasonably requested by the Parent Borrower or the Administrative Agent) or promptly notify the Parent Borrower and the Administrative Agent in writing of its ineligibility to do so.

Notwithstanding any other provision of this Section 10.15, a Lender shall not be required to deliver any form that such Lender is not legally eligible to deliver.

(b) (i) Without limiting the generality of Section 10.15(a), each Lender that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code (each, a “Foreign Lender”) shall deliver to the Parent Borrower and the Administrative Agent, prior to receipt of any payment hereunder subject to withholding under the Code (or upon accepting an assignment of an interest herein), whichever of the following is applicable: (x) two duly signed, properly completed originals of either IRS Form W-8BEN or IRS Form W-8BEN-E or any successor thereto (claiming such Foreign Lender’s eligibility for the benefits of an income tax treaty to which the United States is a party, and such other documentation as required by the Code) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Foreign Lender by the Borrowers or any other Loan Party pursuant to this Agreement or any other Loan Document), (y) in the case of a Foreign Lender claiming the benefits of an exemption for portfolio interest under Section 871(h) or 881(c) of the Code, two duly signed, properly completed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, or any successor thereto and a certificate substantially in the form of Exhibit O hereto (any such certificate, a “U.S. Tax Compliance Certificate”), or (z) to the extent a Foreign Lender does not act or ceases to act for its own account with respect to any portion of any sums paid or payable to such Foreign Lender under any of the Loan Documents (for example, in the case of a typical participation by such Foreign Lender or where the Foreign Lender is a partnership), two duly signed, properly completed, originals of IRS Form W-8IMY (or any successor thereto), accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, U.S. Tax Compliance Certificate, IRS Form W-9, IRS Form W-8IMY or any other required information from each beneficial owner, as applicable (provided that, if the Foreign Lender is a partnership for U.S. federal income tax purposes (and not a participating Lender), and one or more beneficial owners are claiming the portfolio interest exemption, the U.S. Tax Compliance Certificate may be provided by such Foreign Lender on behalf of such beneficial owners).

(ii) The Administrative Agent may deduct and withhold any taxes required by any Laws to be deducted and withheld from any payment under any of the Loan Documents and shall act as the U.S. federal withholding tax agent in respect of all amounts payable by it under the Loan Documents.

(iii) Without limiting the generality of Section 10.15(a), each Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code (each, a “U.S. Lender”) shall deliver to the Administrative Agent and the Parent Borrower (or in the case of a Participant or SPC, to the relevant Lender) two duly signed, properly completed, originals of IRS Form W-9 (or any successor form) on or prior to the Closing Date (or on or prior to the date it becomes a party to this Agreement including, for the avoidance of doubt, by means of an assignment on the date it becomes a Participant), certifying that such U.S. Lender is entitled to an exemption from United States backup withholding.

(iv) If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Parent Borrower and the Administrative Agent at the time or times prescribed by Law and at such time or times reasonably requested by the Parent Borrower or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Parent Borrower or the Administrative Agent as may be necessary for the Parent Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine whether such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment (for purposes of this Section 10.15(b)(iv), “FATCA” shall include any amendments made to FATCA after the date of this Agreement).

Each Lender hereby authorizes the Administrative Agent to deliver to the Loan Parties and to any successor Administrative Agent any documentation provided by such Lender to the Administrative Agent pursuant to this Section 10.15.

(c) On or before the date the Administrative Agent becomes a party to this Agreement, the Administrative Agent shall provide to the Parent Borrower two duly signed, properly completed copies of (i) IRS Form W-9 or any successor thereto, or (ii) (A) with respect to payments received on the Administrative Agent’s own account, IRS Form W-8ECI or any successor thereto, and (B) with respect to payments received on account of any Lender, a U.S. branch withholding certificate on IRS Form W-8IMY or any successor thereto evidencing its agreement with the Parent Borrower to be treated as a U.S. person for U.S. federal withholding tax purposes.

(d) For the avoidance of doubt, for purposes of this Section 10.15, the term “Lender” shall include any L/C Issuer and the Swing Line Lender. The obligation of the Foreign Lenders or U.S. Lenders, severally, under this Section 10.15 shall survive the termination of the Aggregate Commitments, repayments of all other Obligations hereunder and the resignation of the Administrative Agent.

Section 10.16 Governing Law; Jurisdiction; Etc.

(a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) SUBMISSION TO JURISDICTION. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS OR ANY LETTER OF CREDIT TO WHICH IT IS A PARTY TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN (OR IF SUCH COURT LACKS SUBJECT MATTER JURISDICTION, THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN), AND ANY APPELLATE COURT FROM ANY THEREOF; PROVIDED THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE (I) ANY AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS (IN WHICH CASE ANY PARTY SHALL BE ENTITLED TO ASSERT ANY CLAIM OR DEFENSE, INCLUDING ANY CLAIM OR DEFENSE THAT THIS SECTION 10.16 WOULD OTHERWISE REQUIRE TO BE ASSERTED IN A LEGAL ACTION OR PROCEEDING IN A NEW YORK COURT), OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE ADMINISTRATIVE AGENT OR THE COLLATERAL AGENT, (II) ANY PARTY FROM BRINGING ANY LEGAL ACTION OR PROCEEDING IN ANY JURISDICTION FOR THE RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT, (III) IF ALL SUCH NEW YORK COURTS DECLINE JURISDICTION OVER ANY PERSON, OR DECLINE (OR, IN THE CASE OF THE FEDERAL DISTRICT COURT, LACK) JURISDICTION OVER ANY SUBJECT MATTER OF SUCH ACTION OR PROCEEDING, A LEGAL ACTION OR PROCEEDING MAY BE BROUGHT WITH RESPECT THERETO IN ANOTHER COURT HAVING JURISDICTION AND (IV) IN THE EVENT A LEGAL ACTION OR PROCEEDING IS BROUGHT AGAINST ANY PARTY HERETO OR INVOLVING ANY OF ITS ASSETS OR PROPERTY IN ANOTHER COURT (WITHOUT ANY COLLUSIVE ASSISTANCE BY SUCH PARTY OR ANY OF ITS SUBSIDIARIES OR AFFILIATES), SUCH PARTY FROM ASSERTING A CLAIM OR DEFENSE (INCLUDING ANY CLAIM OR DEFENSE THAT THIS SECTION 10.16 WOULD OTHERWISE REQUIRE TO BE ASSERTED IN A LEGAL ACTION OR PROCEEDING IN A NEW YORK COURT) IN ANY SUCH ACTION OR PROCEEDING.

(c) WAIVER OF VENUE. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION 10.16. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

(e) Agreement Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in Dollars or Euros into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase Dollars or Euros, as the case may be, with such other currency at the spot rate of exchange quoted by the Administrative Agent at 11:00 a.m. (New York City time) on the Business Day preceding that on which final judgment is given, for the purchase of Dollars or Euros, as the case may be. The obligation of each Borrower in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Agent in the Agreement Currency, each Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to the Borrower Representative (or to any other Person who may be entitled thereto under applicable Laws).

Section 10.17 WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 10.17 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 10.18 Binding Effect. When this Agreement shall have become effective in accordance with Section 10.12, it shall thereafter shall be binding upon and inure to the benefit of the Borrowers, each Agent and each Lender and their respective successors and permitted assigns, except that the Borrowers shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders except as permitted by Section 7.03.

Section 10.19 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Borrower and Holdings acknowledges and agrees, and acknowledges and agrees that it has informed its other Affiliates, that: (i) (A) no fiduciary, advisory or agency relationship between any of the Borrowers, Holdings and their respective Subsidiaries and any Agent or Lead Arranger is intended to be or has been created in respect of any of the transactions contemplated hereby and by the other Loan Documents, irrespective of whether any Agent or Lead Arranger has advised or is advising the Borrowers, Holdings and their respective Subsidiaries on other matters, (B) the arranging and other services regarding this Agreement provided by the Agents and the Lead Arrangers are arm’s-length commercial transactions between the Borrowers, Holdings and their respective Subsidiaries, on the one hand, and the Agents and the Lead Arrangers, on the other hand, (C) each Borrower and Holdings has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (D) each Borrower and Holdings is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each Agent and Lead Arranger is and has been acting solely as a principal and, except as may otherwise be expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrowers, Holdings or any of their respective Affiliates, or any other Person and (B) neither any Agent nor any Lead Arranger has any obligation to the Borrowers, Holdings or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Agents and the Lead Arrangers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrowers, Holdings and their respective Affiliates, and neither any Agent nor any Lead Arranger has any obligation to disclose any of such interests and transactions to the Borrowers, Holdings or any of their respective Affiliates. To the fullest extent permitted by law, each Borrower and Holdings hereby waives and releases any claims that it may have against the Agents and any Lead Arranger with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 10.20 Affiliate Activities. Each Borrower and Holdings acknowledge that each Agent and Lead Arranger (and their respective Affiliates) is a full service securities firm engaged, either directly or through affiliates, in various activities, including securities trading, investment banking and financial advisory, investment management, principal investment, hedging, financing and brokerage activities and financial planning and benefits counseling for both companies and individuals. In the ordinary course of these activities, any of them may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and/or financial instruments (including bank loans) for their own account and for the accounts of customers and may at any time hold long and short positions in such securities and/or instruments. Such investment and other activities may involve securities and instruments of the Borrowers, Holdings and their respective Affiliates, as well as of other entities and persons and their Affiliates which may (i) be involved in transactions arising from or relating to the engagement contemplated hereby and by the other Loan ~~documents~~Documents, (ii) be customers or competitors of the Borrowers, Holdings and their respective Affiliates or (iii) have other relationships with the Borrowers, Holdings and their respective Affiliates. In addition, it may provide investment banking, underwriting and financial advisory services to such other entities and persons. It may also co-invest with, make direct investments in, and invest or co-invest client monies in or with funds or other investment vehicles managed by other parties, and such funds or other investment vehicles may trade or make investments in securities of the Borrowers, Holdings and their respective Affiliates or such other entities. The transactions contemplated hereby and by the other Loan Documents may have a direct or indirect impact on the investments, securities or instruments referred to in this paragraph.

Section 10.21 Electronic Execution of Assignments and Certain Other Documents. The words “execution,” “signed,” “signature,” and words of like import in this Agreement and the other Loan Documents, including any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents), shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 10.22 USA PATRIOT ACT. Each Lender that is subject to the PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the PATRIOT Act and the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the PATRIOT Act and the Beneficial Ownership Regulation. The Borrowers shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act and the Beneficial Ownership Regulation.

Section 10.23 Joint and Several Liability of the Borrowers. Each Borrower agrees that it is jointly and severally liable for the obligations of the other Borrower hereunder, including with respect to the payment of principal of and interest on all Loans and the payment of fees and indemnities and reimbursement of costs and expenses.

Section 10.24 Acknowledgement and Consent to Bail-In of ~~EEA~~Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any ~~EEA~~Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of ~~an EEA~~the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by ~~an EEA~~the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an ~~EEA~~Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such ~~EEA~~Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of ~~any EEA~~the applicable Resolution Authority.

Section 10.25 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for “swap agreements” (as such term is defined in Section 101(53B)(A) of the Bankruptcy Code) or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York, the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

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EXHIBIT B

TO SECOND INCREMENTAL COMMITMENT AMENDMENT AND
THIRD AMENDMENT TO CREDIT AGREEMENT

Amended and Restated Schedules

[On File with Administrative Agent]

B-1

EXHIBIT C

TO SECOND INCREMENTAL COMMITMENT AMENDMENT AND
THIRD AMENDMENT TO CREDIT AGREEMENT

[Amended and Restated Exhibit D]

[On File with Administrative Agent]

C-1